Registration No. 333-40426

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                ----------------

                                   FORM S-3/A

                               AMENDMENT NO. 2 TO
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                  (State or Other Jurisdiction of Incorporation
                                or Organization)

                                   13-3439681
                      (I.R.S. Employer Identification No.)

                              390 Greenwich Street
                            New York, New York 10013
                                 (212) 816-6000
                        (Address, Including Zip Code, and
                        Telephone Number, Including Area
                         Code, of Registrant's Principal
                               Executive Offices)

                                  Andrew Alter
                               Assistant Secretary
                 Salomon Brothers Mortgage Securities VII, Inc.
                              390 Greenwich Street
                            New York, New York 10013
                                 (212) 816-6000
                       (Name, Address, Including Zip Code,
                         and Telephone Number, Including
                        Area Code, of Agent For Service)

                                ----------------

                                   Copies to:

        Richard M. Horowitz, Esq.                   William J. Cullen
        Thacher Proffitt & Wood                     Sidley & Austin
        Two World Trade Center                      875 Third Avenue
        New York, New York  10048                   New York, New York 10022


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         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

                                            CALCULATION OF REGISTRATION FEE

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                                                                    Proposed           Proposed
                                                                    maximum            maximum
                                                 Amount             offering          aggregate           Amount of
Title of securities                               being            price per           offering          registration
being registered                             registered (1)         unit (2)          price (2)            fee (1)
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Mortgage Pass-Through Certificates
and Mortgage-Backed Notes, issued
in Series...............................    $2,000,000,000.00         100%        $2,000,000,000.00      $528,000.00
=======================================================================================================================

(1) 1,602,035,409.03 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes registered by the Registrant under Registration Statement No. 333-84249 referred to below and not previously sold are proposed to be consolidated in this Registration Statement concurrently with the effectiveness hereof pursuant to Rule 429. All registration fees in connection with such unsold amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount proposed to be registered under the Registration Statement as so consolidated as of the date of this filing is $3,702,035,409.03. In addition, the Registration Fee in connection with $100,000,000 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes to be registered by the Registrant under this Registration Statement has been previously paid by the Registrant in connection with the original filing on September 6, 2000.

(2) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.


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         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, each Prospectus which is part of this Registration Statement shall relate to any securities which remain unsold under the Registration Statement on Form S-3 (333-84249) of the Registrant.

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                                CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)

                          Items and Captions in Form S-3                                Location in Prospectuses
                          ------------------------------                                ------------------------
1.        Forepart of Registration Statement and Outside
          Front Cover Page of Prospectus.................................         Forepart of Registration
                                                                                  Statement and Outside Front
                                                                                  Cover Page of
                                                                                  Prospectuses**

2.        Inside Front and Outside Back Cover Pages of
          Prospectus.....................................................         Inside Front Cover Page of
                                                                                  Prospectuses and Outside
                                                                                  Back Cover Page of
                                                                                  Prospectuses**

3.        Summary Information, Risk Factors and Ratio of
          Earnings to Fixed Charges......................................         Summaries of Prospectus;
                                                                                  Special Considerations

4.        Use of Proceeds................................................         Use of Proceeds**

5.        Determination of Offering Price................................         *

6.        Dilution.......................................................         *

7.        Selling Security Holders.......................................         *

8.        Plan of Distribution...........................................         Method of Distribution**

9.        Description of Securities to Be Registered.....................         Outside Front Cover Page;
                                                                                  Summaries of Prospectus;
                                                                                  Description of the Trust
                                                                                  Funds; Description of the
                                                                                  Certificates**

10.       Interests of Named Experts and Counsel.........................         *

11.       Material Changes...............................................         Financial Information

12.       Incorporation of Certain Information by Reference..............         Incorporation of Certain
                                                                                  Information by Reference

13.       Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities.................         See page II-2

-------------------
*        Answer negative or item inapplicable.
**       To be completed or provided from time to time by Prospectus Supplement.

                                EXPLANATORY NOTE

                  This Registration Statement consists of (i) a basic prospectus for use in a residential or multifamily transaction, (ii) a basic prospectus for use in a commercial or multifamily transaction and (iii) four forms of prospectus supplement (one form to be used in offering a Series of Senior/Subordinate Certificates, the second form to be used in offering a Series of Certificates with various combinations of Credit Support, the third form to be used in offering a series of commercial or multifamily certificates and the fourth form to be used in offering Mortgage-Backed Notes). Each basic prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.


                       Contents of Registration Statement
                       ----------------------------------
                                                                                                               Page
                                                                                                               ----
Forms of Prospectus Supplement:

                  Version 1:  Form of Prospectus Supplement relating to
                       a typical Senior/Subordinate Series.............................................        S-1

                  Version 2:  Form of Prospectus Supplement relating to
                       Certificates with various combinations
                       of Credit Support...............................................................        S-1

                  Version 3:  Form of Prospectus Supplement relating to
                       a typical Commercial or Multifamily Series......................................        S-1

                  Version 4:  Form of Prospectus Supplement relating to
                       an offering of Mortgage-Backed Notes............................................        S-1

Basic Prospectuses:

                  Version 1:  Form of Basic Prospectus for use in a
                       residential or multifamily transaction..........................................          1

                  Version 2:  Form of Basic Prospectus for use in a
                       commercial or multifamily transaction...........................................          1

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject to Completion, Dated October __, 2000
                                                                     [Version 1]
Prospectus Supplement (to Prospectus dated         , ____)

$_______________ (APPROXIMATE)

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-
ISSUER

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR


MASTER SERVICER

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement, together with the accompanying prospectus will constitute the complete prospectus.
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OFFERED CERTIFICATES           The trust created for the Series _____-__
                               certificates will hold a pool of one- to four-family residential first mortgage loans. The trust will issue ______ classes of offered certificates. You can find a list of these classes, together with their principal balances, pass-through rates and other characteristics, on Page S-__ of this prospectus supplement. Credit enhancement for the offered certificates will be provided by ______ classes of subordinated Class
                               B Certificates. Each class of Class B
                               Certificates is subordinated to the senior certificates and any Class B Certificates with a higher payment priority.

UNDERWRITING          _______________________, as underwriter, will offer to the public the Class A-1 Certificates through Class A-6
                      Certificates, the Class XS Certificates, the Class B-1
                      Certificates, the Class B-2 Certificates, the Class B-3
                      Certificates and the Class R Certificates at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten certificates will be approximately _____% of the principal balance of the underwritten certificates plus accrued interest, before deducting expenses. See "Method of Distribution".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         ------------------------------
                                   Underwriter

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

     o this prospectus supplement, which describes the specific terms of this series of certificates.


Salomon Brothers Mortgage Securities VII, Inc. maintains its principal office at 390 Greenwich Street, 4th Floor, New York, New York 10013. Its telephone number is (212) 816-6000.

                                                     TABLE OF CONTENTS
                                                                                                                       PAGE
                                                                                                                       ----
                                                   PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement........................................................................................S-4
Risk Factors............................................................................................................S-9
The Mortgage Pool......................................................................................................S-18
Yield on the Certificates..............................................................................................S-19
Description of the Certificates........................................................................................S-29
Pooling and Servicing Agreement........................................................................................S-44
Federal Income Tax Consequences........................................................................................S-49
Method of Distribution.................................................................................................S-52
Secondary Market.......................................................................................................S-53
Legal Opinions.........................................................................................................S-53
Legal Investment.......................................................................................................S-54
ERISA Considerations...................................................................................................S-54

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series........................Salomon Brothers Mortgage Securities VII,
                                       Inc., Mortgage Pass-Through Certificates,
                                       Series ____-_.

Cut-off Date...........................__________ __, ____.

Closing Date...........................On or about __________ __, ____.

Depositor..............................Salomon Brothers Mortgage Securities VII,
                                       Inc. The depositor will deposit the
                                       mortgage loans into the trust. SEE "THE
                                       DEPOSITOR" IN THE PROSPECTUS.

Mortgage Loan Seller...................

Originator and Master Servicer.........__________________. SEE "THE MORTGAGE
                                       POOL--UNDERWRITING STANDARDS OF _________
                                       AND REPRESENTATIONS CONCERNING THE
                                       MORTGAGE LOANS" AND "POOLING AND
                                       SERVICING AGREEMENT--THE ORIGINATOR AND
                                       MASTER SERVICER" IN THIS PROSPECTUS
                                       SUPPLEMENT.

Trustee................................__________________. SEE "POOLING AND
                                       SERVICING AGREEMENT--THE TRUSTEE" IN THIS
                                       PROSPECTUS SUPPLEMENT.

Distribution Dates.....................Distributions on the offered certificates will be made on the __th day of each
                                       month, or, if that day is not a business day, on the next succeeding business day, beginning in ______ ----.

Offered Certificates...................The classes of offered certificates and their pass-through rates and certificate principal balances or notional amounts are set forth in the immediately following table.

                  INITIAL CERTIFICATE      PASS-THROUGH                   INITIAL CERTIFICATE        PASS-THROUGH
     CLASS         PRINCIPAL BALANCE           RATE            CLASS       PRINCIPAL BALANCE             RATE
--------------- ----------------------- ------------------ ------------- ---------------------- ----------------------
A-1............              $_________       ____%        XS. . . . .      $____________              Variable

A-2............              $_________       ____%        B-1. . . . .     $____________               ____%

A-3............              $_________       ____%        B-2. . . . .     $____________               ____%

A-4............              $_________       ____%        B-3. . . . .     $____________               ____%

A-5............              $_________       ____%        R. . . . . .     $         100               ____%

A-6............              $_________       ____%

  The initial certificate principal balance of each class of certificates listed in the immediately preceding table is approximate. The amount listed as the initial certificate principal balance of the Class XS Certificates in the immediately preceding table is actually an approximate initial notional amount. The pass-through rate set forth in the immediately preceding table is calculated as described in this prospectus supplement.

THE TRUST

The depositor will establish a trust with respect to the certificates, under the pooling and servicing agreement dated as of __________ __, ____ among the depositor, the master servicer and the trustee. There are _____ classes of certificates representing the trust. SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received in connection with the mortgage loans described in the next section.

THE MORTGAGE LOANS

The trust will contain approximately _____ [conventional] [sub-prime] [nonconforming], one- to four-family, fixed-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.

Approximate range             _____% to
of mortgage rates:            _____%.

Approximate                   ______%.
weighted average
mortgage rate:

Approximate                   ___ years and ___
weighted average              months.
remaining term to
stated maturity:

Approximate range             $__________ to
of principal balances:        $____________.

Average principal             $_____________.
balance:

Approximate range             _____% to
of loan-to-value              _____%.
ratios:

Approximate                   ______%.
weighted average
loan-to-value ratio:

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES

OFFERED CERTIFICATES. The offered certificates will have the characteristics shown in the table appearing on page S-__ in this prospectus supplement. The pass-through rates on each class of offered certificates, other than the Class XS Certificates, are fixed and shown in the table on page S-__ of this prospectus supplement. The initial variable pass-through rate for the Class XS Certificates is approximately _____% per annum. The pass-through rate on the Class XS Certificates will be calculated for each distribution date as described under the definition of pass-through rate contained in "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

The offered certificates will be sold by the depositor to the underwriter on the closing date. [The underwriter will sell the Class XS Certificates.]

The offered certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. SEE "DESCRIPTION OF THE CERTIFICATES --REGISTRATION OF THE BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The Class XS Certificates will be offered in registered, certificated form, in minimum denominations of $[10,000] and integral multiples of $[1,000] in excess of $[10,000].

Investors in the Class XS Certificates should note that these certificates are only entitled to interest and their yield is extremely sensitive to the rate and timing of principal prepayments on the mortgage loans. A fast prepayment speed will reduce the yield on the Class XS Certificates, and may result in the failure of an investor to fully recover their investment in these certificates.

The Class R Certificates will be offered in registered, certificated form, in minimum denominations of $[20] and integral multiples in excess of $[20].

CLASS B-4 CERTIFICATES, CLASS B-5 CERTIFICATES AND CLASS B-6 CERTIFICATES. The Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates are not offered by this prospectus supplement. These certificates have in the aggregate an initial certificate principal balance of approximately $____________, evidencing an aggregate initial undivided interest in the trust of approximately _____%. These certificates will be sold by the depositor to ____________ on the closing date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination as described in the next section and under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

SUBORDINATION. The rights of the holders of the subordinate certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of each class of Class A Certificates.

In addition, the rights of the holders of subordinate certificates with higher numerical class designations will be subordinated to the rights of holders of subordinate certificates with lower numerical class designations, to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the certificates protection against realized losses on the mortgage loans as described in the next section.

ALLOCATION OF LOSSES. Except as described in the next paragraph, if subordinate certificates remain outstanding, losses on the mortgage loans will be allocated first to the class of subordinate certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of these losses. If none of the subordinate certificates remain outstanding, losses on mortgage loans will be allocated to the Class A Certificates.

Not all losses will be allocated in the priority set forth in the immediately preceding paragraph. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, bankruptcy of a mortgagor or other extraordinary events will be allocated as described in the immediately preceding paragraph only up to specified amounts. Losses of these types in excess of the specified amount will be allocated to all outstanding classes of certificates, other than the Class XS Certificates, PRO RATA in proportion to their remaining principal balances. Therefore, the subordinate certificates do not act as credit enhancement for these losses.

P&I ADVANCES

The master servicer is required to advance delinquent payments of principal and interest on the mortgage loans, as described in this prospectus supplement. The master servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "DESCRIPTION OF THE CERTIFICATES--P&I ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES IN RESPECT OF DELINQUENCIES" IN THE PROSPECTUS.

OPTIONAL TERMINATION

At its option, the master servicer may purchase all of the mortgage loans, together with any properties in respect of the mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans, and properties acquired in respect of the mortgage loans, remaining in the trust has been reduced to less than [10%] of the aggregate principal balance of the mortgage loans as of __________ __, ____. SEE "POOLING AND SERVICING AGREEMENT-- TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES-- TERMINATION" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

An election will be made to treat the trust as a real estate mortgage investment conduit for federal income tax purposes. SEE "FEDERAL INCOME TAX
CONSEQUENCES--CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES" IN THE PROSPECTUS.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from [______________] and [______________]:



OFFERED
CERTIFICATES           [RA]           [RA]
------------           ----           ----

Class A-1              AAA            AAA
through Class
A-7

Class XS               AAA            AAA[r]

Class B-1              AA             AA

Class B-2              A              A

Class B-3              BBB            BBB

Class R                AAA            AAA

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors or whether investors in the Class XS Certificates may fail to recover fully their initial investment.

The ratings on the Class R Certificates do not address the likelihood of receipt by the holders of these certificates of any amounts in excess of the initial certificate balance of the Class R Certificates and interest thereon. SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered certificates, other than the Class ___ and Class ___ Certificates, will constitute mortgage related securities for purposes of SMMEA, for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, therefore, will be legal investments for entities to the extent provided in SMMEA and applicable state laws. The Class ___ Certificates an the Class ___ Certificates will not constitute mortgage related securities for purposes of SMMEA. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption to the underwriter. This exemption will only apply to the Class A Certificates and the Class XS Certificates, provided that the conditions set forth under "Considerations for Benefit Plan Investors" in the prospectus are satisfied.

ACCORDINGLY, THE OTHER CLASSES OF CERTIFICATES MAY NOT BE ACQUIRED BY OR ON BEHALF OF A PLAN EXCEPT AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

     You should carefully consider the following factors in connection with the purchase of the offered certificates:

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who do have equity in their property. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

     As a result of the underwriting standards described in the immediately preceding paragraph, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS OF __________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT].

[THE PAYMENT PERFORMANCE OF YOUR CERTIFICATES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE LOANS IN THE TRUST FUND; THE MORTGAGE LOANS IN THE TRUST FUND WHICH ARE DISCUSSED IN THIS SECTION MAY EXPOSE YOUR CERTIFICATES TO GREATER LOSSES.

     The certificates represent an interest in mortgage loans. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in the trust fund, any resulting losses, to the extent not covered by the credit enhancement, will be allocated to the certificates as described in this prospectus supplement, and consequently may adversely affect the yield to maturity on your certificate. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Furthermore, particular mortgage loans, including negative amortization mortgage loans, buydown mortgage loans and mortgage loans requiring the mortgagor to make a balloon payment, may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency or foreclosure. You should consider the following risks associated with the mortgage loans included in the trust fund: [AS APPLICABLE]

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL MAY RESULT IN OUTSTANDING PRINCIPAL BALANCES IN EXCESS OF THE VALUE OF THE UNDERLYING MORTGAGED PROPERTY WHICH COULD RESULT IN LOSSES ON YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _______________, are subject to negative amortization. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered the credit enhancement in the trust fund, holders of the certificates will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

[THE INABILITY OF A MORTGAGOR TO MAKE LARGER MONTHLY PAYMENTS FOLLOWING THE BUYDOWN PERIOD OF A BUYDOWN MORTGAGE LOAN MAY RESULT IN LOSSES ON THOSE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _________________ are buydown mortgage loans, subject to temporary buydown plans under which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from :

    o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

    o investment earnings on the amount, if any, contributed by the borrower, or

    o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

    In most cases, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for some buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make these larger monthly payments could lead to losses on the mortgage loans, and to the extent not covered by the credit enhancement, may adversely affect the yield to maturity on your certificates.

[THE INABILITY OF A MORTGAGOR TO MAKE A BALLOON PAYMENT AT MATURITY, MAY EXPOSE YOUR CERTIFICATES TO LOSSES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, that is, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing economic conditions and the availability of credit for loans secured by comparable real properties.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. If the value of the mortgaged property and other security has declined, the trust fund couuld suffer losses on these mortgage loans that, to the extent not covered by [the credit enhancement] may be allocated to your certificates. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

[THE INABILITY OF A MORTGAGOR TO MAKE VARYING MONTHLY PAYMENTS UNDER A HOME EQUITY LINE OF CREDIT LOAN MAY RESULT IN LOSSES ON YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans that provide the borrower with a line of credit pursuant to which amounts may be advanced to the borrower by the lender from time to time. Collection on these types of mortgage loans may vary because, among other things:

         o borrowers may make payments during any month as low as the minimum monthly payment for that month, or just the interest and fees for that month during any interest-only period, or

         o borrowers may make payments as high as the entire outstanding charges on the mortgage loan.

     It is possible that borrowers may fail to make the required periodic payment and, to the extent not covered by the credit enhancement, these losses may adversely affect the yield to maturity on your certificates.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE SECURED BY JUNIOR LIENS, WHICH MAY EXPOSE THE OFFERED CERTIFICATES TO LOSSES IF THE TRUST FUND DOES NOT RECEIVE ADEQUATE FUNDS IN CONNECTION WITH A FORECLOSURE OF THE RELATED SENIOR LIEN TO SATISFY BOTH THE SENIOR AND JUNIOR LIEN.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans secured by junior liens and with respect to approximately ___% of these junior liens, the related senior liens are not included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior lien mortgage loan. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any junior lien mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at this type of sale, a bidder at the foreclosure sale of a junior lien mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior lien mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. A decline in the value of the mortgaged properties securing the mortgage loans with junior liens may increase the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be insufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates bear:

        o the risk of delay in distributions while a deficiency judgment against the borrower is obtained,

        o the risk of loss if the deficiency judgment is not realized upon and

        o the risk that deficiency judgments may not be available in all jurisdictions.

     Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL WERE ORIGINATED OUTSIDE THE UNITED STATES, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________, are mortgage loans secured by properties located in Puerto Rico and Guam. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL HAVE HIGH LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     Approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80%. No mortgage loan in the mortgage pool with a loan- to-value ratio or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80% will be covered by a primary mortgage insurance policy. No first lien mortgage loan will have a loan-to-value ratio exceeding __% at origination and no second lien mortgage loan will have a combined loan-to-value ratio exceeding _____% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss in that an overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. This increase may reduce the likelihood of liquidation or other proceeds being insufficient to satisfy the mortgage loan and any losses, to the extent not covered by the credit enhancement, may affect the yield to maturity or your certificates. Furthermore, investors should note that the value of the mortgaged property may be insufficient to cover the outstanding balance of the certificates. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, these mortgage loans could not have been delinquent as of _______ __, ____].

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans located in other geographic regions. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your certificates to losses in addition to those present for similar mortgage-backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioriation of economic conditions in [name of state] which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by the [credit enhancement] will be allocated to your certificates.

[YOUR CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

     The certificates will not represent an interest in or obligation of the depositor, the master servicer, the mortgage loan seller, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the master servicer, the mortgage loan seller, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR CERTIFICATES WILL BE AFFECTED BY THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS.

     The rate and timing of distributions allocable to principal on the Class A Certificates will depend on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation to pay principal on these certificates as provided in this prospectus supplement. The rate and timing of distributions allocable to principal on the other classes of offered certificates, other than the Class XS Certificates, will depend on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on all of the mortgage loans and the allocation to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates, the offered certificates are subject to substantial inherent cash- flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

     Prior to the distribution date in _______ ____, the subordinate certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage of principal prepayments on the mortgage loans, and the Class A Certificates will be entitled to receive distributions allocable to principal based on a disproportionately large percentage, which may be 100%, of principal prepayments on the mortgage loans. To the extent that no principal prepayments or a disproportionately small percentage of prepayments are distributed on the subordinate certificates, the subordination afforded to the Class A Certificates, in the absence of losses allocated to these certificates, will be increased.

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS WHICH COULD IMPACT THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR CERTIFICATES.

     In most cases, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Class A Certificates at a time when reinvestment at these higher prevailing rates would be desirable. A decrease in the prepayment rates on all of the mortgage loans will result in a reduced rate of return of principal to investors in the other classes of offered certificates, other than the Class XS Certificates, at a time when reinvestment at these higher prevailing rates would be desirable.

     Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the related Class A Certificates, at time when reinvestment at comparable yields may not be possible. An increase in the prepayment rates on all of the mortgage loans will result in a greater rate of return of principal to investors in the other classes of offered certificates, other than the Class XS Certificates, at a time when reinvestment at comparable yields may not be possible.

     FOR FURTHER INFORMATION REGARDING THE EFFECT OF PRINCIPAL PREPAYMENTS ON THE WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES, SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT, INCLUDING THE TABLE ENTITLED "PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION".

[THE YIELD ON YOUR CERTIFICATES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS.

     The yield to maturity on the offered certificates, particularly the Class XS Certificates, will depend on:

     o   the applicable purchase price; and

     o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation to reduce the certificate principal balance or notional amount of the certificates, as well as other factors.

     The yield to investors on the offered certificates will be adversely affected by any allocation to the offered certificates of interest shortfalls on the mortgage loans.

     If the offered certificates, other than the Class XS Certificates, are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates, other than the Class XS Certificates, are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of ____% of the standard prepayment assumption, and weighted average lives corresponding to the prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT].

[THE YIELD ON YOUR CERTIFICATES WILL BE AFFECTED BY THE SPECIFIC TERMS THAT APPLY TO THAT CLASS, DISCUSSED IN THIS RISK FACTOR.

     CLASS XS CERTIFICATES: The yield to maturity on the Class XS Certificates will be extremely sensitive to the rate of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans, which may fluctuate significantly from time to time. Moreover, the amount of interest payable on the Class XS Certificates will decrease more significantly as a result of principal prepayments on mortgage loans with relatively high mortgage rates. Prospective investors should consider fully the risks associated with an investment in the Class XS Certificates, including the risk that a rapid rate of principal payments on the mortgage loans will have a materially negative effect on the yield to investors in the Class XS Certificates and may result in the failure of investors in the Class XS Certificates to recover fully their initial investment.

     SUBORDINATE CERTIFICATES: The weighted average lives of, and the yield to maturity on, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to losses due to defaults on the mortgage loans and the timing of losses on the mortgage loans, to the extent these losses are not covered by subordinate certificates with a higher numerical class designation, including covered by the Class B-4, Class B-5 and Class B-6 Certificates which are not offered by this prospectus supplement. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by any class of subordinate certificates may be adversely affected by losses even if the class does not ultimately bear the loss].

[THE CLASS R CERTIFICATES WILL RECEIVE LIMITED DISTRIBUTIONS OF PRINCIPAL AND INTEREST AND MAY HAVE SIGNIFICANT TAX LIABILITIES.

     Holders of the Class R Certificates are entitled to receive distributions of principal and interest as described in this prospectus supplement, but the holders of these certificates are not expected to receive any distributions after the first distribution date. In addition, holders of these certificates will have tax liabilities with respect to their certificates during the early years of the term of the trust that substantially exceed the principal and interest payable thereon during or prior to these periods. SEE "--FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT, "YIELD ON THE CERTIFICATES--ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS].

[VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR CERTIFICATES.

     Applicable state laws regulate interest rates and other charges, require disclosure, and require licensing of the originator. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement.

     The originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE MASTER SERVICER TO PERFORM ITS DUTIES.

     As is the case with most companies using computers in their operations, the master servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the master servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any occurrence of this kind could result in major computer system failure or miscalculations. The master servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the master servicer, or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the master servicer under the pooling and servicing agreement could be materially adversely affected].

     All capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                                THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

     References to percentages of the mortgage loans in the mortgage pool unless otherwise noted are calculated based on the aggregate principal balance of the mortgage loans as of ___________ __, ____, which date will also be referred to in this prospectus supplement as the cut-off date.

     The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed- rate, fully-amortizing mortgage loans secured by first liens on residential real properties and having an aggregate principal balance as of the cut-off date, of approximately $___________, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans in the mortgage pool have original terms to maturity of not greater than [30] years.

     The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties. The mortgaged properties in the mortgage pool consist of one- to four-family dwelling units, townhouses, individual condominium units and individual units in planned unit developments. The mortgage loans to be included in the mortgage pool will be acquired by the depositor from the mortgage loan seller. The mortgage loan seller, in its capacity as master servicer, will act as the master servicer for the mortgage loans originated by it under the pooling and servicing agreement.

     All of the mortgage loans in the mortgage pool have scheduled monthly payments due on the first day of the month. Each mortgage loan in the mortgage pool will contain a customary due-on- sale clause.

     Approximately _____% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Each mortgage loan in the mortgage pool that provides for the payment of a prepayment charge provides for payment of a prepayment charge on partial or full prepayments made within one year, five years or other designated period as provided in the related mortgage note from the date of origination of the particular mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will apply if, in any twelve-month period during the first year, five years or other designated period as provided in the related mortgage note from the date of origination of the particular mortgage loan, the mortgagor prepays an aggregate amount exceeding __% of the original principal balance of the particular mortgage loan. With respect to _____% of these mortgage loans, the amount of the prepayment charge will be equal to ___ months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of __% of the original principal balance of the mortgage loan for a period of five years and one year, respectively. The _____________ will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the certificates. The master servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount of the prepayment charge actually collected, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

     The average principal balance of the mortgage loans at origination was approximately $______. No mortgage loan had a principal balance at origination of greater than approximately $_______ or less than approximately $______. The average principal balance of the mortgage loans as of the cut-off date was approximately $______. No mortgage loan had a principal balance as of the cut-off date of greater than approximately $_______ or less than approximately $______.

     As of the cut-off date, the mortgage loans had mortgage rates ranging from approximately _____% per annum to approximately ______% per annum and the weighted average mortgage rate was approximately _____% per annum. The weighted average remaining term to stated maturity of the mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the mortgage loans will have its first payment due prior to ________ ____ or after _________ ____, or will have a remaining term to maturity of less than __ years and __ months or greater than __ years as of the cut-off date. The latest maturity date of any mortgage loan in the mortgage pool is
-------- ----.

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately ______%. No loan-to-value ratio at origination was greater than approximately _____% or less than approximately ____%.

     The mortgage loans are expected to have as of the cut-off date the following characteristics listed on Appendix A.

UNDERWRITING STANDARDS OF ___________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS

     All of the mortgage loans were originated by ________________ in such capacity as the mortgage loan seller, generally in accordance with the underwriting criteria specified in the prospectus, except as described herein. [Description of differences with Prospectus description under the heading "Underwriting Standards; Representations"].

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary.

                            YIELD ON THE CERTIFICATES


DELAY IN DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     The effective yield to holders of the offered certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because:

         o on the first distribution date, one month's interest is payable on the offered certificates even though __ days will have elapsed from the date on which interest begins to accrue on the offered certificates,

         o on each succeeding distribution date the interest payable on the offered certificates is the interest accrued during the month preceding the month of the particular distribution date, which ends __ days prior to the distribution date and

         o during each Interest Accrual Period, other than the first Interest Accrual Period, interest accrues on a certificate principal balance or Notional Amount that is less than the certificate principal balance or Notional Amount of the class actually outstanding for the first __ days of the Interest Accrual Period.

SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period beginning with the date on which the scheduled monthly payment was due for the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended or the Relief Act, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loans affected by application of the Relief Act. The master servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans master serviced by it, but only to the extent of its aggregate servicing fee for the related due period. The due period, with respect to any distribution date, commences on the second day of the month immediately preceding the month in which the distribution date occurs and ends on the first day of the month in which the distribution date occurs. Accordingly, the effect of:

         o any principal prepayments on the mortgage loans, to the extent that Prepayment Interest Shortfalls exceed Compensating Interest or

         o any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates.

     Any of these shortfalls will be allocated among the certificates as provided in this prospectus supplement under "Description of the Certificates--Interest Distributions". See "Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on each class of offered certificates, other than the Class XS Certificates, the aggregate amount of distributions on each class of offered certificates and the yield to maturity of each class of offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans in the mortgage pool will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the mortgage loan seller, the originator or the master servicer. The mortgage loans may be prepaid by the mortgagors at any time; however, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. All of the mortgage loans contain due-on-sale clauses. Prior to the distribution date in ________ ____, all principal prepayments on the mortgage loans will be allocated to the senior certificates, other than the Class XS Certificates. After the distribution date in ____________ ____, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the Senior Prepayment Percentage may continue to be disproportionately large relative to the Senior Percentage and the percentage of principal prepayments payable to the subordinate certificates may continue to be disproportionately small. See "Description of the Certificates--Principal Distributions on the senior certificates" in this prospectus supplement

     Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of offered certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of these mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of offered certificates, other than the Class XS Certificates, may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on these certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

     The yield to maturity on the Class XS Certificates will be extremely sensitive to prepayments on the mortgage loans and most sensitive to prepayments on mortgage loans with relatively high mortgage rates. See "--Yield Sensitivity of the Class XS Certificates" in this prospectus supplement.

     It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     Because principal distributions are paid to senior classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having later priority will represent an increasing percentage interest in the trust fund before principal distributions are made on these certificates. In particular, with respect to the Lockout Certificates, there will be periods when no principal payments or a disproportionately small portion of the Senior Principal Distribution Amount will be distributed on the Lockout Certificates, and there will be other periods when a disproportionately large portion of the Senior Principal Distribution Amount will be distributed on the Lockout Certificates. Unless the certificate principal balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the distribution date in ________
____.

     The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     Defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates in most cases are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan in the mortgage pool, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available. See "The Mortgage Pool--Underwriting Standards of __________ and Representations Concerning the Mortgage Loans" in this prospectus supplement.

MARKET INTEREST RATE AND SUBORDINATION YIELD CONSIDERATIONS

     Because the mortgage rates on the mortgage loans in the mortgage pool and the Pass-Through Rates on the offered certificates, other than the Class XS Certificates, are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

     Amounts otherwise distributable to holders of the subordinate certificates may be made available to protect the holders of the senior certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by P&I Advances. Furthermore, amounts otherwise distributable to holders of the subordinate certificates with a higher numerical class designation may be made available to protect the holders of subordinate certificates with a lower numerical class designation against interruptions in distributions. These delinquencies may affect the yield to investors on the classes of the Subordinate certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the classes of the subordinate certificates. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of the subordinate certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to [100]% or triggers a lockout of one or more classes of subordinate certificates from distributions of portions of the Subordinate Principal Distribution Amount. See "Description of the Certificates--Principal Distributions on the senior certificates" and "--Principal Distributions on the Subordinate Certificates" in this prospectus supplement.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the offered certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

     Except as otherwise described under "Description of the Certificates--Principal Distributions on the Senior Certificates" in this prospectus supplement, distributions of principal will be made to the classes of Class A Certificates according to the priorities described in this prospectus supplement, rather than on a PRO RATA basis among the classes of Class A Certificates, unless the certificate principal balances of the subordinate certificates have been reduced to zero. The timing of commencement of principal distributions to each class of the Class A Certificates and the weighted average life of each class of the Class A Certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class of the Class A Certificates. Furthermore, the Lockout Certificates do not receive, unless the certificate principal balances of the Class A Certificates other than the Lockout Certificates, have been reduced to zero, any portion of principal payments prior to the distribution date occurring in ________ ____. After this date, the Lockout Certificates will receive, unless the certificate principal balances of the Class A Certificates other than the Lockout Certificates, have been reduced to zero, a disproportionately small or large portion of principal payments. As a result, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Class A Certificates entitled to principal distributions.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of ___% CPR. No representation is made that the mortgage loans in the mortgage pool will prepay at this rate or any other rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

     The tables following the next paragraph indicate the percentage of the initial certificate principal balance of the indicated classes of certificates that would be outstanding after each of the dates shown at various constant percentages of the prepayment model and the corresponding weighted average life of each class of certificates. The table is based on the following assumptions:

     o the mortgage pool consists of ____ mortgage loans with the characteristics set forth in the table following these bullet points entitled Assumed Mortgage Loan Characteristics,

     o distributions on the certificates are received, in cash, on the __th day of each month, commencing in ________ ____,

     o the mortgage loans prepay at the constant percentages of the prepayment model indicated, o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred,

     o none of the depositor, the mortgage loan seller, the originator, the master servicer or any other person purchases from the trust fund any mortgage loan based on any obligation or option under the pooling and servicing agreement, except as indicated in the second sentence following the table,

     o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in ________ ____, and are computed prior to giving effect to any prepayments received in the prior month,

     o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in _______ ____, and include 30 days' interest on the mortgage loan,

     o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity,

    o    the certificates are purchased on _______ __, ____ and

    o the servicing fee rate is ____% per annum and the trustee's fee rate is _____% per annum.


                                         ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                                             ORIGINAL
    PRINCIPAL BALANCE                                          TERM              REMAINING TERM
        AS OF THE                   MORTGAGE               TO MATURITY            TO MATURITY
      CUT-OFF DATE                    RATE                   (MONTHS)               (MONTHS)
      ------------                    ----                   --------               --------

$                                  %

$                                  %

$                                  %

$                                  %

     There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table immediately following this paragraph. Any discrepancy may have an effect upon the percentages of the initial certificate principal balances outstanding and the weighted average lives of the classes of certificates set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table immediately following this paragraph, the classes of certificates may mature earlier or later than indicated by the table immediately following this paragraph. Based on the foregoing assumptions, the table immediately following this paragraph indicates the weighted average life of each class of the Class A Certificates and the subordinate certificates and sets forth the percentage of the initial certificate principal balance of each class of certificates that would be outstanding after each of the dates shown, at various percentages of the prepayment model. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate principal balance and weighted average lives shown in the following table. These variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the prepayment model.

                                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           SPECIFIED PERCENTAGES OF THE PREPAYMENT MODEL

                                                    CLASS A-1 CERTIFICATES                          CLASS A-2 CERTIFICATES
                                                    ----------------------                          ----------------------
    DISTRIBUTION DATE                     0%     25%    50%    75%   100%   125%  150%     0%   25%%   50%   75%   100%   125%  150%
    -----------------                     --     ---    ---    ---   ----   ----  ----     --   ----   ---   ---   ----   ----  ----
    ................................
    ................................
    ................................

    Weighted Average Life
      in Years......................
    Weighted Average Life
      in Years......................

                                                   CLASS A-3 CERTIFICATES
                                                   ----------------------
    DISTRIBUTION DATE                     0%    25%   50%   75%   100%   125%   150%
    -----------------                     --    ---   ---   ---   ----   ----   ----
    ................................
    ................................
    ................................

    Weighted Average Life
      in Years......................
    Weighted Average Life
      in Years......................

      The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial certificate principal balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the prior sentence but assumes that the master servicer exercises its option to purchase the mortgage loans. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.


                                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           SPECIFIED PERCENTAGES OF THE PREPAYMENT MODEL

                                                    CLASS A-4 CERTIFICATES                          CLASS A-5 CERTIFICATES
                                                    ----------------------                          ----------------------
    DISTRIBUTION DATE                     0%     25%    50%    75%   100%   125%  150%     0%   25%%   50%   75%   100%   125%  150%
    -----------------                     --     ---    ---    ---   ----   ----  ----     --   ----   ---   ---   ----   ----  ----
    ................................
    ................................
    ................................

    Weighted Average Life
      in Years......................
    Weighted Average Life
      in Years......................

                                                   CLASS A-6 CERTIFICATES
                                                   ----------------------
    DISTRIBUTION DATE                     0%    25%   50%   75%   100%   125%   150%
    -----------------                     --    ---   ---   ---   ----   ----   ----
    ................................
    ................................
    ................................

    Weighted Average Life
      in Years......................
    Weighted Average Life
      in Years......................

      The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial certificate principal balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the prior sentence but assumes that the master servicer exercises its option to purchase the mortgage loans. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.


                                                 (TABLE CONTINUED ON NEXT PAGE.)

                                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           SPECIFIED PERCENTAGES OF THE PREPAYMENT MODEL

                                                    CLASS A-6 CERTIFICATES                         SUBORDINATE CERTIFICATES
                                                    ----------------------                         ------------------------
    DISTRIBUTION DATE                     0%     25%    50%    75%   100%   125%  150%     0%   25%%   50%   75%   100%   125%  150%
    -----------------                     --     ---    ---    ---   ----   ----  ----     --   ----   ---   ---   ----   ----  ----
    ................................
    ................................
    ................................

    Weighted Average Life
      in Years......................
    Weighted Average Life
      in Years......................

      The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial certificate principal balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the prior sentence but assumes that the master servicer exercises its option to purchase the mortgage loans. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

     There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the prepayment model indicated in the immediately preceding table or to any other level, or that the actual weighted average life of any class of certificates will conform to any of the weighted average lives set forth in the immediately preceding table. Furthermore, the information contained in the table with respect to the weighted average life of each specified class of certificates is not necessarily indicative of the weighted average life of each class that might be calculated or projected under different or varying prepayment assumptions.

     The characteristics of the mortgage loans will differ from those assumed in preparing the immediately preceding table. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the prepayment model until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE CLASS XS CERTIFICATES

     The yield to maturity of the Class XS Certificates will be extremely sensitive to the prepayment, repurchase and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rapid rate of principal payments on the mortgage loans will have a materially negative effect on the yield to maturity of the Class XS Certificates, and principal prepayments on mortgage loans with higher mortgage rates will have a greater negative impact on the yield to maturity of the Class XS Certificates than principal prepayments on mortgage loans with lower mortgage rates. There can be no assurance that the mortgage loans will prepay at any particular rate. Prospective investors in the Class XS Certificates should fully consider the associated risks, including the risk that investors in the Class XS Certificates may not fully recover their initial investment.

     The following table indicates the sensitivity of the yield of the Class XS Certificates to various rates of prepayment on the mortgage loans and the corresponding pre-tax yield on a corporate bond equivalent basis. The table set forth immediately following this paragraph has been prepared based on the assumptions set forth on page S-__.


                              PRE-TAX YIELD TO MATURITY ON THE CLASS XS CERTIFICATES
                                  AT VARIOUS PERCENTAGES OF THE PREPAYMENT MODEL

        ASSUMED AGGREGATE
         PURCHASE PRICE                           PERCENTAGES OF THE PREPAYMENT ASSUMPTION
         --------------                           ----------------------------------------
                                      0%        25%        50%       75%      100%      125%       150%
                                      --        ---        ---       ---      ----      ----       ----
     $...........................     %         %          %         %         %         %          %


     On the basis of a constant prepayment rate of approximately ___% of the prepayment model and the purchase price assumed in the immediately preceding table, the yield to maturity of the Class XS Certificates would be approximately __%. If the actual prepayment rate were to exceed that rate, initial investors in the Class XS Certificates would not fully recover their initial investment.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XS Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price of the Class XS Certificates, and by converting these monthly rates to corporate bond equivalent rates. This calculation does not take into account shortfalls in collection of interest due to prepayments or other liquidations on the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XS Certificates and consequently does not purport to reflect the return on any investment in the Class XS Certificates when these reinvestment rates are considered.

     The characteristics of the mortgage loans will differ from those assumed in preparing the table entitled "Pre-tax yield to maturity on the Class XS Certificates at various percentages of the prepayment model." There can be no assurance that the cash flows on the Class XS Certificates will correspond to those used to determine the pre-tax yields shown or that the aggregate purchase price of the Class XS Certificates will be as assumed. It is unlikely that any mortgage loan will prepay at the specified percentages of the prepayment model until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. The portion of interest payments on the mortgage loans distributable to the Class XS Certificates will vary from mortgage loan to mortgage loan in the mortgage pool, and will be greater with respect to mortgage loans in the mortgage pool with higher mortgage rates. Accordingly, the yield on the Class XS Certificates will be lower than indicated in the applicable table entitled "Pre-tax yield to maturity on the Class XS Certificates at various percentages of the prepayment model" with respect to any particular average prepayment rate if mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates, assuming no variation in mortgage loan principal balance. Moreover, the variable Pass-Through Rate on the Class XS Certificates will usually decrease as the certificate principal balances of the Class A Certificates with lower fixed Pass-Through Rates decline. There can be no assurance that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate, or that mortgage loans with relatively high mortgage rates will prepay at the same rate as the mortgage loans in the mortgage pool. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class XS Certificates.


YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

     If the certificate principal balances of the Class B-6 Certificates, Class B-5 Certificates, Class B- 4 Certificates, Class B-3 Certificates and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans that are covered by subordination and the timing of losses on the mortgage loans, because the entire amount of these losses will be allocated to the Class B-1 Certificates. If the certificate principal balances of the Class B-6 Certificates, Class B-5 Certificates, Class B-4 Certificates and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans that are covered by subordination and the timing of losses on the mortgage loans, because the entire amount of these losses will be allocated to the Class B-2 Certificates. If the certificate principal balances of the Class B-6 Certificates, Class B-5 Certificates and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans that are covered by subordination and the timing of losses on the mortgage loans, because the entire amount of these losses will be allocated to the Class B-3 Certificates. The initial undivided interest in the trust fund evidenced by the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates is approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively. Investors in the subordinate certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the subordinate certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.


ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre- tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates.
Holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates during the early years of the REMIC's term that substantially exceed any distributions payable on the Residual Certificates during or prior to this period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable on the Residual Certificates and of any tax benefits that may arise with respect to the Residual Certificates. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

     The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to the holders of the Residual Certificates in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL DESCRIPTION OF THE CERTIFICATES

     The certificates will consist of ________ classes of certificates, designated as:

     o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates which will also be referred to in this prospectus supplement as the Class A Certificates;

     o the Class XS Certificates, which, together with the Class A Certificates, will also be referred to in this prospectus supplement as the senior certificates;

     o the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates, which will also be referred to in this prospectus supplement as the subordinate certificates; and

     o the Class R Certificates, which will also be referred to in this prospectus supplement as the Residual Certificates.

     Only the senior certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Residual Certificates are offered by this prospectus supplement. The Class A-6 Certificates will also be referred to in this prospectus supplement as the Lockout Certificates.

     The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of a segregated pool of conventional, one- to four-family, fixed-rate, fully- amortizing, first lien mortgage loans having original terms to maturity of not greater than 30 years and an aggregate principal balance as of _______ __, ____, which date shall also be referred to in this prospectus supplement the cut-off date, after application of scheduled payments due whether or not received, of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "The Mortgage Pool".

     Each class of the offered certificates will have the approximate initial certificate principal balance or Notional Amount, as applicable, as set forth in the summary of this prospectus supplement and will have the Pass-Through Rate determined as provided under "Summary of Prospectus Supplement--Pass-Through Rate" and "--Interest Distributions" in this prospectus supplement.

     The Residual Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on this date in respect of the other classes of certificates, although it is not anticipated that funds will be available for any additional distribution to the Residual Certificates. The Class B-4

Certificates, Class B-5 Certificates and Class B-6 Certificates have in the aggregate an initial certificate principal balance of approximately $__________ and a fixed Pass-Through Rate for each distribution date of ____% per annum. The Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates, which are not being offered by this prospectus supplement, will be sold by the depositor to ________________ on __________ __, ____.

     The Class A Certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or DTC, and its participants and in that capacity, will be referred to in this prospectus supplement as the book-entry certificates. The book-entry certificates will be issued in minimum denominations of $_____ and integral multiples of $____ in excess of the minimum denominations. The Class XS Certificates and the subordinate certificates will be issued in registered, certificated form, in minimum percentage interests corresponding to initial certificate principal balances or Notional Amounts, as applicable, of $______ and integral multiples of $_____ in excess of the minimum certificate principal balances or Notional Amounts, except that one certificate of each class of Class XS Certificates and subordinate certificates may be issued evidencing an amount equal to either:

         o the sum of an otherwise authorized denomination of the Class XS Certificates and the subordinate certificates plus the remainder of the aggregate initial certificate principal balance or Notional Amount, as applicable, for that class OR

         o the remainder.

     The Residual Certificates will be offered in registered, certificated form, in minimum denominations of $___ and integral multiples in excess of $___.

     The depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No person acquiring an interest in any class of the book-entry certificates will be entitled to receive a certificate representing that person's interest, except as set forth in the section of this prospectus supplement entitled "--Definitive Certificates". Unless and until a certificate is issued in fully registered certificated form, a definitive certificate, under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the book-entry certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the book-entry certificates shall refer to distributions, notices, reports and statements to DTC CEDE & Co., as the registered holder of the book-entry certificates, for distribution to certificate owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

     The Class XS Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Residual Certificates and the definitive certificates will be transferable and exchangeable at the offices of the trustee. The subordinate certificates and the Residual Certificates may not be purchased by or transferred to a Plan except upon delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "--Restrictions on Transfer of the subordinate certificates and the Residual Certificates" and "ERISA Considerations" in this prospectus supplement.

     Transfer of the Residual Certificates will be subject to additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited. For further information regarding the transfer restrictions on Residual Certificates, see "Federal Income Tax
Consequences--Special Tax Considerations Applicable to Residual Certificates" in this prospectus supplement and under "Federal Income Tax
Consequences--REMICs--Taxation of Owners of Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

     No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of this kind.

     All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the trustee to the persons in whose names the certificates are registered at the close of business on the related record date. The record date for each distribution date is:

         o with respect to any book-entry certificates, the close of business on the business day immediately preceding the distribution date or

         o with respect to any other class of certificates, including any definitive certificates, the close of business on the last business day of the month preceding the month in which the distribution date occurs.

     Distributions will be made either by check mailed to the address of each the certificateholder as it appears in the certificate register or upon written request to the trustee at least five business days prior to the relevant Record Date by any holder of certificates having an aggregate initial certificate principal balance or Notional Amount, as applicable, that is in excess of the lesser of:

     o   $5,000,000 or

    o two-thirds of the initial aggregate certificate principal balance or Notional Amount, as applicable, of that class of certificates by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of these certificates at the corporate trust office of the trustee or another location specified in the notice to certificateholders of the final distribution.


REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriter of the certificates offered by this prospectus supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Certificate owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry certificates may do so only through participants and indirect participants. In addition, certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trustee through DTC and DTC participants. The trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to certificate owners. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee as certificateholders, as the term is used in the pooling and servicing agreement and certificate owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry certificates among participants and to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess definitive certificates, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which certificate owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these certificates, may be limited due to the absence of physical certificates for the book-entry certificates. In addition, under a book-entry format, certificate owners may experience delays in their receipt of payments since distributions will be made by the trustee to CEDE & Co., as nominee for DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations , DTC will take action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC account the book-entry certificates are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry certificates evidencing these voting rights, authorize divergent action.

     DTC management is aware that computer applications, systems and similar items for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer applications, systems and similar items for processing data, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book- entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to impress upon them the importance of their services being Year 2000 compliant and determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The depositor, the master servicer and the trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if:

         o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the book-entry certificates and the depositor is unable to locate a qualified successor,

         o the depositor, at its option, elects to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, certificate owners representing in the aggregate not less than 51% of the Voting Rights of the book-entry certificates advise the trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the certificate owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee is required to notify all certificate owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the book-entry certificates and receipt of instructions for re-registration, the trustee will reissue the book-entry certificates as definitive certificates issued in the respective principal amounts owned by individual certificate owners, and thereafter the trustee will recognize the holders of definitive certificates as certificateholders under the pooling and servicing agreement. Definitive certificates will be issued in minimum denominations of $______, except that any beneficial ownership represented by a book- entry certificate in an amount less than $______ immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of this beneficial ownership.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     AVAILABLE DISTRIBUTION AMOUNT: The Available Distribution Amount for any distribution date includes scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, prepayments and other unscheduled collections received on the mortgage loans during the related Prepayment Period, any P&I Advances made by the master servicer for the distribution date and with respect to each mortgage loan with a first payment date occurring in _________ ____, a cash amount equal to interest on that mortgage loan, net of the amount of any prepayment charges received on the mortgage loans and net of fees payable to the master servicer and the trustee and other amounts reimbursable to the master servicer, the depositor and the trustee as provided in the pooling and servicing agreement.

     BANKRUPTCY LOSS: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

     CERTIFICATE PRINCIPAL BALANCE: The certificate principal balance of a certificate, other than a Class XS Certificate, outstanding at any time represents the then maximum amount that the holder of the certificate is entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. The certificate principal balance of any class of certificates, other than the Class XS Certificates, as of any date of determination is equal to the initial certificate principal balance of the certificate, reduced by the aggregate of:

     o all amounts allocable to principal previously distributed with respect to the certificate and

     o without duplication of amounts described in the immediately preceding clause, any reductions in the certificate principal balance of the certificate deemed to have occurred in connection with allocations to the certificate of:

        o  Realized Losses on the mortgage loans and

        o  Extraordinary Trust Fund Expenses.

     CLASS B PERCENTAGE: The Class B Percentage for the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates initially will equal approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively, and will in no event exceed 100%, and will be adjusted for each distribution date to be the percentage equal to the certificate principal balance of the related class of subordinate certificates immediately prior to that distribution date divided by the aggregate of the Scheduled Principal Balance of each of the mortgage loans immediately prior to that distribution date.

     COMPENSATING INTEREST: With respect to any principal prepayments, any payments made by the master servicer from its own funds to cover Prepayment Interest Shortfalls.

     DEBT SERVICE REDUCTION: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     DEFICIENT VALUATION: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

     EXCESS BANKRUPTCY LOSSES: Bankruptcy Losses in excess of the Bankruptcy Amount.

     EXCESS FRAUD LOSSES: Fraud Losses in excess of the Fraud Amount.

     EXCESS LOSSES: Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses.

     EXCESS SPECIAL HAZARD LOSSES: Special Hazard Losses in excess of the Special Hazard Amount.

     EXTRAORDINARY TRUST FUND EXPENSE: An Extraordinary Trust Fund Expense is an unanticipated, non-mortgage loan specific trust fund expense, including reimbursements to the master servicer or depositor described in the prospectus under "Description of the Securities--Matters Regarding the Master Servicer and the Depositor", reimbursements to the trustee described under "Pooling and Servicing Agreement--The Trustee" in this prospectus supplement and taxes that may be payable by the trust fund as described in this prospectus supplement under "Federal Income Tax Consequences".

     FRAUD LOSS: A Fraud Loss is a loss incurred on a defaulted mortgage loan as to which there was intentional fraud, dishonesty or misrepresentation in the origination of that mortgage loan.

     INTEREST ACCRUAL PERIOD: The Interest Accrual Period for each class of Certificates for any Distribution Date is the one-month period preceding the month in which the Distribution Date occurs.

     INTEREST DISTRIBUTION AMOUNT: The Interest Distribution Amount for the certificates of any class on any distribution date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance or Notional Amount, as applicable, of the certificates immediately prior to the distribution date at the then applicable Pass-Through Rate for each class, plus, in the case of each class, any amount remaining unpaid from previous distribution dates, and reduced, to not less than zero, in the case of each class, by the allocable share for each class of shortfalls to the extent not covered by Compensating Interest paid by the master servicer, shortfalls resulting from the application of the Relief Act and other interest shortfalls not covered by the subordination provided by more subordinate classes of certificates.

     LOCKOUT CERTIFICATE PERCENTAGE: The Lockout Certificate Percentage will be calculated for each distribution date to be the percentage equal to the aggregate certificate principal balance of the Lockout Certificates divided by the sum of the aggregate certificate principal balances of the Class A Certificates.

     LOCKOUT DISTRIBUTION PERCENTAGE: The Lockout Distribution Percentage for any distribution date occurring prior to the distribution date in _________ ____ will be equal to 0%. The Lockout Distribution Percentage for any distribution date occurring after the first ____ years following the closing date will be as follows: for any distribution date during the _______ year after the closing date, __% of the Lockout Certificate Percentage for that distribution date; for any distribution date during the ______ year after the closing date, __% of the Lockout Certificate Percentage for that distribution date; for any distribution date during the _______ year after the closing date, ___% of the Lockout Certificate Percentage for that distribution date, and for any distribution date thereafter, the lesser of:

         o 300% of the Lockout Certificate Percentage and

         o 100%.

     Notwithstanding the previous sentence, if the certificate principal balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

     NET MORTGAGE RATE: The Net Mortgage Rate on any mortgage loan is equal to the then applicable mortgage rate on the mortgage loan minus the sum of:

        o  the servicing fee rate and

        o  the trustee's fee rate.

     NOTIONAL AMOUNT: The Notional Amount of the Class XS Certificates as of any date of determination is equal to the aggregate principal balance of the then outstanding mortgage loans. Reference to the Notional Amount of the Class XS Certificates is solely for convenience in calculations and does not represent the right to receive any distributions allocable to principal.

     PASS-THROUGH RATE: The Pass-Through Rate for each class of certificates, other than the Class XS Certificates, is ____% per annum. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class XS Certificates for any distribution date is the rate per annum expressed as the percentage equivalent of a fraction, the numerator of which is equal to:

         o the amount of interest accrued on the mortgage loans for the immediately preceding calendar month at the Net Mortgage Rate MINUS

         o the aggregate amount of interest payable on the certificates, other than the XS Certificates,

and the denominator of which is equal to:

        o  the Notional Amount of the Class XS Certificates.

     The initial variable Pass-Through Rate for the Class XS Certificates is approximately ______% per annum.

     PREPAYMENT INTEREST SHORTFALLS: With respect to any principal prepayments on the mortgage loans, any resulting shortfall.

     PREPAYMENT PERIOD: With respect to any distribution date, the Prepayment Period is the calendar month immediately preceding the month in which the distribution date occurs.

     REALIZED LOSS: A Realized Loss is any Special Hazard Loss, Fraud Loss or Bankruptcy Loss or the amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on the unpaid principal balance, through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the master servicer for P&I Advances, servicing fees and servicing advances, towards interest and principal owing on the mortgage loan.

     SCHEDULED PRINCIPAL BALANCE: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

         o the principal portion of all monthly payments due on or before the date of determination, whether or not received,

         o all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and

         o any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

     SENIOR INTEREST DISTRIBUTION AMOUNT: The Senior Interest Distribution Amount on each distribution date is equal to the aggregate of the Interest Distribution Amounts for the distribution date on all of the senior certificates and, on the first distribution date, the Residual Certificates.

     SENIOR PERCENTAGE: The Senior Percentage, which initially will equal approximately _____%, and will in no event exceed ___%, will be adjusted for each distribution date after the first distribution date to be the percentage equal to the aggregate certificate principal balances of the Class A Certificates immediately prior to the distribution date divided by the aggregate of the Scheduled Principal Balance of each of the mortgage loans immediately prior to the distribution date.

     SENIOR PREPAYMENT PERCENTAGE: Except as described in the next two paragraphs, the Senior Prepayment Percentage for any distribution date occurring prior to the distribution date in ________ ____ will equal ___%. Except as described in the next two paragraphs, the Senior Prepayment Percentage for any distribution date occurring after the first five years will be as follows: for any distribution date during the _____ year after the closing date, the Senior Percentage for that distribution date plus ___% of the Subordinate Percentage for that distribution date; for any distribution date during the _______ year after the closing date, the Senior Percentage for that distribution date plus __% of the Subordinate Percentage for that distribution date; for any distribution date during the ______ year after the closing date, the Senior Percentage for that distribution date plus __% of the Subordinate Percentage for that distribution date; for any distribution date during the _______ year after the closing date, the Senior Percentage for that distribution date plus __% of the Subordinate Percentage for that distribution date; and for any distribution date after the _____ year following the closing date, the Senior Percentage for that distribution date, unless on any distribution date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for the Distribution Date will equal ___%.

     Any scheduled reduction to the Senior Prepayment Percentage shall not be made as of any distribution date unless:

         o the outstanding principal balance of mortgage loans delinquent 60 days or more, including real estate owned and mortgage loans in foreclosure, averaged over the last six months does not exceed 50% of the sum of the then current certificate principal balances of the subordinate certificates AND

         o Realized Losses on the mortgage loans to date are less than the then applicable Trigger Amount.

     If on any distribution date the allocation to the senior certificates, other than the Class XS Certificates, of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate outstanding certificate principal balance of the Class A Certificates below zero, the Senior Prepayment Percentage for that distribution date will be limited to the percentage necessary to reduce the aggregate certificate principal balance of the senior certificates to zero.

     SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to any distribution date, the lesser of the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed and the sum of the following:

         (i) the product of the then applicable Senior Percentage and the aggregate of the following amounts:

              o the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received;

              o the principal portion of all proceeds received in respect of the repurchase of a mortgage loan or, in the case of a substitution, amounts received representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

              o the principal portion of all other unscheduled collections, other than amounts described in the clauses (ii) and (iii) of this section, including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

              (ii) the product of the then applicable Senior Prepayment Percentage and the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

              (iii) with respect to the net liquidation proceeds received and allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the lesser of:

                 o the then applicable Senior Prepayment Percentage multiplied by the net liquidation proceeds and

                 o the then applicable Senior Percentage multiplied by the
              Scheduled Principal Balance of the mortgage loan at the time of liquidation; and

              (iv) any amounts allocable to principal for any previous distribution date, calculated according to the three preceding clauses, that remain undistributed, to the extent that any of these amounts are not attributable to Realized Losses that were allocated to the subordinate certificates.

     SPECIAL HAZARD LOSS: A Special Hazard Loss is a loss incurred in respect of any defaulted mortgage loan as a result of direct physical loss or damage to the mortgaged property, except as a result of the exclusions described in the next paragraph, which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the master servicer is required to cause to be maintained on each mortgage loan. See "Description of Primary Insurance Policies--Primary Hazard Insurance Policies" in the prospectus.

     Special Hazard Losses will not include any loss resulting from:

             o wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

             o smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

             o settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings;

             o errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

Special Hazard Losses also will not include any extraordinary loss resulting from:

             o nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether this loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term Special Hazard Loss;

             o hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any government, power, authority or forces;

             o any weapon of war employing atomic fission or radioactive forces whether in time of peace or war; and

             o insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against an occurrence of this kind, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

     SUBORDINATE INTEREST DISTRIBUTION AMOUNT: The Subordinate Interest Distribution Amount on each distribution date is equal to the aggregate of the Interest Distribution Amounts for the distribution date on all of the subordinate certificates.

     SUBORDINATE PERCENTAGE: The Subordinate Percentage as of any date of determination is equal to ___% minus the Senior Percentage as of that date.

     SUBORDINATE PREPAYMENT PERCENTAGE: The Subordinate Prepayment Percentage for any distribution date will equal 100% minus the Senior Prepayment Percentage.

     SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: With respect to any distribution date, the lesser of:

         o the balance of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount and

         o the aggregate of the sum for each class of subordinate certificates of the following:

              (i) the product of the then applicable related Class B Percentage and the aggregate of the following amounts:

                  o the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received;

                  o the principal portion of all proceeds received in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts received representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

                  o the principal portion of all other unscheduled collections, other than amounts described in clauses (ii) and (iii) of this definition, including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

              (ii) the portion allocable to that class of subordinate certificates, of the product of:

                  o the then applicable Subordinate Prepayment Percentage and

                  o the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

              (iii) the portion allocable to that class of subordinate certificates, of net liquidation proceeds received and allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, to the extent of the amount, if any, by which these net liquidation proceeds exceed the amount distributable to the Class A Certificates in respect of the net liquidation proceeds pursuant to clause (iii) of the definition of Senior Principal Distribution Amount; and

              (iv) any amounts allocable to principal for any previous distribution date, calculated according to the three preceding clauses, that remain undistributed, to the extent that any of these amounts are not attributable to Realized Losses that were allocated to classes of the subordinate certificates bearing a higher numerical class designation.

     TRIGGER AMOUNT: The Trigger Amount for any distribution date occurring after the first six years will be as follows: for any distribution date during the _____ year after the closing date, __% of the initial sum of the certificate principal balances of the subordinate certificates; for any distribution date during the seventh year after the closing date, __% of the initial sum of the certificate principal balances of the subordinate certificates; for any distribution date during the ______ year after the closing date, __% of the initial sum of the certificate principal balances of the subordinate certificates; and for any distribution date during the _____ year after the closing date, __% of the initial sum of the certificate principal balances of the subordinate certificates. Notwithstanding the foregoing, upon reduction of the certificate principal balances of the senior certificates to zero, the Senior Prepayment Percentage will equal 0%.

INTEREST DISTRIBUTIONS

     Distributions on each distribution date will be made to the extent of the Available Distribution Amount for the distribution date.

     Distributions in respect of interest will be made:

         o on each distribution date to the holders of the senior certificates and, on the first distribution date, to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Interest Distribution Amount and

         o on each distribution date to the holders of the subordinate certificates, in an aggregate amount equal to the Subordinate Interest Distribution Amount, to the extent of the portion of the Available Distribution Amount remaining after the distribution on the date of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

     Distributions of the Subordinate Interest Distribution Amount on each distribution date will be made first, to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of subordinate certificates, in each case to the extent of available funds and in each case to the extent of the Interest Distribution Amount for these certificates for the distribution date.

     Any Prepayment Interest Shortfalls for any distribution date to the extent not covered by Compensating Interest paid by the master servicer will be allocated among the holders of the certificates on a PRO RATA basis based on the respective amounts of interest accrued on these certificates for the distribution date. In addition, any shortfalls resulting from the application of the Relief Act will be allocated among the holders of all of the certificates on a PRO RATA.

     All distributions of interest will be based on a 360-day year consisting of twelve 30-day months. Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a PARI PASSU basis, based on the certificate principal balance or Notional Amount, as applicable, of the certificates of each class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     Distributions in respect of principal will be made on each distribution date to the holders of the class or classes of the Class A Certificates then entitled to distributions in respect of principal, and on the first distribution date to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Principal Distribution Amount.

     Holders of the Class A Certificates then entitled to distributions in respect of principal will be entitled to receive on each distribution date, and holders of the Residual Certificates will be entitled to receive on the first Distribution Date, distributions allocable to principal in reduction of the certificate principal balances of the Class A Certificates, and on the first distribution date the Residual Certificates, equal to the Senior Principal Distribution Amount.

     Holders of the Class XS Certificates are not entitled to receive any distributions allocable to principal.

     The disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the senior certificates, other than the Class XS Certificates, while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the subordinate certificates. Increasing the respective percentage interest in the trust fund of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates.

     For purposes of all principal distributions and for calculating the Senior Percentage, the Subordinate Percentage and the Senior Prepayment Percentage, the applicable certificate principal balance for any distribution date shall be determined after the allocation of losses on the mortgage loans in, and Extraordinary Trust Fund Expenses attributable to, the mortgage pool to be made on the distribution date as described under "--Allocation of Losses; Subordination."

     PRIORITY OF PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES AND THE RESIDUAL CERTIFICATES

     Distributions of the Senior Principal Distribution Amount on the Class A Certificates and the Residual Certificates on each distribution date will be made as follows:

         o First, concurrently, to the holders of each class of the Residual Certificates on the distribution date in ________ ____, an amount equal to the entire certificate principal balance of each class of the Residual Certificates;

         o Second, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Senior Principal Distribution Amount, until the certificate principal balance of the Lockout Certificates has been reduced to zero;

         o Third, to the holders of the Class A-1 Certificates, until the certificate principal balance of the Class A-1 Certificates has been reduced to zero;

         o Fourth, to the holders of the Class A-2 Certificates, until the certificate principal balance of the Class A-2 Certificates has been reduced to zero;

         o Fifth, to the holders of the Class A-3 Certificates, until the certificate principal balance of the Class A-3 Certificates has been reduced to zero;

         o Sixth, to the holders of the Class A-4 Certificates, until the certificate principal balance of the Class A-4 Certificates has been reduced to zero;

         o Seventh, to the holders of the Class A-5 Certificates, until the certificate principal balance of the Class A-5 Certificates has been reduced to zero;

         o Eighth, to the holders of the Lockout Certificates, until the certificate principal balance of the Lockout Certificates has been reduced to zero.

     Notwithstanding the priorities set forth in the immediately preceding bullet points, upon the reduction of the certificate principal balances of the subordinate certificates to zero, the priority of distributions of principal among the Class A Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding distribution date to holders of the Class A Certificates, on a PRO RATA basis, based on the certificate principal balances of the Class A Certificates.

PRINCIPAL DISTRIBUTION ON THE SUBORDINATE CERTIFICATES

     Holders of each class of subordinate certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after distribution on the date of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount, distributions allocable to principal in reduction of the certificate principal balances of the subordinate certificates equal to the Subordinate Principal Distribution Amount.

     On any distribution date, the portion of all principal prepayments on the mortgage loans and net liquidation proceeds allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, in each case not included in the Senior Principal Distribution Amount will be allocated on a PRO RATA basis among the following classes of subordinate certificates in proportion to the respective outstanding certificate principal balances of each class of subordinate certificates:

         o the Class B-1 Certificates;

         o the Class B-2 Certificates, if on the distribution date the aggregate percentage interest in the trust fund evidenced by the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on that distribution date;

         o the Class B-3 Certificates, if on the distribution date the aggregate percentage interest in the trust fund evidenced by the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on that distribution date;

         o the Class B-4 Certificates, if on the distribution date the percentage interest in the trust fund evidenced by the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on that distribution date;

         o the Class B-5 Certificates, if on the distribution date the percentage interest in the trust fund evidenced by the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on that distribution date; and

         o the Class B-6 Certificates, if on the distribution date the percentage interest in the trust fund evidenced by the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on that distribution date.

     For purposes of all principal distributions and for calculating the Subordinate Percentage, the applicable certificate principal balance for any distribution date shall be determined after the allocation of losses on the mortgage loans in, and Extraordinary Trust Fund Expenses attributable to, the mortgage pool to be made on the distribution date as described under "--Allocation of Losses; Subordination."

     For each distribution date occurring prior to the distribution date in ________ ____, the Senior Prepayment Percentage will equal 100%, and until the earlier of that date and the date on which the Class A Certificates are paid in full, no distributions based on principal prepayments or, in some instances, net liquidation proceeds, on the mortgage loans will be distributed to the subordinate certificates. After that date, unless the certificate principal balances of the senior certificates have been reduced to zero, the Subordinate Prepayment Percentage may continue to be 0% or otherwise be disproportionately small relative to the Subordinate Percentage. See "--Principal Distributions on the Senior Certificates" in this prospectus supplement.

     Distributions of the Subordinate Principal Distribution Amount on each distribution date will be made as follows: first to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of subordinate certificates, in each case to the extent of available funds and in each case to the extent of the portion of the Subordinate Principal Distribution Amount payable in respect of each class of subordinate certificates for the distribution date.

P&I ADVANCES

     Subject to the limitations described in the next paragraph, the master servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the certificate account that are not included in the Available Distribution Amount for that distribution date. The amount of the master servicer's advance will be equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related due period on the mortgage loans master serviced by it and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure. The determination date with respect to any distribution date is on the 15th day of the month in which the distribution date occurs or, if the 15th day is not a business day, on the immediately preceding business day.

     P&I Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

     All P&I Advances will be reimbursable to the master servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the master servicer out of any funds in the certificate account prior to the distributions on the certificates. In the event the master servicer fails in its obligation to make any P&I Advance, the trustee will be obligated to make any P&I Advance, to the extent required in the pooling and servicing agreement.

ALLOCATION OF LOSSES; SUBORDINATION

     Realized Losses, other than Excess Losses, and any Extraordinary Trust Fund Expenses will be allocated on any distribution date as follows:

         first, to the Class B-6 Certificates;

         second, to the Class B-5 Certificates;

         third, to the Class B-4 Certificates;

         fourth, to the Class B-3 Certificates;

         fifth, to the Class B-2 Certificates; and

         sixth, to the Class B-1 Certificates

     in each case, until the certificate principal balance of each class has been reduced to zero.

  After the certificate principal balance of each class listed above has been reduced to zero, Realized Losses and any Extraordinary Trust Fund Expenses will be allocated on any distribution date among the Class A Certificates on a PRO RATA basis. Excess Losses will be allocated on any distribution date among all the certificates, other than the Class XS Certificates, on a PRO RATA basis. Any allocation of a Realized Loss to a certificate will be made by reducing the certificate principal balance of that certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss was incurred.

     An allocation of a Realized Loss on a PRO RATA basis among two or more classes of certificates means an allocation to each class of certificates on the basis of its then outstanding certificate principal balance prior to giving effect to distributions to be made on the distribution date.

     In the event that Realized Losses are incurred that are covered by subordination, these losses will be allocated to the most subordinate class of certificates then outstanding. The priorities for distribution of cash flows described in this prospectus supplement may result in cash flow shortfalls to any class of subordinate certificates even if it is not the most subordinate class of certificates then outstanding. However, the interest portion of any of these shortfalls would be distributable as unpaid Interest Distribution Amount on future distribution dates as cash flows allow, to the extent of available funds, and the principal portion of any of these shortfalls would not result in a reduction of the certificate principal balance of the class. In this event, the percentage interest represented by the class would increase relative to the respective certificate principal balances of the more subordinate classes of certificates. With respect to the most subordinate class of the certificates outstanding at the time any Realized Loss is incurred, the total amount of the Realized Loss allocated to that class may be greater than the concurrent reduction in the certificate principal balance of that class because the reduction will not reflect any undistributed Interest Distribution Amount on that class. Any undistributed Interest Distribution Amount on the most subordinate class of the certificates outstanding will not be distributable on any future distribution date. As a result, it is possible that the total amount of Realized Losses that may be allocated to any class of subordinate certificates may exceed the initial certificate principal balance of that class of subordinate certificates.

     In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount, on each distribution date, holders of senior certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the subordinate certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

     The application of the Senior Prepayment Percentage, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution Amount will accelerate the amortization of the Class A Certificates relative to the actual amortization of the mortgage loans. To the extent that the Class A Certificates are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the subordinate certificates, the percentage interest evidenced by the Class A Certificates in the trust fund will be decreased, with a corresponding increase in the percentage interest in the trust fund evidenced by the subordinate certificates, thereby increasing, relative to their respective certificate principal balances, the subordination afforded the senior certificates by the subordinate certificates.

     The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses, or the Special Hazard Amount, through subordination shall initially be equal to approximately $_________. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal approximately $_________ less the sum of:

        o any amounts allocated through subordination in respect of Special Hazard Losses AND

        o  the adjustment amount.

     The adjustment amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

     The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses, or the Fraud Loss Amount, through subordination shall initially be equal to approximately $_________. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal:

         o prior to the first anniversary of the cut-off date an amount equal to ____% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through subordination with respect to Fraud Losses on the mortgage loans up to the date of determination,

         o from the first to the second anniversary of the cut-off date, an amount equal to:

              (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut- off date and (b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date MINUS

              (2) the aggregate amounts allocated through subordination with respect to Fraud Losses on the mortgage loans since the most recent anniversary of the cut-off date up to the date of determination and

        o from the second to the fifth anniversary of the cut-off date, an amount equal to:

              (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut- off date, and (b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date MINUS

              (2) the aggregate amounts allocated through subordination with respect to Fraud Losses on the mortgage loans since the most recent anniversary of the cut-off date up to the date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero.

     The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses, or the Bankruptcy Amount, through subordination will initially be equal to approximately $_______. As of any date of determination, the Bankruptcy Amount shall equal the initial Bankruptcy Amount less the sum of any amounts allocated through subordination for these losses up to the date of determination.

     The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be reduced or modified upon confirmation from Standard & Poor's and Fitch that this reduction or modification will not adversely affect the then-current ratings assigned to the offered certificates. A reduction or modification of this kind may adversely affect the coverage provided by the subordination with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses.


RESTRICTIONS ON TRANSFER OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES

     Because the subordinate certificates are subordinate to the senior certificates, the subordinate certificates of any class may not be purchased by or transferred to a fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA or Section 4975 of the Code--each being referred to in this prospectus supplement as a Plan--except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. In addition, the Residual Certificates may not be purchased by or transferred to a Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "ERISA Considerations" in this prospectus supplement.

     In addition, the Residual Certificates will be subject to additional restrictions. For a description of these additional restrictions, see "Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.



                         POOLING AND SERVICING AGREEMENT

GENERAL DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the pooling and servicing agreement will consist of:

         o all of the depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents,

         o all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans,

         o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on the mortgaged properties,

         o the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement and

         o the rights of the depositor under the mortgage loan purchase agreement among the depositor, the mortgage loan seller and the originator, other than rights of the depositor to indemnification by the originator.

     Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the pooling and servicing agreement and the offered certificates. The offered certificates will be transferable and exchangeable at the corporate trust offices of the trustee, located in Minneapolis, Minnesota. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the 390 Greenwich Street, 4th Floor, New York, NY 10013.

ASSIGNMENT OF THE MORTGAGE LOANS

     The depositor will deliver to the trustee or to a custodian with respect to each mortgage loan:

         o the mortgage note endorsed without recourse to the trustee to reflect the transfer of the mortgage loan,

         o the original mortgage with evidence of recording indicated on the mortgage and

         o an assignment of the mortgage in recordable form to the trustee, reflecting the transfer of the mortgage loan. These assignments of mortgage loans are required to be recorded by or on behalf of the depositor in the appropriate offices for real property records.


THE MASTER SERVICER

     The information set forth in the following paragraphs has been provided by ____________________. None of the depositor, the mortgage loan seller, the trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.


     The following table summarizes the master servicer's one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the master servicer from other loan originators.


                                                                                                          PERIOD ENDED
                                                  YEAR ENDED DECEMBER 31,                                   JUNE 30,
                       ---------------------------------------------------------------------------------------------------
                            1996            1997               1998               1999                        2000
                       ---------------------------------------------------------------------------------------------------
                                                  (DOLLARS IN THOUSANDS)
                       ---------------------------------------------------------------------------------------------------
Originations.........

Sales................

     The following table sets forth the master servicer's delinquency and loss experience at the dates indicated on its servicing portfolio of mortgage loans originated under the master servicer programs

(the majority of such mortgage loans reflected in the following table are adjustable rate mortgage loans):


                                                                                                                    At
                                                                   At December 31,                               June 30,
                                           ----------------------------------------------------------------------------------
                                                1996            1997            1998            1999               2000
                                           ----------------------------------------------------------------------------------
                                                           (Dollars in Thousands)
Total Outstanding Principal
  Balance................................

Number of Loans..........................

DELINQUENCY

Period of Delinquency:

31-60 Days

         Principal Balance...............

         Number of Loans.................

         Delinquency as a Percentage
         of Total Outstanding Principal
           Balance.......................

         Delinquency as a Percentage
           of Number of Loans............

61-90 Days

         Principal Balance...............

         Number of Loans.................

         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance.............

         Delinquency as a Percentage
           of Number of Loans............

91 Days or More

         Principal Balance...............

         Number of Loans.................

         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance.............

         Delinquency as a Percentage
           of Number of Loans............

Total Delinquencies:

         Principal Balance...............

         Number of Loans.................

         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance.............

         Delinquency as a Percentage
           of Number of Loans............

FORECLOSURES PENDING(1)

         Principal Balance...............

         Number of Loans.................

         Foreclosures Pending as a
           Percentage of Total
           Outstanding Principal
         Balance.........................

         Foreclosures Pending as
         a Percentage of Number of
         Loans...........................

NET LOAN LOSSES for the Period(2)........

NET LOAN LOSSES as a Percentage
  of Total Outstanding Principal
  Balance................................

-------------------

(1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net loan losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of ___________ loans serviced by __________ have been conveyed to REMIC trust funds.

     The following table sets forth the master servicer's delinquency and loss experience at the dates indicated on its entire residential (including multi-family) mortgage loan servicing portfolio:

                                                          AT DECEMBER 31,                                      AT JUNE 30,
                                               1996            1997             1998             1999              2000
                                           ----------------------------------------------------------------------------------
                                                           (Dollars in Thousands)
                                           ----------------------------------------------------------------------------------
Total Outstanding Principal
  Balance...............................

Number of Loans.........................

DELINQUENCY

Period of Delinquency:

31-60 Days

        Principal Balance...............

        Number of Loans.................

        Delinquency as a Percentage
        of Total Outstanding

        Principal
          Balance.......................

        Delinquency as a Percentage
          of Number of Loans............

61-90 Days

        Principal Balance...............

        Number of Loans.................

        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............

        Delinquency as a Percentage
          of Number of Loans............

91 Days or More

        Principal Balance...............

        Number of Loans.................

        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............

        Delinquency as a Percentage
          of Number of Loans............

Total Delinquencies:

        Principal Balance...............

        Number of Loans.................

        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............

        Delinquency as a Percentage
          of Number of Loans............

FORECLOSURES PENDING(1)

        Principal Balance...............

        Number of Loans.................

        Foreclosures Pending as a
          Percentage of Total
          Outstanding Principal
          Balance.......................

        Foreclosures Pending as
        a Percentage of Number of
        Loans...........................

NET LOAN LOSSES for the
  Period(2).............................

NET LOAN LOSSES as a
  Percentage of Total Outstanding
  Principal Balance.....................

---------------

(1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net loan losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by __________ have been conveyed to REMIC trust funds.


THE TRUSTEE

     ___________________, a national banking association, will act as trustee for the certificates under the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at .

     The principal compensation to be paid to the trustee, or the trustee's fee, in respect of its obligations under the pooling and servicing agreement will be equal to accrued interest at the trustee's fee rate of ______% per annum on the stated principal balance of each mortgage loan. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust fund and will be held harmless against any loss, liability or expense, incurred by the trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

         o resulting from a breach of the master servicer's obligations and duties under the pooling and servicing agreement,

         o that constitutes a specific liability of trustee under the pooling and servicing agreement or

         o incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

     This indemnification will not include expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the pooling and servicing agreement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the master servicer, or the servicing fee, in respect of its servicing activities for the certificates will be equal to accrued interest at the servicing fee rate of ____% per annum with respect to each mortgage loan master serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. As additional servicing compensation, the master servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans master serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the certificate account and any escrow accounts in respect of mortgage loans master serviced by it. The master servicer is obligated to offset any Prepayment Interest Shortfall in respect of mortgage loans master serviced by it on any distribution date with Compensating Interest to the extent of its aggregate servicing fee for the distribution date. The master servicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans master serviced by it and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. The master servicer is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement. See "Description of the Certificates--Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the master servicer and "Federal Income Tax Consequences" in this prospectus supplement regarding taxes payable by the master servicer.

VOTING RIGHTS

     At all times, __% of all voting rights will be allocated among the holders of the certificates, other than the Class XS Certificates and the Residual Certificates, in proportion to the then outstanding certificate principal balances of their respective certificates, __% of all voting rights will be allocated among the holders of the Class XS Certificates in proportion to the then outstanding Notional Amounts of their respective certificates and __% of all voting rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in each class evidenced by their respective certificates.


TERMINATION

     The master servicer will have the right to purchase the mortgage loans and any properties acquired in respect of the mortgage loans on any distribution date, once the aggregate principal balance of the mortgage loans and properties at the time of purchase is reduced to less than __% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the master servicer elects to exercise this option, the election will effect the termination of the trust fund and the early retirement of the certificates. In the event the master servicer exercises this option, notwithstanding the terms of the prospectus, the purchase price payable in connection with the termination will be equal to par plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed. The portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds:

         o in the case of the certificates of any class, other than the Class XS Certificates, 100% of the then outstanding certificate principal balance of the class, PLUS

         o in the case of the certificates of any class, one month's interest on the then outstanding certificate principal balance or Notional Amount of the class at the then applicable Pass-Through Rate for the class plus any previously accrued but unpaid interest on the class.

     In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. For further information regarding the circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates see, "Description of the Certificates--Termination" in the prospectus.


                         FEDERAL INCOME TAX CONSEQUENCES


     A separate elections will be made to treat designated portions of the trust fund as a real estate mortgage investment conduit or REMIC for federal income tax purposes. Prior to the sale of the certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the REMIC will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, or the Code.

     For federal income tax purposes:

         o the Class R Certificates will be the sole class of residual interests in the REMIC and

         o the senior certificates and the subordinate certificates will evidence the regular interests in, and will be treated as debt instruments of, the REMIC. See "Federal Income Tax Consequences--REMIC--Classification of REMICs" in the prospectus.

     For federal income tax reporting purposes, the Class XS Certificates will, and the Class A Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to ____% of CPR.

No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The IRS has issued regulations, referred to in this prospectus supplement as the OID Regulations, under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class XS Certificates should be aware that the OID Regulations do not adequately address all issues relevant to, or are not applicable to, securities such as the Class XS Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular certificates that provide for payments based on a variable rate such as the Class XS Certificates. Prospective purchasers of the Class XS Certificates are advised to consult their tax advisors concerning the tax treatment of these certificates.

     If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any certificateholder and in particular, the holders of the Class XS Certificates, the amount of original issue discount allocable to this period would be zero, and the certificateholder will be permitted to offset these amounts only against the respective future income, if any, from the certificate. Although uncertain, a certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the certificateholder is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any loss of this kind might be treated as a capital loss.

     The OID Regulations suggest that original issue discount with respect to securities such as the Class XS Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Class XS Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption, treating all uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

     The OID Regulations may permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of the certificates in this regard.

     Some classes of certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize this premium under a constant yield method in which case the amortizable premium will be allocated among the interest payments on these certificates and will be applied as an offset against these interest payments. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and real estate assets under Section 856(c)(4)(A) of the Code, in the same proportion that the assets in the related trust fund would be so treated. In addition, interest on the offered certificates will be treated as interest on obligations secured by mortgages on real property under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as real estate assets under Section 856(c)(4)(A) of the Code. The offered certificates, other than the Residual Certificates, also will be treated as qualified mortgages under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

     It is not anticipated that the REMIC will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any tax is imposed on the REMIC, this tax will be borne:

         o by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement,

         o by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement and

         o otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the related offered certificates. See "Description of the Certificates-- General Description of the Certificates" and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the trustee. See "Federal Income Tax
Consequences--REMICs--Reporting and Other Administrative Matters" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued regulations under the provisions of the Code related to REMICs, which are referred to in this prospectus supplement as the REMIC Regulations, that significantly affect holders of the Residual Certificates. The REMIC Regulations will impose restrictions on the transfer or acquisition of residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of noneconomic residual interests to United States persons. The REMIC Regulations also provide that transfers of a Residual Certificate to a non-United States person may be disregarded for tax purposes. Transfers of the Residual Certificates to these persons are, however, prohibited under the pooling and servicing agreement. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus and "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" in this prospectus supplement for additional restrictions on transfer of the Residual Certificates.

     The REMIC Regulations also provide that a transfer to a United States person of noneconomic residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of noneconomic residual interests will continue to remain liable for any taxes due with respect to the income on these residual interests, unless no significant purpose of the transfer was to impede the assessment or collection of tax. Based on the REMIC Regulations, the Residual Certificates will constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to restrictions under the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

     The holders of the Residual Certificates will be required to report taxable income and pay tax with respect to the early accrual periods of the REMIC's term that significantly exceeds the amount of cash distributions received by these holders from the REMIC with respect to these periods. Furthermore, the tax on this income will exceed the cash distributions with respect to these periods. Consequently, holders of Residual Certificates should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the wash sale rules of Section 1091 of the Code, may cause the after-tax rate of return of a holder of a Residual Certificate to be zero or negative even where the holders' pre-tax rate of return is positive. That is, on a present value basis, the resulting tax liabilities of a holder of a Residual Certificate will substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

     An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the holder's regular tax liability and will not be able to deduct these fees or expenses to any extent in computing the holder's alternative minimum tax liability. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass Through of Miscellaneous Itemized Deductions" in the prospectus.

     Potential investors in Residual Certificates should also be aware that under the terms of the pooling and servicing agreement, the holders of the largest percentage interest in the Residual Certificates shall, by their acceptance of these certificates, agree to irrevocably appoint the trustee as their agent to perform all of the duties of the tax matters person for the REMIC.

     Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                             METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the underwriting agreement, dated _________ __, ____, the depositor has agreed to sell, and ______________, the underwriter, has agreed to purchase the offered certificates. The underwriter is obligated to purchase all offered certificates of the respective classes offered by this prospectus supplement if it purchases any. The underwriter is an affiliate of the depositor.

     Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately _________% of the aggregate initial certificate principal balance of the offered certificates, other than the Class XS Certificates, plus accrued interest on the offered certificates. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the book-entry certificates will be made through the facilities of DTC, and that delivery of each other class of offered certificates and the Residual Certificates will be made at the offices of the underwriter, 390 Greenwich Street, 4th Floor, New York, New York 10013, in each case, on or about the closing date.

     The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.



                                SECONDARY MARKET


     There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement.



                                 LEGAL OPINIONS


     Legal matters relating to the offered certificates will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.



                                     RATINGS


     It is a condition to the issuance of the certificates that the Class A Certificates and the Residual Certificates be rated "AAA" by _________________ and "AAA" by ____________, that the Class XS Certificates be rated "AAAr" by ________ and "AAA" by ______, that the Class B-1 Certificates be rated at least "AA" by _________ and at least "AA" by _______, that the Class B-2 Certificates be rated at least "A" by _________ and at least "A" by ________, and that the Class B-3 Certificates be rated at least "BBB" by __________.

     The ratings of _________ and ________ assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which these certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events or that the holders of the Class XS Certificates may fail to recover fully their initial investment. In addition, the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of the Residual Certificates of any amounts in excess of their initial Certificate Balance and interest on that Certificate Balance.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

     The depositor has not requested that any rating agency rate any class of the offered certificates other than as stated in the immediately preceding paragraph. However, there can be no assurance as to whether any other rating agency will rate any class of the offered certificates, or, if it does, what rating would be assigned by that rating agency. A rating on any class of the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the classes of the offered certificates as stated in the first paragraph of this seciton.



                                LEGAL INVESTMENT


     The senior certificates and the Class B-1 Certificates will constitute mortgage related securities for purposes of SMMEA, for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the prospectus, and, therefore, will be legal investments for some entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in mortgage related securities provided that the restrictive legislation was enacted prior to October 3, 1991. There are ten states that have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and the Class B- 3 Certificates will not constitute mortgage related securities for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.



                              ERISA CONSIDERATIONS


     A fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA or Section 4975 of the Code, each referred to in this prospectus supplement as a Plan, or any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, or the exemption, as described under "Considerations for Benefit Plan Investors" in the prospectus, to the underwriter. The exemption exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on these prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriter such as the senior certificates, and the servicing and operation of asset pools such as the mortgage pool. To obtain the benefit of the exemption, however, the conditions set forth under "Considerations for Benefit Plan Investors" in the prospectus must be satisfied. The purchase of the senior certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the exemption. However, the exemption contains a number of conditions which must be met for the exemption to apply, as described in the prospectus, including the requirement that any Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing a Senior Certificate must make its own determination that the conditions set forth in the exemption will be satisfied with respect to the senior certificates.

     Because the characteristics of the subordinate certificates and the Residual Certificates will not meet the requirements of Prohibited Transaction Class Exemption, or PTCE, 83-1, as described in the prospectus, or the exemption, the purchase, sale or holding of the subordinate certificates or the Residual Certificates by, on behalf of or with Plan Assets of any Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Therefore, the pooling and servicing agreement provides that transfers of Subordinate or Residual Certificates to a Plan, a trustee or other person acting on behalf of any Plan or to any person using Plan Assets to effect this acquisition will not be registered by the trustee unless the purchaser of these certificates provides the depositor, the trustee and the master servicer with either:

         o an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the master servicer, the trustee or the trust fund, to the effect that the purchase of these certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the depositor, the master servicer, the trustee or the trust fund to any obligation in addition to those undertaken in the pooling and servicing agreement OR

         o a certification of facts, which in the case of the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, the purchaser will be deemed to have represented the certification of facts, substantially to the effect that the purchase of offered certificates by or on behalf of a Plan is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement and the following conditions are met:

         o the transferee is an insurance company and:

              o the source of funds used to purchase the offered certificates is an insurance company general account, as that term is defined in PTCE 95-60,

              o the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and

              o there is no Plan with respect to which the amount of the general account's reserves and liabilities for contracts held by or on behalf of the Plan and all other Plans maintained by the same employer, or any affiliate thereof, as defined in PTCE 95-60, or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of the general account, as determined under PTCE 95-60, as of the date of the acquisition of the certificates;

         o the transferee is an insurance company and:

              o the source of funds used to purchase the certificates is an insurance company general account,

              o the requirements of Sections 401(c) of ERISA and the regulations to be promulgated thereunder have been satisfied and will continue to be satisfied and

              o the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold the certificates after the date which is 18 months after the 401(c) Regulations become final and that unless a class exemption or an exception under Section 401(c) of ERISA is then available for the continued holding of the certificates, it will dispose of the certificates prior to the date which is 18 months after the 401(c) Regulations become final;

         o the transferee is an insurance company and:

              o the source of funds used to purchase the certificates is an insurance company pooled separate account, as that term is defined in PTCE 90-1,

              o the conditions set forth in PTCE 90-1 have been satisfied and

              o there is no Plan, together with all other Plans maintained by the same employer, or any affiliate thereof, as defined in PTCE 90-1, or by the same employee organization, with assets which exceed 10% of the total of all assets in such pooled separate account, as determined under PTCE 90-1, as of the date of the acquisition of the certificates;

         o the transferee is a bank and:

              o the source of funds used to purchase the certificates is a collective investment fund, as defined in PTCE 91-38,

              o the conditions set forth in PTCE 91-38 have been satisfied and

              o there is no Plan, the interests of which, together with the interests of any other Plans maintained by the same employer or employee organization, in the collective investment fund exceed 10% of the total of all assets in the collective investment fund, as determined under PTCE 91-38, as of the date of acquisition of the certificates;

         o the transferee is a qualified professional asset manager described in PTCE 84-14 and the conditions set forth in PTCE 84-14 have been satisfied and will continue to be satisfied; or

         o the transferee is an in-house asset manager described in PTCE 96-23 and the conditions set forth in PTCE 96-23 have been satisfied and will continue to be satisfied. The subordinate certificates and the Residual Certificates will contain a legend describing these restrictions on transfer.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that the senior certificates constitute certificates for purposes of the exemption and that the specific conditions of the exemption and the other requirements set forth in the exemption would be satisfied. In addition, before purchasing a Subordinate Certificate or Residual Certificate, a fiduciary of a Plan should itself confirm that the conditions to the purchase described in this section would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a certificate should consult with its counsel with respect to the potential applicability to this investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the prospectus.

                           $____________ (APPROXIMATE)


                   SALOMON BROTHERS MORTGAGE SECURITIES, INC.
                                    DEPOSITOR


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES ____-__


                              PROSPECTUS SUPPLEMENT
                            DATED _________ ___, ____


                                 MASTER SERVICER



                                   UNDERWRITER



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ ___, ____.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated October __, 2000
                                                                     [Version 2]
Prospectus Supplement (to Prospectus dated         , ____)

$___________ (APPROXIMATE)

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-___
ISSUER

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR


MASTER SERVICER

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement, together with the accompanying prospectus will constitute the complete prospectus.
--------------------------------------------------------------------------------

OFFERED CERTIFICATES           The trust created for the Series _____-__
                               certificates will hold a pool of one- to four-family residential first and second mortgage loans. The trust will issue ______ classes of offered certificates. You can find a list of these classes, together with their principal balances, pass-through rates and other characteristics, on Page S-__ of this prospectus supplement. Credit enhancement for all of the offered certificates will be provided by a certificate insurance policy and overcollateralization.

UNDERWRITING          _______________________, as underwriter, will offer to the public the Class A-1 Certificates through Class A-7
                      Certificates, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten certificates will be approximately
                      _____% of the principal balance of the underwritten certificates plus accrued interest, before deducting expenses. See "Method of Distribution".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                                ----------------------------------------
                                             Underwriter

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

     o this prospectus supplement, which describes the specific terms of this series of certificates.


Salomon Brothers Mortgage Securities VII, Inc. maintains its principal office at 390 Greenwich Street, 4th Floor, New York, New York 10013. Its telephone number is (212) 816-6000.

                                                    TABLE OF CONTENTS
                                                                                                                      PAGE
                                                                                                                      ----
                                                   PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement.......................................................................................S-4
Risk Factors...........................................................................................................S-9
Use of Proceeds.......................................................................................................S-17
The Mortgage Pool.....................................................................................................S-17
Yield on the Certificates.............................................................................................S-24
Description of the Certificates.......................................................................................S-32
Pooling and Servicing Agreement.......................................................................................S-49
The Insurer...........................................................................................................S-57
Federal Income Tax Consequences.......................................................................................S-59
Method of Distribution................................................................................................S-61
Secondary Market......................................................................................................S-62
Legal Opinions........................................................................................................S-62
Experts...............................................................................................................S-62
Ratings...............................................................................................................S-62
ERISA Considerations..................................................................................................S-63

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series........................Salomon Brothers Mortgage Securities VII,
                                       Inc. Mortgage Pass-Through Certificates,
                                       Series ____-___.

Cut-off Date...........................________ __, ____.

Closing Date...........................On or about _______ __, ____.

Depositor..............................Salomon Brothers Mortgage Securities VII,
                                       Inc. The depositor will deposit the
                                       mortgage loans into the trust. The
                                       depositor's principal offices are located at 390 Greenwich Street, 4th Floor, New York, New York 10013. Its telephone number is (212) 816-6000. SEE "THE
                                       DEPOSITOR" IN THE PROSPECTUS.

Mortgage Loan Seller..................._____________.

Master Servicer........................________________. SEE "THE MORTGAGE
                                       POOL--UNDERWRITING STANDARDS OF ________
                                       AND REPRESENTATIONS CONCERNING THE
                                       MORTGAGE LOANS" AND "POOLING AND
                                       SERVICING AGREEMENT--____________" IN
                                       THIS PROSPECTUS SUPPLEMENT.

Originators and Servicers..............______________ and ____________. SEE "THE
                                       MORTGAGE POOL--UNDERWRITING STANDARDS OF
                                       __________ AND REPRESENTATIONS CONCERNING
                                       THE MORTGAGE LOANS" AND "POOLING AND
                                       SERVICING AGREEMENT--______________" AND
                                       "--______________" IN THIS PROSPECTUS
                                       SUPPLEMENT.

Trustee................................_________________, a national banking association, will be the trustee of the
                                       trust. SEE "POOLING AND SERVICING
                                       AGREEMENT--THE TRUSTEE" IN THIS
                                       PROSPECTUS SUPPLEMENT.

Trust Administrator...................._________________, a national banking association, will perform several
                                       administrative functions on behalf of the trustee and will act as the initial paying agent, certificate registrar and custodian. SEE "POOLING AND SERVICING AGREEMENT--TRUST ADMINISTRATOR" IN THIS PROSPECTUS SUPPLEMENT.

Insurer................................_________________. SEE "THE INSURER" IN
                                       THIS PROSPECTUS SUPPLEMENT.

Distribution Dates.....................Distributions on the offered certificates will be made on the 25th day of each
                                       month, or, if that day is not a business day, on the next succeeding business day, beginning in _______ ----.

Offered Certificates...................Only the certificates listed in the immediately following table are being
                                       offered by this prospectus supplement.
                                       Each class of offered certificates will
                                       have the approximate initial certificate principal balance and fixed pass-through rate set forth in the immediately following table.


                      INITIAL              PASS-                             INITIAL CERTIFICATE          PASS-
     CLASS          CERTIFICATE           THROUGH              CLASS          PRINCIPAL BALANCE          THROUGH
                     PRINCIPAL              RATE                                                          RATE
                      BALANCE
--------------- -------------------- ------------------   ---------------- ------------------------ -----------------
A-1............         $___________       _____%         A-5  . . . . .         $__________             _____%

A-2............         $___________       _____%         A-6  . . . . .         $__________             _____%

A-3............         $___________       _____%         A-7  . . . . .         $__________             _____%

A-4............         $___________       _____%
=============== ==================== ==================   ================ ======================== =================

     The initial certificate principal balance of each class of certificates listed in the immediately preceding table is approximate. The pass-through rate will equal the lesser of the rate stated in the immediately preceding table and the weighted average net mortgage rate.

THE TRUST

The depositor will establish a trust with respect to the certificates, under the pooling and servicing agreement dated as of _______ __, ____ among the depositor, the servicers, the trust administrator and the trustee. There are _____ classes of certificates representing the trust. SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The certificates will evidence a partial undivided interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received in connection with the mortgage loans described in the next section and payments under the certificate insurance policy.


THE MORTGAGE LOANS

The trust will contain approximately _____ [conventional] [sub-prime] [nonconforming], one- to four-family, fixed-rate mortgage loans secured by first liens and second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $___________ as of _______
__, ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of _______ __, ____:


Approximate range of          _____% to
mortgage rates:               ______%.

Approximate weighted          _____%.
average mortgage
rate :

Approximate average           __ years and __
remaining term to             months.
stated maturity:

Approximate second            ____%.
lien mortgage loans:

Approximate balloon           _____%.
loans:

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES

OFFERED CERTIFICATES. The offered certificates will be sold by the depositor to the underwriter on the closing date.

The offered certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. SEE "DESCRIPTION OF THE CERTIFICATES --REGISTRATION OF THE OFFERED CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CLASS CE CERTIFICATES. The Class CE Certificates are one of the ______ classes of certificates representing the trust, but are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $__________, which is equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately ____% in the trust. The Class CE Certificates will be sold by the depositor to _______________ on the closing date.

CLASS P CERTIFICATES. The Class P Certificates are one of the ______ classes of certificates representing the trust, but are not offered by this prospectus supplement. The Class P Certificates will have an initial certificate principal balance of $___ and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be sold by the depositor to ____________ on the closing date.

RESIDUAL CERTIFICATES. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are the classes of certificates representing the residual interests in the trust, but are not offered by this prospectus supplement. These certificates will be sold by the depositor to ______________ on the closing date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists of the certificate insurance policy and overcollateralization, each as described in the next section and under "Description of the Certificates--Credit Enhancement" and "--Overcollateralization Provisions" in this prospectus supplement.

OVERCOLLATERALIZATION. The aggregate principal balance of the mortgage loans as of _______ __, ____ will exceed the aggregate certificate principal balance of the offered certificates and the Class P Certificates on the closing date by approximately $__________, which is equal to the initial certificate principal balance of the Class CE Certificates. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of ________ __, ____ and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement.

The pooling and servicing agreement provides, however, that subject to trigger tests set forth in the pooling and servicing agreement, the required level of overcollateralization may increase or decrease over time. SEE "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

CERTIFICATE INSURANCE POLICY. The offered certificates will be entitled to the benefit of the certificate insurance policy to be issued by _____________. The insurer will issue the certificate insurance policy as a means of providing additional credit enhancement to the offered certificates. The certificate insurance policy will irrevocably and unconditionally guarantee payment for the benefit of the holders of the offered certificates of an amount that will cover:

    o any interest shortfalls, except for the shortfalls described in this prospectus supplement, allocated to the offered certificates,

    o the amount by which the outstanding principal amount of the offered certificates EXCEEDS the principal amount of the mortgage loans and

    o without duplication of the amount specified in the immediately preceding paragraph, the outstanding principal amount of the offered certificates to the extent unpaid on the final distribution date or the earlier termination of the trust under the terms of the pooling and servicing agreement. SEE "DESCRIPTION OF THE CERTIFICATES--FINANCIAL GUARANTY INSURANCE POLICY" IN THIS PROSPECTUS SUPPLEMENT.

ALLOCATION OF LOSSES; SUBORDINATION. If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, then realized losses on the mortgage loans will be allocated to the offered certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class P Certificates. Subject to the terms of the certificate insurance policy, all realized losses allocated to the offered certificates will be covered by the certificate insurance policy. SEE "DESCRIPTION OF THE CERTIFICATES --ALLOCATION OF LOSSES; SUBORDINATION" AND "--FINANCIAL GUARANTY INSURANCE POLICY" IN THIS PROSPECTUS SUPPLEMENT.

P&I ADVANCES

Each servicer is required to advance delinquent payments of principal and interest on the mortgage loans that each services, subject to the limitations described under "Description of the Certificates--P&I Advances" in this prospectus supplement. These advances shall be referred to in this prospectus supplement as P&I Advances. Each servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "DESCRIPTION OF THE CERTIFICATES--P&I ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES IN RESPECT OF DELINQUENCIES" IN THE PROSPECTUS.

OPTIONAL TERMINATION

At its option, the majority holder of the Class CE Certificates, or if that holder does not exercise the option, the master servicer or the insurer, may purchase all of the mortgage loans, together with any properties in respect of the mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans, and properties acquired in respect of the mortgage loans, remaining in the trust has been reduced to less than __% or __%, as further provided in this prospectus supplement, of the aggregate principal balance of the mortgage loans as of _______ __, ____. SEE "POOLING AND SERVICING AGREEMENT-- TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES-- TERMINATION" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

Three separate elections will be made to treat designated portions of the trust as real estate mortgage investment conduits for federal income tax purposes. See "Federal Income Tax Consequences--Characterization of Investments in REMIC Certificates" in the prospectus.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive a rating of "Aaa" from _____________ and a rating of "AAA" from _____________.

The ratings on the offered certificates are based in part on the ratings of the claims- paying ability of the insurer by _______ and __________.

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered certificates will not constitute mortgage related securities for purposes of SMMEA because the mortgage pool includes mortgage loans that are secured by subordinate liens on the related mortgaged properties. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption to the underwriter. This exemption applies to certificates such as the offered certificates provided that the specific conditions set forth under "Considerations for Benefit Plan Investors" in the prospectus are satisfied. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS" IN THE PROSPECTUS.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

     You should carefully consider the following factors in connection with the purchase of the offered certificates:

[Appropriate Risk Factors as necessary]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     The originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. The originators provide loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who have equity in their property. While the originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, each originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Neither originator's underwriting standards prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the related originator's loan-to-value ratio determination.

     As a result of these underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS OF ___________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT].

[THE PAYMENT PERFORMANCE OF YOUR CERTIFICATES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE LOANS IN THE TRUST FUND; THE MORTGAGE LOANS IN THE TRUST FUND WHICH ARE DISCUSSED IN THIS SECTION MAY EXPOSE YOUR CERTIFICATES TO GREATER LOSSES.

     The certificates represent an interest in mortgage loans. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in the trust fund, any resulting losses, to the extent not covered by the credit enhancement, will be allocated to the certificates as described in this prospectus supplement, and consequently may adversely affect the yield to maturity on your certificate. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Furthermore, particular mortgage loans, including negative amortization mortgage loans, buydown mortgage loans and mortgage loans requiring the mortgagor to make a balloon payment, may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency or foreclosure. You should consider the following risks associated with the mortgage loans included in the trust fund: [AS APPLICABLE]

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL MAY RESULT IN OUTSTANDING PRINCIPAL BALANCES IN EXCESS OF THE VALUE OF THE UNDERLYING MORTGAGED PROPERTY WHICH COULD RESULT IN LOSSES ON YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _______________, are subject to negative amortization. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered the credit enhancement in the trust fund, holders of the certificates will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

[THE INABILITY OF A MORTGAGOR TO MAKE LARGER MONTHLY PAYMENTS FOLLOWING THE BUYDOWN PERIOD OF A BUYDOWN MORTGAGE LOAN MAY RESULT IN LOSSES ON THOSE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _________________ are buydown mortgage loans, subject to temporary buydown plans under which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from :

    o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

    o investment earnings on the amount, if any, contributed by the borrower, or

    o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

In most cases, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for some buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make these larger monthly payments could lead to losses on the mortgage loans, and to the extent not covered by the credit enhancement, may adversely affect the yield to maturity on your certificates.

[THE INABILITY OF A MORTGAGOR TO MAKE A BALLOON PAYMENT AT MATURITY, MAY EXPOSE YOUR CERTIFICATES TO LOSSES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, that is, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing economic conditions and the availability of credit for loans secured by comparable real properties.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. If the value of the mortgaged property and other security has declined, the trust fund could suffer losses on these mortgage loans that, to the extent not covered by [the credit enhancement] may be allocated to your certificates. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

[THE INABILITY OF A MORTGAGOR TO MAKE VARYING MONTHLY PAYMENTS UNDER A HOME EQUITY LINE OF CREDIT LOAN MAY RESULT IN LOSSES ON YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans that provide the borrower with a line of credit under which amounts may be advanced to the borrower by the lender from time to time. Collection on these types of mortgage loans may vary because, among other things:

         o borrowers may make payments during any month as low as the minimum monthly payment for the month, or just the interest and fees for the month during any interest-only period, or

         o borrowers may make payments as high as the entire outstanding charges on the mortgage loans.

     It is possible that borrowers may fail to make the required periodic payment and, to the extent not covered by credit support, these losses may adversely affect the yield to maturity on the related securities.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE SECURED BY JUNIOR LIENS, WHICH MAY EXPOSE THE OFFERED CERTIFICATES TO LOSSES IF THE TRUST FUND DOES NOT RECEIVE ADEQUATE FUNDS IN CONNECTION WITH A FORECLOSURE OF THE RELATED SENIOR LIEN TO SATISFY BOTH THE SENIOR AND JUNIOR LIEN.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans secured by junior liens and with respect to approximately ___% of these junior liens, the related senior liens are not included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior lien mortgage loan. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any junior lien mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at this type of sale, a bidder at the foreclosure sale of a junior lien mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior lien mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. A decline in the value of the mortgaged properties securing the mortgage loans with junior liens may increase the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be insufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates bear:

         o the risk of delay in distributions while a deficiency judgment against the borrower is obtained,

         o the risk of loss if the deficiency judgment is not realized upon and

         o the risk that deficiency judgments may not be available in all jurisdictions.

     Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL WERE ORIGINATED OUTSIDE THE UNITED STATES, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________, are mortgage loans secured by properties located in Puerto Rico and Guam. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL HAVE HIGH LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     Approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio, or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80%. No mortgage loan in the mortgage pool with a loan-to-value ratio, or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80% will be covered by a primary mortgage insurance policy. No first lien mortgage loan will have a loan-to-value ratio exceeding __% at origination and no second lien mortgage loan will have a combined loan-to-value ratio exceeding _____% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss in that an overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan and any losses, to the extent not covered by the credit enhancement, may affect the yield to maturity or your certificates. Furthermore, investors should note that the value of the mortgaged property may be insufficient to cover the outstanding balance of the certificates. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, these mortgage loans could not have been delinquent as of _______ __, ____].

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans located in other geographic regions. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your certificates to losses in addition to those present for similar mortgage-backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioriation of economic conditions in [name of state] which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by the [credit enhancement] will be allocated to your certificates.

[YOUR CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

     The certificates will not represent an interest in or obligation of the depositor, the servicers, the mortgage loan seller, the trustee, the trust administrator or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicers, the trustee, the trust administrator or any of their respective affiliates. The offered certificates are covered by the certificate insurance policy, as and to the extent described under the caption "Description of the Certificates--Financial Guaranty Insurance policy" in this prospectus supplement. Proceeds of the assets included in the trust and proceeds from the certificate insurance policy will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the servicers, the mortgage loan seller, the trustee, the trust administrator or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR CERTIFICATES WILL BE AFFECTED BY THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS.

     The rate and timing of distributions allocable to principal on the offered certificates will depend on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation of these payments to pay principal on the offered certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates, the offered certificates are subject to substantial inherent cash- flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan.

     Prior to the distribution date in ___________ ____, no principal payments or a disproportionately small portion of the amount of principal then payable to the offered certificates will be distributed on the Class ___ Certificates. After that date, a disproportionately large portion of the amount of principal then payable to the offered certificates will be distributed on the Class ___ Certificates as more fully described in this prospectus supplement.

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS WHICH COULD IMPACT THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR CERTIFICATES.

     In most cases, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at the higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates at a time when reinvestment at comparable yields may not be possible.

     Except as otherwise described in this prospectus supplement, distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, rather than on a PRO RATA basis among these classes. The timing of commencement of principal distributions and the weighted average life of each class of certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on that class.

     FOR FURTHER INFORMATION REGARDING THE EFFECT OF PRINCIPAL PREPAYMENTS ON THE WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES, SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT, INCLUDING THE TABLE ENTITLED "PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION"].

[THE YIELD ON YOUR CERTIFICATES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS.

     The yield to maturity on the offered certificates will depend on:

     o   the applicable purchase price; and

     o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans, payments by the insurer, and the allocation of those payments to reduce the certificate principal balance of the certificates, as well as other factors.

     The yield to investors on the offered certificates will be adversely affected by any allocation to the offered certificates of interest shortfalls on the mortgage loans not covered by the insurer.

     If the offered certificates are purchased at a premium and principal distributions on the certificates occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the certificates occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of ___% of the constant prepayment rate, as more fully described in this prospectus supplement, and weighted average lives corresponding to that prepayment assumption. No representation is made that the mortgage loans will prepay at this rate or at any other rate. The yield assumptions for the offered certificates will vary as determined at the time of sale].

[THE YIELD ON YOUR CERTIFICATES WILL BE AFFECTED BY THE SPECIFIC TERMS THAT APPLY TO THAT CLASS, DISCUSSED IN THIS RISK FACTOR.

     The multiple class structure of the offered certificates causes the yield of some classes to be particularly sensitive to changes in the rates of prepayments of the mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on these classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on that class.

     In particular, the Class ___ Certificates do not receive, unless the certificate principal balances of the other classes of offered certificates have been reduced to zero, any portion of principal payments prior to the distribution date in _______ ____. In addition, the Class ___ Certificates will receive, unless the certificate principal balances of the other classes of offered certificates have been reduced to zero, a disproportionately small or large portion of the amount of principal then payable to the offered certificates thereafter. Therefore, the weighted average life of the Class ___ Certificates will be longer or shorter than would otherwise be the case. The effect on the market value of the Class ___ Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of offered certificates entitled to principal distributions].

[VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR CERTIFICATES.

     Applicable state laws regulate interest rates and other charges, require disclosure, and require licensing of the originators. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, or the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds additional provisions to Regulation Z, which is the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In most cases, mortgage loans covered by the Riegle Act have annual percentage rates over 10% greater than the yield on treasury securities of comparable maturity and fees and points which exceed the greater of 8% of the total loan amount or $441, which amount is adjusted annually based on changes in the consumer price index for the year. The provisions of the Riegle Act apply on a mandatory basis to all applicable mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would, in most cases, be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related originator to damages and administrative enforcement.

     Each originator will represent that as of the closing date, each mortgage loan originated by it is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, the related originator will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[IF THE INSURER FAILS TO MEET ITS OBLIGATIONS UNDER THE POLICY, YOU MAY EXPERIENCE A LOSS ON YOUR INVESTMENT

     If the protection created by the overcollateralization is insufficient and the insurer is unable to meet its obligations under the certificate insurance policy, then you could experience a loss on your investment. In addition, any reduction in a rating of the claims-paying ability of the insurer may result in a reduction in the rating of the offered certificates].

[YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE SERVICERS TO PERFORM THEIR DUTIES

     As is the case with most companies using computers in their operations, each servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the servicers' computer programs that have time- sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any occurrence of this kind could result in major computer system failure or miscalculations. Each servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the related servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the servicer under the pooling and servicing agreement could be materially adversely affected].

         All capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                                 USE OF PROCEEDS

     The mortgage loan seller will sell the mortgage loans to the depositor and the depositor will convey the mortgage loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the certificates will be applied by the depositor to the purchase of the mortgage loans from the mortgage loan seller. These net proceeds will represent the purchase price to be paid by the depositor to the mortgage loan seller for the mortgage loans. The mortgage loans were previously purchased by the mortgage loan seller either directly or indirectly from the originator.


                                THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

     The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed- rate mortgage loans secured by first liens or second liens on residential real properties and having an aggregate principal balance as of _______ __, ____, which date will also be referred to in this prospectus supplement the cut-off date of approximately $___________, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than [30] years.

     References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date.

     The mortgage loans are secured by first or second mortgages or deeds of trust or other similar security instruments creating first liens or second liens on residential properties. The mortgaged properties in the mortgage pool consist of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing. The mortgage loans to be included in the mortgage pool will be acquired by the depositor from the mortgage loan seller, who acquired the mortgage loans either directly or indirectly from the originators. _______________ will act as the master servicer under the pooling and servicing agreement for the mortgage loans and each of the master servicer and ________________ will act as the servicer under the pooling and servicing agreement for the mortgage loans originated by it. See "--Underwriting Standards of _________ and Representations Concerning the Mortgage Loans" in this prospectus supplement

     ____ mortgage loans, representing approximately ____% of the mortgage loans, have first payment dates occurring in _________ ____. With respect to these mortgage loans, no principal amortization payments will be distributed in _______ ____ unless principal payments on these mortgage loans are received in the Prepayment Period applicable to the distribution date occurring in _______ ____. On the closing date, however, cash will be deposited with the trust administrator in an amount equal to interest accrued on these mortgage loans, net of the related servicing fee, for the related Interest Accrual Period for distribution to the holders of the offered certificates on the first distribution date.

     The mortgage loans have scheduled monthly payments due on the first day of the month and that day will be referred to in this prospectus supplement as the due date. Each mortgage loan will contain a customary due-on-sale clause.

     Approximately _____% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related mortgage note. These mortgage loans provide for payment of a prepayment charge on some partial prepayments and all prepayments in full made within a specified period not in excess of ____ years from the date of origination of the mortgage loan, as provided in the related mortgage note. The amount of the prepayment charge is as provided in the related mortgage note, but, in most cases, is equal to _____ month's interest on any amounts prepaid in excess of __% of the then outstanding principal balance of the related mortgage loan in any __ month period, as permitted by law. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. Under those instances described in the pooling and servicing agreement, the applicable servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicers with respect to the waiver of the prepayment charges, may have on the prepayment performance of the mortgage loans. The depositor makes no representation as to the effect that the prepayment charges, and decisions by the servicers with respect to the waiver of the prepayment charges, may have on the prepayment performance of the mortgage loans.

     Approximately ___% of the mortgage loans are buydown mortgage loans.

     Approximately _____% of the mortgage loans are balloon loans. Each balloon loan amortizes over ___ months, but the final payment on each balloon loan is due and payable on the ___th month. The amount of the final payment on each balloon loan is substantially in excess of the amount of the scheduled monthly payment on the balloon loan for the period prior to the due date of the final payment.

     The average principal balance of the mortgage loans at origination was approximately $______. No mortgage loan had a principal balance at origination greater than approximately $_______ or less than approximately $_____. The average principal balance of the mortgage loans as of the cut-off date was approximately $______. No mortgage loan had a principal balance as of the cut-off date greater than approximately $_______ or less than approximately $_____.

     The mortgage loans had mortgage rates as of the cut-off date ranging from approximately _____% per annum to approximately ______% per annum, and the weighted average mortgage rate was approximately _____% per annum.

     The weighted average loan-to-value ratio, or combined loan-to-value ratio, in the case of second lien mortgage loans, of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio, or combined loan-to-value ratio, in the case of any second lien mortgage loan, greater than approximately _____% or less than approximately ____%.

     Approximately ____% of the mortgage loans are secured by second liens on the related mortgaged property.

     The weighted average remaining term to stated maturity of the mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the mortgage loans will have a first due date prior to ______ ____ or after _________ ____, or will have a remaining term to stated maturity of less than __ years and __ months or greater than [30] years as of the cut-off date. The latest maturity date of any mortgage loan is _______ ____.

     The mortgage loans are expected to have the following characteristics as of the cut-off date but investors should note that the sum in any column may not equal the total indicated due to rounding:

                                  PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION



                                                                                                   % OF
                                                          NUMBER      AGGREGATE ORIGINAL    AGGREGATE ORIGINAL
         RANGE ($)                                       OF LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
         ---------                                       --------    -------------------    ------------------
              -              ..........................
              -              ..........................
              -              ..........................
              -              ..........................

     Total.............................................


                              PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                       AGGREGATE           % OF AGGREGATE
                                                                   PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                       NUMBER      OUTSTANDING AS OF      OUTSTANDING AS OF
         RANGE ($)                                    OF LOANS     THE CUT-OFF DATE       THE CUT-OFF DATE
         ---------                                    --------    ------------------     -----------------
              -              .......................
              -              .......................
              -              .......................
              -              .......................

     Total..........................................

                                MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)                                          OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
-----------------                                          --------     ------------------     -----------------
      - .............................................
      - .............................................
      - .............................................
      - .............................................

     Total......................................


                                    ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN-TO-VALUE RATIO (%)                                    OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
-----------------------                                    --------     ------------------     -----------------
 - .....................................................
 - .....................................................
 - .....................................................
 - .....................................................

     Total..............................................

* References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.


                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOCATION                                                   OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
--------                                                   --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................

     Total..............................................

                                      MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
PROPERTY TYPE                                              OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
-------------                                              --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................

     Total..............................................


                                 MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
OCCUPANCY STATUS                                           OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
----------------                                           --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................

     Total..............................................

     The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                                               PURPOSE OF THE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN PURPOSE                                               OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
------------                                               --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................

     Total..............................................

                                            LOAN PROGRAMS OF THE MORTGAGE LOANS


                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN PROGRAM                                               OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
------------                                               --------     ------------------     -----------------
 ........................................................
 ........................................................

     Total..............................................


                                    RISK CATEGORIES OF THE _____________ MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
RISK CATEGORIES                                            OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
---------------                                            --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................

     Total..............................................

* Underwritten under the Mortgage Credit Only program. ** Underwritten under the Home Saver program.


                                     RISK CATEGORIES OF THE __________ MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
RISK CATEGORIES                                            OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
---------------                                            --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................

     Total..............................................

UNDERWRITING STANDARDS OF _________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS

     The mortgage loans will be acquired by the depositor from the mortgage loan seller. The mortgage loan seller will have acquired, either directly or indirectly, approximately _____% of the mortgage loans by aggregate principal balance as of the cut-off date, from ______________. The mortgage loan seller will have acquired approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, from ______________ ("________"). All of the mortgage loans were originated or acquired by the originators generally in accordance with the underwriting criteria described below.

     The information set forth below with regard to the originators' underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the originators. None of the depositor, the trustee, the trust administrator, the mortgage loan seller, the underwriter or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     The originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. All of the mortgage loans were also underwritten with a view toward the resale thereof in the secondary mortgage market. While the originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originators also consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

     As a result of the originators' underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than such changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

[Originator's Underwriting Programs]

     [Discussion of Underwriting Programs used by Originator 1 to originate mortgage loans such as those in the securitization]

[Originator's Underwriting Programs]

     [Discussion of Underwriting Programs used by Originator 2 to originate mortgage loans such as those in the securitization]


ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary.



                            YIELD ON THE CERTIFICATES


DELAY IN DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     The effective yield to holders of the offered certificates of each class will be less than the yields otherwise produced by their respective pass-through rates and purchase prices because:

          o on the first distribution date one month's interest is payable on the offered certificates even though __ days will have elapsed from the date on which interest begins to accrue o on the offered certificates,

          o on each succeeding distribution date the interest payable on the offered certificates is the interest accrued during the month preceding the month of the distribution date, which ends 24 days prior to the distribution date and

          o during each Interest Accrual Period, other than the first Interest Accrual Period, interest accrues on a Certificate Principal Balance that may be less than the Certificate Principal Balance of the class actually outstanding for the first 24 days of the Interest Accrual Period.

SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the applicable servicer to collect full amounts of interest on mortgage loans affected by application of the relief act. Each servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the related mortgage loans, but only to the extent of its servicing fee for the related Due Period. Accordingly, the effect of:

         o any principal prepayments on the mortgage loans, to the extent that Prepayment Interest Shortfalls exceed Compensating Interest or

         o any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders.

     Any of these shortfalls will be allocated among the certificates as provided under "Description of the Certificates--Interest Distributions on the Offered Certificates" and "--Overcollateralization Provisions" in this prospectus supplement. The certificate insurance policy will not cover any shortfalls resulting from application of the Relief Act. See "Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. Furthermore, since mortgage loans secured by second liens are not usually viewed by borrowers as permanent financing and, in most cases, carry a high rate of interest, the mortgage loans in the mortgage pool may experience a higher rate of prepayments than traditional mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the originators, the mortgage loan seller, the insurer or the master servicer. The mortgage loans may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge.

     Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the offered certificates that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificates are purchased at a discount or premium and the degree to which the timing of payments on the offered certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the offered certificates. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

     It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     Because principal distributions are paid to more senior classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having later priority will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. In particular, with respect to the Lockout Certificates, there will be periods when no principal payments or a disproportionately small portion of the amount of principal then payable to the offered certificates will be distributed on the Lockout Certificates, and during other periods, a disproportionately large portion of the amount of principal then payable to the offered certificates will be distributed on the Lockout Certificates. Unless the Certificate Principal Balances of the offered certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the distribution date in _______ ____.

     Defaults on mortgage loans are expected to occur with greater frequency in their early years and the rate of defaults and the severity of losses on mortgage loans secured by second liens may be substantially higher than mortgage loans secured by first liens. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan in the mortgage pool, other than as provided by the certificate insurance policy as described in this prospectus supplement, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards of ___________ and Representations Concerning the Mortgage Loans" in this prospectus supplement.

MARKET INTEREST RATE CONSIDERATIONS

     Because the mortgage rates on the mortgage loans in the mortgage pool and the pass-through rates on the offered certificates are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yield for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

BALLOON PAYMENTS

          The mortgage loans with balloon payments will not be fully-amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related mortgaged property, tax laws, prevailing economic conditions and the availability of credit for loans secured by residential property. Because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability to either refinance the loan or to sell the related mortgaged property, there is a risk that the balloon loans may default at maturity. Any defaulted balloon payment that extends the maturity of a mortgage loan in the mortgage pool may delay distributions of principal on the offered certificates and extend the weighted average life of the certificates and, if these certificates were purchased at a discount, reduce the yield on those certificates.

WEIGHTED AVERAGE LIVES

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

     Except as otherwise described under "Description of the Certificates--Principal Distributions on the Offered Certificates" in this prospectus supplement, distributions of principal will be made to the classes of the offered certificates according to the priorities described in this prospectus supplement, rather than on a PRO RATA basis among the classes of Class A Certificates, unless an insurer default exists. The timing of commencement of principal distributions to each class of the offered certificates and the weighted average life of each class will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class. Furthermore, the Lockout Certificates do not receive, unless the Certificate Principal Balances of the offered certificates other than the Lockout Certificates, have been reduced to zero, any portion of principal payments prior to the distribution date occurring in _______ ____. After that date, the Lockout Certificates will receive, unless the Certificate Principal Balances of the offered certificates, other than the Lockout Certificates, have been reduced to zero, a disproportionately small or large portion of principal payments. As a result, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of offered certificates entitled to principal distributions.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of ___% CPR.

     The tables following the next paragraph indicate the percentage of the initial Certificate Principal Balance of the offered certificates that would be outstanding after each of the dates shown at various percentages of the prepayment assumption and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions:

          o the mortgage pool consists of ______ mortgage loans with the characteristics set forth in the immediately following table entitled "Assumed Mortgage Loan Characteristics",

         o distributions on these certificates are received, in cash, on the 25th day of each month, commencing in _______ ____,

         o the mortgage loans prepay at the percentages of the prepayment assumption indicated,

         o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred,

         o none of the depositor, the originators, the mortgage loan seller, the majority holder of the Class CE Certificates, the insurer, the servicers, the master servicer or any other person purchases from the trust fund any mortgage loan under any obligation or option under the pooling and servicing agreement, except as indicated in the second sentence following the tables entitled "Percent of initial Certificate Principal Balance outstanding at the specified percentages of the prepayment assumption",

         o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month,

         o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in _______ ____, and include 30 days' interest on the mortgage loan,

         o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity,

         o the certificates are purchased on _______ __, ____,

         o the servicing fee rate is equal to ____% per annum, the master servicing fee rate is equal to ____% per annum on the mortgage loans directly serviced by ________ and is equal to ____% per annum on the mortgage loans serviced by __________, the administration fee rate is equal to ______% per annum and the amount of the premium payable to the insurer is as described under the heading "Pooling and Servicing Agreement--Matters Regarding the Insurer",***

         o the first _____ mortgage loans in the table entitled "Assumed Mortgage Loan Characteristics" are mortgage loans that do not by their terms have prepayment charges and the last _____ mortgage loans in the table entitled "Assumed Mortgage Loan Charactersistics" are mortgage loans that by their terms do have prepayment charges,

         o the _____ mortgage loan in the table entitled "Assumed Mortgage Loan Characteristics" is a balloon loan with a balloon payment of $_______ and the _____ mortgage loan in the table entitled "Assumed Mortgage Loan
Characteristics" is a balloon loan with a balloon payment of $_______ and

         o the _____, _____, _____, ______, _____ and _____ mortgage loans in the table entitled "Assumed Mortgage Loan Characteristics" are mortgage loans that have been originated by __________ and the _____, _____, _____, _____,
_____ and ______ mortgage loans in the table entitled "Assumed Mortgage Loan Characteristics" are mortgage loans that have been originated by ---------.

                                           ASSUMED MORTGAGE LOAN CHARACTERISTICS


    PRINCIPAL BALANCE                                      ORIGINAL TERM       REMAINING TERM
        AS OF THE                   MORTGAGE                TO MATURITY          TO MATURITY
      CUT-OFF DATE                    RATE                   (MONTHS)             (MONTHS)
      ------------                    ----                   --------             --------




         There will be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the offered certificates set forth in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables set forth immediately following this paragraph, the offered certificates may mature earlier or later than indicated by the tables. Based on the foregoing assumptions, the tables indicate the weighted average lives of the offered certificates and sets forth the percentages of the initial Certificate Principal Balance of the offered certificates that would be outstanding after each of the distribution dates shown, at various percentages of the prepayment assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following table. These variations may occur even if the average prepayment experience of all the mortgage loans included in the mortgage pool equals any of the specified percentages of the prepayment assumption.

                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                     SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                CLASS A-1 CERTIFICATES             CLASS A-2 CERTIFICATES             CLASS A-3 CERTIFICATES
                                ----------------------             ----------------------             ----------------------
DISTRIBUTION DATE           0%     50%   100%   150%   200%     0%    50%  100%   150%  200%      0%     50%  100%   150%    200%
-----------------         -------------------- -------------   ---------- ------ ------------   ------------ --------------------
Closing Date.............
 .........................
 .........................
 .........................
 .........................

Weighted Average Life
  in Years...............
Weighted Average Life
  in Years...............

-----------------

* Represents less than one-half of one percent.

  The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the previous sentence but assumes the majority holder of the Class CE Certificates exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement --Termination" in this prospectus supplement.
                                                 (TABLE CONTINUED ON NEXT PAGE.)

                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                     SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                 CLASS A-5 CERTIFICATES              CLASS A-6 CERTIFICATES             CLASS A-7 CERTIFICATES
                                 ----------------------              ----------------------             ----------------------
DISTRIBUTION DATE           0%    50%    100%   150%    200%      0%   50%   100%  150%   200%%     0%     50%  100%   150%    200%
-----------------         -----------   ----------------------   ---------  -------------------   ------ ----- --------------------
Closing Date.............
 .........................
 .........................
 .........................
 .........................

Weighted Average Life
  in Years...............

Weighted Average Life
  in Years...............

-----------------

* Represents less than one-half of one percent.

  The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the previous sentence but assumes the majority holder of the Class CE Certificates exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement --Termination" in this prospectus supplement.


                                              (TABLE CONTINUED FROM PRIOR PAGE.)

     There is no assurance that prepayments of the mortgage loans included in the mortgage pool will conform to any of the levels of the prepayment assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the offered certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the offered certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

     The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL DESCRIPTION OF THE CERTIFICATES

     The Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series ____-___ will consist of ______ classes of certificates, designated as:

         o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates, which will also be referred to in this prospectus supplement as the Senior Sequential Certificates;

         o the Class A-7 Certificates, which will also be referred to in this prospectus supplement as the Lockout Certificates;

         o the Class CE Certificates;

         o  the Class P Certificates and

         o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates, which will also be referred to in this prospectus supplement as the Residual Certificates.

     Only the Senior Sequential Certificates and the Lockout Certificates are being offered by this prospectus supplement. The Class CE Certificates, the Class P Certificates and the Residual Certificates, which are not being offered by this prospectus suupplement, will be sold by the depositor to ______________ on the closing date.

     Distributions on the offered certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in _______ ____.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of the mortgage pool of conventional, one- to four-family, fixed-rate, first lien and second lien mortgage loans having original terms to maturity of not greater than [30] years. The certificates have an aggregate principal balance as of the cut-off date of approximately $___________, subject to a permitted variance as described under "The Mortgage Pool" in this prospectus supplement.

     Each class of offered certificates will have the approximate initial Certificate Principal Balance and pass-through rate as set forth in the table appearing in the summary of this prospectus supplement. The pass-through rate on the Class A-6 Certificates for any distribution date will be a rate per annum equal to the lesser of:

         o _____% and

         o the Net WAC Pass-Through Rate for that distribution date.

     The offered certificates in the aggregate evidence an initial undivided interest of approximately _____% in the trust fund and the Class CE Certificates evidence an initial undivided interest of approximately ____% in the trust fund.

     The offered certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or DTC, and its participants, and in that capacity, will be referred to in this prospectus supplement as the book-entry certificates. The book-entry certificates will be issued in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations.

     The depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No person acquiring an interest in any offered certificate will be entitled to receive a certificate representing that person's interest, except as set forth in the section entitled "--Definitive Certificates". Unless and until a certificate is issued in fully registered certificated form, a definitive certificate, under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the offered certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the offered certificates shall refer to distributions, notices, reports and statements to DTC or CEDE & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Offered Certificates" and "--Definitive Certificates" in this prospectus supplement.

     Any definitive certificates will be transferable and exchangeable at the offices of the trust administrator. No service charge will be imposed for any registration of transfer or exchange, but the trust administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of this kind.

     All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made by the trust administrator on behalf of the trustee to the persons in whose names these certificates are registered at the close of business on each record date. The record date for each distribution date is:

         o with respect to any book-entry certificate, the close of business on the business day immediately preceding the distribution date or

         o with respect to any other class of certificates, including any definitive certificates, the close of business on the last business day of the month preceding the month in which the distribution date occurs.

     Distributions will be made either by check mailed to the address of each certificateholder as it appears in the certificate register or upon written request to the trust administrator at least five business days prior to the relevant record date by any holder of certificates having an aggregate initial Certificate Principal Balance that is in excess of the lesser of:

     o   $5,000,000 or

     o two-thirds of the initial aggregate Certificate Principal Balance of that class of certificates by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of the certificates at the corporate trust office of the trust administrator or other location specified in the notice to certificateholders of the final distribution.

REGISTRATION OF THE OFFERED CERTIFICATES

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriter of the certificates offered by this prospectus supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Certificate owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry certificates may do so only through participants and indirect participants. In addition, certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trust administrator through DTC and DTC participants. The trust administrator will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to certificate owners. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of DTC. Certificate owners will not be recognized by the trust administrator as certificateholders, as the term is used in the pooling and servicing agreement and certificate owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry certificates among participants and to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess definitive certificates, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which certificate owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these certificates, may be limited due to the absence of physical certificates for the book-entry certificates. In addition, under a book-entry format, certificate owners may experience delays in their receipt of payments since distributions will be made by the trust administrator to CEDE & Co., as nominee for DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations , DTC will take action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC account the book-entry certificates are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry certificates evidencing these voting rights, authorize divergent action.

     DTC management is aware that computer applications, systems and similar items for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer applications, systems and similar items for processing data, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book- entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to impress upon them the importance of their services being Year 2000 compliant and determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The depositor, the servicers, the trustee, the trust administrator, the originators, the insurer and the mortgage loan seller will have no liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Definitive certificates will be issued to certificate owners or their nominees, rather than to DTC or its nominee, only if

         o the depositor advises the trust administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the offered certificates and the depositor is unable to locate a qualified successor,

         o the depositor, at its option, advises the trust administrator in writing that it elects to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, certificate owners representing in the aggregate not less than 51% of the voting rights of the offered certificates advise the trust administrator and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the certificate owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trust administrator is required to notify all certificate owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the offered certificates and receipt of instructions for re-registration, the trust administrator will reissue the offered certificates as definitive certificates issued in the respective principal amounts owned by individual certificate owners, and thereafter the trust administrator will recognize the holders of these definitive certificates as certificateholders under the pooling and servicing agreement. Definitive certificates will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by an offered certificate in an amount less than $10,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount represented by the offered certificate.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     AVAILABLE DISTRIBUTION AMOUNT: The Available Distribution Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom to the master servicer, the servicers, the trust administrator or the trustee, of:

         o the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the servicing fees, the master servicing fee, the administration fee and the premium payable with respect to the certificate insurance policy,

         o unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and

         o all P&I Advances with respect to the mortgage loans received for the distribution date.

     BANKRUPTCY LOSS: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

     CERTIFICATE PRINCIPAL BALANCE: The Certificate Principal Balance of an offered certificate outstanding at any time represents the then maximum amount that the holder of the offered certificate is entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. The Certificate Principal Balance of any class of offered certificates as of any date of determination is equal to the initial Certificate Principal Balance of the offered certificate reduced by the aggregate of:

         o all amounts allocable to principal previously distributed with respect to that certificate and

         o any reductions in the Certificate Principal Balance of the offered certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

     The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of:

         o the then aggregate principal balance of the mortgage loans over

         o the then aggregate Certificate Principal Balance of the offered certificates and the Class P Certificates.

     COMPENSATING INTEREST: With respect to any principal prepayments, any payments made by the master servicer from its own funds to cover Prepayment Interest Shortfalls.

     CUMULATIVE INSURANCE PAYMENTS: As of any distribution date, Cumulative Insurance Payments refers to the aggregate of any payments made by the insurer under the certificate insurance policy to the extent not previously reimbursed, plus interest on these payments.

     DEBT SERVICE REDUCTION: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     DEFICIENT VALUATION: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

     EXPENSE ADJUSTED MORTGAGE RATE: The Expense Adjusted Mortgage Rate on any mortgage loan is equal to the then applicable mortgage rate on the mortgage loan MINUS the sum of

        o  the administration fee rate,

        o  the servicing fee rate and

        o  the master servicing fee rate.

For any distribution date, the administration fee rate is equal to _____% per annum, the servicing fee rate is equal to ____% per annum and the master servicing fee rate is equal to ____% per annum with respect to each mortgage loan serviced by _________. See "Pooling and Servicing Agreement--The Trustee", "--The Trust Administrator" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The amount of the premium payable to the insurer with respect to the certificate insurance policy for any distribution date is described under "Pooling and Servicing Agreement--Matters Regarding the Insurer" in this prospectus supplement.

     INSURED PAYMENTS: Insured Payments shall mean with respect to the offered certificates as of any distribution date, the sum of:

         (i) any shortfall in amounts available in the distribution account, as defined in the pooling and servicing agreement, to pay the Interest Distribution Amount on the offered certificates for the related Interest Accrual Period,

         (ii)  the excess, if any, of:

             o the aggregate Certificate Principal Balance of the offered certificates then outstanding over

             o the aggregate principal balances of the mortgage loans then outstanding and

         (iii) without duplication of the amount specified in clause (ii), the aggregate Certificate Principal Balance of the offered certificates to the extent unpaid on the final distribution date or the earlier termination of the trust fund under the terms of the pooling and servicing agreement.

     INTEREST ACCRUAL PERIOD: The Interest Accrual Period for any distribution date and the offered certificates of any class is the one-month period preceding the month in which the distribution date occurs, and all distributions of interest on the offered certificates will be based on a 360-day year consisting of twelve 30-day months.

     INTEREST DISTRIBUTION AMOUNT: The Interest Distribution Amount for the offered certificates of any class on any distribution date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates immediately prior to the distribution date at the pass-through rate for that class, reduced, to not less than zero, in the case of each class, by the allocable share for that class of shortfalls resulting from the application of the Relief Act, plus any undistributed Interest Distribution Amount for that class from any previous distribution dates.

     LOCKOUT CERTIFICATE PERCENTAGE: The Lockout Certificate Percentage for the Lockout Certificates will be calculated for each distribution date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates immediately prior to the distribution date divided by the sum of the aggregate Certificate Principal Balances of the offered certificates immediately prior to the distribution date.

     LOCKOUT DISTRIBUTION PERCENTAGE: The Lockout Distribution Percentage for the Lockout Certificates and for any distribution date occurring prior to the distribution date in ________ ____ will be equal to 0%. The Lockout Distribution Percentage for any distribution date occurring after the first three years following the closing date will be as follows: for any distribution date during the _____ or _____ year after the closing date, __% of the Lockout Certificate Percentage for that distribution date; for any Distribution Date during the _____ year after the Closing Date, __% of the Lockout Certificate Percentage for that Distribution Date; for any Distribution Date during the _______ year after the Closing Date, ___% of the Lockout Certificate Percentage for that Distribution Date, and for any Distribution Date thereafter, the lesser of:

         o  ___% of the Lockout Certificate Percentage and

         o  ---%.

     Notwithstanding the foregoing, if the Certificate Principal Balances of the Offered Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Distribution Percentage will be equal to ___%.

     NET MONTHLY EXCESS CASHFLOW: The Net Monthly Excess Cashflow for any distribution date is equal to the sum of:

         o  any Overcollateralization Reduction Amount and

         o  the excess of:

              o the Available Distribution Amount for the distribution date OVER

              o the sum for the distribution date of the aggregate of the Interest Distribution Amounts payable to the holders of the offered certificates and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Distribution Amount.

     NET WAC PASS-THROUGH RATE: The Net WAC Pass-Through Rate for any distribution date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is an amount equal to:

     o 1/12 of the aggregate Scheduled Principal Balance of the then outstanding mortgage loans multiplied by the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding mortgage loans MINUS

     o the amount of the premium payable to the insurer with respect to the certificate insurance policy for that distribution date,

and the denominator of which is

     o 1/12 of the aggregate Scheduled Principal Balance of the then outstanding mortgage loans.

     OVERCOLLATERALIZATION INCREASE AMOUNT: An Overcollateralization Increase Amount is any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of the distribution date.

     OVERCOLLATERALIZATION REDUCTION AMOUNT: An Overcollateralization Reduction Amount for any distribution date is the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount after taking into account all other distributions to be made on the distribution date.

     OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount with respect to any distribution date, is the excess, if any, of:

         o the aggregate principal balance of the mortgage loans immediately following the distribution date, OVER

         o the sum of the aggregate Certificate Principal Balances of the offered certificates and the Class P Certificates as of that date, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Distribution Amount on the distribution date.

     PREPAYMENT INTEREST SHORTFALL: With respect to any principal prepayments on the mortgage loans, any resulting shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT: The Principal Distribution Amount for any distribution date will be the lesser of:

         (a) the excess of the Available Distribution Amount over the aggregate of the Interest Distribution Amounts for the offered certificates; and

         (b) THE SUM OF:

                  (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

                  (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related prepayment period;

                  (iii) the principal portion of all other unscheduled
              collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the mortgage loans;

                  (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding the distribution date to the extent covered by Net Monthly Excess Cashflow for the distribution date; and

                  (v) the amount of any Overcollateralization Increase Amount for the distribution date;

              MINUS

                  (vi) the amount of any Overcollateralization Reduction Amount for the distribution date.

     REALIZED LOSS: A Realized Loss is any Bankruptcy Loss and any amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on the remaining unpaid principal balance through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for P&I Advances, servicing advances and other related expenses, including attorney's fees, towards interest and principal owing on the mortgage loan.

     REQUIRED OVERCOLLATERALIZED AMOUNT: The Required Overcollateralized Amount with respect to the offered certificates and any distribution date is the Overcollateralized Amount that is required under the pooling and servicing agreement for the distribution date.

     SCHEDULED PRINCIPAL BALANCE: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

         o the principal portion of all monthly payments due on or before the date of determination, whether or not received,

         o all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and

         o any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

DISTRIBUTIONS--GENERAL

     The due period with respect to any distribution date commences on the second day of the month immediately preceding the month in which the distribution date occurs and ends on the first day of the month in which the distribution date occurs. The prepayment period with respect to any distribution date is the calendar month immediately preceding the month in which the distribution date occurs. The determination date with respect to any distribution date is on the 15th day of the month in which the distribution date occurs or, if that day is not a business day, on the immediately preceding business day.

INTEREST DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     Distributions in respect of interest will be made on each distribution date to the holders of each class of offered certificates in an amount, allocable among the certificates PRO RATA in accordance with the respective amounts payable as to each in respect of interest, equal to the Interest Distribution Amount for that class for that distribution date.

     On any distribution date, any shortfalls resulting from the application of the Relief Act will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Interest Distribution Amounts with respect to the offered certificates on a PRO RATA basis based on the respective amounts of interest accrued on these certificates for the distribution date. On any distribution date, any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicers will be allocated to the interest distribution amount with respect to the Class CE Certificates. The holders of the offered certificates will be entitled to reimbursement for any shortfalls resulting from application of the Relief Act, subject to available funds, in the priority described under "--Overcollateralization Provisions" in this prospectus supplement.

     The pass-through rate applicable to the calculation on the Interest Distribution Amount for each class of offered certificates is fixed and set forth in the summary section of this prospectus supplement under "Summary of Prospectus Supplement--Offered Certificates"; subject to the Net WAC Pass-Through Rate in the case of the Class A-6 Certificates.

     Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a PARI PASSU basis, based on the Certificate Principal Balance of the certificates of each class.

     Subject to the terms of the certificate insurance policy, any interest losses incurred by the offered certificates, other than shortfalls resulting from the application of the Relief Act, will be covered under the certificate insurance policy. Notwithstanding the foregoing, however, if payments are not made as required under the certificate insurance policy, any of these interest losses may be borne by the offered certificates to the extent the amount of these losses is not paid from Net

Monthly Excess Cashflow, in the priority described under "--Overcollateralization Provisions" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     On each distribution date, the Principal Distribution Amount will be distributed to the holders of the offered certificates then entitled to these distributions.

     Notwithstanding the foregoing, as described under "--Overcollateralization Provisions" in this prospectus supplement, no amounts will be distributed to the holders of the offered certificates under clause (v) of the definition of Principal Distribution Amount except to the extent of any Net Monthly Excess Cashflow remaining after payment to the holders of the offered certificates of all amounts in respect of Realized Losses under clause (iv) of the definition of Principal Distribution Amount and payment to the insurer of any Cumulative Insurance Payments.

     In no event will the Principal Distribution Amount with respect to any distribution date be:

         o less than zero or

         o greater than the then outstanding aggregate Certificate Principal Balance of the offered certificates.

     The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the offered certificates.

     In addition, on each distribution date, funds received as a result of a claim under the certificate insurance policy in respect of the principal portion of Realized Losses allocated to the offered certificates will be distributed by the trust administrator on behalf of the trustee to the holders of these certificates. See "--Financial Guaranty Insurance Policy" in this prospectus supplement.

     Distributions of the Principal Distribution Amount, and any amounts distributable in accordance with clauses first and third under "--Overcollateralization Provisions" in this prospectus supplement, on the offered certificates on each distribution date will be made as follows:

         o First, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Principal Distribution Amount, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero;

         o Second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

         o Third, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

         o Fourth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero;

         o Fifth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero;

         o Sixth, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero;

         o Seventh, to the holders of the Class A-6 Certificates, until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero; and

         o Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero.

     Notwithstanding the foregoing priorities, if an Insurer Default exists, the priority of distributions of principal among the offered certificates will be disregarded and distributions allocable to principal will be paid on each succeeding distribution date to holders of the offered certificates, on a PRO RATA basis, based on the Certificate Principal Balances of the offered certificates.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average mortgage rate, net of the administration fee rate, the servicing fee Rate, the master servicing fee rate and the amount of the premium payable to the insurer, for the mortgage loans is expected to be higher than the weighted average of the pass-through rate on the offered certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the offered certificates. The pooling and servicing agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on that distribution date as an accelerated payment of principal on the offered certificates, but only to the limited extent described in this section.

     With respect to any distribution date, any Net Monthly Excess Cashflow, or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

     FIRST, to the holders of the class or classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

     SECOND, to the insurer, in an amount equal to any Cumulative Insurance Payments;

     THIRD, to the holders of the class or classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

     FOURTH, to the holders of the offered certificates, in an amount equal to the certificates' allocated share of any shortfalls resulting from the application of the Relief Act with respect to the mortgage loans;

     FIFTH, to the insurer, for any amounts remaining due to the insurer under the terms of the insurance agreement;

     SIXTH, to the holders of the Class CE Certificates as provided in the pooling and servicing agreement; and

     SEVENTH, to the holders of the Residual Certificates, any remaining amounts; provided that if the distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any remaining amounts will be distributed FIRST, to the holders of the Class P Certificates, until the Certificate Principal Balance of the Class P Certificates has been reduced to zero; and SECOND, to the holders of the Residual Certificates.

     As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the sum of the aggregate Certificate Principal Balances of the offered certificates and the Class P Certificates by an amount equal to approximately $__________, which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. Under the pooling and servicing agreement, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since these Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Certificate Principal Balances of the offered certificates. In event the event of an occurrence of this kind, the pooling and servicing agreement requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the offered certificates in reduction of the Certificate Principal Balances of the offered certificates. This has the effect of accelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

     With respect to any distribution date, the Required Overcollateralized Amount for the offered certificates will be an amount equal to approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date, subject to increase, or step up, or, after __ months, decrease, or step down, upon the occurrence of loss and delinquency triggers with respect to the mortgage pool set forth in the pooling and servicing agreement.

     In the event that the Required Overcollateralized Amount is required to step up on any distribution date, the pooling and servicing agreement provides that all Net Monthly Excess Cashflow remaining after the distributions described in clauses first and second will be distributed in respect of the Overcollateralization Increase Amount for the offered certificates until the Overcollateralized Amount is equal to the stepped up Required Overcollateralized Amount. This has the effect of accelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

     In the event that the Required Overcollateralized Amount is permitted to step down on any distribution date, the pooling and servicing agreement provides that a portion of the principal which would otherwise be distributed to the holders of the offered certificates on this distribution date shall be distributed to the holders of the Class CE Certificates on this distribution date. With respect to each distribution date of this kind, the Principal Distribution Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other distributions to be made on this distribution date. Any Overcollateralization Reduction Amount shall be distributed as part of Net Monthly Excess Cashflow according to the priorities set forth in this section. This has the effect of decelerating the amortization of the offered certificates relative to the amortization of the mortgage loans and of reducing the Overcollateralized Amount.

FINANCIAL GUARANTY INSURANCE POLICY

     The following summary of the terms of the certificate insurance policy does not purport to be complete and is qualified in its entirety by reference to the certificate insurance policy. A form of the certificate insurance policy may be obtained, upon request, from the depositor.

     Simultaneously with the issuance of the offered certificates, the insurer will deliver the certificate insurance policy to the trust administrator for the benefit of the holders of the offered certificates. Under the certificate insurance policy, the insurer will irrevocably and unconditionally guarantee payment to the trust administrator on behalf of the trustee on each distribution date for the benefit of the holders of the offered certificates, the full and complete payment of Insured Payments with respect to the offered certificates calculated in accordance with the original terms of the offered certificates when issued and without regard to any amendment or modification of the offered certificates or the pooling and servicing agreement except amendments or modifications to which the insurer has given its prior written consent. The certificate insurance policy does not cover Relief Act shortfalls.

     If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Insurer will pay that amount out of funds of the insurer on the later of:

        o  the date when due to be paid under the order referred to below OR

        o  the first to occur of

              o the fourth business day following receipt by the insurer from the trust administrator of:

                  (A) a certified copy of the order of the court or other
              governmental body which exercised jurisdiction to the effect that a holder of offered certificates is required to return principal or interest distributed with respect to an offered certificate during the term of the certificate insurance policy because those distributions were avoidable preferences under applicable bankruptcy law, which order shall be referred to in this prospectus supplement as the order,

                  (B) a certificate of the holder of offered certificates that the Order has been entered and is not subject to any stay, and

                  (C) an assignment duly executed and delivered by the holder of offered certificates, in the form as is reasonably required by the insurer and provided to the holder of offered certificates by the insurer, irrevocably assigning to the insurer all rights and claims of the holder of offered certificates relating to or arising under the offered certificates against the debtor which made the preference payment or otherwise with respect to the preference payment, or

              o the date of receipt by the insurer from the trust administrator of the items referred to in clauses (A), (B) and (C) if, at least four business days prior to the date of receipt, the insurer shall have received written notice from the trust administrator that these items were to be delivered on that date and that date was specified in the notice. These payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust administrator or holder of offered certificates directly, unless a holder of offered certificates has previously paid these amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the trust administrator for distribution to the holder of the offered certificates upon proof of the payment reasonably satisfactory to the insurer. In connection with the foregoing, the insurer shall have the rights provided under the pooling and servicing agreement.

     Payment of claims under the certificate insurance policy made in respect of Insured Payments will be made by the insurer following receipt by the insurer of the appropriate notice for payment on the later to occur of 12:00 noon, New York City time, on the second business day following receipt of notice for payment, and 12:00 noon, New York City time, on the relevant distribution date.

     The terms receipt and received, with respect to the certificate insurance policy, means actual delivery to the insurer and to its fiscal agent appointed by the insurer at its option, if any, prior to 12:00 p.m., New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 p.m., New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the certificate insurance policy by the trust administrator is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the insurer or the fiscal agent shall promptly so advise the trust administrator and the trust administrator may submit an amended notice.

     Under the certificate insurance policy, business day means any day other than:

         o a Saturday or Sunday or

         o a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the trust administrator is located, are authorized or obligated by law or executive order to be closed.

     The insurer's obligations under the certificate insurance policy to make Insured Payments shall be discharged to the extent funds are transferred to the trust administrator as provided in the certificate insurance policy, whether or not these funds are properly applied by the trust administrator.

     The term of the certificate insurance policy means the period from and including the date of issuance of the certificate insurance policy to and including the date on which the Certificate Principal Balances of the offered certificates are reduced to zero, plus the additional period, to the extent specified in the certificate insurance policy, during which any payment on the offered certificates could be avoided in whole or in part as a preference payment.

     The insurer shall be subrogated to the rights of the holders of the offered certificates to receive payments of principal and interest, as applicable, with respect to distributions on these certificates to the extent of any payment by the insurer under the certificate insurance policy. To the extent the insurer makes Insured Payments, either directly or indirectly, as by paying through the trust administrator, to the holders of the offered certificates, the insurer will be subrogated to the rights of the holders of the offered certificates, as applicable, with respect to the Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of the offered certificates for purposes of payment.

     Claims under the certificate insurance policy constitute direct unsecured and unsubordinated obligations of the insurer, and will rank not less than PARI PASSU with any other unsecured and unsubordinated indebtedness of the insurer except for obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the certificate insurance policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor. The certificate insurance policy by its terms may not be canceled or revoked prior to distribution in full of all guaranteed distributions, as defined in the certificate insurance policy. The certificate insurance policy is governed by the laws of the State of New York. The certificate insurance policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

     To the fullest extent permitted by applicable law, the insurer agrees under the certificate insurance policy not to assert, and waives, for the benefit of each holder of the offered certificates, all its rights, whether by counterclaim, setoff or otherwise, and defenses, including, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise, to the extent that these rights and defenses may be available to the insurer to avoid payment of its obligations under the certificate insurance policy in accordance with the express provisions of the certificate insurance policy.

     Under the terms of the pooling and servicing agreement, unless an insurer default exists, the insurer will be entitled to exercise rights of the holders of the offered certificates, without the consent of the certificateholders, and the holders of the offered certificates may exercise these rights only with the prior written consent of the insurer. See "Pooling and Servicing Agreement--Voting Rights" and "--Matters Regarding the Insurer" in this prospectus supplement.

     The depositor, the mortgage loan seller, the servicers and the insurer will enter into an insurance and indemnity agreement under which the depositor, the mortgage loan seller and the servicers will agree to reimburse, with interest, the insurer for amounts paid due to claims under the certificate insurance policy. The depositor, the mortgage loan seller and the servicers will further agree to pay the insurer all reasonable charges and expenses which the insurer may pay or incur relative to any amounts paid under the certificate insurance policy or otherwise in connection with the transaction and to indemnify the insurer against liabilities as set forth in the insurance and indemnity agreement. Except to the extent provided tin this prospectus supplement, amounts owing under the insurance and indemnity agreement will be payable solely from the trust fund. An event of default by either servicer under the insurance and indemnity agreement will constitute an event of default by that servicer under the pooling and servicing agreement and allow the insurer, among other things, to direct the trustee to terminate that servicer. An event of default by each servicer under the insurance and indemnity agreement includes:

         o the servicer's failure to pay when due any amount owed under the insurance and indemnity agreement or other documents,

         o the servicer's untruth or incorrectness in any material respect of any representation or warranty of the servicer in the insurance and indemnity agreement, the pooling and servicing agreement, in its capacity as servicer, or other documents,

         o the servicer's failure to perform or to observe any covenant or agreement in the insurance and indemnity agreement, the pooling and servicing agreement, in its capacity as servicer, and other documents,

         o the servicer's failure to pay its debts or the occurrence of events of insolvency or bankruptcy with respect to the servicer and

         o the occurrence of an event of default relating to the servicer under the pooling and servicing agreement or other documents.

ALLOCATION OF LOSSES; SUBORDINATION

     In the event that amounts recovered in connection with the final liquidation of a defaulted mortgage loan are insufficient to reimburse the servicers for P&I Advances and servicing advances, these amounts may be reimbursed to the servicers out of any funds in the certificate account prior to the distribution on the certificates.

     Any Realized Losses on the mortgage loans will be allocated on any distribution date,

         FIRST, to Net Monthly Excess Cashflow,

         SECOND, to the Class CE Certificates until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero, and

         THIRD, to the offered certificates on a PRO RATA basis.

     The pooling and servicing agreement does not permit the allocation of any Realized Losses to the Class P Certificates. The certificate insurance policy will cover any Realized Losses allocable to the offered certificates under clause third. Notwithstanding the foregoing, however, if payments are not made as required under the certificate insurance policy, Realized Losses will be allocated to the offered certificates.

     If Realized Losses have been allocated to the offered certificates and the insurer has defaulted in its obligation to cover these Realized Losses, these amounts with respect to the certificates will no longer accrue interest nor will these amounts be reinstated thereafter, even if Net Monthly Excess Cashflow and the Overcollateralized Amount are greater than zero on any subsequent distribution dates.

     Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss was incurred. An allocation of a Realized Loss on a PRO RATA basis between two or more classes of certificates means an allocation to each class of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on the distribution date. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of an offered certificate be reduced more than once in respect of any particular amount both:

         o allocable to the offered certificate in respect of Realized Losses and

         o payable as principal to the holder of the offered certificate from Net Monthly Excess Cashflow or from amounts paid under the certificate insurance policy.

P&I ADVANCES

     Subject to the limitations set forth in the following paragraph, each servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the certificate account that are not included in the Available Distribution Amount for the distribution date. The amount of the servicers' advance will be equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related due period on the mortgage loans serviced by it and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure. With respect to a delinquent balloon payment, the related servicer is not required to make a P&I Advance of the delinquent balloon payment. The related servicer will, however, make monthly P&I Advances with respect to a balloon loan with delinquent balloon payments, in each case in an amount equal to the assumed monthly principal and interest payment, net of the related servicing fee, that would have been due during the related due period based on the original principal amortization schedule for the balloon loan.

     P&I Advances are required to be made only to the extent they are deemed by the applicable servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. Neither servicer will be required to make any P&I

Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

     All P&I Advances will be reimbursable to the applicable servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan serviced by it as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the applicable servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to that servicer out of any funds in the certificate account prior to the distributions on the certificates. In the event that either servicer fails in its obligation to make any required advance, the trust administrator will be obligated to make the advance and in the event that the trust administrator fails in its obligation to make the advance, the trustee will be obligated to make the advance, in each case to the extent required in the pooling and servicing agreement. Notwithstanding the foregoing, in the event _______ fails in its obligation to make any required advance as servicer, the master servicer will be obligated to make the advance prior to the obligation of the trust administrator or the trustee to make the advances as provided in this section.


                         POOLING AND SERVICING AGREEMENT


GENERAL DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement, dated as of _______ __, ____, among the depositor, the servicers, the trust administrator and the trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the pooling and servicing agreement will consist of:

         o all of the depositor's right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents,

         o all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans,

         o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties,

         o the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement and

         o the rights of the depositor under the mortgage loan purchase agreement among the depositor, the mortgage loan seller and ___________ and under the mortgage loan purchase agreement among the depositor, the mortgage loan seller and ___________.

     Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the pooling and servicing agreement and the offered certificates. The offered certificates will be transferable and exchangeable at the corporate trust offices of the trust administrator, located in ______, __________. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the 390 Greenwich Street, 4th Floor, New York, NY 10013.

ASSIGNMENT OF THE MORTGAGE LOANS

     The depositor will deliver to the trust administrator, as custodian for the trustee, with respect to each mortgage loan:

         o the mortgage note endorsed without recourse to the trustee to reflect the transfer of the mortgage loan,

         o the original mortgage with evidence of recording indicated on the mortgage loan and

         o an assignment of the mortgage in recordable form to the trustee, reflecting the transfer of the mortgage loan. These assignments of mortgage loans are required to be recorded by or on behalf of the depositor in the appropriate offices for real property records.

[ORIGINATOR 1]

     The information set forth in the following paragraphs has been provided by _________. None of the depositor, the trustee, the trust administrator, the other servicer or the insurer or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.



                                      DELINQUENCY AND FORECLOSURE EXPERIENCE
                              OF _________'S SERVICING PORTFOLIO AS OF JUNE 30, 2000

                                                                                  Percentage
                                                         Dollar                    of Total
                                                         Amount               Servicing Portfolio
                                                         ------               -------------------
                Delinquency(1)
                     30-59 Days                      $                                 %
                     60-89 Days                      $                                 %
                     90 Days or more                 $                                 %

                Loans in Foreclosure(2)              $                                 %

                REO Properties(2)                    $                                 %

                Total Servicing Portfolio            $

-------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) The percentage of loans in foreclosure and REO properties is based on the dollar amount of loans in foreclosure and REO properties as a percentage of the total dollar amount of the mortgage loans in the servicing portfolio as of the date indicated.


[ORIGINATOR 2]

     The information set forth in the following paragraphs has been provided by the _________. None of the depositor, the trustee, the mortgage loan seller, the master servicer or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

                                           ----------------------------

                                                                                               DELINQUENCIES AND FORECLOSURES
                                                                                                   (DOLLARS IN THOUSANDS)


                                                       At December 31,                                 At December 31,
                                                            1997                                            1998
                                       ---------------------------------------------------------------------------------------------
                                                           Percent    Percent                              Percent     Percent
                                       By No.    By Dollar By No. of  By Dollar        By No.    By Dollar By No. of   By Dollar
                                       of Loans  Amount    Loans      Amount           of Loans  Amount    Loans       Amount
                                       ---------------------------------------------------------------------------------------------
Total Portfolio......................

Period of Delinquency

     31-59 Days......................

     60-89 Days......................

     90 days or more.................

Total Delinquent Loans...............

Loans in Foreclosure(1)..............

                                                           At December 31,                                At June 30, 2000
                                                                1999
                                       --------------------------------------------------------------------------------------------
                                                                  Percent   Percent                            Percent    Percent
                                           By No.    By Dollar    By No. of By Dollar      By No.    By Dollar By No. of  By Dollar
                                           of Loans   Amount      Loans     Amount         of Loans  Amount    Loans      Amount
                                       --------------------------------------------------------------------------------------------
Total Portfolio......................

Period of Delinquency

     31-59 Days......................

     60-89 Days......................

     90 days or more.................

Total Delinquent Loans...............

Loans in Foreclosure(1)..............

--------------------
  (1) Loans in foreclosure are also included under the heading "Total Delinquent Loans".

                            ------------------------

                                                           REAL ESTATE OWNED
                                                        (DOLLARS IN THOUSANDS)


                                     At December 31,           At December 31,           At December 31,          At June 30, 2000
                                          1997                      1998                      1999
                                   ------------------------------------------------------------------------------------------------
                                            By Dollar                 By Dollar                 By Dollar                 By Dollar
                                    By No.   Amount           By No.   Amount           By No.   Amount           By No.   Amount
                                   of Loans of Loans         of Loans of Loans         of Loans of Loans         of Loans of Loans
                                   ------------------------------------------------------------------------------------------------
Total Portfolio

Foreclosed Loans(1)

Foreclosure Ratio(2)

-----------------

(1) For the purposes of these tables, foreclosedlLoans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by _______, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The foreclosure ratio is equal to the aggregate principal balance or number of foreclosed loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the total portfolio at the end of the indicated period.

                          ----------------------------

                                                  LOAN LOSS EXPERIENCE ON _________'S
                                                 SERVICING PORTFOLIO OF MORTGAGE LOANS
                                                        (DOLLARS IN THOUSANDS)


                                                                                                    Nine Months Ended
                                                      Year Ended December 31,                            June 30,
                                        -----------------------------------------------------------------------------


                                        1996                  1997                   1998                 1999
                                        -----------------------------------------------------------------------------
Total Portfolio(1)

Net Losses(2)(3)

Net Losses as a Percentage of
Total Portfolio(4)

-------------

(1) Total portfolio on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.

(2) Net losses means gross losses minus recoveries. Gross losses are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation. Recoveries are recoveries from liquidation proceeds and deficiency judgments.

(3) Net losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the net losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through June 30, 2000.

(4) For the nine months ended June 30, 2000, net losses as a percentage of total portfolio was annualized by multiplying net losses by 1.33 before calculating the percentage of net losses as a percentage of total portfolio.


                          ----------------------------

THE TRUSTEE

     _______________, a national banking association, will act as trustee for the certificates under the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at _________________, and its telephone number is ----------. In the event the trust administrator advises the trustee that it is unable to continue to perform its obligations under the terms of the pooling and servicing agreement prior to the appointment of a successor, the trustee shall be obligated to perform those obligations until a new trust administrator is appointed.

     The principal compensation to be paid to the trustee in respect of its obligations under the pooling and servicing agreement will be equal to the related portion of accrued interest at the administration fee rate of ______% per annum on the Scheduled Principal Balance of the mortgage loans. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust fund and will be held harmless against any loss, liability or expense, incurred by the trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

            o resulting from a breach of either servicer's or the trust administrator's obligations and duties under the pooling and servicing agreement,

            o that constitutes a specific liability of the trustee under the pooling and servicing agreement or

            o incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

     This indemnification will not include expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the pooling and servicing agreement.

THE TRUST ADMINISTRATOR

     _______________, a national banking association, will act as trust administrator for the certificates under the pooling and servicing agreement. The trust administrator's offices for notices under the pooling and servicing agreement are located at __________________, and its telephone number is ______________. The trust administrator will perform several administrative functions on behalf of the trustee and will act as initial paying agent, certificate registrar and custodian.

     The principal compensation to be paid to the trust administrator in respect of its obligations under the pooling and servicing agreement will be equal to the related portion of the administration fee paid to the trustee. The pooling and servicing agreement will provide that the trust administrator and any director, officer, employee or agent of the trust administrator will be indemnified by the trust fund and will be held harmless against any loss, liability or expense, incurred by the trust administrator in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

            o resulting from a breach of either servicer's or the trustee's obligations and duties under the pooling and servicing agreement,

            o that constitutes a specific liability of the trust administrator under the pooling and servicing agreement or

            o incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trust administrator's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trust administrator's obligations and duties under the pooling and servicing agreement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to ___________, in its capacity as master servicer, will be equal to accrued interest at the master servicing fee rate of ____% per annum with respect to each mortgage loan serviced by _________ on the Scheduled Principal Balance of each mortgage loan. The principal compensation to be paid to each of __________ and ___________, in its capacity as a servicer, in respect of its servicing activities for the certificates will be equal to accrued interest at the servicing fee rate of ____% per annum with respect to each mortgage loan serviced by it on the Scheduled Principal Balance of each mortgage loan. As additional servicing compensation, each servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees in respect of the mortgage loans serviced by it, with the exception of prepayment charges, which will be distributed to the holders of the Class P Certificates, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the certificate account and any escrow accounts in respect of the mortgage loans serviced by it.

     Each servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans serviced by it on any distribution date, with Compensating Interest to the extent of its servicing fee for each distribution date. Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the mortgage pool in respect of the mortgage loans serviced by it and incurred by that servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement. See "Description of the Securities--Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the servicers and "Federal Income Tax Consequences" in this prospectus supplement regarding taxes payable by the servicers.


OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The master servicer has the option to purchase from the trust fund any mortgage loan that is 90 days or more delinquent, which the master servicer determines in good faith will otherwise become subject to foreclosure proceedings; provided, however, that:

            (i) the master servicer shall purchase any mortgage loans on the basis of delinquency, purchasing the most delinquent mortgage loans first and

            (ii) after it has purchased __% of the mortgage loans, by aggregate principal balance as of the cut-off date, under clause (i), the master servicer must also obtain the consent of the insurer prior to any further purchases of delinquent mortgage loans.

     Notwithstanding the foregoing, prior to purchasing any mortgage loan serviced by ___________, the master servicer must give ___________ the right of first refusal to purchase that mortgage loan.


EVENTS OF DEFAULT

     In addition to those events of default described under "Description of the Securities--Events of Default" in the prospectus, upon the occurrence of loss and delinquency triggers with respect to the mortgage loans serviced by the related servicer or upon the occurrence of other defaults set forth in the pooling and servicing agreement, each servicer may be removed as servicer of those mortgage loans in accordance with the terms of the pooling and servicing agreement and the insurance and indemnity agreement. In addition, if ______________ is terminated in its capacity as servicer under the pooling and servicing agreement, it shall also be terminated as master servicer.

     Under the pooling and servicing agreement, each servicer covenants and agrees to act as a servicer for an initial term from the closing date to __________ __, ____, which term shall be extendable by the insurer for successive terms of three (3) calendar months thereafter, until the termination of the trust fund. Each notice of extension, or servicer extension notice, shall be delivered by the insurer to the trustee, the trust administrator and the related servicer. Each servicer will, upon its receipt of any servicer extension notice, become bound for the duration of the term covered by the servicer extension notice to continue as a servicer subject to and in accordance with the other provisions of the pooling and servicing agreement. If as of the fifteenth
(15th) day prior to the last day of any term of the servicer, the trust administrator shall not have received any servicer extension notice from the insurer, the trust administrator will, within five (5) days thereafter, give written notice of non-receipt to the insurer, the related servicer and the trustee. The failure of the insurer to deliver a servicer extension notice by the end of a calendar term shall result in the termination of the related servicer.

     Any successor to either servicer appointed under the pooling and servicing agreement must be a housing loan servicing institution, acceptable to each rating agency as defined in the prospectus, with a net worth at the time of the appointment of at least $15,000,000. See "Description of the Securities--Rights Upon Event of Default" in the prospectus.


VOTING RIGHTS

     At all times, __% of all voting rights will be allocated among the holders of the offered certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, __% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and __/__ of __% of all voting rights will be allocated among the holders of each class of Residual Certificates in proportion to the percentage interests in those classes evidenced by their respective certificates. Unless an insurer default exists, the insurer will be entitled to exercise voting and other rights of the holders of the Offered Certificates. See "--Matters Regarding the Insurer" in this prospectus supplement.

MATTERS REGARDING THE INSURER

     Under the pooling and servicing agreement, on each distribution date, the trust administrator is required to pay to the insurer a premium with respect to the certificate insurance policy equal to __/__ times ____% per annum times the Certificate Principal Balance of the offered certificates.

     Under the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the insurer to make a required payment under the certificate insurance policy or there exists a proceeding in bankruptcy by or against the insurer, either of these conditions constituting, an insurer default, the insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of those holders, and the holders of the offered certificates may exercise these rights only with the prior written consent of the insurer:

            o the right to direct the trustee to terminate the rights and obligations of the either servicer under the pooling and servicing agreement in the event of a default by that servicer;

            o the right to consent to or direct any waivers of defaults by either servicer;

            o the right to remove the trustee or the trust administrator under the pooling and servicing agreement; and

            o the right to institute proceedings against either servicer in the event of default by that servicer and refusal of the trustee to institute these proceedings.

     In addition, unless an insurer default exists, the insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the offered certificates, and, unless an insurer default exists, the insurer's consent will be required prior to, among other things:

            o the removal of the trustee or the trust administrator,

            o the appointment of any successor trustee, trust administrator or servicer, as the case may be, or

            o any amendment to the pooling and servicing agreement.


TERMINATION

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "Description of the Securities--Termination" in the prospectus. The master servicer or the insurer will have the right to purchase all remaining mortgage loans and any properties acquired in respect of the mortgage loans and thereby effect early retirement of the certificates on any distribution date following the due period during which the aggregate principal balance of the mortgage loans and properties acquired in respect of the mortgage loans remaining in the trust fund at the time of purchase is reduced to less than __%of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event the master servicer or the insurer exercises the option, the purchase price payable in connection with the option will be equal to the greater of par or the fair market value of the mortgage loans and properties, in each case plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, together with any amounts due to the servicers for unpaid servicing fees and any unreimbursed advances and any amounts due to ___________, in its capacity as master servicer for any unpaid master servicing fees. In the event the master servicer or the insurer exercises this option, the portion of the purchase price allocable to the offered certificates will be, to the extent of available funds, including funds paid under the certificate insurance policy:

            o 100% of the then outstanding Certificate Principal Balance of the offered certificates, PLUS

            o one month's interest on the then outstanding Certificate Principal Balance of the offered certificates at the then applicable pass-through rate for the class, PLUS

            o any previously accrued but unpaid interest thereon to which the holders of the offered certificates are entitled.

     The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See "Description of the Securities--Termination" in the prospectus.

                                   THE INSURER


     The following information has been supplied by __________________, or the insurer, for inclusion in this prospectus supplement. No representation is made by the depositor or the underwriter as to the accuracy and completeness of this information.


GENERAL


     The principal executive offices of the insurer are located at _______________, and its telephone number at that location is __________.


REINSURANCE

     According to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among these companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is utilized by the insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the insurer's obligations under any financial guaranty insurance policy.

RATINGS

     The insurer's insurance financial strength is rated "Aaa" by _________. The insurer's insurer financial strength is rated "AAA" by each of ____________ and ____________. The insurer's claims-paying ability is rated "AAA" by ___________ and ___________ and _______________. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies. See "Ratings".


CAPITALIZATION



                                                                                      SEPTEMBER 30, 1998
                                                                                 ACTUAL               AS ADJUSTED
                                                                                         (UNAUDITED)
                                                                                       (IN THOUSANDS)
                                                                                       --------------
Deferred Premium Revenue
     (net of prepaid reinsurance premiums)................................    $____________       $____________
Surplus Notes.............................................................
Minority Interest.........................................................

Shareholder's Equity
     Common Stock.........................................................
     Additional Paid-In Capital...........................................
     Accumulated Other Comprehensive Income (net of
     deferred income taxes)...............................................
     Accumulated Earnings.................................................
Total Shareholder's Equity................................................
Total Deferred Premium Revenue, Surplus Notes, Minority
Interest and Shareholder's Equity.........................................

------------------

     As adjusted in the immediately preceding table is necessary to give effect to the:

         o purchase by _________ of $__ million of surplus notes from the insurer in connection with the formation of a new indirect _________ subsidiary of the insurer, initially capitalized with $___ million, including a $__ million minority interest owned by ____________, and

         o contribution by _______ to the capital of the insurer of approximately $__ million, representing a portion of the proceeds from the sale by Holdings of $___ million of _______% Senior Quarterly Income Debt Securities due ____.


     For further information concerning the insurer, see the Consolidated Financial Statements of the insurer and subsidiaries, and the notes to those statements, incorporated by reference in this prospectus supplement. The insurer's financial statements are included as exhibits in the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holding's website, http://www._______.com. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by the insurer are available upon request to the State of New York Insurance Department.

INCORPORATION OF DOCUMENTS BY REFERENCE

     In addition to the documents described under "Incorporation of Certain Information by Reference" in the prospectus, the consolidated financial statements of the insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by _________, are hereby incorporated by reference in this prospectus supplement, which together with the prospectus, forms a part of the depositor's registration statement:

         o the Annual Report on Form 10-K for the year ended December 31, 1998 and

         o the Quarterly Report on Form 10-Q for the period ended
_________________.

     All financial statements of the insurer and subsidiaries included in documents filed by Holdings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing these documents.

     The depositor will provide without charge to any person to whom this prospectus supplement is delivered, upon oral or written request of that person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for these copies should be directed to the 390 Greenwich Street, 4th Floor, New York, NY 10013.


INSURANCE REGULATION

     The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the insurer is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each insurer, and limits the size of individual transactions or single risks and the volume of transactions or aggregate risks that may be underwritten by each insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.




                         FEDERAL INCOME TAX CONSEQUENCES


     Three separate elections will be made to treat designated portions of the trust fund as real estate mortgage investment conduits, or REMICs, designated as REMIC I, REMIC II and REMIC III, for federal income tax purposes. Prior to the sale of the certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, or the Code.

     For federal income tax purposes:

         o the Class R-I Certificates will be the sole class of residual interests in REMIC I,

         o separate non-certificated regular interests in REMIC I will be issued and will be the regular interests in REMIC I,

         o the Class R-II Certificates will be the sole class of residual interests in REMIC II,

         o separate non-certificated regular interests in REMIC II will be issued and will be the regular interests in REMIC II,

         o the Class R-III Certificates will be the sole class of residual interests in REMIC III, and

         o the offered certificates, the Class CE Certificates and the Class P Certificates will be the regular interests in, and will be treated as debt instruments of, REMIC III. See "Federal Income Tax
Consequences--REMIC--Classification of REMICs" in the prospectus.

     For federal income tax reporting purposes, the offered certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a constant rate equal to ___% CPR. No representation is made that the mortgage loans will prepay at this rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The IRS has issued regulations, referred to in this prospectus supplement as OID Regulations, under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. The OID Regulations may permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on that certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of offered certificates should consult their own tax advisors regarding the possibility of making an election to amortize this premium. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and real estate assets under Section 856(c)(4)(A) of the Code, in the same proportion that the assets in the trust fund would be so treated. In addition, interest on the offered certificates will be treated as interest on obligations secured by mortgages on real property under Section 856(c)(3)(B) of the Code, to the extent that the offered certificates are treated as real estate assets under Section 856(c)(4)(A) of the Code. The offered certificates will also be treated as qualified mortgages under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences-- REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

     It is not anticipated that any of REMIC I, REMIC II or REMIC III will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any tax is imposed on REMIC I, REMIC II or REMIC III, this tax will be borne:

         o by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement,

         o by __________, if ____________, in its capacity as master servicer or as a servicer, has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement,

         o by ___________, if ___________, in its capacity as a servicer has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement,

         o by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement and

         o otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the related offered certificates. See "Description of the Securities-- General" and "Federal Income Tax
Consequences--REMICs--Prohibited Transactions and Other Possible REMIC Taxes" in the prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the trustee, the trust administrator or the master servicer. See "Federal Income Tax Consequences--REMICs-- Reporting and Other Administrative Matters" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                             METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the underwriting agreement, dated _________ __, ____, the depositor has agreed to sell, and _____________, the underwriter, has agreed to purchase the offered certificates. The underwriter is obligated to purchase all offered certificates if it purchases any. The underwriter is an affiliate of the depositor.

     Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be _____% of the aggregate initial Certificate Principal Balance of the offered certificates, plus accrued interest on the offered certificates. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC on or about the closing date.


     The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET


     There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the offered certificates but it is not obligated to do so. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Certificateholders", which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement.



                                 LEGAL OPINIONS


     Legal matters relating to the offered certificates will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.



                                     EXPERTS


         The consolidated balance sheets of the insurer and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of _______________, independent accountants, given on the authority of that firm as experts in accounting and auditing.



                                     RATINGS


     It is a condition to the issuance of the certificates that the offered certificates be rated "Aaa" by ____________ and "AAA" by _____________ .

     The ratings of ________ and ___________ assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which principal prepayments will differ from that originally anticipated. The ratings assigned by __________ and _________ on the offered certificates are based in part upon the insurer's claims paying ability. Any change in the ratings of the insurer by _________ or ___________ may result in a change in the ratings on the offered certificates. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

     The depositor has not requested that any rating agency rate the offered certificates other than as stated in the first paragraph of this section. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as stated in the first paragraph of this section.



                                LEGAL INVESTMENT

     The offered certificates will not constitute mortgage related securities for purposes of SMMEA because the mortgage pool includes mortgage loans that are secured by subordinate liens on the related mortgaged properties.

     The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. On December 1, 1998, the OTS issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which is applicable to thrift institutions regulated by the OTS. TB 13a should be reviewed by any thrift institution prior to investing in the offered certificates.

     See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA, or Section 4975 of the Code, each referred to in this prospectus supplement as a Plan, or any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, or the exemption, as described under "ERISA Considerations" in the prospectus, to the underwriter. The exemption exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on these prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriter, such as the offered certificates, and the servicing and operation of asset pools such as the mortgage pool. To obtain the benefit of the exemption, however, the conditions set forth under "Considerations for Benefit Plan Investors" in the prospectus must be satisfied. The purchase of the offered certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the exemption. However, the exemption contains a number of conditions which must be met for the exemption to apply, as described in the prospectus, including the requirement that any Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the exemption will be satisfied with respect to the offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm:

         o that the offered certificates constitute certificates for purposes of the exemption and

         o that the conditions of the exemption and the other requirements set forth in the exemption would be satisfied.

     Any Plan fiduciary that proposes to cause a Plan to purchase a certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the certificates, see "ERISA Considerations" in the prospectus.

                           $___________ (APPROXIMATE)


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                    DEPOSITOR


               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-___



                              PROSPECTUS SUPPLEMENT
                             DATED _______ __, ____






                                 MASTER SERVICER



                                   UNDERWRITER








YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.



Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ______ __, ____.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ____________)

                                                                     [Version 3]

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                  THE DEPOSITOR
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C2
                                   THE ISSUER
  CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS X


       APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $________


         We, Salomon Brothers Mortgage Securities VII, Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated ____________. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

         The offered certificates will represent interests only in the Salomon Brothers Commercial Mortgage Trust __ ________. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $____________. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

         Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in __________. The table on page S-_ of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, interest rate, and other select characteristics of each class. Credit enhancement is being provided through the subordination of ___ non-offered classes of series ___ certificates. That same table on page S-_ of this prospectus supplement also contains a list of the non-offered classes of the series ___ certificates.

                            -------------------------

         YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-____ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE _____ IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

         Salomon Smith Barney Inc. is the underwriter for this offering. It will purchase the offered certificates from us. Our proceeds from the sale of the offered certificates will equal approximately ____% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. The underwriter's commission will be the difference between the price it pays to us for the offered certificates and the amount it receives from the sale of the offered certificates to the public. The underwriter currently intends to sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.


                              SALOMON SMITH BARNEY

          The date of this prospectus supplement is October __, 2000.

                              ---------------------


IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

         Information about the offered certificates is contained in two separate documents:--

         o this prospectus supplement, which describes the specific terms of the offered certificates; and

         o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

         You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

         In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

         You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                                                          TABLE OF CONTENTS
                                                                                                                                Page
                                                                                                                                ----
                                                        PROSPECTUS SUPPLEMENT
Important Notice About the Information Contained in this Prospectus Supplement, the Accompanying Prospectus and the
     Related Registration Statement............................................................................................S-2
Summary of Prospectus Supplement...............................................................................................S-4
Risk Factors..................................................................................................................S-25
Capitalized Terms Used in this Prospectus Supplement..........................................................................S-35
Forward-Looking Statements....................................................................................................S-35
Description of the Mortgage Pool..............................................................................................S-35
Servicing of the Underlying Mortgage Loans....................................................................................S-54
Description of the Offered Certificates.......................................................................................S-82
Yield and Maturity Considerations............................................................................................S-104
Use of Proceeds..............................................................................................................S-111
Federal Income Tax Consequences..............................................................................................S-111
ERISA Considerations.........................................................................................................S-115
Legal Investment.............................................................................................................S-120
Method of Distribution.......................................................................................................S-121
Legal Matters................................................................................................................S-122
Ratings......................................................................................................................S-122
Glossary.....................................................................................................................S-125
ANNEX A--          Certain Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties..................A-1
ANNEX B--          Term Sheet..................................................................................................B-1
ANNEX C-1--        Price/Yield Tables........................................................................................C-1-1
ANNEX C-2--        Decrement Tables..........................................................................................C-2-1
ANNEX D--          Form of Trustee Report......................................................................................D-1

                                                             PROSPECTUS
Important Notice About the Information Presented in this Prospectus..............................................................3
Available Information; Incorporation by Reference................................................................................3
Summary of Prospectus............................................................................................................4
Risk Factors....................................................................................................................13
Description of the Trust Assets.................................................................................................33
Yield and Maturity Considerations...............................................................................................56
Salomon Brothers Mortgage Securities VII, Inc...................................................................................62
Description of the Certificates.................................................................................................63
Description of the Governing Documents..........................................................................................73
Description of Credit Support...................................................................................................82
Legal Aspects of Mortgage Loans.................................................................................................85
Federal Income Tax Consequences.................................................................................................99
State and Other Tax Consequences...............................................................................................141
ERISA Considerations...........................................................................................................141
Legal Investment...............................................................................................................146
Use of Proceeds................................................................................................................148
Method of Distribution.........................................................................................................148
Legal Matters..................................................................................................................150
Financial Information..........................................................................................................150
Rating.........................................................................................................................150

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                         INTRODUCTION TO THE TRANSACTION

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series _____ Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

----------------------------------------------------------------------------------------------------------------------------
                                 SERIES _____ COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------

                                  APPROX. %     APPROX.
                                    OF          TOTAL
                 APPROX. TOTAL    INITIAL       CREDIT                                   WEIGHTED
                   PRINCIPAL      MORTGAGE    SUPPORT AT     PASS-THROUGH    INITIAL      AVERAGE
                   BALANCE AT      POOL         INITIAL         RATE       PASS-THROUGH    LIFE        PRINCIPAL  ____/____
     CLASS      INITIAL ISSUANCE  BALANCE      ISSUANCE      DESCRIPTION      RATE        (YEARS)      WINDOW     RATINGS
----------------------------------------------------------------------------------------------------------------------------
  Offered Certificates
----------------------------------------------------------------------------------------------------------------------------
  A-1           $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  A-2           $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  B             $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  C             $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  D             $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  E             $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  F             $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  X             N/A                 N/A           N/A                               %
----------------------------------------------------------------------------------------------------------------------------
  Non-Offered Certificates
----------------------------------------------------------------------------------------------------------------------------
  G             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  H             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  J             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  K             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  L             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  M             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  N             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  R-I                 N/A           N/A           N/A            N/A           N/A          N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  R-II                N/A           N/A           N/A            N/A           N/A          N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  R-III               N/A           N/A           N/A            N/A           N/A          N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------

         The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Salomon Brothers Commercial Mortgage Trust ___________. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

         The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of ______________. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

                             ----------------------

KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

A.  TOTAL PRINCIPAL BALANCE
       OR NOTIONAL AMOUNT AT
       INITIAL ISSUANCE.....................   The table above identifies for
                                               each class of the series _____
                                               certificates the approximate
                                               total principal balance, if any,
                                               of that class at initial
                                               issuance. The actual total
                                               principal balance of any class of
                                               series _____ certificates at
                                               initial issuance may be larger or
                                               smaller than the amount shown
                                               above, depending on the actual
                                               size of the initial mortgage pool
                                               balance. The actual size of the
                                               initial mortgage pool balance may
                                               be as much as 5% larger or
                                               smaller than the amount presented
                                               in this prospectus supplement.

                                               As shown in the table above, the
                                               class A-1, A-2, B, C, D, E, F, G,
                                               H, J, K, L, M and N certificates
                                               are the only series _____
                                               certificates with principal
                                               balances. The principal balance
                                               of any of those certificates at
                                               any time represents the maximum
                                               amount that the holder may
                                               receive as principal out of
                                               cashflow received on or with
                                               respect to the underlying
                                               mortgage loans.

                                               The class X certificates do not
                                               have principal balances. They are
                                               interest-only certificates. For
                                               purposes of calculating the
                                               amount of accrued interest with
                                               respect to the class X
                                               certificates, however, they will
                                               have a total notional amount
                                               equal to the total principal
                                               balance of the class A-1, A-2, B,
                                               C, D, E, F, G, H, J, K, L, M and
                                               N certificates outstanding from
                                               time to time. The total initial
                                               notional amount of the class X
                                               certificates will be
                                               approximately $________________,
                                               although it may be as much as 5%
                                               larger or smaller.

                                               The class R-I, R-II and R-III
                                               certificates do not have
                                               principal balances or notional
                                               amounts. They are residual
                                               interest certificates. The
                                               holders of the class R-I, R-II
                                               and R-III certificates are not
                                               expected to receive any material
                                               payments.

B.  TOTAL CREDIT SUPPORT AT
        INITIAL ISSUANCE....................   The respective classes of the
                                               series _____ certificates entitle
                                               their holders to varying degrees
                                               of seniority for purposes of--

                                               o        receiving payments of
                                                        interest and, if and
                                                        when applicable,
                                                        payments of principal,
                                                        and

                                               o        bearing the effects of
                                                        losses on the underlying
                                                        mortgage loans, as well
                                                        as default-related and
                                                        other unanticipated
                                                        expenses of the trust.

                                               The class A-1, A-2 and X
                                               certificates are the most senior.
                                               The class R-I, R-II and R-III
                                               certificates are the most
                                               subordinate, but they do not
                                               provide any credit support to the
                                               other series _____ certificates.
                                               The remaining classes of series
                                               _____ certificates are listed
                                               from top to bottom in descending
                                               order of seniority.

                                               The table above shows the
                                               approximate total credit support
                                               provided to each class of the
                                               offered certificates, other than
                                               the class X certificates, through
                                               the subordination of other
                                               classes of the series _____
                                               certificates. In the case of each
                                               of those classes of offered
                                               certificates, the credit support
                                               shown in the table above
                                               represents the total initial
                                               principal balance, expressed as a
                                               percentage of the initial
                                               mortgage pool balance, of all
                                               classes of the series _____
                                               certificates that are subordinate
                                               to the indicated class.

C.  PASS-THROUGH RATE.......................   Each class of the series _____
                                               certificates, other than the
                                               class R-I, R-II and R-III
                                               certificates, will bear interest.
                                               The table above provides the
                                               indicated information regarding
                                               the pass-through rate at which
                                               each of those classes of the
                                               series _____ certificates will
                                               accrue interest. [ADD SUMMARY
                                               DESCRIPTIONS OF THE PASS-THROUGH
                                               RATES FOR THE VARIOUS
                                               INTEREST-BEARING CLASSES OF THE
                                               SERIES _____ CERTIFICATES.]

D.  WEIGHTED AVERAGE LIFE
       AND PRINCIPAL WINDOW.................   The weighted average life of any
                                               class of offered certificates,
                                               other than the class X
                                               certificates, refers to the
                                               average amount of time, expressed
                                               in years, that will elapse from
                                               the date of their issuance to the
                                               respective dates of repayment of
                                               each dollar to be applied in
                                               reduction of the total principal
                                               balance of those certificates is
                                               paid to the investor. The
                                               principal window for any class of
                                               offered certificates, other than
                                               the class X certificates, is the
                                               period during which the holders
                                               of that class of offered
                                               certificates will receive
                                               payments of principal. The
                                               weighted average life and
                                               principal window shown in the
                                               table above for each class of
                                               offered certificates, other than
                                               the class X certificates, were
                                               calculated based on the following
                                               assumptions with respect to each
                                               underlying mortgage loan--

                                               o        the related borrower
                                                        timely makes all
                                                        payments on the mortgage
                                                        loan,

                                               o        if the mortgage loan has
                                                        an anticipated repayment
                                                        date, as described under
                                                        "--The Underlying
                                                        Mortgage Loans and the
                                                        Mortgaged Real
                                                        Properties" below, the
                                                        mortgage loan will be
                                                        paid in full on that
                                                        date, and

                                               o        that mortgage loan will
                                                        not otherwise be prepaid
                                                        prior to stated
                                                        maturity.

                                               The weighted average life and
                                               principal window shown in the
                                               table above for each class of
                                               offered certificates, other than
                                               the class X certificates, were
                                               further calculated based on the
                                               other maturity assumptions
                                               described under "Yield and
                                               Maturity Considerations" in this
                                               prospectus supplement.

E.  RATINGS.................................   The ratings shown in the table
                                               above for the offered
                                               certificates are those of
                                               ______________ and _____________,
                                               respectively. It is a condition
                                               to their issuance that the
                                               respective classes of the offered
                                               certificates receive credit
                                               ratings no lower than those shown
                                               in the table above.

                                               The ratings of the offered
                                               certificates address the timely
                                               payment of interest and, except
                                               in the case of the class X
                                               certificates, the ultimate
                                               payment of principal on or before
                                               ______________, which is the
                                               rated final payment date. A
                                               security rating is not a
                                               recommendation to buy, sell or
                                               hold securities and the assigning
                                               rating agency may revise or
                                               withdraw its rating at any time.

                                               For a description of the
                                               limitations of the ratings of the
                                               offered certificates, see
                                               "Ratings" in this prospectus
                                               supplement.

                                RELEVANT PARTIES

WHO WE ARE..................................   Our name is Salomon Brothers
                                               Mortgage Securities VII, Inc.. We
                                               are a Delaware corporation. Our
                                               address is 388 Greenwich Street,
                                               New York, New York 10013 and our
                                               telephone number is (212)
                                               816-6000. We are an indirect,
                                               wholly-owned subsidiary of
                                               Salomon Smith Barney Holdings
                                               Inc. and an affiliate of Salomon
                                               Smith Barney Inc. See "Salomon
                                               Brothers Mortgage Securities VII,
                                               Inc." in the accompanying
                                               prospectus.

INITIAL TRUSTEE..............................  ________________________, a
                                               _____________________, will act
                                               as the initial trustee on behalf
                                               of all the series _____
                                               certificateholders. See
                                               "Description of the Offered
                                               Certificates--The Trustee" in
                                               this prospectus supplement. The
                                               trustee will also have, or be
                                               responsible for appointing an
                                               agent to perform, additional
                                               duties with respect to tax
                                               administration.

INITIAL MASTER SERVICER.....................   ________________________, a
                                               __________________, will act as
                                               the initial master servicer with
                                               respect to the pooled mortgage
                                               loans. See "Servicing of the
                                               Underlying Mortgage Loans--The
                                               Initial Master Servicer and the
                                               Initial Special Servicer" in this
                                               prospectus supplement.

INITIAL SPECIAL SERVICER....................   ________________________, a
                                               ___________________, will act as
                                               the initial special servicer with
                                               respect to the pooled mortgage
                                               loans. See "Servicing of the
                                               Underlying Mortgage Loans--The
                                               Initial Master Servicer and the
                                               Initial Special Servicer" in this
                                               prospectus supplement.

CONTROLLING CLASS
   OF CERTIFICATEHOLDERS....................   The holders of certificates
                                               representing a majority interest
                                               in a designated controlling class
                                               of the series _____ certificates
                                               will have the right, subject to
                                               the conditions described under
                                               "Servicing of the Underlying
                                               Mortgage Loans--The Controlling
                                               Class Representative" and
                                               "--Replacement of the Special
                                               Servicer" in this prospectus
                                               supplement, to--

                                               o        replace the special
                                                        servicer, and

                                               o        select a representative
                                                        that may direct and
                                                        advise the special
                                                        servicer on various
                                                        servicing matters.

                                               Unless there are significant
                                               losses on the underlying mortgage
                                               loans, the controlling class of
                                               series _____ certificateholders
                                               will be the holders of a
                                               non-offered class of series _____
                                               certificates.

MORTGAGE LOAN SELLERS.......................   We will acquire the mortgage
                                               loans that are to back the
                                               offered certificates, from--

                                               o         ______________________,
                                                         a _________________,
                                                         and

                                               o        _______________________,
                                                        a ___________________.

                                               See "Description of the Mortgage
                                               Pool--The Mortgage Loan Sellers"
                                               in this prospectus supplement.

UNDERWRITER.................................   Salomon Smith Barney Inc. is the
                                               underwriter of this offering. See
                                               "Method of Distribution" in this
                                               prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE................................   The pooled mortgage loans will be
                                               considered part of the trust as
                                               of a cut-off date of ___________.
                                               All payments and collections
                                               received on the underlying
                                               mortgage loans after that date,
                                               excluding any payments or
                                               collections that represent
                                               amounts due on or before that
                                               date, will belong to the trust.
                                               Accordingly, __________ is the
                                               date as of which we present much
                                               of the information relating to
                                               the underlying mortgage loans and
                                               the mortgaged real properties for
                                               those loans in this prospectus
                                               supplement.

ISSUE DATE..................................   The date of initial issuance for
                                               the offered certificates will be
                                               on or about ____________.

PAYMENT DATE................................   Payments on the offered
                                               certificates are scheduled to
                                               occur monthly, commencing in
                                               ____________. During any given
                                               month, the payment date will be
                                               the _____ calendar day of that
                                               month, or, if the _____ calendar
                                               day of that month is not a
                                               business day, then the next
                                               succeeding business day.

RECORD DATE.................................   The record date for each monthly
                                               payment on an offered certificate
                                               will be the last business day of
                                               the prior calendar month. The
                                               registered holders of the offered
                                               certificates at the close of
                                               business on each record date,
                                               will be entitled to receive any
                                               payments on those certificates on
                                               the following payment date.

COLLECTION PERIOD...........................   Amounts available for payment on
                                               the offered certificates on any
                                               payment date will depend on the
                                               payments and other collections
                                               received, and any advances of
                                               payments due, on the underlying
                                               mortgage loans during the related
                                               collection period. Each
                                               collection period--

                                               o         will relate to a
                                                         particular payment
                                                         date,

                                               o         will be approximately
                                                         one month long,

                                               o         will begin when the
                                                         prior collection period
                                                         ends or, in the case of
                                                         the first collection
                                                         period, will begin on
                                                         ______________, and

                                               o         will end during the
                                                         month of, but prior to,
                                                         the related payment
                                                         date.

INTEREST ACCRUAL PERIOD.....................   The amount of interest payable
                                               with respect to the offered
                                               certificates on any payment date
                                               will be a function of the
                                               interest accrued during the
                                               related interest accrual period.
                                               The interest accrual period for
                                               any payment date will be [the
                                               calendar month immediately
                                               preceding the month in which that
                                               payment date occurs].

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
     DENOMINATIONS..........................   We intend to deliver the offered
                                               certificates in book-entry form
                                               in original denominations of:

                                               o         in the case of the
                                                         class X certificates,
                                                         $_______ initial
                                                         notional amount and in
                                                         any whole dollar
                                                         denomination in excess
                                                         of $_______; and

                                               o         in the case of the
                                                         other offered
                                                         certificates, $_______
                                                         initial principal
                                                         balance and in any
                                                         whole dollar
                                                         denomination in excess
                                                         of $_______.

                                               You will initially hold your
                                               offered certificates through The
                                               Depository Trust Company. As a
                                               result, you will not receive a
                                               fully registered physical
                                               certificate representing your
                                               interest in any offered
                                               certificate, except under the
                                               limited circumstances described
                                               under "Description of the Offered
                                               Certificates--Registration and
                                               Denominations" in this prospectus
                                               supplement and under "Description
                                               of the Certificates--Book-Entry
                                               Registration" in the accompanying
                                               prospectus. We may elect to
                                               terminate the book-entry system
                                               through DTC with respect to all
                                               or any portion of any class of
                                               offered certificates.

PAYMENTS

A.  GENERAL.................................   The trustee will make payments of
                                               interest and principal to the
                                               respective classes of series
                                               _____ certificateholders entitled
                                               to those payments, sequentially
                                               as follows:


                                               PAYMENT ORDER           CLASS
                                               -------------           -----

                                                    1st           A-1, A-2 and X
                                                    2nd                  B
                                                    3rd                  C
                                                    4th                  D
                                                    5th                  E
                                                    6th                  F
                                                    7th                  G
                                                    8th                  H
                                                    9th                  J
                                                    10th                 K
                                                    11th                 L
                                                    12th                 M
                                                    13th                 N

                                               Allocation of interest payments
                                               among the class A-1, A-2 and X
                                               certificates is PRO RATA based on
                                               entitlement. Allocation of
                                               principal payments between the
                                               class A-1 and A-2 certificates is
                                               described under
                                               "--Payments--Payments of
                                               Principal" below. The class X
                                               certificates do not have
                                               principal balances and do not
                                               entitle their holders to payments
                                               of principal.

                                               See "Description of the Offered
                                               Certificates--Payments--Priority
                                               of Payments" in this prospectus
                                               supplement.

B.  PAYMENTS OF INTEREST....................   Each class of offered
                                               certificates will bear interest.
                                               In each case, that interest will
                                               accrue during each interest
                                               accrual period based upon--

                                               o         the pass-through rate
                                                         applicable for the
                                                         particular class for
                                                         that interest accrual
                                                         period,

                                               o         the total principal
                                                         balance or notional
                                                         amount, as the case may
                                                         be, of the particular
                                                         class outstanding
                                                         immediately prior to
                                                         the related payment
                                                         date, and

                                               o         the assumption that
                                                         each year consists of
                                                         12 30-day months.

                                               A whole or partial prepayment on
                                               an underlying mortgage loan may
                                               not be accompanied by the amount
                                               of one full month's interest on
                                               the prepayment. As and to the
                                               extent described under
                                               "Description of the Offered
                                               Certificates--Payments--Payments
                                               of Interest" in this prospectus
                                               supplement, these shortfalls may
                                               be allocated to reduce the amount
                                               of accrued interest otherwise
                                               payable to the holders of all of
                                               the interest-bearing classes of
                                               the series _____ certificates,
                                               including the offered
                                               certificates, on a PRO RATA basis
                                               in accordance with the respective
                                               amounts of interest otherwise
                                               payable on those classes for the
                                               corresponding interest accrual
                                               period.

                                               On each payment date, subject to
                                               available funds and the payment
                                               priorities described under
                                               "--Payments--General" above, you
                                               will be entitled to receive your
                                               proportionate share of all unpaid
                                               distributable interest accrued
                                               with respect to your class of
                                               offered certificates through the
                                               end of the related interest
                                               accrual period.

                                               See "Description of the Offered
                                               Certificates--Payments--Payments
                                               of Interest" and
                                               "--Payments--Priority of
                                               Payments" in this prospectus
                                               supplement.

C.  PAYMENTS OF PRINCIPAL...................   The class X certificates do not
                                               have principal balances and do
                                               not entitle their holders to
                                               payments of principal. Subject to
                                               available funds and the payment
                                               priorities described under
                                               "--Payments--General" above,
                                               however, the holders of each
                                               other class of offered
                                               certificates will be entitled to
                                               receive a total amount of
                                               principal over time equal to the
                                               total principal balance of their
                                               particular class. The trustee
                                               must make payments of principal
                                               in a specified sequential order
                                               to ensure that--

                                               o         no payments of
                                                         principal will be made
                                                         to the holders of any
                                                         non-offered class of
                                                         series _____
                                                         certificates until the
                                                         total principal balance
                                                         of the offered
                                                         certificates is reduced
                                                         to zero,

                                               o         no payments of
                                                         principal will be made
                                                         to the holders of the
                                                         class B, C, D, E or F
                                                         certificates until, in
                                                         the case of each of
                                                         those classes, the
                                                         total principal balance
                                                         of all more senior
                                                         classes of offered
                                                         certificates is reduced
                                                         to zero, and

                                                o        except as described in
                                                         the following
                                                         paragraph, no payments
                                                         of principal will be
                                                         made to the holders of
                                                         the
                                                         class A-2 certificates
                                                         until the total
                                                         principal balance of
                                                         the class A-1
                                                         certificates is reduced
                                                         to zero.

                                               Because of losses on the
                                               underlying mortgage loans and/or
                                               default-related or other
                                               unanticipated expenses of the
                                               trust, the total principal
                                               balance of the class B, C, D, E,
                                               F, G, H, J, K, L, M and N
                                               certificates could be reduced to
                                               zero at a time when the class A-1
                                               and A-2 certificates remain
                                               outstanding. Under those
                                               circumstances, any payments of
                                               principal on the class A-1 and
                                               A-2 certificates will be made on
                                               a PRO RATA basis in accordance
                                               with their respective principal
                                               balances.

                                               The total payments of principal
                                               to be made on the series _____
                                               certificates on any payment date
                                               will be a function of--

                                               o         the amount of scheduled
                                                         payments of principal
                                                         due or, in some cases,
                                                         deemed due on the
                                                         underlying mortgage
                                                         loans during the
                                                         related collection
                                                         period, which payments
                                                         are either received as
                                                         of the end of that
                                                         collection period or
                                                         advanced by the master
                                                         servicer, and

                                               o         the amount of any
                                                         prepayments and other
                                                         unscheduled collections
                                                         of previously
                                                         unadvanced principal
                                                         with respect to the
                                                         underlying mortgage
                                                         loans that are received
                                                         during the related
                                                         collection period.

                                               See "Description of the Offered
                                               Certificates--Payments--Payments
                                               of Principal" and
                                               "--Payments--Priority of
                                               Payments" in this prospectus
                                               supplement.

D.  PAYMENTS OF PREPAYMENT
       PREMIUMS AND YIELD
       MAINTENANCE CHARGES..................   If any prepayment premium or
                                               yield maintenance charge is
                                               collected on any of the pooled
                                               mortgage loans, then the trustee
                                               will pay that amount in the
                                               proportions described under
                                               "Description of the Offered
                                               Certificates--Payments "Payments
                                               of Prepayment Premiums and Yield
                                               Maintenance Charges" in this
                                               prospectus supplement, to--

                                               o         the holders of the
                                                         class X certificates,
                                                         and/or

                                               o         the holders of any
                                                         other class or classes
                                                         of certificates senior
                                                         to the class
                                                         _____certificates, that
                                                         are then entitled to
                                                         receive payments of
                                                         principal.

REDUCTIONS OF CERTIFICATE PRINCIPAL
   BALANCES IN CONNECTION WITH LOSSES
   ON THE UNDERLYING MORTGAGE LOANS
   AND DEFAULT-RELATED AND OTHER
   UNANTICIPATED EXPENSES...................   Because of losses on the
                                               underlying mortgage loans and/or
                                               default-related and other
                                               unanticipated expenses of the
                                               trust, the total principal
                                               balance of the mortgage pool, net
                                               of advances of principal, may
                                               fall below the total principal
                                               balance of the series _____
                                               certificates. If and to the
                                               extent that those losses and
                                               expenses cause a deficit to exist
                                               following the payments made on
                                               the series _____ certificates on
                                               any payment date, the total
                                               principal balances of the
                                               following classes of series _____
                                               certificates will be successively
                                               reduced in the following order,
                                               until that deficit is eliminated:

                                                REDUCTION ORDER         CLASS
                                                ---------------         -----

                                                     1st                 N
                                                     2nd                 M
                                                     3rd                 L
                                                     4th                 K
                                                     5th                 J
                                                     6th                 H
                                                     7th                 G
                                                     8th                 F
                                                     9th                 E
                                                     10th                D
                                                     11th                C
                                                     12th                B
                                                     13th            A-1 and A-2

                                               Any reduction to the total
                                               principal balances of the class
                                               A-1 and class A-2 certificates
                                               will be made on a PRO RATA basis
                                               in accordance with the relative
                                               sizes of those principal
                                               balances.

                                               See "Description of the Offered
                                               Certificates--Reductions of
                                               Certificate Principal Balances in
                                               Connection With Realized Losses
                                               and Additional Trust Fund
                                               Expenses" in this prospectus
                                               supplement.

ADVANCES OF DELINQUENT MONTHLY
    DEBT SERVICE PAYMENTS...................   Except as described in the next
                                               two paragraphs, the master
                                               servicer will be required to make
                                               advances with respect to any
                                               delinquent monthly payments,
                                               other than balloon payments, of
                                               principal and/or interest due on
                                               the pooled mortgage loans. In
                                               addition, the trustee must make
                                               any of those advances that the
                                               master servicer fails to make. As
                                               described under "Description
                                               of the Offered
                                               Certificates--Advances of
                                               Delinquent Monthly Debt Service
                                               Payments" in this prospectus
                                               supplement, any party that makes
                                               an advance will be entitled to be
                                               reimbursed for the advance,
                                               together with interest at the
                                               prime rate described in that
                                               section of this prospectus
                                               supplement.

                                               Notwithstanding the foregoing,
                                               neither of the master servicer
                                               nor the trustee will be required
                                               to make any advance that it
                                               determines, in its good faith and
                                               reasonable judgment, will not be
                                               recoverable from proceeds of the
                                               related mortgage loan.

                                               In addition, if any of the
                                               adverse events or circumstances
                                               that we describe under "Servicing
                                               of the Underlying Mortgage
                                               Loans--Required Appraisals" in
                                               this prospectus supplement, occur
                                               or exist with respect to any
                                               pooled mortgage loan or the
                                               mortgaged real property for that
                                               loan, the special servicer will
                                               be obligated to obtain a new
                                               appraisal or, in cases involving
                                               relatively small principal
                                               balances, conduct a valuation of
                                               that property. If, based on that
                                               appraisal or other valuation, it
                                               is determined that--

                                               o        the principal balance
                                                        of, and other delinquent
                                                        amounts due under, the
                                                        mortgage loan, exceed

                                               o        90% of the new estimated
                                                        value of that real
                                                        property,

                                               then the amount otherwise
                                               required to be advanced with
                                               respect to interest on that
                                               mortgage loan will be reduced.
                                               The reduction will be in the same
                                               proportion that the excess bears
                                               to the principal balance of the
                                               mortgage loan, net of related
                                               advances of principal. Due to the
                                               payment priorities, any reduction
                                               in advances will reduce the funds
                                               available to pay interest on the
                                               most subordinate interest-bearing
                                               class of series _____
                                               certificates then outstanding.

                                               See "Description of the Offered
                                               Certificates--Advances of
                                               Delinquent Monthly Debt Service
                                               Payments" and "Servicing of the
                                               Underlying Mortgage
                                               Loans--Required Appraisals" in
                                               this prospectus supplement. See
                                               also "Description of the
                                               Certificates--Advances" in the
                                               accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS...............   On each payment date, various
                                               statements and reports prepared
                                               by the trustee, the master
                                               servicer and/or the special
                                               servicer regarding the offered
                                               certificates and the pooled
                                               mortgage loans will be available
                                               to you and will contain the
                                               information described under
                                               "Description of the Offered
                                               Certificates--Reports to
                                               Certificateholders; Available
                                               Information" in this prospectus
                                               supplement.

                                               Upon reasonable prior notice, you
                                               may also review at the trustee's
                                               offices during normal business
                                               hours a variety of information
                                               and documents that pertain to the
                                               pooled mortgage loans and the
                                               mortgaged real properties for
                                               those loans. We expect that the
                                               available information and
                                               documents will include loan
                                               documents, borrower operating
                                               statements, rent rolls and
                                               property inspection reports, to
                                               the extent received by the
                                               trustee.

                                               See "Description of the Offered
                                               Certificates--Reports to
                                               Certificateholders; Available
                                               Information" in this prospectus
                                               supplement.

OPTIONAL AND OTHER TERMINATION..............   Specified parties to the
                                               transaction may terminate the
                                               trust when the total principal
                                               balance of the related mortgage
                                               pool, net of advances of
                                               principal, is less than
                                               approximately ____% of the
                                               initial mortgage pool balance.
                                               See "Description of the Offered
                                               Certificates--Termination" in
                                               this prospectus supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.....................................   In this section, "--The
                                               Underlying Mortgage Loans and the
                                               Mortgaged Real Properties", we
                                               provide summary information with
                                               respect to the mortgage loans
                                               that we intend to include in the
                                               trust. For more detailed
                                               information regarding those
                                               mortgage loans, you should review
                                               the following sections in this
                                               prospectus supplement:

                                               o        "Description of the
                                                        Mortgage Pool";

                                               o        "Risk Factors--Risks
                                                        Related to the
                                                        Underlying Mortgage
                                                        Loans"; and

                                               o        Annex A--Certain
                                                        Characteristics of the
                                                        Underlying Mortgage
                                                        Loans and the Mortgaged
                                                        Real Properties.

                                               When reviewing the information
                                               that we have included in this
                                               prospectus supplement with
                                               respect to the mortgage loans
                                               that are to back the offered
                                               certificates, please note that--

                                               o        All numerical
                                                        information provided
                                                        with respect to the
                                                        mortgage loans is
                                                        provided on an
                                                        approximate basis.

                                               o        All weighted average
                                                        information provided
                                                        with respect to the
                                                        mortgage loans reflects
                                                        a weighting based on
                                                        their respective cut-off
                                                        date principal balances.
                                                        We will transfer the
                                                        cut-off date principal
                                                        balance for each of the
                                                        mortgage loans to the
                                                        trust. We show the
                                                        cut-off date principal
                                                        balance for each of the
                                                        mortgage loans on Annex
                                                        A to this prospectus
                                                        supplement.

                                               o        When information with
                                                        respect to mortgaged
                                                        real properties is
                                                        expressed as a
                                                        percentage of the
                                                        initial mortgage pool
                                                        balance, the percentages
                                                        are based upon the
                                                        cut-off date principal
                                                        balances of the related
                                                        mortgage loans.

                                               o        If any of the mortgage
                                                        loans is secured by
                                                        multiple real properties
                                                        located in more than one
                                                        state, a portion of that
                                                        mortgage loan has been
                                                        allocated to each of
                                                        those properties.

                                               o        Statistical information
                                                        regarding the mortgage
                                                        loans may change prior
                                                        to the date of initial
                                                        issuance of the offered
                                                        certificates due to
                                                        changes in the
                                                        composition of the
                                                        mortgage pool prior to
                                                        that date.

SOURCE OF THE
   UNDERLYING MORTGAGE LOANS................   We are not the originator of the
                                               mortgage loans that we intend to
                                               include in the trust. We will
                                               acquire those mortgage loans from
                                               _____ separate parties. [Each of
                                               those mortgage loans was
                                               originated by--

                                               o        the related mortgage
                                                        loan seller from whom we
                                                        acquired the mortgage
                                                        loan,

                                               o        an affiliate of the
                                                        related mortgage loan
                                                        seller, or

                                               o        a correspondent in the
                                                        related mortgage loan
                                                        seller's conduit lending
                                                        program.]

PAYMENT AND OTHER TERMS.....................   Each of the mortgage loans that
                                               we intend to include in the trust
                                               is the obligation of a borrower
                                               to repay a specified sum with
                                               interest.

                                               Repayment of each of the mortgage
                                               loans is secured by a mortgage
                                               lien on the ownership and/or
                                               leasehold interest of the related
                                               borrower or another party in one
                                               or more commercial or
                                               multifamily real properties.
                                               Except for limited permitted
                                               encumbrances, which we describe
                                               in the "Glossary" to this
                                               prospectus supplement, that
                                               mortgage lien will be a first
                                               priority lien.

                                               All of the mortgage loans are or
                                               should be considered nonrecourse.
                                               None of the mortgage loans are
                                               insured or guaranteed by any
                                               governmental agency or
                                               instrumentality or by any private
                                               mortgage insurer.

                                               Each of the mortgage loans
                                               currently accrues interest at the
                                               annual rate specified with
                                               respect to that loan on Annex A
                                               to this prospectus supplement.
                                               Except as otherwise described
                                               below with respect to mortgage
                                               loans that have anticipated
                                               repayment dates, the mortgage
                                               interest rate for each mortgage
                                               loan is, in the absence of
                                               default, fixed for the entire
                                               term of the loan. [IF ANY OF THE
                                               MORTGAGE LOANS HAVE FLOATING OR
                                               ADJUSTABLE MORTGAGE INTEREST
                                               RATES, PROVIDE SUMMARY
                                               DESCRIPTION OF HOW TO CALCULATE
                                               THOSE RATES.]

                                               Each of the mortgage loans
                                               provides for scheduled payments
                                               of principal and/or interest to
                                               be due on the ________ day of
                                               each month. [PROVIDE SUMMARY
                                               DESCRIPTION REGARDING ANY
                                               ADJUSTMENTS TO THE MONTHLY DEBT
                                               SERVICE PAYMENTS AND ANY
                                               POTENTIAL NEGATIVE AMORTIZATION
                                               OF INTEREST.]

                                               ________ of the mortgage loans,
                                               representing ____% of the initial
                                               mortgage pool balance, provide
                                               for:

                                               o        an amortization schedule
                                                        that is significantly
                                                        longer than its
                                                        remaining term to stated
                                                        maturity; and

                                               o        a substantial payment of
                                                        principal on its
                                                        maturity date.

                                               ________ of the mortgage loans,
                                               representing ____% of the initial
                                               mortgage pool balance, provide
                                               material incentives to the
                                               related borrower to pay the
                                               mortgage loan in full by a
                                               specified date prior to maturity.
                                               We consider that date to be the
                                               anticipated repayment date for
                                               the mortgage loan. There can be
                                               no assurance, however, that these
                                               incentives will result in any of
                                               these mortgage loans being paid
                                               in full on or before its
                                               anticipated repayment date. The
                                               incentives, which in each case
                                               will become effective as of the
                                               related anticipated repayment
                                               date, include:

                                               o        The calculation of
                                                        interest in excess of
                                                        the initial mortgage
                                                        interest rate. The
                                                        additional interest will
                                                        be
                                                        deferred and will be
                                                        payable only after the
                                                        outstanding principal
                                                        balance of the mortgage
                                                        loan is paid in full.

                                               o        The application of
                                                        excess cash flow from
                                                        the mortgaged real
                                                        property to pay the
                                                        principal amount of the
                                                        mortgage loan. The
                                                        payment of principal
                                                        will be in addition to
                                                        the principal portion of
                                                        the normal monthly debt
                                                        service payment.

                                               The remaining _______ mortgage
                                               loans, representing ____% of the
                                               initial mortgage pool balance,
                                               have payment schedules that
                                               provide for the payment of these
                                               mortgage loans in full or
                                               substantially in full by their
                                               respective maturity dates. These
                                               ___ mortgage loans do not provide
                                               for any of the repayment
                                               incentives associated with the
                                               mortgage loans that have
                                               anticipated repayment dates.

DELINQUENCY STATUS..........................   None of the mortgage loans that
                                               we intend to include in the trust
                                               was _____ days or more delinquent
                                               with respect to any monthly debt
                                               service payment as of the cut-off
                                               date or at any time during the
                                               _____-month period preceding that
                                               date.

PREPAYMENT LOCK-OUT PERIODS.................   A prepayment lock-out period is
                                               currently in effect for ________
                                               of the mortgage loans to be
                                               included in the trust. Set forth
                                               below is information regarding
                                               the remaining terms of those
                                               lock-out periods:

Maximum remaining lock-out period:                               _____ months
Minimum remaining lock-out period:                               _____ months
Weighted average remaining lock-out period:                      _____ months

DEFEASANCE..................................   ________ of the mortgage loans to
                                               be included in the trust,
                                               representing ____% of the initial
                                               mortgage pool balance, permit the
                                               related borrower to obtain a full
                                               or partial release of the
                                               mortgaged real property from the
                                               related mortgage lien by
                                               delivering U.S. Treasury
                                               obligations as substitute
                                               collateral. None of these
                                               mortgage loans permits defeasance
                                               prior to the ________ anniversary
                                               of the date of initial issuance
                                               of the certificates.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS.................   The mortgage pool will have the
                                               following general characteristics
                                               as of the cut-off date:

Initial mortgage pool balance.............................              $
Number of mortgage loans..................................
Number of mortgaged real properties.......................

Maximum cut-off date principal balance....................              $
Minimum cut-off date principal balance....................              $
Average cut-off date principal balance....................              $

Maximum mortgage interest rate............................              %
Minimum mortgage interest rate............................              %
Weighted average mortgage interest rate...................              %

Maximum original term to maturity
  or anticipated repayment date.........................         months
Minimum original term to maturity
  or anticipated repayment date.........................         months
Weighted average original term to maturity
  or anticipated repayment date.........................         months

Maximum remaining term to maturity
  or anticipated repayment date.........................         months
Minimum remaining term to maturity
  or anticipated repayment date.........................         months
Weighted average remaining term to
  maturity or anticipated repayment date................         months

Maximum underwritten debt
  service coverage ratio................................             x
Minimum underwritten debt
  service coverage ratio................................             x
Weighted average underwritten debt
  service coverage ratio................................             x

Maximum cut-off date loan-to-appraised
  value ratio..........................................              %
Minimum cut-off date loan-to-appraised
  value ratio..........................................              %
Weighted average cut-off date loan-to-
  appraised value ratio.................................             %

B.  STATE CONCENTRATION.....................   The table below shows the number
                                               of, and percentage of the initial
                                               mortgage pool balance secured by,
                                               mortgaged real properties located
                                               in the indicated states:

                                                                    % OF
                                               NUMBER OF       INITIAL MORTGAGE
                          STATE               PROPERTIES        POOL BALANCE
                          -----               ----------        ------------

                                                                    %
                                                                    %
                                                                    %

                                               The remaining mortgaged real
                                               properties with respect to the
                                               mortgage pool, are located
                                               throughout ________ other states
                                               and ________________. No more
                                               than ____% of the initial
                                               mortgage pool balance is secured
                                               by mortgaged real properties
                                               located in any of these other
                                               jurisdictions.

C.  PROPERTY TYPES..........................   The table below shows the number
                                               of, and percentage of the initial
                                               mortgage pool balance secured by,
                                               mortgaged real properties
                                               operated for each indicated
                                               purpose:

                                                              % OF
                                         NUMBER OF       INITIAL MORTGAGE
PROPERTY TYPE                           PROPERTIES         POOL BALANCE
-------------                           ----------         ------------

                                                                 %
                                                                 %
                                                                 %
                                                                 %
                                                                 %
                                                                 %
                                                                 %
                                                                 %

D.  ENCUMBERED INTERESTS....................   The table below shows the number
                                               of, and percentage of the initial
                                               mortgage pool balance secured by,
                                               mortgaged real properties for
                                               which the encumbered interest is
                                               as indicated:

                                                                    % OF
       ENCUMBERED INTEREST IN THE            NUMBER OF        INITIAL MORTGAGE
       MORTGAGED REAL PROPERTY               PROPERTIES         POOL BALANCE

       Ownership                                                     %
       Ownership in part,
          Leasehold in part                                          %
       Leasehold                                                     %
       Other                                                         %

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
   TAX CONSEQUENCES.........................   The trustee or its agent will
                                               make elections to treat
                                               designated portions of the assets
                                               of the trust as three separate
                                               real estate mortgage investment
                                               conduits under Sections 860A
                                               through 860G of the Internal
                                               Revenue Code of 1986. The
                                               designations for each of those
                                               three REMICs are as follows:

                                               o        REMIC I, the lowest tier
                                                        REMIC, which will
                                                        consist of, among other
                                                        things--

                                                        1.  the pooled mortgage
                                                            loans, and

                                                        2.  any mortgaged real
                                                            properties that may
                                                            be acquired by the
                                                            trust following a
                                                            borrower default,

                                                        but will exclude
                                                        collections of
                                                        additional interest
                                                        accrued and deferred as
                                                        to payment with respect
                                                        to each mortgage loan
                                                        with an anticipated
                                                        repayment date that
                                                        remains outstanding past
                                                        that date;

                                               o        REMIC II, which will
                                                        hold the regular
                                                        interests in REMIC I;
                                                        and

                                               o        REMIC III, which will
                                                        hold the regular
                                                        interests in REMIC II.

                                               [Any assets not included in a
                                               REMIC will constitute a grantor
                                               trust for federal income tax
                                               purposes.]

                                               The offered certificates will be
                                               treated as regular interests in
                                               REMIC III. This means that they
                                               will be treated as newly issued
                                               debt instruments for federal
                                               income tax purposes. You will
                                               have to report income on your
                                               offered certificates in
                                               accordance with the accrual
                                               method of accounting even if you
                                               are otherwise a cash method
                                               taxpayer. The offered
                                               certificates will not represent
                                               any interest in the grantor trust
                                               referred to above.

                                               The class _____ and _____
                                               certificates will be issued with
                                               more than a DE MINIMIS amount of
                                               original issue discount. The
                                               class _____ certificates will be
                                               issued with a DE MINIMIS amount
                                               of original issue discount. The
                                               other offered certificates will
                                               not be issued with any original
                                               issue discount. If you own an
                                               offered certificate issued with
                                               original issue discount, you may
                                               have to report original issue
                                               discount income and be subject to
                                               a tax on this income before you
                                               receive a corresponding cash
                                               payment.

                                               For a more detailed discussion of
                                               the federal income tax aspects of
                                               investing in the offered
                                               certificates, see "Federal Income
                                               Tax Consequences" in this
                                               prospectus supplement and
                                               "Federal Income Tax Consequences"
                                               in the accompanying prospectus.

ERISA.......................................   We anticipate that, subject to
                                               satisfaction of the conditions
                                               referred to under "ERISA
                                               Considerations" in this
                                               prospectus supplement, retirement
                                               plans and other employee benefit
                                               plans and arrangements subject
                                               to--

                                               o         Title I of the Employee
                                                         Retirement Income
                                                         Security Act of 1974,
                                                         as amended, or

                                               o         Section 4975 of the
                                                         Internal Revenue Code
                                                         of 1986,

                                               will be able to invest in the
                                               class A-1, A-2 and X certificates
                                               without giving rise to a
                                               prohibited transaction. This is
                                               based upon an individual
                                               prohibited transaction exemption
                                               granted to the underwriter by the
                                               U.S. Department of Labor.
                                               However, investments in the other
                                               offered certificates by, on
                                               behalf of or with assets of these
                                               entities, will be restricted as
                                               described under "ERISA
                                               Considerations" in this
                                               prospectus supplement.

                                               If you are a fiduciary of any
                                               retirement plan or other employee
                                               benefit plan or arrangement
                                               subject to Title I of ERISA or
                                               section 4975 of the Internal
                                               Revenue Code of 1986, you should
                                               review carefully with your legal
                                               advisors whether the purchase or
                                               holding of the offered
                                               certificates could give rise to a
                                               transaction that is prohibited
                                               under ERISA or Section 4975 of
                                               the Internal Revenue Code of
                                               1986. See "ERISA Considerations"
                                               in this prospectus supplement and
                                               in the accompanying prospectus.

LEGAL INVESTMENT............................   [Upon initial issuance, the
                                               following classes of offered
                                               certificates will constitute
                                               mortgage related securities for
                                               purposes of the Secondary
                                               Mortgage Market Enhancement Act
                                               of 1984:

                                               o        class A-1,

                                               o        class A-2,

                                               o        class B, and

                                               o        class X.

                                               The other offered certificates
                                               will NOT be mortgage related
                                               securities within the meaning of
                                               SMMEA.]

                                               You should consult your own legal
                                               advisors to determine whether and
                                               to what extent the offered
                                               certificates will be legal
                                               investments for you. See "Legal
                                               Investment" in this prospectus
                                               supplement and in the
                                               accompanying prospectus.

INVESTMENT CONSIDERATIONS...................   The rate and timing of payments
                                               and other collections of
                                               principal on or with respect to
                                               the underlying mortgage loans
                                               will affect the yield to maturity
                                               on each offered certificate. In
                                               the case of offered certificates
                                               purchased at a discount, a slower
                                               than anticipated rate of payments
                                               and other collections of
                                               principal on the underlying
                                               mortgage loans could result in a
                                               lower than anticipated yield. In
                                               the case of class X certificates
                                               or any other offered certificates
                                               purchased at a premium, a faster
                                               than anticipated rate of payments
                                               and other collections of
                                               principal on the underlying
                                               mortgage loans could result in a
                                               lower than anticipated yield. If
                                               you are contemplating the
                                               purchase of class X certificates,
                                               you should be aware that--

                                               o        the yield to maturity on
                                                        those certificates will
                                                        be highly sensitive to
                                                        the rate and timing of
                                                        principal prepayments
                                                        and other liquidations
                                                        on or with respect to
                                                        the underlying mortgage
                                                        loans, and

                                               o        that an extremely rapid
                                                        rate of prepayments
                                                        and/or other
                                                        liquidations on or with
                                                        respect to the
                                                        underlying mortgage
                                                        loans could result in a
                                                        substantial loss of your
                                                        initial investment.

                                               See "Yield and Maturity
                                               Considerations" in this
                                               prospectus supplement and in the
                                               accompanying prospectus.

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

         The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

         You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

         THE CLASS B, C, D, E AND F CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2 AND X CERTIFICATES. If you purchase class B, C, D, E or F certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

         When making an investment decision, you should consider, among other things--

          o the payment priorities of the respective classes of the certificates,

          o the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls, and

          o the characteristics and quality of the mortgage loans in the trust.

         See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable", "--Any Credit Support for Your Offered Certificates may be Insufficient to Protect you Against all Potential Losses" and "--Payments on the Offered Certificates Will be Made Solely from the Limited Assets of the Related Trust, and Those Assets may be Insufficient to Make all Required Payments on Those Certificates" in the accompanying prospectus.

         THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on--

         o        the price you paid for your offered certificates, and

         o the rate, timing and amount of payments on your offered certificates.

         The rate, timing and amount of payments on your offered certificates will depend on:

          o       the pass-through rate for your offered certificates;

          o the rate and timing of payments and other collections of principal on the underlying mortgage loans;

          o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

          o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

          o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

          o servicing decisions with respect to the underlying mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         See "Description of the Mortgage Pool", "Servicing of the Underlying Mortgage Loans", "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

         THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE UNDERLYING MORTGAGE LOANS IS FASTER OR SLOWER THAN YOU ANTICIPATED. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

         If you purchase class X certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments and losses on the mortgage loans. Prior to investing in those certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to recover fully your initial investment. The ratings on the class X certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

         The yield on the offered certificates with variable pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans.

         ERISA CONSIDERATIONS. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986 are complex. Accordingly, if you are using the assets of a plan or arrangement to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of those certificates. In particular, the purchase or holding of class B, C, D, E and F certificates by any plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, these offered certificates should not be acquired by, on behalf of, or with assets of any plan or arrangement, unless the purchase and continued holding of the certificate or an interest in the certificate is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for some transactions involving an insurance company general account.

         See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

         REPAYMENT OF THE UNDERLYING MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL PROPERTIES. The underlying mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in the following types of real property:

         [SPECIFY PROPERTY TYPES.]

         The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

         o the successful operation and value of the mortgaged real property, and

         o the related borrower's ability to sell or refinance the mortgaged real property.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

         THE UNDERLYING MORTGAGE LOANS HAVE A VARIETY OF CHARACTERISTICS THAT MAY EXPOSE INVESTORS TO GREATER RISK OF DEFAULT AND LOSS. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Each of the respective items below includes a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, each of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

         o THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE AMOUNTS OWING UNDER AN UNDERLYING MORTGAGE LOAN IN THE EVENT OF DEFAULT. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property, and none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse" in the accompanying prospectus.

         o IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON ONE OR A FEW MAJOR TENANTS. In the case of ________ mortgaged real properties, securing ____% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies ____% or more of the particular property. In the case of _____ of those properties, securing ____% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of it. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real

                  Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

          o _____% OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY MORTGAGE LIENS ON EACH OF THE FOLLOWING PROPERTY TYPES--[SPECIFY PROPERTY TYPES].

                  [ADD DISCLOSURE RELATING TO EACH PROPERTY TYPE AS TO WHICH THERE EXISTS A MATERIAL CONCENTRATION BASED ON CUT-OFF DATE PRINCIPAL BALANCES OF THE UNDERLYING MORTGAGE LOANS.]

                  The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

         o ____% OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY MORTGAGE LIENS ON REAL PROPERTY LOCATED IN EACH OF THE FOLLOWING STATES--[SPECIFY STATES]. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent ____% or more of the initial mortgage pool balance:

                                                                      % OF
                                       NUMBER OF                INITIAL MORTGAGE
                  STATE                PROPERTIES                 POOL BALANCE
                  -----                ----------                 ------------





                  The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more depending on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

         o        THE MORTGAGE POOL WILL INCLUDE ADJUSTABLE RATE MORTGAGE LOANS.
                  ________ mortgage loans, representing ____% of the initial mortgage pool balance, provide for adjustments to their respective interest rates and corresponding adjustments to their respective monthly debt service payments. See "Risk Factors--Adjustable Rate Mortgage Loans Entail Greater Risks of Default to Lenders than Fixed Rate Mortgage Loans" in the accompanying prospectus.

         o THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND LOANS WITH ANTICIPATED REPAYMENT DATES. ________ mortgage loans, representing ____% of the initial mortgage pool balance, are balloon loans. In addition, ________ mortgage loans, representing ____% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the --- Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

         o THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are ----- substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The ______largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent ____% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

         o        THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS.
                  ________ mortgage loans, representing ____% of the initial mortgage pool balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the mortgaged real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Leaseholds" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders that are not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

         o SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. ________ mortgage loans, representing ____% of the initial mortgage pool balance, are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on an mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning may Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

         o SOME OF THE MORTGAGED REAL PROPERTIES ARE ENCUMBERED BY SUBORDINATE DEBT. ________ mortgage loans, representing ____% of the initial mortgage pool balance, are secured by mortgaged real properties that are known to us to be encumbered by secured subordinate debt that is not part of the mortgage pool. The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged real property.

                  1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                  2. reduced cash flow could result in deferred maintenance at the particular real property;

                  3. if the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

                  4. if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

                  [The lender of any material subordinate debt on the mortgaged real properties known to us, has agreed not to foreclose or take other legal action against the particular real property or the related borrower, for so long as the related mortgage loan is outstanding and the trust has not done so.]

                  See "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

         o SOME OF THE MORTGAGED REAL PROPERTIES DO NOT COMPLY WITH THE AMERICANS WITH DISABILITIES ACT OF 1990. Not all of the mortgaged real properties securing mortgage loans that we intend to include in the trust, comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors--Compliance with the

                  Americans with Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.

          o MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED TENANTS. ________ separate groups of mortgage loans that we intend to include in the trust, have borrowers that, in the case of each of those groups, are the same or under common control. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

                  In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the ________ most significant tenants at each of the mortgaged real properties used for [SPECIFY USE OF PROPERTIES].

                  The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Tenant Bankruptcy Adversely Affects Property Performance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

         o SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE ENTITIES. The business activities of the borrowers under pooled mortgage loans with cut-off date principal balances below $______________, may not be limited to owning their respective mortgaged real properties. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

         CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any of class B, C, D, E, F or X certificates other than the class _____certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 and class A-2 certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

         LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

         A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment, with respect to ________ of the mortgaged real properties for the underlying mortgage loans, during the _____-month period ending on ______________. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. Not all of those environmental site assessments, however, satisfied all the requirements necessary to be considered a Phase I environmental site assessment. In ________ cases, a third-party consultant also conducted a Phase II environmental site assessment of a mortgaged real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, the borrower has--

         o implemented or agreed to implement an operations and maintenance plan, in the manner and within the time frames specified in the related loan documents;

         o agreed to monitor periodically nearby properties, in the manner and within the time frames specified in the related loan documents; or

         o established a reserve account with the lender to cover the estimated cost of addressing the condition or circumstances.

         In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. In ________ cases, the particular asbestos-containing materials or lead-based paint was in poor condition. This could result in a claim for damages by any party injured by that condition.

         In ________ cases, the cost to remediate, prevent or otherwise deal with an adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, was estimated to be more than $_________.

         [In ________ cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, because a responsible party with respect to that condition had already been identified.]

         [In the case of ________ mortgaged real properties, securing ____% of the initial mortgage pool balance, either--

         o no environmental site assessment was conducted in connection with the origination of the related underlying mortgage loan, or

         o a Phase II environmental site assessment was recommended but not performed.]

         See "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

         LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. Licensed engineers inspected ________ of the mortgaged real properties of the mortgage loans that we intend to include in the trust, during the _____-month period preceding the cut-off date, to assess--

         o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

         o the general condition of the site, buildings and other improvements located at each property.

At ________ of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $__________. In ________ of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

         LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. The mortgage pool will include ________ mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex
A. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. [However, ________ of these mortgage loans permit--

         o the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

         o a full or partial termination of the applicable cross-collateralization, in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans" in this prospectus supplement.]

         In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         ________ mortgage loans that we intend to include in the trust are, in each case, secured by real properties located in two or more states. These mortgage loans represent ____% of the initial mortgage pool balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

         LIMITED INFORMATION CAUSES UNCERTAINTY. ________ of the mortgage loans that we intend to include in the trust, are acquisition financing. Accordingly, limited or no operating information is available with respect to the mortgaged real properties for those mortgage loans. As a result, you may find it difficult to analyze the performance of those properties.

         [PRIOR BANKRUPTCIES. We are aware that, in the case of ________ mortgage loans that we intend to include in the trust--

         o the related borrower or a principal in the related borrower has been a party to, or

         o        the related mortgaged real property has been the subject of,

prior bankruptcy proceedings.]


              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.


                        DESCRIPTION OF THE MORTGAGE POOL


         GENERAL

         We intend to include the ________ mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $___________. However, the actual initial mortgage pool balance may be as much as ____% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

         The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from $_________ to $__________, and the average of those cut-off date principal balances is $_________.

         Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

         You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

         o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

         o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

         o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

         o If a mortgage loan is secured by multiple mortgaged real properties located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

         o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

         The mortgage pool will include ________ mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. [However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.]

         ________ of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

         o the pay down of the mortgage loan(s) in an amount equal to a specified percentage, which is usually ____%, of the portion of the total loan amount allocated to the property or properties to be released;

         o the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

         o receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, ________ of the mortgage loans referred to in the prior paragraph also entitle the related borrower to a release of one or more of the corresponding mortgaged real properties through defeasance. See "--Terms and Conditions of the Mortgage Loans--Defeasance Loans" below.

         The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans that represent at least ____% of the initial mortgage pool balance.

                                                                         NUMBER OF STATES                 % OF
                                                                             WHERE THE                   INITIAL
                                                                          PROPERTIES ARE                MORTGAGE
PROPERTY NAMES                                                                LOCATED                 POOL BALANCE
--------------                                                                -------                 ------------



         The table below shows each group of mortgaged real properties that:

         o        are owned by the same or affiliated borrowers; and

         o secure two or more non-cross-collateralized mortgage loans that represent at least ____% of the initial mortgage pool balance.

                                                                          NUMBER OF STATES
                                                                              WHERE THE                    % OF
                                                                           PROPERTIES ARE            INITIAL MORTGAGE
PROPERTY NAMES                                                                 LOCATED                 POOL BALANCE
--------------                                                                 -------                 ------------




TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

         DUE DATES. All of the mortgage loans that we intend to include in the trust provide for monthly debt service payments to be due on the _____ day of each month.

         MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans, each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date. [IF ANY OF THE MORTGAGE LOANS HAVE FLOATING OR ADJUSTABLE MORTGAGE INTEREST RATES, DISCUSS CALCULATION OF THOSE RATES, INCLUDING INDICES, GROSS MARGINS, ADJUSTMENT DATES, FLOORS AND CAPS.]

         The mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from ____% per annum to ____% per annum, and the weighted average of those mortgage interest rates was ____% per annum.

         Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest. [DESCRIBE ANY POTENTIAL NEGATIVE AMORTIZATION.]

         Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

o the actual number of days elapsed during each one-month accrual period in a year of 360 days; or

o        a 360-day year consisting of twelve 30-day months; or

o        [SPECIFY ANY OTHER BASIS].

         The table below shows the number of, and percentage of initial mortgage pool balance represented by, mortgage loans that accrue interest based on each of the foregoing conventions.

                                                                                           % OF
                                                             NUMBER OF               INITIAL MORTGAGE
                INTEREST ACCRUAL BASIS                    MORTGAGE LOANS               POOL BALANCE

                Actual/360 Basis                                                             %
                30/360 Basis                                                                 %
                [OTHER]                                                                      %

         BALLOON LOANS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, are characterized by--

         o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

         o a substantial payment being due with respect to the mortgage loan on its stated maturity date.

         ARD LOANS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, are characterized by the following features:

         o A maturity date that is more than _____ years following origination.

         o The designation of an anticipated repayment date that is generally _____ years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A to this prospectus supplement.

         o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally _____ to _____ months] prior to the related anticipated repayment date.

         o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

         o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to the sum of--

                  1.       its initial mortgage interest rate, plus

                  2. a specified margin that is, in ________ cases, not more than _____ percentage points.

         o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

         o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

         In the case of each of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement not less than _____ months prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

         FULLY AMORTIZING LOANS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, are characterized by--

          o constant monthly debt service payments throughout the substantial term of the mortgage loan, and

          o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

          However, none of these fully amortizing loans has either--

          o       an anticipated repayment date, or

          o       the associated repayment incentives.

         AMORTIZATION OF PRINCIPAL. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                                                                FULLY AMORTIZING              ALL
                                          BALLOON LOANS        ARD LOANS             LOANS              MORTGAGE LOANS
                                          -------------        ---------             -----              --------------
Original Term to Maturity (mos.)
Maximum
Minimum
Weighted Average

Remaining Term to Maturity (mos.)
Maximum
Minimum
Weighted Average

Original Amortization Term (mos.)
Maximum
Minimum
Weighted Average

Remaining Amortization Term (mos.)
Maximum
Minimum
Weighted Average

         Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

[DISCUSS ANY ADJUSTMENTS TO THE MONTHLY DEBT SERVICE PAYMENTS FOR THE MORTGAGE LOANS.]

         VOLUNTARY PREPAYMENT PROVISIONS. In general, at origination, the mortgage loans that we intend to include in the trust, provided for:

         o a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by

         o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an additional consideration for the prepayment, followed by

         o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

         Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans will be required under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

         The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

         As described below under "--Defeasance Loans", [substantially all] of the pooled mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the _____ anniversary of the date of initial issuance of the offered certificates.

         PREPAYMENT LOCK-OUT PERIODS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, provide for prepayment lock-out periods as of the cut-off date, and--

         o the maximum remaining prepayment lock-out period of those mortgage loans as of that date is _____ months,

         o the minimum remaining prepayment lock-out period of those mortgage loans as of that date is _____ months, and

         o the weighted average remaining prepayment lock-out period of those mortgage loans as of that date is _____ months.

         Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans will be required under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

         PREPAYMENT CONSIDERATION. Following an initial prepayment lock-out period, ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term. That prepayment consideration will equal [SPECIFY CALCULATION OF PREPAYMENT CONSIDERATION].

         Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor the underwriter makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates may be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

         OPEN PREPAYMENT PERIODS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, provide for an open prepayment period. That open prepayment period generally begins _____ to _____ months prior to stated maturity [or, in the case of an ARD Loan, prior to the related anticipated repayment date].

         OTHER PREPAYMENT PROVISIONS. ________ of the mortgage loans that we intend to include in the trust provide for mandatory partial prepayments, notwithstanding any lock-out period that may otherwise be in effect. In ________ of these cases, the related borrower has established reserves or delivered a letter of credit that will be applied to a partial prepayment of the mortgage loan if one or more property performance conditions do not occur.

         Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

         DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

         o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

         o prohibit the borrower from doing so without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans may Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates may be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

         ________ of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

         o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

                  1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

                  2. the reasonable acceptability of the transferee to the lender;

         o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

         o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities; or

         o a transfer of non-controlling ownership interests in the related borrower.

         DEFEASANCE LOANS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, permit the borrower to deliver U.S. government securities as substitute collateral.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

          o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

          o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

         [For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.]

         If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

         None of the mortgage loans that we intend to include in the trust may be defeased prior to the _____ anniversary of the date of initial issuance of the certificates.

MORTGAGE POOL CHARACTERISTICS

         GENERAL. A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the "Glossary" to this prospectus supplement. The statistics in the tables and schedules on Annex A to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriter.

SIGNIFICANT MORTGAGE LOANS

         [INSERT DESCRIPTION OF SIGNIFICANT MORTGAGE LOANS.]

ADDITIONAL LOAN AND PROPERTY INFORMATION

         DELINQUENCIES. None of the mortgage loans that we intend to include in the trust was as of the cut-off date, or has been at any time during the ______-month period preceding that date, _____ days or more delinquent with respect to any monthly debt service payment.

         TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

         o [________ of the mortgaged real properties, securing ____% of the initial mortgage pool balance, are, in each case, a [SPECIFY PROPERTY TYPES] that is leased to one or more major tenants that each occupy at least ____% of the net rentable area of the particular property.

         o A number of companies are major tenants at more than one of the mortgaged real properties.

         o There are ________ cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

         o ________ of the mortgaged real properties, securing ____% of the initial mortgage pool balance, are multifamily rental properties that have material concentrations of student tenants.]

         [GROUND LEASES. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. In each case, the related ground lease, giving effect to all extension options, expires more than ten years after the stated maturity of the related mortgage loan and either:

         o the ground lessor has subordinated its interest in the mortgaged real property to the interest of the holder of that mortgage loan; or

         o the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.]

         [SPECIFY EXCEPTIONS.]

         See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

         [ADDITIONAL AND OTHER FINANCING. We are aware of ________ mortgaged real properties, securing ____% of the initial mortgage pool balance, that are encumbered by secured subordinate debt that is not part of the mortgage pool. The following table identifies those properties, indicates the initial principal amount of the secured subordinate debt and sets forth the cut-off date principal balances of the related mortgage loans. [In the case of each of those properties, the subordinate lender has entered into a subordination and standstill agreement with the holder of the related mortgage loan whereby that subordinate lender--

         o expressly subordinated its right to receive collections and proceeds from, and otherwise deal with, that property, and

         o agrees not to take any enforcement or other legal action against that property or the related borrower as long as the corresponding pooled mortgage loan is outstanding and the mortgagee under that mortgage loan has not taken any similar enforcement or other legal action.]

                                                                            % OF INITIAL
                                               CUT-OFF DATE                MORTGAGE POOL
                                             PRINCIPAL BALANCE           BALANCE REPRESENTED         INITIAL PRINCIPAL
                                                OF RELATED                   BY RELATED              AMOUNT OF SECURED
NAMES                                         MORTGAGE LOANS               MORTGAGE LOANS             SUBORDINATE DEBT
-----                                         --------------               --------------             ----------------




         [In addition, we are aware that the borrowers under ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, have unsecured debt. In ________ of those cases, the lender on the debt is an affiliate of the borrower. In ________ of those cases, the lender on the unsecured debt has executed and delivered a subordination and standstill agreement in favor of the mortgagee under the corresponding pooled mortgage loan. In addition, some of the pooled mortgage loans will permit the related borrower to incur unsecured subordinated debt in the future, subject to conditions such as--

         o limiting the use of proceeds to refurbishing or renovating the mortgaged real property, and/or

         o acquiring furniture, fixtures and equipment for the mortgaged real property.

Borrowers that do not meet special purpose entity, bankruptcy-remote criteria, generally do not have any restriction on the incurrence of unsecured debt. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.] See "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

         Except as disclosed under this "--Additional and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust, have any other debt outstanding.

         ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In ________ cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

         o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

         o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

                  1.       to satisfy the entire mortgage loan, or

                  2. taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

         HAZARD, LIABILITY AND OTHER INSURANCE. [Although exceptions exist, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

         o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

                  1. the outstanding principal balance of the mortgage loan, and

                  2. the full insurable replacement cost of the improvements located on the insured property;

         o if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

                  1. the outstanding principal balance of the related mortgage loan,

                  2.       the full insurable value of the insured property, and

                  3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

          o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $________ per occurrence; and

          o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.]

         [In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

         o        obtain earthquake insurance, or

         o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant,

unless, in any case, the original loan-to-value ratio was relatively low.]

         [With respect to each of the mortgaged real properties for the pooled mortgage loans, the master servicer is required to cause the maintenance of all insurance coverage as is required under the related mortgage, to the extent--

         o        the trust has an insurable interest, and

         o the master servicer can require maintenance of the insurance under applicable law.]

         [Where insurance coverage at the mortgaged real property for any pooled mortgage loan is left to the lender's discretion, the master servicer will be required to use reasonable efforts to cause the related borrower to maintain insurance generally in the amounts, type and scopes of coverage required under the other pooled mortgage loans.]

         [Various forms of insurance maintained with respect to any of the mortgaged real properties for the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.]

         [With limited exception, the mortgage loans that we intend to include in the trust generally provide that insurance and condemnation proceeds are to be applied either--

         o        to restore the mortgaged  real property; or

         o        towards payment of the mortgage loan.]

         [If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the mortgage that had covered the property.]

         [The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the pooled mortgage loans for which it is responsible. If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

         o        are not paid because of the deductible clause, and

         o would have been paid if an individual hazard insurance policy referred to above had been in place.]

         [The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series _____ certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.]

ASSESSMENTS OF PROPERTY CONDITION

         PROPERTY INSPECTIONS. [______ of the mortgaged real properties for the mortgage loans that we intend to include in the trust, were each inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition.] [DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

         APPRAISALS. [________ of the mortgaged real properties for the mortgage loans that we intend to include in the trust, were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Uniform Standards of Professional Appraisal Practices.] [In general, the appraisal for each of those properties or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.] We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A to this prospectus supplement.

         ENVIRONMENTAL ASSESSMENTS. [A Phase I environmental site assessment was performed with respect to ________ of the mortgaged real properties for the mortgage loans that we intend to include in the trust. Each of those environmental site assessments was conducted in connection with the origination of the related mortgage loan. In ________ cases, additional environmental testing, as recommended by that Phase I assessment, was performed.] [DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

         ENGINEERING ASSESSMENTS. [In connection with the origination of the related mortgage loans that we intend to include in the trust, a licensed engineer inspected ________ of the mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.] [DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

THE MORTGAGE LOAN SELLERS

         We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:

         o        ______________________ -- _________ mortgage loans,
                  representing ____% of the initial mortgage pool balance; and

         o        ______________________ -- _________ mortgage loans,
                  representing ____% of the initial mortgage pool balance.

         [INSERT DESCRIPTION OF MORTGAGE LOAN SELLERS.]

         The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

-----------------------------------             --------------------------------
      [mortgage loan seller]                        [mortgage loan seller]
-----------------------------------             --------------------------------

_____ mortgage loans $_______                   ____ mortgage loans $_______

                         -------------------------------
                            Salomon Brothers Mortgage
                              Securities VII, Inc.
                         -------------------------------

                                                      All mortgage loans
                                                      $__________

                         -------------------------------
                           Salomon Brothers Commercial
                           Mortgage Trust ___________
                         -------------------------------

         In connection with the foregoing transfers, we will be required to deliver the following documents, among others, to the trustee with respect to each of the pooled mortgage loans--

         [SPECIFY SELECT DOCUMENTS.]

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans, in trust for the benefit of the series _____ certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

         o any of the above-described documents required to be delivered by us to the trustee is not delivered or is otherwise defective, and

         o that omission or defect materially and adversely affects the value of, or the interests of the series _____ certificateholders in, the subject loan, then the omission or defect will constitute a material document defect as to which the series _____ certificateholders will have the rights against us described under "--Cures and Repurchases" below.

         Within a specified period following the later of--

o        the date on which the offered certificates are initially issued, and

o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         As of the date of initial issuance of the offered certificates, we will make, with respect to each mortgage loan that we include in the trust, representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies.

         The representations and warranties to be made by us with respect to each pooled mortgage loan will include:

         [SPECIFY SELECT REPRESENTATIONS AND WARRANTIES.]

         If--

         o there exists a breach of any of the above-described representations and warranties made by us, and

         o that breach materially and adversely affects the value of, or the interests of the series _____ certificateholders in, the subject mortgage loan,

then that breach will be a material breach as to which the series _____ certificateholders have the rights against us described under "--Cures and Repurchases" below.

         CURES AND REPURCHASES

         If there exists a material breach of any of the representations and warranties made by us with respect to any of the pooled mortgage loans, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any pooled mortgage loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then we will be required either:

         o to remedy the material breach or the material document defect in all material respects, or

         o repurchase the affected mortgage loan at a price generally equal to the sum of--

                  1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

                  2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

                  3. all unreimbursed advances to cover reimbursable costs and expenses relating to the servicing and administration of that mortgage loan.

         The time period within which we must complete that remedy or repurchase will generally be limited to 90 days following the earlier of our discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if we are diligently attempting to correct the problem we will be entitled to an additional 90 days to complete that remedy or repurchase. Furthermore, if any material document defect arises solely out of the failure of the applicable recording office to return a recorded mortgage loan document, and if we are diligently attempting to retrieve that document, then the time period may be extended for up to two years following the date of initial issuance of the offered certificates.

         Our cure/repurchase obligations described above will constitute the sole remedy available to the series _____ certificateholders in connection with a material breach of any of our representations or warranties or a material document defect, with respect to any mortgage loan in the trust. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect, if we default on our obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS


GENERAL

         The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans and any real estate owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer. See "Description of the Governing Documents--Collection and Other Servicing Procedures with Respect to Mortgage Loans" in the accompanying prospectus.

         The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the pooled mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

         o        any and all applicable laws, and

         o the express terms of the pooling and servicing agreement and the respective mortgage loans.

Furthermore, to the extent consistent with the foregoing, the master servicer and the special servicer must each service and administer the pooled mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

         In general, the master servicer will be responsible for the servicing and administration of--

         o all mortgage loans in the trust as to which no Servicing Transfer Event has occurred, and

         o all worked-out mortgage loans in the trust as to which no new Servicing Transfer Event has occurred.

         The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

         Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets and, otherwise, to render other incidental services with respect to any specially serviced assets. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

         The master servicer will transfer servicing of a pooled mortgage loan to the special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

         THE MASTER SERVICER.

         [INSERT INFORMATION RE MASTER SERVICER.]

         The information set forth in this prospectus supplement concerning ___________ has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

         THE SPECIAL SERVICER.

         [INSERT INFORMATION RE SPECIAL SERVICER.]

         The information set forth in this prospectus supplement concerning ___________ has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

         The master servicing fee:

         o will be earned with respect to each and every mortgage loan, including--

                  1.       each specially serviced mortgage loan, if any, and

                  2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure or otherwise following a default; and

         o        in the case of each mortgage loan, will--

                  1.       be calculated on a 30/360 basis,

                  2.       accrue at the related master servicing fee rate,

                  3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                  4. be payable monthly from amounts received with respect to interest on that mortgage loan.

         The master servicing fee rate will be ____% per annum.

         ADDITIONAL MASTER SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive:

         o any Prepayment Interest Excesses collected with respect to the entire mortgage pool;

         o any late payment charges and Default Interest, if any, that were collected with respect to mortgage loans in the trust, but only to the extent that those late payment charges and Default Interest--

                  1. accrued with respect to the related mortgage loan while no related Servicing Transfer Event existed, and

                  2. have not otherwise been applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made thereby with respect to the related mortgage loan.

         In addition, all modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the pooling and servicing agreement.

         The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, in Permitted Investments. See "--Collection Account" below. The master servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

         PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

         o        the total amount of those Prepayment Interest Shortfalls, and

         o the sum of the following components of the master servicer's total servicing compensation for that same collection period-- [TO BE SPECIFIED].

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

         Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series _____ certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series _____ certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

         PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

         o        the special servicing fee,

         o        the workout fee, and

         o        the liquidation fee.

         THE SPECIAL SERVICING FEE.  The special servicing fee:

         o        will be earned with respect to--

                  1.       each specially serviced mortgage loan, if any, and

                  2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure or otherwise following a default;

         o        with respect to each mortgage loan, will--

                  1.       be calculated on a 30/360 basis,

                  2. accrue at a special servicing fee rate of _____% per annum, and

                  3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan, and

          o will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust, that are on deposit in the master servicer's collection account from time to time.

         THE WORKOUT FEE. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan in the trust. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of ____% to, each collection of interest and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan, exclusive of any portion of that collection that represents a recovery of Default Interest or Post-ARD Additional Interest.

The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated other than for cause or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out mortgage loans during the period that it acted as special servicer and remained worked-out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series _____ certificateholders.

         THE LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of ____% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

         Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

         o the repurchase or replacement of any mortgage loan in the trust by us for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

         o the purchase of any defaulted mortgage loan or REO Property in the trust by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class of the series _____ certificates, as described under "--Sale of Defaulted Mortgage Loans" below; or

         o the purchase of all of the mortgage loans and REO Properties in the trust by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class of the series _____ certificates in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series _____ certificateholders.

         ADDITIONAL SPECIAL SERVICING COMPENSATION. As additional special servicing compensation, the special servicer will be entitled to receive any late payment charges and Default Interest collected with respect to mortgage loans in the trust, but only to the extent that those late payment charges and Default Interest--

         o that accrued while the related mortgage loan was a specially serviced mortgage loan, and

         o have not otherwise been applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made the master servicer, the special servicer or the trustee, as the case may be, with respect to the related mortgage loan.

         All modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected with respect to the specially serviced mortgage loans in the trust, will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the pooling and servicing agreement.

         In addition, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Account" below. The special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

         PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

         Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

         The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series _____ certificateholder. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

         If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within _____ days after the servicing advance is required to be made, then the trustee will be required:

         o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

         o if the failure continues for _____ more business days, to make the servicing advance.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the reasonable and good faith judgment of any party making a servicing advance, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time.

         The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the certificateholders, as a collective whole.

         The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound monthly, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that advance is reimbursed--

         o FIRST, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

         o THEN, if and to the extent that the Default Interest and late charges referred to in clause FIRST above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

SUB-SERVICERS

         The master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party servicers. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any other successor to the master servicer or special servicer, as applicable, may:

         o assume the party's rights and obligations under the sub-servicing agreement;

         o enter into a new sub-servicing agreement with the sub-servicer on terms which are acceptable to the trustee or successor master servicer or special servicer, as the case may be, and that sub-servicer; or

         o        terminate the sub-servicing agreement without cause.

         Some of the mortgage loans that we intend to include in the trust, are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause, unless it pays the particular sub-servicer a termination fee.

         The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for various expenditures which it makes, generally to the same extent the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE CONTROLLING CLASS REPRESENTATIVE

         CONTROLLING CLASS. As of any date of determination, the controlling class of series _____ certificateholders will be the holders of the most subordinate class of series _____ certificates then outstanding, other than the class X, R-I, R-II and R-III certificates, that has a total principal balance that is not less than ____% of that class's original total principal balance. However, if no class of series _____ certificates, other than the class X, R-I, R-II and R-III certificates, has a total principal balance that satisfies this requirement, then the controlling class of series _____ certificateholders will be the holders of the most subordinate class of series _____ certificates then outstanding, other than the class X, R-I, R-II and R-III certificates.

         ELECTION OF THE CONTROLLING CLASS REPRESENTATIVE. The controlling class of series _____ certificateholders will be entitled to--

         o select a representative having the rights and powers described under "--The Controlling Class Representative--Rights and Powers of the Controlling Class Representative" below, or

         o        replace an existing controlling class representative.

         The trustee will be required to notify promptly all the certificateholders of the series _____ controlling class that they may select a controlling class representative upon:

         o the receipt by the trustee of written requests for the selection of a controlling class representative from series _____ certificateholders entitled to a majority of the voting rights allocated to the controlling class of series _____ certificateholders;

         o the resignation or removal of the person acting as controlling class representative; or

         o a determination by the trustee that the controlling class of series _____ certificateholders has changed.

         The notice will explain the process for selecting a controlling class representative. The appointment of any person as a controlling class representative will not be effective until:

         o the trustee has received notice, in any form acceptable to the trustee, that the appointment of that person as controlling class representative is acceptable to series _____ certificateholders entitled to a majority of the voting rights allocated to the controlling class of series _____ certificateholders; and

         o        that person provides the trustee with--

                  1. written confirmation of its acceptance of its appointment,

                  2. an address and telecopy number for the delivery of notices and other correspondence, and

                  3. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         RESIGNATION AND REMOVAL OF THE CONTROLLING CLASS REPRESENTATIVE. The controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the series _____ controlling class. The series _____ certificateholders entitled to a majority of the voting rights allocated to the controlling class of series _____ certificateholders, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

         RIGHTS AND POWERS OF THE CONTROLLING CLASS REPRESENTATIVE. The controlling class representative will be entitled to advise the special servicer with respect to the following actions. In addition, the special servicer will not be permitted to take any of the following actions as to which the controlling class representative has objected in writing within _____ business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

         o any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

         o any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a pooled mortgage loan;

         o any proposed sale of a defaulted mortgage loan or any related REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than par;

         o any acceptance of a discounted payoff with respect to a pooled mortgage loan;

         o any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

         o any release of collateral for a pooled mortgage loan, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

         o any acceptance of substitute or additional collateral for a pooled mortgage loan, other than in accordance with the terms of that mortgage loan;

         o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan; and

         o any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan.

         In addition, the controlling class representative may direct the special servicer to take, or to refrain from taking, any actions as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by either of the two preceding paragraphs, may--

         o require or cause the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard;

         o        result in an adverse tax consequence for the trust;

         o expose the trust, us, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

         o materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

The special servicer is to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding four bullet points. Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if--

         o the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Controlling Class Representative" subsection, notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan, and

         o for 60 days following the first of those notices, the controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

         When reviewing the rest of this "Servicing of the Underlying Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the controlling class representative discussed above could have on the actions of the special servicer.

         LIABILITY TO BORROWERS. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the controlling class representative is to immediately notify the trustee, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, assume the defense of the claim against the controlling class representative, but only if--

         o the special servicer or the trust are also named parties to the same action, and

         o        in the sole judgment of the special servicer,

                  1. the controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

                  2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

         LIABILITY TO THE TRUST AND CERTIFICATEHOLDERS. The controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties to the holders of any class of series _____ certificates other than the controlling class. It may act solely in the interests of the certificateholders of the series _____ controlling class and will have no liability to any other series _____ certificateholders for having done so. No series _____ certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the series _____ controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

         Series _____ certificateholders entitled to a majority of the voting rights allocated to the controlling class of series _____ certificateholders may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, series _____ certificateholders entitled to a majority of the voting rights allocated to the controlling class of series _____ certificateholders, may appoint a successor. See "--Events of Default" and "--Rights Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

         1. written confirmation from each of __________ and __________ that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series _____ certificates, and

         2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

         Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

         If the controlling class of series _____ certificateholders terminate an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the successor special servicer or the certificateholders that voted to remove the terminated special servicer, as the parties may agree. The terminated special servicer will be entitled to:

         o payment out of the master servicer's collection account for all accrued and unpaid special servicing fees; and

         o reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

         If the controlling class of series _____ certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

         o to receive all notices described under "--The Controlling Class Representative" and "Replacement of the Special Servicer" above, and

         o to exercise directly all rights described under "--The Controlling Class Representative" and "Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series _____ controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Subject to the discussion under "--The Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any pooled mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, under the circumstances described below in this paragraph, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause unless it has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series _____ certificates. With respect to due-on-sale clauses, this requirement will apply only if the outstanding principal balance of the subject mortgage loan, together with the total outstanding principal balance of all other pooled mortgage loans that are cross-collateralized with the subject mortgage loan or have been made to the same borrower or affiliated borrowers, is equal to or greater than a specified percentage of the then total principal balance of the mortgage pool. In the case of due-on-encumbrance provisions, this requirement will always apply. In addition, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         Subject to the discussion under "--The Controlling Class
Representative" above, the special servicer, with respect to the specially serviced mortgage loans in the trust, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

         o        modify, waive or amend any term of any mortgage loan;

         o        extend the maturity of any mortgage loan;

         o defer or forgive the payment of interest on and principal of any mortgage loan;

         o defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

         o permit the release, addition or substitution of collateral securing any mortgage loan; or

         o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to each of the following limitations, conditions and restrictions:

         o With limited exception, including with respect to some routine matters, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any of the pooled mortgage loans without the consent of the special servicer.

         o With limited exception, including with respect to Post-ARD Additional Interest, the special servicer may not agree to or consent to the master servicer's agreeing to modify, waive or amend any term of, or take or consent to the master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the trust, if doing so would--

                  1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

                  2. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan,

                  unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

o The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust to a date beyond the earliest of--

                  1. the ________ anniversary of the mortgage loan's original stated maturity date,

                  2. ________ years prior to the rated final payment date, and

                  3. if the mortgage loan is secured by a mortgage solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, ten years prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

o Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust that would--

                  1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

                  2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code of 1986, or

                  3. adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code of 1986;

         o The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust, unless the special servicer has first--

                  1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that:

                           o the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

                           o        that there are no circumstances or
                                    conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

                  2. received confirmation from each of __________ and __________ that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series _____ certificates.

         o Subject to limited exceptions, the special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan in the trust other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that is required under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

         Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan, in its discretion, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest--

         o        must be in accordance with the Servicing Standard, and

         o        will be subject to approval by the special servicer.

The master servicer will not have any liability to the trust, the series _____ certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

         All modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

         Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior _____ months.

         Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $___________, the special servicer may perform an internal valuation of the mortgaged real property.

         As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within _____ days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

         o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above,

         o the subject mortgage loan has remained current for at least _____ consecutive monthly debt service payments, and

         o no other Servicing Transfer Event has occurred with respect to the subject mortgage loan during the preceding _____ months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

         At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the controlling class representative will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal.

COLLECTION ACCOUNT

         GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

         DEPOSITS. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

         o all payments on account of principal on the mortgage loans, including principal prepayments;

         o all payments on account of interest on the mortgage loans, including Default Interest and Post-ARD Additional Interest; o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

         o all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

         o all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below;

         o any amounts paid by us in connection with the repurchase or replacement of a mortgage loan as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

         o any amounts paid to purchase all the mortgage loans and any REO Properties in connection with the termination of the trust as contemplated under "Description of the Offered Certificates--Termination" in this prospectus supplement;

         o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

         o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage Pool--Underwriting Matters--Hazard, Liability and Other Insurance" in this prospectus supplement;

         o any amount required to be transferred from the special servicer's REO account; and

         o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

         Upon receipt of any of the amounts described in the first five bullet points of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account.

         WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are NOT listed in any order of priority:

         1. to remit to the trustee for deposit in the trustee's payment account described under "Description of the Offered Certificates--Payment Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

                  o monthly debt service payments due on a due date subsequent to the end of the related collection period,

                  o payments and other collections received after the end of the related collection period, and

                  o amounts that are payable or reimbursable from the collection account to any person other than the series _____ certificateholders in accordance with any of clauses 2. through 17. below;

         2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party under the pooling and servicing agreement, and the reimbursement is to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

         3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust, and the payment of those fees is to be made out of collections on that mortgage loan that are allocable as interest;

         4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust, earned and unpaid special servicing fees with respect to each mortgage loan in the trust that is either--

          o       a specially serviced mortgage loan, or

          o a mortgage loan as to which the related mortgaged real property has become an REO Property;

         5. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled, and the payment of those fees is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

         6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust, for any unreimbursed advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable under clause 2. above;

         7. to pay itself, the special servicer or the trustee, as applicable, unpaid interest on any advance made by that party under the pooling and servicing agreement, and the payment of that unpaid interest is to be made out of Default Interest and late payment charges received--

                  o with respect to the mortgage loan as to which the advance was made, and

                  o during the collection period in which that advance is reimbursed;

         8. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

         9. to pay itself any items of additional master servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

         10. to pay the special servicer any items of additional special servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

         11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust, and payment of those expenses is to be made out of collections on that mortgage loan or REO Property, as the case may be;

         12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

         13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

         14. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

         15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

         16. to pay any other items described in this prospectus supplement as being payable from the collection account;

         17. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust; and

         18. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the controlling class, a right to purchase from the trust defaulted mortgage loans in the priority described in the next paragraph.

         If the special servicer has determined, in its judgment, that the sale of any defaulted mortgage loan by the trust under the circumstances described below in this paragraph, is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required, within five days after receipt of that notice, to provide a similar notice to all certificateholders of the series _____ controlling class. Any single certificateholder or group of certificateholders of the series _____ controlling class may, at its or their option, within ten days after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust, at a cash price generally equal to--

         o        the outstanding principal balance of the mortgage loan,

         o        all accrued and unpaid interest on the mortgage loan, and

         o all unreimbursed servicing advances with respect to, the subject mortgage loan.

If two or more separate certificateholders or groups of certificateholders of the series _____ controlling class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series _____ controlling class. If certificateholders of the series _____ controlling class have not purchased that defaulted mortgage loan within _____ days of their having received the relevant notice, then for a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at the same cash price as was applicable for the certificateholders of the series _____ controlling class. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

         The special servicer may offer to sell, on behalf of the trust, any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the series _____ certificateholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph and under "--The Controlling Class Representative" above, the special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the pooling and servicing agreement, for the mortgage loan.

         The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series _____ certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Controlling Class Representative" above, the special servicer may accept a lower cash bid from any person or entity other than itself or an affiliate if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the series _____ certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid may be more favorable.

         Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any defaulted mortgage loan or any REO Property.

         In connection with the sale of any defaulted mortgage loan on behalf of the trust, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into the master servicer's collection account.

         If a default on a pooled mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

         o        institute foreclosure proceedings;

         o        exercise any power of sale contained in the related mortgage;

         o        obtain a deed in lieu of foreclosure; or

         o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

         The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of the federal environmental laws, unless--

         o the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and

         o        either:

                  1.       the report indicates that--

                           o        the particular real property is in
                                    compliance with applicable environmental laws and regulations, and

                           o there are no circumstances or conditions present at the real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  2. the special servicer, based solely as to environmental matters and related costs on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions.

         If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third taxable year following the taxable year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

         If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the series _____ certificateholders, for--

         o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

         o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

         o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

In addition, amounts otherwise payable on the series _____ certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO PROPERTIES

         If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

         o        the IRS grants an extension of time to sell the property, or

         o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

         Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

         In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

         1. maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code of 1986, and

         2.       is in accordance with the Servicing Standard.

         The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of--

         o a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code of 1986, or

         o a tax on prohibited transactions under Section 860F of the Internal Revenue Code of 1986.

This determination is most likely to occur in the case of an REO Property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO Property is subject to--

         o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

         o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series _____ certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

         o any withdrawals made out of those amounts as described in the preceding sentence, and

         o any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any pooled mortgage loan becomes a specially serviced mortgage loan. The master servicer also will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once every _______________, if the special servicer has not already undertaken an inspection in that period as described in the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

         o any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware, or

         o any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.

         The special servicer, in the case of each specially serviced mortgage loan in the trust, and the master servicer, in the case of each other mortgage loan in the trust, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

         o the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

         o        the quarterly and annual financial statements of the borrower.

         The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

EVIDENCE AS TO COMPLIANCE

         On or before _____________ of each year, beginning _______________, each of the master servicer and the special servicer must--

         o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

                  1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

                  2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report.

                  In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

         o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the series _____ certificates were outstanding.

EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

         o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for _____ business days following the date on which the deposit or remittance was required to be made;

         o the master servicer fails to remit to the trustee for deposit in the trustee's payment account any amount required to be so remitted, and that failure continues unremedied for _____ business days following the date on which the remittance was required to be made;

         o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for _____ business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

         o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for _____ days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by series _____ certificateholders entitled to not less than ____% of the voting rights for the series;

         o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series _____ certificateholders, and that breach continues unremedied for _____ days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by the series _____ certificateholders entitled to not less than ____% of the voting rights for the series;

         o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of _____ days;

         o the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

         o the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

         o one or more ratings assigned by either ____________ or ____________ to the series _____ certificates are qualified, downgraded or withdrawn as a result of the master servicer or special servicer acting in that capacity; and

         o the trustee receives written notice from either ____________ or ____________ that the continuation of the master servicer or the special servicer, as the case may be, in that capacity would result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series _____ certificates.

         When a single entity acts as master servicer and special servicer, an event of default in one capacity will be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series _____ certificateholders entitled to not less than ____% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series _____ certificateholder. Upon any termination, the trustee must either:

         o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

         o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

The holders of series _____ certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of series _____ certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

         In general, the series _____ certificateholders entitled to at least _____% of the voting rights allocated to each class of series _____ certificates affected by any event of default may waive the event of default. However, the events of default described in the _____ bullet points under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series _____ certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the defaulting party. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The series _____ certificates will be issued, on or about ____________________, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

         o        the pooled mortgage loans;

         o any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

         o        the loan documents for the pooled mortgage loans;

         o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

         o those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the trustee's payment account described under "--Payment Account" below or the trustee's interest reserve account described under "--Payments--Interest Reserve Account" below.

         The series _____ certificates will include the following classes:

         o the A-1, A-2, B, C, D, E, F and X classes, which are the classes of series _____ certificates that are offered by this prospectus supplement, and

         o the G, H, J, K, L, M, N, R-I, R-II and R-III classes, which are the classes of series _____ certificates that--

                  1.       will be retained or privately placed by us, and

                  2.       are not offered by this prospectus supplement.

         The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M and N certificates are the only certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions in Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X certificates will equal the total principal balance of all the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding from time to time.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

         GENERAL. The offered certificates will be issued in book-entry form in original denominations of:

         o in the case of the class X certificates, $________ initial notional amount and in any whole dollar denomination in excess of $________; and

         o in the case of the other offered certificates, $________ initial principal balance and in any whole dollar denomination in excess of $________.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

         o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

         o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus.

PAYMENT ACCOUNT

         GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series _____ certificates and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's payment account will remain uninvested.

         DEPOSITS. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the payment account the following funds:

         o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

                  1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

                  2. payments and other collections received after the end of the related collection period;

                  3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series _____ certificateholders, including--

                           o amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, Default Interest and late payment charges,

                           o        amounts payable in reimbursement of
                                    outstanding advances, together with interest on those advances, and

                           o amounts payable with respect to other expenses of the trust; and

                  4. amounts deposited in the master servicer's collection account in error.

         o Any advances of delinquent monthly debt service payments made with respect to that payment date.

         o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Collection Account" and "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to each payment date that occurs during March, commencing in March ______, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its payment account the interest reserve amounts that are then being held in that interest reserve account with respect to those pooled mortgage loans that accrue interest on an actual/360 basis.

         WITHDRAWALS. The trustee may from time to time make withdrawals from its payment account for any of the following purposes:

         o to pay itself a monthly fee which is described under "--The Trustee" below;

         o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

         o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

         o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

         o with respect to each payment date during February of any year or during January of any year that is not a leap year, commencing in ______, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to those pooled mortgage loans that accrue interest on an actual/360 basis; and

         o to pay to the person entitled thereto any amounts deposited in the payment account in error.

         On each payment date, all amounts on deposit in the trustee's payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series _____ certificates. For any payment date, those funds will consist of three separate components--

         o the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the offered certificates as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

         o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class _____ certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below, and

         o        the remaining portion of those funds, which--

                           (i)  we refer to as the Available P&I Funds, and

                           (ii) will be paid to the holders of all the series _____ certificates, [other than the class____ certificates], as described under
                           "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

         The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

         During January, except in a leap year, and February of each calendar year, beginning in ______, the trustee will, on or before the payment date in that month, withdraw from its payment account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period.

         During March of each calendar year, beginning in ______, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

         GENERAL. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series _____ certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

         In order for a series _____ certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

         PAYMENTS OF INTEREST. All of the classes of the series _____ certificates will bear interest, except for the R-I, R-II and R-III classes.

         With respect to each interest-bearing class of the series _____ certificates, that interest will accrue during each interest accrual period based upon--

         o the pass-through rate for that class and the related payment date,

         o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

         o the assumption that each year consists of twelve 30-day months.

         On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series _____ certificates will be entitled to receive--

         o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

         o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

         If the holders of any interest-bearing class of the series _____ certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

         The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series _____ certificates will equal the product of--

         o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, multiplied by

         o a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series _____ certificates.

         CALCULATION OF PASS-THROUGH RATES.

         General. The pass-through rate for each class of the series _____ certificates, other than the class X certificates, will be [fixed] at the rate per annum set forth with respect to each of those classes in the table on page S-____.

         The pass-through rate applicable to the class X certificates for each payment date will equal the excess, if any, of--

         o the Weighted Average Pool Pass-Through Rate for that payment date, over

         o the weighted average of the pass-through rates for each of the other interest-bearing classes of the series _____ certificates for that payment date, weighted on the basis of the relative total principal balances of those other classes of series _____ certificates outstanding immediately prior to that payment date.

         The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

         The class R-I, R-II and R-III certificates will not be interest-bearing and, therefore, will not have pass-through rates.

         PAYMENTS OF PRINCIPAL. Subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series _____ certificates, other than the class X, R-I, R-II and R-III certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

         In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1 and A-2 certificates on each payment date will equal:

         o        in the case of the class A-1 certificates, the lesser of--

                  1. the entire Total Principal Payment Amount for that payment date and

                  2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

         o        in the case of the class A-2 certificates, the lesser of--

                  1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet point, and

                  2. the total principal balance of the class A-2 certificates immediately prior to that payment date.

         However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M and N certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, then the Total Principal Payment Amount for each payment date thereafter will be allocable between those two classes on a PRO RATA basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

         WHILE THE CLASS A-1 AND A-2 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES _____ CERTIFICATES.

         Following the retirement of the class A-1 and A-2 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series _____ certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

         o the portion of that Total Principal Payment Amount that remains unallocated, and

         o the total principal balance of the particular class immediately prior to that payment date.

      ORDER OF ALLOCATION                    CLASS
      -------------------                    -----

              1st                              B
              2nd                              C
              3rd                              D
              4th                              E
              5th                              F
              6th                              G
              7th                              H
              8th                              J
              9th                              K
             10th                              L
             11th                              M
             12th                              N

         IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES _____ CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1 AND A-2 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES _____ CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES _____ CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

         REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series _____ certificates, other than the class X, R-I, R-II and R-III certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series _____ certificates, other than the class X, R-I, R-II and R-III certificates, then, subject to

Available P&I Funds and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, WITHOUT INTEREST. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series _____ certificates, other than the class X, R-I, R-II and R-III certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         PRIORITY OF PAYMENTS. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

ORDER OF         RECIPIENT
PAYMENT          CLASS OR CLASSES       TYPE AND AMOUNT OF PAYMENT
-------          ----------------       --------------------------
1st              A-1, A-2 and X         Interest up to the total interest payable on those classes, PRO RATA based on entitlement

2nd              A-1 and A-2            Principal up to the total principal payable on those classes, allocable as between those classes as described immediately following this table

3rd              A-1 and A-2            Reimbursement up to the reimbursement amounts for those classes, PRO RATA based on entitlement as described immediately following this table

4th              B                      Interest up to the total interest payable on that class

5th              B                      Principal up to the total principal payable on that class

6th              B                      Reimbursement up to the loss reimbursement amount for that class

7th              C                      Interest up to the total interest payable on that class

8th              C                      Principal up to the total principal payable on that class

9th              C                      Reimbursement up to the loss reimbursement amount for that class

10th             D                      Interest up to the total interest payable on that class

11th             D                      Principal up to the total principal payable on that class

12th             D                      Reimbursement up to the loss reimbursement amount for that class

13th             E                      Interest up to the total interest payable on that class

14th             E                      Principal up to the total principal payable on that class

15th             E                      Reimbursement up to the loss reimbursement amount for that class

ORDER OF         RECIPIENT
PAYMENT          CLASS OR CLASSES       TYPE AND AMOUNT OF PAYMENT
-------          ----------------       --------------------------
16th             F                      Interest up to the total interest payable on that class

17th             F                      Principal up to the total principal payable on that class

18th             F                      Reimbursement up to the loss reimbursement amount for that class

19th             G                      Interest up to the total interest payable on that class

20th             G                      Principal up to the total principal payable on that class

21st             G                      Reimbursement up to the loss reimbursement amount for that class

22nd             H                      Interest up to the total interest payable on that class

23rd             H                      Principal up to the total principal payable on that class

24th             H                      Reimbursement up to the loss reimbursement amount for that class

25th             J                      Interest up to the total interest payable on that class

26th             J                      Principal up to the total principal payable on that class

27th             J                      Reimbursement up to the loss reimbursement amount for that class

28th             K                      Interest up to the total interest payable on that class

29th             K                      Principal up to the total principal payable on that class

30th             K                      Reimbursement up to the loss reimbursement amount for that class

31st             L                      Interest up to the total interest payable on that class

32nd             L                      Principal up to the total principal payable on that class

33rd             L                      Reimbursement up to the loss reimbursement amount for that class

34th             M                      Interest up to the total interest payable on that class

35th             M                      Principal up to the total principal payable on that class

36th             M                      Reimbursement up to the loss reimbursement amount for that class

ORDER OF         RECIPIENT
PAYMENT          CLASS OR CLASSES       TYPE AND AMOUNT OF PAYMENT
-------          ----------------       --------------------------
37th             N                      Interest up to the total interest payable on that class

38th             N                      Principal up to the total principal payable on that class

39th             N                      Reimbursement up to the loss reimbursement amount for that class

40th         R-I, R-II and R-III        Any remaining Available P&I Funds

         In general, no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M and N certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the class A-1 certificates and the class A-2 certificates will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding.

         PAYMENTS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of series ___ certificates, if any, that--

         o        is senior to the class _____ certificates, and

         o        is entitled to payments of principal on that payment date,

up to an amount equal to the product of--

         o the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

         o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the monthly equivalent of the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the monthly equivalent of the relevant discount rate, and further multiplied by

         o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

         The discount rate applicable to any class of series ____ certificates with respect to any prepaid mortgage loan will equal the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with _____________________________________________________________.
If there are no constant maturity treasuries having that maturity, then the discount rate will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than
_______________________________________________________________________________.

         The trustee will thereafter pay any remaining portion of the prepayment consideration, net of workout fees and workout fees payable from it, to the holders of the class X certificates. After the payment date on which the total principal balance of all classes of series ___ certificates, other than the class X certificates, senior to the class _____ certificates has been reduced to zero, the trustee will pay any prepayment consideration, net of workout fees and liquidation fees payable from it, collected on the pooled mortgage loans, entirely to the holders of the class X certificates.

         Neither we nor the underwriter makes any representation as to--

         o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

         o the collectability of any prepayment premium or yield maintenance charge.

See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

         PAYMENTS OF ADDITIONAL INTEREST. The class _____ certificates will entitle the holders to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

         TREATMENT OF REO PROPERTIES. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         o        payments on the series _____ certificates,

         o allocations of Realized Losses and Additional Trust Fund Expenses to the series _____ certificates, and

         o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

         Operating revenues and other proceeds derived from an REO Property will be applied--

         o FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

         o THEREAFTER, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series ___ certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series ___ certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

      ORDER OF ALLOCATION                                      CLASS
      -------------------                                      -----

              1st                                                N
              2nd                                                M
              3rd                                                L
              4th                                                K
              5th                                                J
              6th                                                H
              7th                                                G
              8th                                                F
              9th                                                E
             10th                                                D
             11th                                                C
             12th                                                B

             13th                                            A-1 and A-2,
                                                          PRO RATA based on
                                                       total principal balances.

                                ----------------

         The reductions in the total principal balances of the respective classes of series ___ certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of certificates. A reduction of this type in the total principal balance of any of the foregoing classes of series ____certificates will result in a corresponding reduction in the total notional amount of the class X certificates.

         The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

         o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

                  1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

                  2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

         o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

         Some examples of Additional Trust Fund Expenses are:

         o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

         o any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the trust;

         o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets;

         o any unanticipated, non-mortgage loan specific expenses of the trust, including--

                  1. any reimbursements and indemnifications to the trustee described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

                  2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

                  3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax
                           Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

         o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower; and

         o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of related master servicing fees, that-

         o were due or deemed due, as the case may be, with respect to the mortgage pooled loans during the related collection period, and

         o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

         o the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

         o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

         With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series ___ certificates on that payment date.

         The trustee will be required to make any P&I advance that the master servicer fails to make. See "--The Trustee" below.

         The master servicer and the trustee will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any P&I advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--Collection Account" in this prospectus supplement.

         The master servicer and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds. That interest will accrue on the amount of each P&I advance, and compound monthly, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that advance is reimbursed--

         o FIRST, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

         o THEN, if and to the extent that the Default Interest and late charges referred to in clause FIRST are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

         Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on the certificates.

         A monthly debt service payment will be assumed to be due with respect to:

         o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

         o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. [Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.]

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         CERTIFICATEHOLDER REPORTS. Based solely on historical information provided by the monthly loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee, a payment date statement substantially in the form of Annex D to this prospectus supplement.

         [COMMENCING IN ___________, the master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically", a copy of each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged real properties:

         o A CMSA loan periodic update file, CMSA financial file and a CMSA property file setting forth the customary information contained in those files with respect to the pooled mortgage loans and the corresponding mortgaged real properties, respectively.

         o A delinquent loan status report setting forth, among other things, those mortgage loans which, as of the close of business on the last day of the related collection period, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not yet an REO Property. The report will include additional commentary such as whether the related borrower has filed for bankruptcy or similar protection.

         o An historical loan modification report setting forth, among other things, those mortgage loans which, as of the close of business on the last business day of the related collection period, have been modified under the pooling and servicing agreement during the related collection period and since the cut-off date, showing the original and revised terms thereof.

         o An historical liquidation report setting forth, among other things, as of the close of business on the last business day of the related collection period, on a loan-by-loan basis--

                  1. the total number of net liquidation proceeds received during the related collection period and historically, and

                  2. the amount of Realized Losses occurring during the related collection period and historically.

         o An REO status report setting forth, among other things, with respect to each REO Property that was included in the trust as of the close of business on the last business day of the related collection period--

                  1.       the acquisition date of that REO Property, and

                  2. the value of that REO Property based on the most recent appraisal or other valuation then available to the special servicer, including any valuation prepared internally by the special servicer.

         o A comparative financial status report setting forth, among other things--

                  1. the occupancy of each mortgaged real property and debt service coverage ratio for each mortgage loan as of the date of the latest financial information received, covering no less than 12-months trailing available, immediately preceding the preparation of the report, and

                  2. the revenue and net operating income or net cash flow for each of the following periods, to the extent the information is in the master servicer's or the special servicer's possession--

                           (a) each of the two previous consecutive available fiscal years stated separately, and

                           (b) the "base year" representing the original analysis of information used as of the cut-off date.

         o A servicer watch list identifying all pooled mortgage loans that constitute one of the following types, as of the last business day of the related collection period--

                  1. a mortgage loan that has a then-current 12-months trailing debt service coverage ratio that is less than 1.10x,

                  2. a mortgage loan as to which any required inspection of the related mortgaged real property conducted by the master servicer indicates a problem that the master servicer determines can reasonably be expected to materially adversely affect the cash flow generated by that property,

                  3. a mortgage loan as to which the master servicer has actual knowledge of material damage or waste at the related mortgaged real property,

                  4. a mortgage loan as to which it has come to the master servicer's attention in the performance of its duties under the pooling and servicing agreement that any tenant or group of tenants occupying 25% or more of the space in the property has vacated or intends to vacate that space without being replaced by a comparable tenant and lease, or has declared or intends to declare bankruptcy, or is within six months of the relevant lease expiration(s).

                  5. a mortgage loan that is at least 30 days delinquent in payment, and

                  6.       a mortgage loan that is within 60 days of maturity.]

         [Within __ days after receipt by the master servicer, as to performing mortgage loans in the trust, and within __ days after receipt by the special servicer, as to specially serviced mortgage loans in the trust, of any annual, quarterly, monthly or other periodic operating statements or related rent rolls with respect to any mortgaged real property, and commencing for the quarter ending on ______________ for current 12 months trailing data and ______________ for annual, year-end data, the master servicer or special servicer, as applicable, will, based upon those operating statements and rent rolls, prepare or, if previously prepared, update, a written operating statement analysis report. The special servicer will remit each operating statement analysis report prepared by it or related data fields, together with the related operating statements and rent rolls, to the master servicer. All operating statement analysis reports will be maintained by the master servicer with respect to each mortgaged real property, and the master servicer will periodically forward copies of each operating statement analysis report, together with the related operating statements and rent rolls, to the trustee, which will make them available as described under "--Information Available Electronically" below. Upon the request of any holder of a series ___ certificate or, to the extent identified to the reasonable satisfaction of the trustee, any beneficial owner of an offered certificate, the trustee will, to the extent delivered by the master servicer, make available to the requesting party, during normal business hours at the offices of the trustee or its agent, copies of the operating statement analysis report. In the case of outstanding mortgage loans, preparation and maintenance of the report will depend on the receipt of the requisite underlying information from the related borrower.]

         BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry from through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series ____ certificate registrar are required to recognize as certificateholders only those persons in whose names the series ____ certificates are registered on the books and records of the certificate registrar.

         INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make available each month, to any interested party, the Payment Date Statement, any Mortgage Pool Data Update Report, the CMSA Loan Periodic Update Files, the CMSA Loan Setup Files, [SPECIFY OTHER REPORTS] via the trustee's internet website, electronic bulletin board and fax-on-demand service. The trustee's internet website will initially be located at ____________________.

         The trustee's electronic bulletin board may be accessed by calling ___-___-____, and its fax-on- demand service may be accessed by calling
___-___-____. For assistance with regard to the services described above, investors may call ___-___-____.

         The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

         The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its electronic bulletin board and internet website. The trustee shall not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

         OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

         o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

         o all monthly reports of the trustee delivered, or otherwise electronically made available, to series ___ certificateholders since the date of initial issuance of the offered certificates;

         o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

         o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

         o the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

         o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

         o the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

         o the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time.

         Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the trustee may require:

         o in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

         o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

         The voting rights for the series ___ certificates will be allocated as follows: [SPECIFY ALLOCATION]. Voting rights allocated to a class of series ___ certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

         The obligations created by the pooling and servicing agreement will terminate following the earliest of--

         1. the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

         2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, the master servicer, the special servicer or any single certificateholder or group of certificateholders in the series ___ controlling class, in that order of preference.

         Written notice of termination of the pooling and servicing agreement will be given to each series _____ certificateholder. The final payment with respect to each series ___ certificate will be made only upon surrender and cancellation of that certificate at the office of the series ___ certificate registrar or at any other location specified in the notice of termination.

         Any purchase by us, the master servicer, the special servicer or any single holder or group of holders of the controlling class of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

         o        the sum of--

                  1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with interest, other than Default Interest and Post-ARD Additional Interest, on and unreimbursed servicing advances for those mortgage loans, and

                  2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus

         o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series ___ certificates. However, but the right of us, the master servicer, the special servicer or any single holder or group of holders of the series ___ controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than ____% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series ___ certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

         Any exchange by any single holder of all of the series ____ certificates for all of the mortgage loans and each REO Property remaining in the trust may be made by giving written notice to each of the parties to the pooling and servicing agreement no later than ___ days prior to the anticipated date of exchange. In the event that any single holder of all the series ____ certificates elects to exchange those certificates for all of the mortgage loans and each REO Property remaining in the trust, that holder, no later than the business day immediately preceding the payment date on which the final payment on the series ____ certificates is to occur, must deposit in the master servicer's collection account immediately available funds in an amount equal to all amounts then due and owing to the master servicer, the special servicer, the trustee and their respective agents under the pooling and servicing agreement.

THE TRUSTEE

         [INSERT DESCRIPTION OF TRUSTEE.]

         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

         o        be authorized under those laws to exercise trust powers,

         o have a combined capital and surplus of at least $50,000,000, and

         o be subject to supervision or examination by federal or state authority.

If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series ___ certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services, which fee will accrue on a 30/360 basis at ____% per annum on the Stated Principal Balance outstanding from time to time of each pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

         See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.


                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         GENERAL.  The yield on any offered certificate will depend on:

         o the price at which the certificate is purchased by an investor, and

         o        the rate, timing and amount of payments on the certificate.

         The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

         o        the pass-through rate for the certificate,

         o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate,

         o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate, and

         o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

         PASS-THROUGH RATES. The pass-through rate for each class of offered certificates other than the class X certificates, is [fixed]. However, the pass-through rate applicable to the class X certificates will be variable and will be calculated based in part on the weighted average mortgage pass-through rate from time to time. Accordingly, the yield on the class X certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. In addition, the pass-through rate for the class X certificates will vary with changes in the relative sizes of the total principal balances of the other interest-bearing classes of the series ___ certificates. The weighted average mortgage pass-through rate and the pass-through rate for the class X certificates will not be affected by modifications, waivers and amendments with respect to the underlying mortgage loans.

         See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

         RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on the class X certificates will be extremely sensitive to, and the yield to maturity on any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in reduction of the total principal balances or notional amounts of the series ___ certificates. In turn, the rate and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

         Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series ___ certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of those series ___ certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the series ___ certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendment and Consent" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X certificates, or if you purchase any other offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If you are contemplating an investment in the class X certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the underlying mortgage loans could result in your failure to recoup fully your initial investment.

         Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

         Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

         DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future payment dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

         o the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

         RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans in the trust:

         o        prevailing interest rates;

         o the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

         o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

         o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

         o        the quality of management of the mortgaged real properties;

         o        the servicing of the mortgage loans;

         o        possible changes in tax laws; and

         o        other opportunities for investment.

         See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

         A number of the underlying borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

         o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

         o        the relative importance of those factors;

         o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

         o the overall rate of prepayment or default on the underlying mortgage loans.

         UNPAID INTEREST. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

         DELAY IN PAYMENTS. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

         The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent or CBE yield to maturity with respect to each class of offered certificates, and the modified duration, weighted average life, first payment date on which principal is to be paid and final payment date on which principal is to be paid with respect to each class of offered certificates, other than the class X certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the specified assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount of each class of offered certificates. For example, ___ means __%.

         We calculated the yields set forth in the tables on Annex C-1 by--

         o determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

         o converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

         For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the class A-1, class A-2, class B, class C, class D, class E and class F certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the yield tables.

         Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

         The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Thus, neither the mortgage pool nor any pooled mortgage loan will prepay at any constant rate, and it is unlikely that the pooled mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

         o        the pooled mortgage loans will prepay at any particular rate,

         o the pooled mortgage loans will not prepay, involuntarily or otherwise, during lockout periods, yield maintenance periods and/or declining premium periods,

         o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

         o the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

         o the total purchase prices of the offered certificates will be as assumed.

         You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         The weighted average life of any offered certificate, other than a class X certificate, refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate, other than a class X certificate, is determined as follows:

         o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

         o        sum the results; and

         o divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate, other than a class X certificate, will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of principal to which the certificate belongs.

         As described in this prospectus supplement, the principal payment amount for each payment date will be payable first with respect to the class A-1 and/or class A-2 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and class A-2 certificates may be shorter, and the weighted average lives of the other classes of certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a PRO RATA basis among the respective classes of certificates with principal balances.

         The tables set forth in Annex C-2 show with respect to each class of offered certificates, other than the class X certificates--

         o        the weighted average life of that class, and

         o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

         We make no representation that--

         o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

         o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

         o mortgage loans in the trust that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.


                                 USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the series ____ certificates.


                         FEDERAL INCOME TAX CONSEQUENCES


         GENERAL

         Upon the issuance of the offered certificates, ___________________, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986.

         The assets of REMIC I will generally include--

         o        the pooled mortgage loans,

         o any REO Properties acquired on behalf of the series ___ certificateholders,

         o        the master servicer's collection account,

         o        the special servicer's REO account, and

         o        the trustee's payment account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

         For federal income tax purposes,

         o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

         o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

         o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

         o the class R-II certificates will evidence the sole class of residual interests in REMIC II,

         o the class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M and N certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

         o the class R-III certificates will evidence the sole class of residual interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, it is anticipated that the class _____ and class _____ certificates will be issued with more than a DE MINIMIS amount of original issue discount. The class _____ certificates will be issued with a DE MINIMIS amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

         o [the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,]

         o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

         o there will be no extension of maturity for any mortgage loan in the trust.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

         The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class X certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates. Although the matter is not free from doubt, a holder of a class X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

         The Taxpayer Relief Act of 1997 added a provision to the Internal Revenue Code of 1986 that requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

         o        entitle the holder to a specified principal amount,

         o        pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X certificates, which do not have principal balances, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986 in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986 to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986.

         Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code of 1986.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986;

         o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code of 1986.

See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986 impose various requirements on--

         o        ERISA Plans, and

         o        persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation Section 2510.3-101.

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to the underwriter, identified as Prohibited Transaction Exemption 91-23. Subject to the satisfaction of conditions set forth in PTE 91-23, PTE 91-23 generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and
(b) of the Internal Revenue Code of 1986, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the class A-1, A-2 and X certificates, that are underwritten by an Exemption-Favored Party.

         PTE 91-23 sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a class A-1, A-2 or X certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

         o FIRST, the acquisition of the certificate by a plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         o SECOND, the rights and interests evidenced by that certificate must not be subordinated to the rights and interests evidenced by the other certificates;

         o THIRD, at the time of its acquisition by the plan, that certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch, Standard & Poor's or Duff & Phelps;

         o FOURTH, the trustee cannot be an affiliate of any other member of the restricted group, which consists of--

                  1.       the trustee,

                  2.       the Exemption-Favored Parties,

                  3.       us,

                  4.       the master servicer,

                  5.       the special servicer,

                  6.       any sub-servicers,

                  7.       the mortgage loan sellers,

                  8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

                  9. any and all affiliates of any of the aforementioned persons;

         o        FIFTH, the following must be true--

                  1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

                  2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

                  3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

         o SIXTH, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         Because the class A-1, A-2 and X certificates are not subordinated to any other class of certificates, the second general condition set forth above is satisfied with respect to the class A-1, A-2 and X certificates. It is a condition of their issuance that the class A-1, A-2 and X certificates be rated not lower than "_____" by _____________ and "_____" by ______________. In
addition, the initial trustee is not an affiliate of any other member of the restricted group. Accordingly, as of the date of initial issuance of the certificates, the third and fourth general conditions set forth above will be satisfied with respect to the class A-1, A-2 and X certificates. A fiduciary of an ERISA Plan contemplating the purchase of a class A-1, A-2 or X certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of an ERISA Plan contemplating the purchase of a class A-1, A-2 or X certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a class A-1, A-2 or X certificate.

         PTE 91-23 also requires that the trust meet the following requirements:

         o the trust assets must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, Standard & Poor's or Duff & Phelps for at least one year prior to the ERISA Plan's acquisition of a class A-1, A-2 or X certificate; and

         o certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of a class A-1, A-2 or X certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of PTE 91-23 are satisfied, PTE 91-23 may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, in connection with--

         o the direct or indirect sale, exchange or transfer of class A-1, A-2 or X certificates acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing ERISA Plan,

         o the direct or indirect acquisition or disposition in the secondary market of class A-1, A-2 or X certificates by an ERISA Plan, and

         o the continued holding of class A-1, A-2 or X certificates by an ERISA Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a class A-1, A-2 or X certificate that is--

         1. on behalf of an ERISA Plan sponsored by any member of the restricted group, and

         2. by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan.

         Moreover, if the general conditions of PTE 91-23, as well as other conditions set forth in PTE 91-23, are satisfied, PTE 91-23 may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code of 1986 in connection with:

         o the direct or indirect sale, exchange or transfer of class A-1, A-2 or X certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those certificates is--

                  1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

                  2.       an affiliate of this person;

         o the direct or indirect acquisition or disposition in the secondary market of class A-1, A-2 or X certificates by an ERISA Plan; and

         o the continued holding of class A-1, A-2 or X certificates by an ERISA Plan.

         Further, if the general conditions of PTE 91-23, as well as other conditions set forth in PTE 91-23, are satisfied, PTE 91-23 may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986, for transactions in connection with the servicing, management and operation of the trust assets.

         Lastly, if the general conditions of PTE 91-23 are satisfied, PTE 91-23 also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code of 1986, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

         o        providing services to the ERISA Plan, or

         o        having a specified relationship to this person,

solely as a result of the ERISA Plan's ownership of class A-1, A-2 or X certificates.

         Before purchasing a class A-1, A-2 or X certificate, a fiduciary of an ERISA Plan should itself confirm that:

         o the class A-1, A-2 and X certificates are "certificates" for purposes of PTE 91-23, and

         o the general and other conditions set forth in PTE 91-23 and the other requirements set forth in PTE 91-23 would be satisfied at the time of the purchase.

         In addition to determining the availability of the exemptive relief provided in PTE 91-23, a fiduciary of an ERISA Plan considering an investment in class A-1, A-2 or X certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by an ERISA Plan in class A-1, A-2 or X certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of class A-1, A-2 or X certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

         The characteristics of the class B, C, D, E and F certificates do not meet the requirements of PTE 91-23. Accordingly, those offered certificates may not be acquired by, on behalf of or with the assets of an ERISA Plan, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of Prohibited Transaction Class Exemption 95-60, which we discuss below.

         So long as the applicable conditions are satisfied, Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code of 1986 transactions in connection with the servicing, management and operation of the trust under circumstances where an insurance company general account has an interest in the trust as a result of its acquisition of series ___ certificates. If these conditions are met, insurance company general accounts would be allowed to purchase the classes of offered certificates, such as the class B, C, D, E and F certificates, that do not meet requirements of PTE 91-23 solely because they--

         o        are subordinated to other classes of the certificates or

         o have not received a rating at the time of the purchase in one of the three highest rating categories from [Moody's, Fitch, Standard & Poor's or Duff & Phelps].

All other conditions of PTE 91-23 would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class B, C, D, E or F certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

         Any fiduciary of an ERISA Plan considering whether to purchase an offered certificate on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 to the investment.

         The sale of offered certificates to an ERISA Plan is in no way a representation or warranty by us or the underwriter that the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or that the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.


                                LEGAL INVESTMENT

         [Upon issuance, the class A-1, A-2, B and X certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. However, in order to remain mortgage related securities, the class A-1, A-2, B and X certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the class A-1, A-2, B and X certificates will constitute mortgage related securities in part because they evidence interest in notes secured by first mortgage liens on one or more real properties upon which is located a residential, commercial or mixed residential and commercial structure.

         The remaining offered certificates will NOT be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of these remaining certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.]

         Neither we nor the underwriter makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

         o        are legal investments for them, or

         o        are subject to investment, capital or other restrictions.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

         There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions of an underwriting agreement dated _____________ between us and the underwriter, the underwriter has agreed to purchase from us and we have agreed to sell to the underwriter _____% of each class of the offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately ____% of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from _______________. It is expected that delivery of the offered certificates will be made to the underwriter in book-entry form through the same day funds settlement system of DTC on or about ______________ against payment therefor in immediately available funds.

         The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things:

         o        the receipt of various legal opinions; and

         o        the satisfaction of various conditions, including that--

                  1. no stop order suspending the effectiveness of our registration statement shall be in effect, and

                  2. no proceedings for the purpose of obtaining a stop order shall be pending before or threatened by the SEC.

         The distribution of the offered certificates by the underwriter may be accomplished from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriter may accomplish the transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. The underwriter may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that we will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

         We have also been advised by the underwriter that it presently intends to make a market in the offered certificates. The underwriter has no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--Many Factors, Including Lack of Liquidity, Can Adversely Affect the Market Value of Your Offered Certificates" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

         The underwriter is one of our affiliates.


                                  LEGAL MATTERS

         Particular legal matters relating to the certificates will be passed upon for us and the underwriter by ___________________, New York, New York.


                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:


CLASS                            [RATING AGENCY]           [RATING AGENCY]
-----                            ---------------           ---------------

Class A-1
Class A-2
Class B
Class C
Class D
Class E
Class F
Class X

         The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each payment date and, except in the case of the class X certificates, the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o the tax attributes of the offered certificates or of the trust,

         o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

         o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

         o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

         o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class X certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans.

         In general, the ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class X certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class X certificates. The total notional amount of the class X certificates is subject to reduction in connection with each reduction in the total principal balance of any other interest-bearing class of series ___ certificates, whether as a result of payments of principal or in connection with Realized Losses and Additional Trust Fund Expenses. The ratings of the class X certificates do not address the timing or magnitude of reduction of the total notional amount of those certificates, but only the obligation to pay interest timely on that total notional amount as so reduced from time to time.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by ___________ or
____________.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

         "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that

         o arises out of a default on a mortgage loan or an otherwise unanticipated event,

         o        is not included in the calculation of a Realized Loss, and

         o is not covered by a servicing advance or a corresponding collection from the related borrower or another party other than the trust, which other party has no recourse to the trust for reimbursement.

         We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

         "ARD LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loan" in this prospectus supplement.

         "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that:

         o will be determined shortly following the later of the date on which the relevant appraisal or other valuation is obtained or performed and the date on which the relevant Appraisal Trigger Event occurred, and

         o        will equal the excess, if any, of "x" over "y" where--

                  1.       "x" is equal to the sum of:

                           o the unpaid principal balance of the mortgage loan, net of any related unreimbursed advances of principal;

                           o to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

                           o all accrued but unpaid special servicing fees with respect to the mortgage loan;

                           o all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the required appraisal loan, together with interest on those advances; and

                           o all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer which covers the particular item and other related reserves; and

                  2. "y" is equal to 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, as the appraised or estimated value may be reduced, to not less than zero, by the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan.

         If, however, the appraisal or other valuation referred to in the first bullet point of this definition is not obtained or performed within __ days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and no comparable appraisal or other valuation had been obtained or performed during the ______-month period prior to that Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal approximately ____% of the unpaid principal balance of that mortgage loan, net of any related unreimbursed advances of principal. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

         "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

         o the mortgage loan has been modified by the special servicer in a manner that--

                  1. affects the amount or timing of any monthly debt service payment due on it, other than, or in addition to, bringing current monthly debt service payments with respect to the mortgage loan,

                  2. except as expressly contemplated by the related loan documents, results in a release of the lien of the mortgage on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released, or

                  3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

         o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for _____ days;

         o a receiver is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

         o the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings; or

         o the mortgaged real property securing the mortgage loan becomes an REO Property.

         "AVAILABLE P&I FUNDS" means, with respect to any payment date, all funds available in the trustee's payment account to pay principal and interest on the series ______ certificates on that payment date.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "DEFAULT INTEREST" means any interest that--

         o accrues on a defaulted mortgage loan solely by reason of the subject default, and

         o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

         "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986.

         "EXEMPTION-FAVORED PARTY" means any of--

         o        the underwriter,

         o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

         o any member of the underwriting syndicate or selling group of which a person described in the prior two bullet points is a manager or co-manager with respect to those mortgage pass-through certificates.

         "IRS" means the Internal Revenue Service.

         "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series ___ certificates and the mortgage loans in the trust:

         o the mortgage loans have the characteristics set forth on Annex A and the initial mortgage pool balance is approximately $______________;

         o the initial total principal balance or notional amount, as the case may be, of each class of series ___ certificates is as described in this prospectus supplement;

         o the pass-through rate for each class of series ___ certificates is as described in this prospectus supplement.

         o there are no delinquencies or losses with respect to the mortgage loans;

         o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

         o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

         o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

         o each of the mortgage loans provides monthly debt service payments to be due on the __ day of each month and accrues interest on the respective basis described in this prospectus supplement, which is either a 30/360 basis or an actual/360 basis;

         o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

         o there are no breaches of our representations and warranties regarding the mortgage loans;

         o monthly debt service payments on the mortgage loans are timely received on the ___ day of each month;

         o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or declining premium period, in each case if any;

         o each ARD Loan is paid in full on its anticipated repayment date;

         o except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

         o        no mortgage loan is required to be repurchased by us;

         o no prepayment premiums or yield maintenance charges are collected;

         o        there are no Additional Trust Fund Expenses;

         o payments on the offered certificates are made on the _____ day of each month, commencing in _____________; and

         o        the offered certificates are settled on ________________ .

         "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

         o the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

         o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

         "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

         "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

         o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

         o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or other similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o the rights of tenants to remain, whether under ground leases or space leases, at the property following a foreclosure or similar proceeding, provided that those tenants are performing under their leases, and

         o if the related mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage, deed of trust or other security instrument for that other mortgage loan.

         "PERMITTED INVESTMENTS" means of U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

         "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that represents Default Interest or Post-ARD Additional Interest.

         "REALIZED LOSSES" mean losses on or with respect of the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

         "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

         "SEC" means the Securities and Exchange Commission.

         "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans and any real estate owned by the trust for which that party is responsible:

         o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable loans and real properties that either are part of other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders, or are held as part of its own portfolio, whichever servicing procedures are of a higher standard;

         o        with a view to--

                  1. the timely collection of all monthly debt service payments under those mortgage loans,

                  2. the full collection of all prepayment premiums and yield maintenance charges that may become payable under those mortgage loans, and

                  3. in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of prepayment premiums and yield maintenance charges, the maximization of the recovery on that defaulted mortgage loan to the series _____ certificateholders, as a collective whole, on a present value basis; and

         o        without regard to--

                  1. any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement,

                  2. the ownership of any series _____ certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

                  3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

                  4. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the pooling and servicing agreement or with respect to any particular transaction, and

                  5. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool, or the right to service or manage for others any other loans or real properties.

         "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

         1. the related borrower fails to make when due any monthly debt service payment, including a balloon payment, or any other payment required under the related promissory note or the related mortgage, and either the failure actually continues, or the master servicer believes it will continue, unremedied for _____ days;

         2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related promissory note or the related mortgage, is likely to occur within _____ days and either--

         o the default is likely to remain unremedied for at least _____ days, or

         o the related borrower has requested a material modification of the related mortgage loan;

         3. the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for _____ days;

         4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

         A Servicing Transfer Event will cease to exist, if and when:

         o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

         o        with respect to the circumstances described in clauses 2. and
                  4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

         o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

         o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

         "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

         o        will initially equal its cut-off date principal balance; and

         o will be permanently reduced on each subsequent payment date, to not less than zero, by--

                  1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

                  2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of a mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectible with respect to the mortgage loan or any related REO Property have been received.

         "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

         o all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

         o all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period;

         o all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

         o all advances of principal made with respect to the mortgage loans for that payment date.

         "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each payment date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

         o in the case of each mortgage loan that accrues interest on a 30/360 basis, an annual rate equal to--

                  1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

                  2. the sum of the related master servicing fee rate, plus ____% per annum; and

         o in the case of each mortgage loan that accrues interest on an actual/360 basis, an annual rate generally equal to--

                  1. a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below in this bullet point, the product 12 times the amount of interest that accrued or would have accrued with respect to that mortgage loan on an actual/360 basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding that payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to that payment date, minus

                  2. the sum of the related master servicing fee rate, plus ____% per annum.

         Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's payment account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point above will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's payment account during that month.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

         [INCLUDE OTHER TERMS THAT ARE TO BE USED IN THE ANNEXES TO THIS PROSPECTUS SUPPLEMENT.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "___________________". The spreadsheet file "__________________" is a Microsoft
Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------------

(1)      Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                              PROSPECTUS SUPPLEMENT
Important Notice About the Information Contained in this Prospectus
   Supplement, The Accompanying Prospectus and The Related
   Registration Statement.................................S-2
Summary of Prospectus Supplement..........................S-4
Risk Factors.............................................S-25
Forward-Looking Statements...............................S-35
Description of the Mortgage Pool.........................S-35
Servicing of the Underlying Mortgage Loans...............S-54
Description of the Offered Certificates..................S-82
Yield and Maturity Considerations.......................S-104
Use of Proceeds.........................................S-111
Federal Income Tax Consequences.........................S-111
ERISA Considerations....................................S-115
Legal Investment........................................S-120
Method of Distribution..................................S-121
Legal Matters...........................................S-122
Ratings.................................................S-122
Glossary................................................S-125

ANNEX A--Certain Characteristics of the
   Underlying Mortgage Loans and the
   Mortgaged Real Properties..............................A-1
ANNEX B--Term Sheet.......................................B-1
ANNEX C-1--Price/Yield Tables............................C-1-1
ANNEX C-2--Decrement Tables..............................C-2-1
ANNEX D--Form of Trustee Report............................D-1
                                   PROSPECTUS
Important Notice About the Information Presented in
   this Prospectus..........................................3
Available Information; Incorporation by Reference...........3
Summary of Prospectus.......................................4
Risk Factors...............................................14
Capitalized Terms Used in this Prospectus..................35
Description of the Trust Assets............................36
Yield and Maturity Considerations..........................65
Salomon Brothers Mortgage Securities VII, Inc..............72
Description of the Certificates............................72
Description of the Governing Documents.....................83
Description of Credit Support..............................94
Legal Aspects of Mortgage Loans............................96
Federal Income Tax Consequences...........................110
State and Other Tax Consequences..........................160
ERISA Considerations......................................160
Legal Investment..........................................164
Use of Proceeds...........................................166
Method of Distribution....................................167
Legal Matters.............................................168
Financial Information.....................................168
Rating....................................................168
Glossary..................................................169

UNTIL _______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


================================================================================









                                   $__________
                                  (APPROXIMATE)



                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                   (DEPOSITOR)



                CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D,
                          CLASS E, CLASS F AND CLASS X


           SERIES _____ COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES



                              PROSPECTUS SUPPLEMENT



                              SALOMON SMITH BARNEY






================================================================================

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Subject to Completion, Dated October __, 2000
                                                                     [Version 4]
Prospectus Supplement (to Prospectus dated         , ____)

$_______________ (APPROXIMATE)

ASSET BACKED FLOATING RATE NOTES, SERIES ____-

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC. TRUST SERIES ____-__
ISSUER

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR


MASTER SERVICER

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement, together with the accompanying prospectus will constitute the complete prospectus.
--------------------------------------------------------------------------------

OFFERED NOTES         The trust created for the Series _____-__ notes will hold
                      a pool of one- to four-family residential first mortgage loans. The trust will issue ______ classes of offered notes. You can find a list of these classes, together with their note balances, interest rates and certain other characteristics, on Page S-__ of this prospectus supplement. Credit enhancement for the offered notes will be provided by ______ classes of subordinated Class M
                      Notes. Each class of Class M Notes is subordinated to the senior notes and any Class M Notes with a higher payment priority.

UNDERWRITING          _______________________, as underwriter, will offer to the public the Class A Notes, the Class M-1 Notes, the Class
                      M-2 Notes and the Class M-3 Notes at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten notes will be approximately _____% of the principal balance of the underwritten notes plus accrued interest, before deducting expenses. See "Method of Distribution".


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                         ------------------------------

Underwriter
   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered notes in three separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes;

     o this prospectus supplement, which describes the specific terms of this series of notes; and

     o the annex to this prospectus supplement, which is an integral part of the prospectus supplement.

Salomon Brothers Mortgage Securities VII, Inc. maintains its principal office at 390 Greenwich Street, 4th Floor, New York, New York 10013. Its telephone number is (212) 816-6000.

                                                 TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                               ----
                                               PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement................................................................................S-4
Risk Factors....................................................................................................S-8
The Issuer.....................................................................................................S-52
The Seller.....................................................................................................S-52
The [SPE]......................................................................................................S-52
The Owner Trustee..............................................................................................S-53
The Servicing Agreement........................................................................................S-54
The Indenture and Owner Trust Agreement........................................................................S-58

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series........................Salomon Brothers Mortgage Securities VII,
                                       Inc., Asset- Backed Floating Rate Notes,
                                       Series ____-_.

Cut-off Date...........................__________ __, ____.

Closing Date...........................On or about __________ __, ____.

Issuer.................................Salomon Trust Series ____-__.

Depositor..............................Salomon Brothers Mortgage Securities VII,
                                       Inc, The depositor will deposit the
                                       mortgage loans into the trust. SEE "THE
                                       DEPOSITOR" IN THE PROSPECTUS.

Master Servicer........................__________________. SEE "THE SERVICING
                                       AGREEMENTS--MASTER SERVICER" IN THIS
                                       PROSPECTUS SUPPLEMENT.

Originators and Servicers..............______________, ______________ and
                                       ____________. SEE "THE MORTGAGE
                                       POOL--UNDERWRITING STANDARDS OF ________
                                       AND REPRESENTATIONS CONCERNING THE
                                       MORTGAGE LOANS" AND "THE SERVICING
                                       AGREEMENTS--THE ORIGINATORS AND
                                       SERVICERS" IN THIS PROSPECTUS SUPPLEMENT.

Seller................................._______________. SEE "THE SELLER" IN THIS
                                       PROSPECTUS SUPPELEMENT.

________ SPE..........................._______________. SEE "THE [SPE]" IN THIS
                                       PROSPECTUS SUPPLEMENT.

Owner Trustee..........................________________. SEE "THE OWNER TRUSTEE"
                                       IN THIS PROSPECTUS SUPPLEMENT.

Indenture Trustee......................__________________. SEE "THE INDENTURE
                                       TRUSTEE" IN THIS PROSPECTUS SUPPLEMENT.

Payment Dates..........................Payments on the offered notes will be made on the __th day of each month, or,
                                       if that day is not a business day, on the next succeeding business day, beginning in ______ ____.

Offered Notes..........................The classes of offered notes and their interest rates, note balances and final
                                       maturity date are set forth in the
                                       immediately following table.

          CLASS               INITIAL NOTE            NOTE INTEREST                 FINAL MATURITY DATE
                                BALANCE                  RATE
-------------------------- ------------------ ------------------------------ ----------------------------------
A.........................         $_________            Variable                      ________ ____
M-1.......................         $_________            Variable                      ________ ____
M-2.......................         $_________            Variable                      _________ ____
M-3.......................         $_________            Variable                       _______ ____
========================== ================== ============================== ==================================

    The initial note balances of each class of offered notes listed in the immediately preceding table is approximate. The note interest rate on each class of offered notes is variable and will be calculated as described in this prospectus supplement under "Description of the Notes--Note Interest Rates."

THE ISSUER

The notes will be issued by the issuer, a Delaware business trust established under a trust agreement between the depositor and the owner trustee. The issuer will issue _____ classes of notes representing non- recourse debt obligations of the issuer secured by the trust estate. SEE "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS SUPPLEMENT.

Distributions of interest and principal on the offered notes will be made only from payments received in connection with the mortgage loans described in this summary under the heading "Mortgage Loans."

EQUITY CERTIFICATES

Trust Certificates, Series ____-__, will be issued under the owner trust agreement and will represent the beneficial ownership interest in the issuer. The equity certificates are not offered by this prospectus supplement.

THE MORTGAGE LOANS

The trust will contain approximately _____ [conventional] [sub-prime] [nonconforming], one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of
_________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.

Approximate range of                 _____% to
mortgage rates:                      _____%.

Approximate weighted                 ______%.
average mortgage rate:

Approximate weighted                 ___ years
average remaining term to            and ___
stated maturity:                     months.

Approximate range of                 $______ to
principal balances:                  $_______.

Approximate average                  $_______.
principal balance:

Approximate range of loan-           _____% to
to-value ratios:                     _____%.

Approximate weighted                 ______%.
average loan-to-value ratio:

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE NOTES

OFFERED NOTES. The offered notes will have the characteristics shown in the table appearing on pages S-__ in this prospectus supplement. The interest rates on each class of offered notes are variable and are calculated for each distribution date as described in this prospectus supplement under "Description of the Notes--Note Interest Rates."

The offered notes will be sold by the depositor to the underwriter on the closing date.

The offered notes will initially be represented by one or more global notes registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. SEE "DESCRIPTION OF THE NOTES --REGISTRATION" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination as described in this prospectus supplement under "Description of the Notes--Allocation of Losses; Subordination" in this prospectus supplement.

SUBORDINATION. The rights of the holders of the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. The Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes are referred to in the prospectus supplement as subordinate notes.

In addition, the rights of the holders of subordinate notes with higher numerical class designations will be subordinated to the rights of holders of subordinate notes with lower numerical class designations, to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior notes in respect of interest and principal and to afford the more senior notes protection against realized losses on the mortgage loans as described in the next section.

ALLOCATION OF LOSSES. If subordinate notes remain outstanding, losses on the mortgage loans will be allocated first to the class of subordinate notes with the lowest payment priority, and the other classes of notes will not bear any portion of these losses. If none of the subordinate notes remain outstanding, losses on mortgage loans will be allocated to the Class A Notes.

P&I ADVANCES

Each servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described under "P&I Advances" in this prospectus supplement. These advances shall be referred to in this prospectus supplement as P&I Advances. Each servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "DESCRIPTION OF THE NOTES--P&I ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES IN RESPECT OF DELINQUENCIES" IN THE PROSPECTUS.

OPTIONAL REDEMPTION

At its option, the majority holder of the equity certificates may redeem the notes and thereby effect termination and early retirement of the notes, after the aggregate note balance has been reduced to less than [20%] of the aggregate initial note balance. SEE "THE INDENTURE AND OWNER TRUST AGREEMENT-- OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES-- TERMINATION" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the notes, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that the notes will be characterized as indebtedness and the issuer will not be classified as an association taxable as a corporation or a publicly traded partnership. FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED NOTES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the notes that the offered notes receive the following ratings from ______________ and ___________:


OFFERED NOTES         [RA]             [RA]
-------------         ----             ----
Class A               AAA              AAA
Class M-1             AA               AA
Class M-2             A                A
Class M-3             BBB              BBB

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors. SEE "YIELD ON THE NOTES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered notes, other than the Class ___ and Class ___ Notes, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and therefore will be legal investments for entities to the extent provided in SMMEA and applicable state laws. The Class
___ Notes and the Class ___ Notes will not constitute mortgage related securities for purposes of SMMEA. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

Subject to important considerations discussed in this prospectus supplement, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

     The offered notes are not suitable investments for all investors. In particular, you should not purchase the offered notes unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

     You should carefully consider the following factors in connection with the purchase of the offered notes:

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

     The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who do have equity in their property. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

     As a result of the underwriting standards described in the immediately preceding paragraph, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS OF ___________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT].

[THE PAYMENT PERFORMANCE OF YOUR NOTES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE LOANS IN THE TRUST FUND; THE MORTGAGE LOANS IN THE TRUST FUND WHICH ARE DISCUSSED IN THIS SECTION MAY EXPOSE YOUR NOTES TO GREATER LOSSES.

     The notes represent an interest in mortgage loans. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in the trust fund, any resulting losses, to the extent not covered by the credit enhancement, will be allocated to the notes as described in this prospectus supplement, and consequently may adversely affect the yield to maturity on your notes. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Furthermore, particular mortgage loans, including negative amortization mortgage loans, buydown mortgage loans and mortgage loans requiring the mortgagor to make a balloon payment, may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency or foreclosure. You should consider the following risks associated with the mortgage loans included in the trust fund: [AS APPLICABLE]

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL MAY RESULT IN OUTSTANDING PRINCIPAL BALANCES IN EXCESS OF THE VALUE OF THE UNDERLYING MORTGAGED PROPERTY WHICH COULD RESULT IN LOSSES ON YOUR NOTES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _______________, are subject to negative amortization. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered the credit enhancement in the trust fund, holders of the notes will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

[THE INABILITY OF A MORTGAGOR TO MAKE LARGER MONTHLY PAYMENTS FOLLOWING THE BUYDOWN PERIOD OF A BUYDOWN MORTGAGE LOAN MAY RESULT IN LOSSES ON THOSE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _________________ are buydown mortgage loans, subject to temporary buydown plans under which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from :

    o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

    o investment earnings on the amount, if any, contributed by the borrower, or

    o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

In most cases, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for some buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make these larger monthly payments could lead to losses on the mortgage loans, and to the extent not covered by the credit enhancement, may adversely affect the yield to maturity on your notes.

[THE INABILITY OF A MORTGAGOR TO MAKE A BALLOON PAYMENT AT MATURITY, MAY EXPOSE YOUR NOTES TO LOSSES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, that is, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing economic conditions and the availability of credit for loans secured by comparable real properties.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. If the value of the mortgaged property and other security has declined, the trust fund couuld suffer losses on these mortgage loans that, to the extent not covered by [the credit enhancement] may be allocated to your notes. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

[THE INABILITY OF A MORTGAGOR TO MAKE VARYING MONTHLY PAYMENTS UNDER A HOME EQUITY LINE OF CREDIT LOAN MAY RESULT IN LOSSES ON YOUR NOTES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans that provide the borrower with a line of credit under which amounts may be advanced to the borrower by the lender from time to time. Collection on these types of mortgage loans may vary because, among other things:

         o borrowers may make payments during any month as low as the minimum monthly payment for that month, or just the interest and fees for that month during any interest-only period, or

         o borrowers may make payments as high as the entire outstanding charges on the mortgage loan.

     It is possible that borrowers may fail to make the required periodic payment and, to the extent not covered by the credit enhancement, these losses may adversely affect the yield to maturity on your motes.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE SECURED BY JUNIOR LIENS, WHICH MAY EXPOSE THE OFFERED NOTES TO LOSSES IF THE TRUST FUND DOES NOT RECEIVE ADEQUATE FUNDS IN CONNECTION WITH A FORECLOSURE OF THE RELATED SENIOR LIEN TO SATISFY BOTH THE SENIOR AND JUNIOR LIEN.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans secured by junior liens and with respect to approximately ___% of these junior liens, the related senior liens are not included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior lien mortgage loan. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any junior lien mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at this type of sale, a bidder at the foreclosure sale of a junior lien mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior lien mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. A decline in the value of the mortgaged properties securing the mortgage loans with junior liens may increase the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be insufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the notes bear:

        o the risk of delay in distributions while a deficiency judgment against the borrower is obtained,

        o the risk of loss if the deficiency judgment is not realized upon and

        o the risk that deficiency judgments may not be available in all jurisdictions.

     Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL WERE ORIGINATED OUTSIDE THE UNITED STATES, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________, are mortgage loans secured by properties located in Puerto Rico and Guam. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, these mortgage loans could not have been delinquent as of _______ __, ____].

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL HAVE HIGH LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

     Approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80%. No mortgage loan in the mortgage pool with a loan- to-value ratio or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80% will be covered by a primary mortgage insurance policy. No first lien mortgage loan will have a loan-to-value ratio exceeding __% at origination and no second lien mortgage loan will have a combined loan-to-value ratio exceeding _____% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss in that an overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. This increase may reduce the likelihood of liquidation or other proceeds being insufficient to satisfy the mortgage loan and any losses, to the extent not covered by the credit enhancement, may affect the yield to maturity or your notes. Furthermore, investors should note that the value of the mortgaged property may be insufficient to cover the outstanding balance of the notes. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans located in other geographic regions. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your notes to losses in addition to those present for similar mortgage-backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioriation of economic conditions in [name of state] which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by the [credit enhancement] will be allocated to your notes.

[THE CLASS M-1 NOTES, THE CLASS M-2 NOTES AND THE CLASS M-3 NOTES WILL BE PARTICULARLY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS.

     The weighted average lives of, and the yields to maturity on, the Class M-1 Notes, the Class M-2 Nots and the Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1 Notes, the Class M-2 Notes or the Class M-3 Notes, the actual yield to maturity of that note may be lower than the yield anticipated by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In most cases, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the note balance of the class of notes then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on the class of subordinate notes than would otherwise be the case].

[THE CLASS M-1 NOTES, THE CLASS M-2 NOTES AND THE CLASS M-3 NOTES WILL NOT BE ENTITLED TO RECEIVE PRINCIPAL PAYMENTS UNTIL ALL PRINCIPAL PAYMENTS HAVE BEEN MADE ON THE CLASS A NOTES WHICH MAY LEAD TO LOSSES WITH RESPECT TO THESE NOTES

     Unless the note balance of the Class A Notes has been reduced to zero, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will not be entitled to any principal payments until _________ ____ or a later period as described in this prospectus supplement. As a result, the weighted average lives of these notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of these notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because these notes might not receive any principal if certain delinquency levels occur, it is possible for these notes to receive no principal payments even if no losses have occurred on the mortgage pool].

[YOUR NOTES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

     The notes will not represent an interest in or obligation of the depositor, the master servicer, the seller, the [SPE], the indenture trustee, the owner trustee or any of their respective affiliates. Neither the notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the indenture trustee, the owner trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered notes, and there will be no recourse to the depositor, the master servicer, the seller, the [SPE], the indenture trustee, the owner trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered notes].

[THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE NOTES AND THE MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ALLOCATED TO YOUR NOTES.

     The note interest rate for each class of notes adjusts monthly based on a particular index, subject to limitations as described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of delayed first-adjustment adjustable rate mortgage loans, based on a separate index which may not move in tandem with the index for the notes and which is subject to periodic and lifetime limitations. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

         o cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the notes, leading one or more classes of notes to accept payments of interest at a later date, or

         o cause the maximum note interest rate to apply to one or more classes of notes.

     Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR NOTES WILL BE AFFECTED BY THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS.

     The rate and timing of distributions allocable to principal on the offered notes will depend, in most cases, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation of these payments to pay principal on the offered notes. As is the case with mortgage-backed securities, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of these mortgage loans. See "The Mortgage Pool" in this prospectus supplement.

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS WHICH COULD IMPACT THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR NOTES.

     In most cases, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. This decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. This increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

     Distributions of principal will be made to the subordinate notes according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each class of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see "Yield on the Notes" in this prospectus supplement and the table entitled "Percent of initial note balance outstanding at the following percentages of the prepayment assumption" in that section].

[THE YIELD ON YOUR NOTES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS.

     The yield to maturity on the offered notes will depend on:

     o the applicable note interest rate and note accrual rate on that interest rate from time to time;

     o   the applicable purchase price; and

     o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation of these payments to reduce the note balance of the notes, as well as other factors.

     The yield to investors on any class of offered notes will be adversely affected by any allocation to the class of interest shortfalls on the mortgage loans.

     In most cases, if the offered notes are purchased at a premium and principal distributions on the offered notes occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal distributions on the offered notes occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a prepayment assumption of __% CPR and weighted average lives corresponding to that prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. The yield assumptions for the offered notes will vary as determined at the time of sale].

[VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR NOTES.

     Applicable state laws regulate interest rates and other charges, require disclosure, and require licensing of the originators. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Originators to damages and administrative enforcement.

     The seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, the seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE SERVICERS TO PERFORM THEIR DUTIES.

     As is the case with most companies using computers in their operations, each servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the servicers' computer programs that have time- sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any occurrence of this kind could result in major computer system failure or miscalculations. Each servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the related servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of that servicer under the indenture could be materially adversely affected].

     All capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Notes--Glossary of Terms" or in the prospectus under "Glossary."

                                THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

     The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed- rate mortgage loans and approximately _____ conventional, one-to four-family, adjustable-rate mortgage loans. In each case, the mortgage loans will be secured by first liens on residential real properties and have an aggregate principal balance as of ________ __, ____, which date will also be referred to in this prospectus supplement as the cut-off date, of approximately $___________ after application of scheduled payments due on or before the cut-off date whether or not received, subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date. The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

     The mortgage loans to be included in the mortgage pool will be acquired by the depositor on the closing date from the [SPE], who will have acquired the mortgage loans on the closing date from the seller. The seller in turn will have acquired the mortgage loans on the closing date from ________________, an affiliate of the depositor who will have acquired the mortgage loans directly or indirectly from the originators. See "--Underwriting Standards of ___________ and

Representations Concerning the Mortgage Loans", "[The SPE]" and "The Seller" in this prospectus supplement.

     Each adjustable rate mortgage loan provides for semi-annual adjustment to its mortgage rate and for corresponding adjustments to the monthly payment amount due on the mortgage loan, in each case on each adjustment date applicable to the mortgage loan. However, in the case of approximately _____% and approximately _____% of the adjustable rate mortgage loans by aggregate principal balance as of the cut-off date which are referred to in this prospectus supplement as delayed first adjustment mortgage loans, the first adjustment date will occur after an initial period of approximately ____ years and approximately __ years, respectively from the date of origination of those mortgage loans. The weighted average month of origination of the ____ year delayed first adjustment mortgage loans is _________ _____, and the weighted average month of origination of the ____ year delayed first adjustment mortgage loans is _________ _____.

     On each adjustment date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the index applicable to the adjustable rate mortgage loans and a fixed percentage amount, or gross margin. However, the mortgage rate on each adjustable rate mortgage loan, including each delayed first adjustment mortgage loan, will usually not increase or decrease by more than a specified periodic adjustment limitation, or periodic rate cap, on any related adjustment date. Furthermore, the mortgage rate on each adjustable rate mortgage loan will not exceed a specified maximum mortgage rate over the life of the mortgage loan, or be less than a specified minimum mortgage rate over the life of the mortgage loan. For adjustment dates other than the first adjustment date after origination, the periodic rate cap for the majority of the adjustable rate mortgage loans is 1.00% per annum. With respect to substantially all of the adjustable rate mortgage loans, for adjustment dates other than the first adjustment date after origination, the periodic rate cap will not exceed ____% per annum.

     Effective with the first monthly payment due on each adjustable rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index applicable to the adjustable rate mortgage loans and gross margin, calculated as described under "--The Index Applicable to the Adjustable Rate Mortgage Loans" in this prospectus supplement. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on the adjustable rate mortgage loan to a fixed mortgage rate.

     In most cases, the mortgage loans have scheduled monthly payments due on the first day of the month. Each mortgage loan will contain a customary due-on-sale clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

     Approximately ______% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of these mortgage loans. The amount of the prepayment charge is as provided in the related mortgage note. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is _________ ____. The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans, and this amount will not be available for distribution on the notes. Under certain instances, as described in the related servicing agreement, the related servicer may waive the payment of any otherwise applicable prepayment charge, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

     None of the mortgage loans are buydown mortgage loans.

     Approximately ____% of the mortgage loans are balloon loans. Each balloon loan is a fixed rate mortgage loan that amortizes over ___ months, but the final payment, or balloon payment, on each balloon loan is due and payable on the ___th month. The amount of the balloon payment on each balloon loan is substantially in excess of the amount of the scheduled monthly payment on the balloon loan for the period prior to the due date of the balloon payment.

     The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the cut-off date was approximately $_______.

     The mortgage loans had mortgage rates as of the cut-off date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum. The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

     The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the mortgage loans will have a first due date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the cut-off date. The latest maturity date of any mortgage loan is __________ ____.

     As of the cut-off date, the adjustable rate mortgage loans had gross margins ranging from approximately ____% to approximately ____%, minimum mortgage rates ranging from approximately ____% per annum to approximately _____% per annum and maximum mortgage rates ranging from approximately _____% per annum to approximately _____% per annum. As of the cut-off date, the weighted average gross margin was approximately ______%, the weighted average minimum mortgage rate was approximately _____% per annum and the weighted average maximum mortgage rate was approximately _______% per annum. The latest first adjustment date following the cut-off date on any adjustable rate mortgage loan occurs in _______ ____ and the weighted average next adjustment date for all of the mortgage loans following the cut-off date is _______ ____.

     The mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

                                PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION



                                                                        AGGREGATE                % OF
                                                                        ORIGINAL               AGGREGATE
                                                      NUMBER            PRINCIPAL              ORIGINAL
RANGE ($)                                            OF LOANS           BALANCE            PRINCIPAL BALANCE
---------                                            --------           -------           ------------------
                          .........................
                          .........................
                          .........................
                          .........................
                          .........................
                          .........................
                          .........................
                          .........................
                          .........................
                          .........................
                          .........................
                          .........................
                          .........................
                          .........................
                          .........................
     Total.........................................

                            PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                                     AGGREGATE           % OF AGGREGATE
                                                                 PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                    NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
RANGE ($)                                          OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
---------                                          --------     ------------------     -----------------
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
                          .......................
     Total.......................................

                              MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)                                          OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
-----------------                                          --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
     Total..............................................

                             MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS



                                                                             AGGREGATE            % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
    MAXIMUM                                                NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)                                         OF LOANS        THE CUT-OFF DATE       THE CUT-OFF DATE
-----------------                                         --------       ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
     Total..............................................

                             MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
    MINIMUM                                                NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)                                         OF LOANS       THE CUT-OFF DATE       THE CUT-OFF DATE
-----------------                                         --------      ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
     Total..............................................

                                  GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                           NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
GROSS MARGIN (%)                                          OF LOANS       THE CUT-OFF DATE       THE CUT-OFF DATE
----------------                                          --------      ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
     Total..............................................

                                  ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS




                                      S-20





                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN-TO-VALUE RATIO (%)                                    OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
-----------------------                                    --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
     Total..............................................


                                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOCATION                                                   OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
--------                                                   --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
     Total..............................................


                                    MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
PROPERTY TYPE                                              OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
-------------                                              --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
     Total..............................................

                               MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
OCCUPANCY STATUS                                           OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
----------------                                           --------     ------------------     -----------------
 ........................................................
 ........................................................
     Total..............................................

     The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.


                                          LOAN PURPOSE OF THE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN PURPOSE                                               OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
------------                                               --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
     Total..............................................


                                          LOAN PROGRAMS OF THE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN PROGRAM                                               OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
------------                                               --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
     Total..............................................

                                   RISK CATEGORIES OF THE FIXED RATE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
RISK CATEGORIES                                            OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
---------------                                            --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
     Total..............................................


                                 RISK CATEGORIES OF THE ADJUSTABLE RATE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
RISK CATEGORIES                                            OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
---------------                                            --------     ------------------     -----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
     Total..............................................


                             NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
MONTH OF NEXT ADJUSTMENT DATE                              OF LOANS      THE CUT-OFF DATE       THE CUT-OFF DATE
-----------------------------                              --------      ----------------       ----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
Total...................................................

THE INDEX APPLICABLE TO THE ADJUSTABLE RATE MORTGAGE LOANS

     As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as of a date as specified in the related mortgage note. In the event that this index becomes unavailable or otherwise unpublished, each servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

     The table immediately following this paragraph sets forth historical average rates of six-month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan, which is six-month LIBOR as published in THE WALL STREET JOURNAL as described in the preceding paragraph. The table does not purport to be representative of the subsequent rates of the index which will be used to determine the Mortgage Rate on each adjustable rate mortgage loan.


                                                      Year
                            ----------------------------------------------------
Month
-----                       -----  -----   -----   -----   -----   -----  -----













UNDERWRITING STANDARDS OF __________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS

     The mortgage loans will be acquired by the depositor on the closing date from the [SPE], who will have acquired the mortgage loans on the closing date from the seller. The seller in turn will have acquired the mortgage loans on the closing date from _______________, an affiliate of the depositor who will have acquired the mortgage loans directly or indirectly from the originators.

     The information set forth in this section with regard to each originator's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by that originator. With respect to the information regarding each originator's underwriting standards, none of the issuer, the other originators, the depositor, the master servicer, the seller, the [SPE], the owner trustee, the indenture trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

     [Discussion of underwriting programs used by other originators to originate mortgage loans such as those in the securitization].

REPRESENTATIONS

     The seller will make representations and warranties as of the closing date with respect to the mortgage loans, and will be obligated to repurchase any mortgage loan in respect of which a material breach of the representations and warranties it has made has occurred, other than those breaches which have been cured. For a discussion of the representations and warranties made and the repurchase obligation, see "Mortgage Loan Program--Representations by or on behalf of the Seller; Repurchases" in the prospectus.

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before that date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including these mortgage loans would materially alter the characteristics of the mortgage pool. The depositor believes that the information set forth throughout this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary.


                               YIELD ON THE NOTES


GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the seller or the majority holder of the equity certificates. The mortgage loans may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is ________ ____.

     Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of notes then entitled to receive these payments that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which the notes are purchased at a discount or premium and the degree to which the timing of payments on the notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. See "Maturity and Prepayment Considerations" in the prospectus.

     It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     Because principal payments are paid to senior classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses, because these notes will represent an increasing percentage of the trust estate during the period prior to the commencement of payments of principal on these notes, than holders of classes having earlier priorities for payment of principal. As described in this prospectus supplement under "Description of the Notes--Principal Payments on the Notes," prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Notes. After that date, subject to delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.

     Defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards of ___________ and Representations Concerning the Mortgage Loans" in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

     The note interest rate for each class of notes adjusts monthly based on one-month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" in this prospectus supplement, subject to the maximum Note Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index. The mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of delayed first adjustment mortgage loans, based on the index applicable to the adjustable rate mortgage loans, which may not move in tandem with one-month LIBOR, subject to periodic and lifetime limitations. Investors should note that approximately _____% of the mortgage loans are ____ year delayed first adjustment mortgage loans, approximately ____% of the mortgage loans are _____ year delayed first adjustment loans and approximately _____% of the mortgage loans are fixed rate mortgage loans, in each case by aggregate principal balance as of the cut-off date. The weighted average month of origination of the ____ year delayed first adjustment mortgage loans is _____ ____, and the weighted average month of origination of the ______ year delayed first adjustment mortgage loans is ______ ____.

     Because of the application of the maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any due period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable spread on the notes during the related Interest Accrual Period. In addition, the index applicable to the adjustable rate mortgage loans and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and the index applicable to the adjustable rate mortgage loans rise during the same period, one-month LIBOR may rise more rapidly than the index applicable to the adjustable rate mortgage loans or may rise higher than the index applicable to the adjustable rate mortgage loans. This could potentially result in Interest Carry Forward Amounts with respect to one or more classes of notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in one-month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

         o cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or

         o could cause the maximum Note Interest Rate to apply to one or more classes of notes.

     Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index applicable to the adjustable rate mortgage loans and the related gross margin, the mortgage rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

     As described under "Description of the Notes--Allocation of Losses; Subordination," amounts otherwise distributable to holders of the subordinate notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to mortgagor delinquencies, to the extent not covered by P&I Advances. These delinquencies may affect the yield to investors on classes of subordinate notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of classes of subordinate notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of subordinate notes. See "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.

WEIGHTED AVERAGE LIVES

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of __% CPR. CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

     The tables following the next paragraph indicate the percentage of the initial Note Balance of the notes that would be outstanding after each of the dates shown at various percentages of the prepayment assumption and the corresponding weighted average lives of the notes. The tables are based on the following assumptions:

         o the mortgage pool consists of __ mortgage loans with the characteristics set forth in the table in this prospectus supplement entitled "Assumed Mortgage Loan Characteristics,"

         o payments on the notes are received, in cash, on the 25th day of each month, commencing in _______ ____,

         o the mortgage loans prepay at the percentages of the prepayment assumption indicated,

         o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         o none of the majority holder of the equity certificates, the seller, the master servicer, the servicers or any other person purchases from the trust estate any mortgage loan or redeems the notes under any obligation or option under the indenture, the servicing agreements or any other agreement except as otherwise indicated in the second sentence following the table entitled "Percent of initial Note Balance outstanding at the specified percentages of the prepayment assumption," and no partial early redemption of the notes occurs with respect to the mortgage loans,

         o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month,

         o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest on the mortgage loan,

         o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity,

         o the notes are purchased on ________ __, ____,

         o the index applicable to the adjustable rate mortgage loans remains constant at _____% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next adjustment date, and on subsequent adjustment dates, if necessary, to equal the index applicable to the adjustable rate mortgage loans plus the applicable gross margin, subject to the applicable periodic rate cap,

         o one-month LIBOR remains constant at _____% per annum,

         o the monthly payment on each adjustable rate mortgage loan is adjusted on the due date immediately following the next adjustment date, and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment and

         o the master servicing fee rate is as set forth in the table entitled "Assumed Mortgage Loan Characteristics" and the master servicing fee is payable monthly, the servicing fee rate for each servicer is equal to ____% per annum and the servicing fees are payable monthly, and the indenture trustee fee rate is equal to ______% per annum and the indenture trustee fee is paid monthly.


                                                   ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                            REMAINING                                                             MASTER
     PRINCIPAL                   ORIGINAL     TERM                               MAXIMUM      MINIMUM   PERIODIC SERVICING
      BALANCE                    TERM TO       TO          NEXT        GROSS     MORTGAGE     MORTGAGE    RATE     FEE        PREPAY
     AS OF THE       MORTGAGE    MATURITY   MATURITY    ADJUSTMENT    MARGIN      RATE        RATE        CAP      RATE      PENALTY
   CUT-OFF DATE      RATE (%)    (MONTHS)   (MONTHS)       DATE         (%)        (%)          (%)       (%)      (%)      (YES/NO)
   ------------      --------    --------   --------       ----         ---        ---          ---       ---      ---      --------










         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables in this prospectus supplement. Any discrepancy of this kind may have an effect upon the percentages of the initial Note Balance outstanding and the weighted average lives of the notes set forth in the tables in this prospectus supplement. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables set forth immediately following the next paragraph and since it is not likely the level of the index applicable to the adjustable rate mortgage loans or one-month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes.

         Based on the foregoing assumptions, the tables following this paragraph indicate the weighted average lives of the notes and set forth the percentages of the initial Note Balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of the prepayment assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances and weighted average lives shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the prepayment assumption.

                                     PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE
                                     SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                    CLASS A NOTES                      CLASS M-1 NOTES                    CLASS M-2 NOTES
                         ----------------------------------  ----------------------------------  -----------------------------------
PAYMENT DATE                 0%  15%    28%    35%    45%        0%  15%    28%    35%    45%       0%    15%    28%    35%    45%
------------                 --  ---    ---    ---    ---        --  ---    ---    ---    ---       --    ---    ---    ---    ---
Closing Date..........
 ......................
 ......................
 ......................
 ......................

Weighted Average
Life in Years.........
Weighted Average
Life in Years.........

                                      CLASS M-3 NOTES
                            ---------------------------------
PAYMENT DATE                    0%   15%    28%    35%    45%
------------                    --   ---    ---    ---    ---
Closing Date..........
 ......................
 ......................
 ......................
 ......................

Weighted Average
Life in Years.........
Weighted Average
Life in Years.........


  The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes. The weighted average lives set forth in the bottom row of the table are calculated according to the previous sentence but assumes the majority holder of the equity certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See "The Indenture and Owner Trust Agreement--Redemption" in this prospectus supplement.

     There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the prepayment assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or index level assumptions.

     The characteristics of the mortgage loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the index applicable to the adjustable rate mortgage loans will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the index applicable to the adjustable rate mortgage loans is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE SUBORDINATE NOTES

     If on any payment date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-1 Notes. If on any payment date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-2 Notes. If on any payment date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the subordinate notes, Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the subordinate notes, after distributions to the holders of the Class A Notes and subordinate notes with lower numerical class designations, but before the equity certificates are entitled to any distributions. See "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

     Investors in the subordinate notes should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the subordinate notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.


                            DESCRIPTION OF THE NOTES

GENERAL DESCRIPTION OF THE NOTES

     _[Salomon] Trust Series ____-__, Asset-Backed Floating Rate Notes, Series ____-__ (the "Notes") will consist of ____ classes of notes, designated as:

         o the Class A Notes and

         o the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes which will collectively be referred to in this prospectus supplement as the subordinate notes.

         The notes will be issued by [Salomon] Trust Series ____-__ , the issuer, under the terms of an indenture, dated as of ________ __, ____, between the issuer and the indenture trustee. Only the notes are offered by this prospectus supplement. Trust certificates, Series ____-__, or the equity certificates, will be issued under the terms of an owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee, and will represent the beneficial ownership interest in the issuer. The equity certificates are not being offered by this prospectus supplement and will be delivered on the closing date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the depositor.

     Distributions on the offered notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in _______ ____.

     The notes represent non-recourse debt obligations of the issuer secured by a trust estate, which consists primarily of a segregated pool of conventional, one- to four-family, adjustable-rate and fixed-rate first lien mortgage loans having an aggregate principal balance as of the cut-off date of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "The Mortgage Pool." Proceeds of the trust estate will be the sole source of payments on the notes. The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes.

     The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial note balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the notes are adjustable, subject to the maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each payment date as described under "--Note Interest Rate" in this prospectus supplement. The final maturity date of the notes is the payment date occurring in _______ ____.

     The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations.

     The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC as clearing agency, except as provided under "Definitive Notes" in this prospectus supplement. The depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No person acquiring an interest in any class of the notes will be entitled to receive a note representing that person's interest, except as set forth in this prospectus supplement under "Definitive Notes". Unless and until definitive notes are issued under the limited circumstances described in this prospectus supplement, all references to actions by noteholders with respect to the notes shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to payments, notices, reports and statements to noteholders with respect to the notes shall refer to payments, notices, reports and statements to DTC or CEDE & Co., as the registered holder of the notes, for payment to note owners in accordance with DTC procedures. See "--Registration of the Notes" and "--Definitive Notes" in this prospectus supplement.

     Any definitive notes will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the registration of transfer or exchange.

     All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the indenture trustee to the persons in whose names the notes are registered at the close of business on each record date. The record date for each payment date is:


         o with respect to the notes, other than any definitive notes, the close of business on the business day immediately preceding the payment date or

         o with respect to the definitive notes will be the close of business on the last business day of the month preceding the month in which the payment date occurs.

     Payments will be made either by check mailed to the address of each noteholder as it appears in the note register or upon written request to the indenture trustee at least five business days prior to the relevant record date by any holder of notes having an aggregate initial Note Balance that is in excess of the lesser of:

     o   $5,000,000 or

     o two-thirds of the initial aggregate Note Balance of that class of notes, by wire transfer in immediately available funds to the account of the noteholder specified in the request.

     The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of the notes at the corporate trust office of the indenture trustee or other location specified in the notice to noteholders of the final payment.

REGISTRATION OF THE NOTES

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers, including the underwriter of the notes offered by this prospectus supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the book-entry notes from the indenture trustee through DTC and DTC participants. The indenture trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to note owners. Unless and until definitive notes are issued, it is anticipated that the only noteholder of the book-entry notes will be CEDE & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as the term is used in the indenture and note owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry notes among participants and to receive and transmit distributions of principal of, and interest on, the book-entry notes. Participants and indirect participants with which note owners have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess definitive notes, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which note owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a note owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these notes, may be limited due to the absence of physical notes for the book-entry notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments since distributions will be made by the indenture trustee to CEDE & Co., as nominee for DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations , DTC will take action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose DTC account the book-entry notes are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry notes evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry notes evidencing these voting rights, authorize divergent action.

     DTC management is aware that computer applications, systems and similar items for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer applications, systems and similar items for processing data, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book- entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to impress upon them the importance of their services being Year 2000 compliant and determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The issuer, the originators, the depositor, the master servicer, the seller, the [SPE], the owner trustee, the indenture trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE NOTES

     Definitive notes will be issued to note owners or their nominees, rather than to DTC or its nominee, only if:

         o the depositor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the notes and the depositor is unable to locate a qualified successor,

         o the depositor, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, note owners representing in the aggregate not less than 51% of the voting rights of the notes advise the indenture trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the note owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee is required to notify all note owners through participants of the availability of definitive notes. Upon surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes issued in the respective principal amounts owned by individual note owners, and thereafter the indenture trustee will recognize the holders of the definitive notes as noteholders under the indenture. The definitive notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a definitive note shall be issued in a minimum denomination equal to the amount represented by that note.

BOOK-ENTRY FACILITIES

     Note owners may elect to hold their interests in the notes through DTC in the United States or through Cedel or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The notes of each class will be issued in one or more notes which equal the aggregate Note Balance of the class and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear participants or Cedel participants on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or Euroclear participant to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Cedel participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by Citibank or Chase, as applicable; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to Citibank or Chase, as appicable, to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, eliminating the need for physical movement of notes. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, or Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems, S.C.. Euroclear Clearance Systems, S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Morgan acts under these terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Payments with respect to notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank or Chase, as applicable. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex I to this prospectus supplement.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the notes:

     ALLOCATED REALIZED LOSS AMOUNT: The Allocated Loss Amount with respect to any class of subordinate notes and any payment date is the sum of:

         o any Realized Loss allocated to that class of subordinate notes on the payment date and

         o any Allocated Realized Loss Amount for that class remaining unpaid from previous payment dates plus accrued interest thereon at the Note Accrual Rate for that class.

     AVAILABLE INTEREST RATE: The Available Interest Rate for any payment date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is:

         o the Current Interest Payment Amount for the payment date,

and the denominator of which is

         o the aggregate Note Balance of the notes immediately prior to the payment date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

     AVAILABLE PAYMENT AMOUNT: The Available Payment Amount for any payment date is equal to the sum, net of amounts reimbursable therefrom to the master servicer, the servicers, the indenture trustee or the owner trustee, of:

         o the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the master servicing fee, the servicing fees and the indenture trustee fee,

         o unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and

         o all P&I Advances with respect to the mortgage loans received for the payment date.

     BANKRUPTCY LOSS: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

     CLASS A PRINCIPAL PAYMENT AMOUNT: The Class A Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

        o the Note Balance of the Class A Notes immediately prior to the payment date OVER

        o  the lesser of:

             o the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

             o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

     CLASS M-1 PRINCIPAL PAYMENT AMOUNT: The Class M-1 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

        o  the sum of:

              o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date and

              o the Note Balance of the Class M-1 Notes immediately prior to the payment date over

        o  the lesser of:

              o the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

              o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

     CLASS M-2 PRINCIPAL PAYMENT AMOUNT: The Class M-2 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

        o  the sum of:

              o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date,

              o the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date and

             o the Note Balance of the Class M-2 Notes immediately prior to the payment date over

        o  the lesser of:

             o the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

             o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

     CLASS M-3 PRINCIPAL PAYMENT AMOUNT: The Class M-3 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

        o  the sum of:

              o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date,

              o the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date,

              o the Note Balance of the Class M-2 Notes, after taking into account the payment of the Class M-2 Principal Payment Amount on the payment date and (d) the Note Balance of the Class M-3 Notes immediately prior to the payment date OVER

        o  the lesser of:

             o the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

             o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

     COMPENSATING INTEREST: With respect to any principal prepayments, any payments made by the master servicer from its own funds to cover Prepayment Interest Shortfalls.

     CREDIT ENHANCEMENT PERCENTAGE: The Credit Enhancement Percentage for any payment date is the percentage obtained by dividing:

         o the sum of the Overcollateralized Amount and the aggregate Note Balance of the subordinate notes by

         o the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on the payment date.

     CURRENT INTEREST PAYMENT AMOUNT: The Current Interest Payment Amount for any payment date is an amount equal to interest collections or advances on the mortgage loans during the related due period, net of the master servicing fee, the servicing fees and the indenture trustee fee.

     DEFICIENT VALUATION: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

     DEBT SERVICE REDUCTION: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     INTEREST ACCRUAL PERIOD: The Interest Accrual Period for any payment date is the period commencing on the payment date of the month immediately preceding the month in which the payment date occurs, or, in the case of the first period, commencing on the closing date, and ending on the day preceding the payment date. All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

     INTEREST CARRY FORWARD AMOUNT: The Interest Carry Forward Amount with respect to any class of notes and any payment date, is any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on the class at the Available Interest Rate, together with any shortfall in payment of interest remaining unpaid from previous payment dates plus interest accrued on those classes at the related Note Accrual Rate.

     INTEREST PAYMENT AMOUNT: The Interest Payment Amount for the notes of any class on any payment date is equal to interest accrued during the related Interest Accrual Period on the Note Balance of the notes immediately prior to the payment date at the then-applicable Note Interest Rate for the class.

     NET MONTHLY EXCESS CASHFLOW: The Net Monthly Excess Cashflow for any payment date is equal to the sum of:

         o any Overcollateralization Reduction Amount and

         o the excess of:

              o the Available Payment Amount for the payment date OVER

              o the sum for the payment date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

     NOTE ACCRUAL RATE: The Note Accrual Rate with respect to any class of notes and any payment date is the lesser of the rate described for that class in the first bullet point under the definition of Note Interest Rate and the maximum
Note Interest Rate.

     NOTE BALANCE: The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate. The Note Balance of any class of notes as of any date of determination is equal to the initial Note Balance of that class reduced by the aggregate of:

         o all amounts allocable to principal previously distributed with respect to the note and

         o any reductions in the Note Balance deemed to have occurred in connection with allocations of Realized Losses.

     NOTE INTEREST RATE:

         o The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of:

                  o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus ____%, in the case of any payment date thereafter,

                  o the Available Interest Rate for the payment date and

                  o _____% per annum, which is also referred to as the maximum
                  Note Interest Rate.

         o The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of:

              o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus ____%, in the case of any payment date thereafter,

              o the Available Interest Rate for the payment date and

              o the maximum Note Interest Rate.

         o The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of:

              o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus ____%, in the case of any payment date thereafter,

              o the Available Interest Rate for the payment date and

             o  the maximum Note Interest Rate.

         o The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of:

              o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus _____%, in the case of any payment date thereafter,

              o the Available Interest Rate for the payment date and

              o the maximum Note Interest Rate.

     OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount with respect to any payment date is the excess, if any, of the aggregate principal balance of the mortgage loans immediately following the payment date OVER the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on the payment date.

     OVERCOLLATERALIZATION INCREASE AMOUNT: With respect to the notes and any payment date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of the Payment Date.

     OVERCOLLATERALIZATION REDUCTION AMOUNT: The Overcollateralization Reduction Amount is the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

     PREPAYMENT INTEREST SHORTFALL: With respect to any principal prepayments on the mortgage loans, any resulting shortfall.

     PRINCIPAL PAYMENT AMOUNT: The Principal Payment Amount for any payment date, other than the final maturity date and the payment date immediately following the acceleration of the notes due to an event of default, will be the lesser of:

         (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and

         (b)  THE SUM OF:

                  (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

                  (ii) the principal portion of all proceeds received during the related prepayment period in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as contemplated in the servicing agreements;

                  (iii) the principal portion of all other unscheduled
              collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the mortgage loans;

                  (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding the payment date to the extent covered by Net Monthly Excess Cashflow for the payment date; and

                  (v) the amount of any Overcollateralization Increase Amount for the payment date;

              MINUS

                  (vi) the amount of any Overcollateralization Reduction Amount for the payment date.

     REALIZED LOSS: A Realized Loss is any Bankruptcy Loss and any amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the noteholders by deed in lieu of foreclosure or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on the remaining unpaid principal balance through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for P&I Advances, servicing advances and other related expenses, including attorney's fees, towards interest and principal owing on the mortgage loan.

     REQUIRED OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount required to be

     SCHEDULED PRINCIPAL BALANCE: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

    o the principal portion of all monthly payments due on or before the date of determination, whether or not received,

    o all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and

    o any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

    STEPDOWN DATE: The Stepdown Date for any payment date is the later to occur of:

         o the payment date occurring in _______ ____ and

         o the first payment date on which the Credit Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on the payment date, is greater than or equal to _____%.

     TRIGGER EVENT: With respect to any payment date, a Trigger Event is in effect if the percentage obtained by dividing:

         o the principal amount of mortgage loans delinquent 60 days or more by

         o the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month,

exceeds the lesser of:

         o _____% of the Credit Enhancement Percentage and

         o ______%.

INTEREST PAYMENTS ON THE NOTES

     The Note Interest Rate and the Note Accrual Rate for the notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the indenture trustee at __________.

     To the extent of the Current Interest Payment Amount, in the priorities set forth immediately following this paragraph, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the Interest Payment Amount for that class. On each payment date, the Current Interest Payment Amount will be distributed in the following order of priority:

     FIRST, to the holders of the Class A Notes, the Interest Payment Amount for the Class A Notes;

     SECOND, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for the Class M-1 Notes;

     THIRD, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for the Class M-2 Notes; and

     FOURTH, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for the Class M-3 Notes.

     With respect to any payment date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related due period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and the payment date. The Interest Carry Forward Amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after other payments on the notes on the payment date, but before any payments on the equity certificates on the payment date.
See "--Overcollateralization Provisions" in this prospectus supplement.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period, on the second business day preceding the Interest Accrual Period, or the interest determination date, the indenture trustee will determine one- month LIBOR for the next Interest Accrual Period. One-month LIBOR means, as of any interest determination date, the London interbank offered rate for one-month U.S. dollar deposits which appears on telerate page 3750 as of 11:00 a.m. London time on that date. If the rate does not appear on telerate page 3750, the rate for that day will be determined on the basis of the offered rates of the reference banks for one-month U.S. dollar deposits, as of 11:00 a.m., London time, on the interest determination date. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If on the interest determination date two or more reference banks provide offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the offered quotations, rounded upwards if necessary to the nearest whole multiple of 0.0625%. If on the interest determination date fewer than two reference banks provide offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the higher of:

         o one-month LIBOR as determined on the previous interest determination date and

         o the reserve interest rate.

     As used in this section, business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; telerate page 3750 means the display page currently so designated on the Dow Jones Telerate Capital Markets Report, or other page as may replace that page on that service for the purpose of displaying comparable rates or prices); reference banks means leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

         o with an established place of business in London,

         o which have been designated by the indenture trustee and

         o not controlling, controlled by, or under common control with, the depositor or the issuer; and

     Reserve interest rate shall be the rate per annum that the indenture trustee determines to be either:

         o the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 0.0625%, of the one-month U.S. dollar lending rates which New York City banks selected by the indenture trustee are quoting on the relevant interest determination date to the principal London offices of leading banks in the London interbank market or,

         o in the event that the indenture trustee can determine no arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the indenture trustee are quoting on the interest determination date to leading European banks.

     The establishment of one-month LIBOR on each interest determination date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

     On each payment date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal.

     The Principal Payment Amount for the final maturity date or the payment date immediately following the acceleration of the notes due to an event of default will equal the amount necessary to reduce the Note Balance of any notes outstanding to zero. In no event will the Principal Payment Amount with respect to any Payment Date be:

         o less than zero or

         o greater than the then-outstanding aggregate Note Balance of the notes.

     The Principal Payment Amount for the first payment date will include approximately $_________ collected by the servicers in respect of prepayments on the mortgage loans during the _________ ____ prepayment period.

     On each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed:

         o first, to the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

         o second, to the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

         o third, to the Class M-2 Notes, until the Note Balance of the Class M-2 Notes has been reduced to zero; and

         o fourth, to the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

     On each payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, the holders of the Class A Notes and the subordinate notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

        o  FIRST, the lesser of:

              o the Principal Payment Amount and

              o the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

        o  SECOND, the lesser of the excess of

              o the Principal Payment Amount over

              o the amount distributed to the holders of the Class A Notes under clause first above and the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

        o  THIRD, the lesser of the excess of

              o the Principal Payment Amount over

              o the sum of the amounts distributed to the holders of the Class A Notes under clause FIRST above and to the holders of the Class M-1 Notes under clause second above and the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance Class M-2 Notes has been reduced to zero; and

        o  FOURTH, the lesser of the excess of

              o  the Principal Payment Amount over

              o the sum of the amounts distributed to the holders of the Class A Notes under clause FIRST above, to the holders of the Class M-1 Notes under clause second above and to the holders of the Class M-2 Notes under clause third above and the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

     On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default principal will be payable on each class of notes in an amount equal to the Note Balance of that class on the payment date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities set forth in the indenture. There can be no assurance, however, that sufficient funds will be available on any date to retire the Note Balances and pay any other amounts.

     The allocation of payments in respect of principal to the Class A Notes on each payment date prior to the Stepdown Date or on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the subordinate notes and the Overcollateralized Amount. Increasing the respective percentage interest in the trust estate of the subordinate notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the subordinate notes and the Overcollateralized Amount.

     The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the notes.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the notes consists of subordination in this section, and overcollateralization, as described under "--Overcollateralization Provisions" in the next section.

     The rights of the holders of the subordinate notes and the equity certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses.

     The protection afforded to the holders of the Class A Notes by means of the subordination of the subordinate notes and the equity certificates will be accomplished by:

     o the preferential right of the holders of the Class A Notes to receive on any payment date, prior to payment on the subordinate notes and the equity certificates, payments in respect of interest and principal, subject to available funds, and

     o if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the subordinate notes and the equity certificates.

     In addition, the rights of the holders of subordinate notes with lower numerical class designations will be senior to the rights of holders of subordinate notes with higher numerical class designations, and the rights of the holders of all of the subordinate notes to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the equity certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of subordinate notes with lower numerical class designations relative to the holders of subordinate notes with higher numerical class designations, and by the holders of all of the subordinate notes relative to the holders of the equity certificates, of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses, as described under "--Allocation of Realized Losses" in this prospectus supplement.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average mortgage rate for the mortgage loans, adjusted to reflect the master servicing fee, the servicing fees and the indenture trustee fee payable from interest received or advanced on the mortgage loans, is expected to be higher than the weighted average of the Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The indenture requires that, on each payment date, the Net Monthly Excess Cashflow, if any, be applied on each payment date as an accelerated payment of principal on class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described.

     With respect to any payment date, any Net Monthly Excess Cashflow, or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

o FIRST, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

o SECOND, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

o THIRD, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for the Class A Notes;

o FOURTH, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-1 Notes;

o FIFTH, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-1 Notes;

o SIXTH, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-2 Notes;

o SEVENTH, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-2 Notes;

o EIGHTH, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-3 Notes;

o NINTH, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-3 Notes; and

o TENTH, to the holders of the equity certificates as provided in the indenture.

     As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate Note Balance of the notes by an amount equal to approximately $_________. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the indenture. Under the indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since these Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balance of the notes. In the event of an occurrence of this kind, the indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the Note Balances of those notes. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

     On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or step down, below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans, after giving effect to principal payments to be distributed on the payment date, subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any payment date, the indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on the payment date shall be distributed to the holders of the equity certificates, subject to the priorities set forth in this section. With respect to each of these payment dates, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on the payment date, which amount shall be distributed as Net Monthly Excess Cashflow according to the priorities set forth in this section. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any payment date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on the payment date.

ALLOCATION OF LOSSES; SUBORDINATION

     Any Realized Loss on the mortgage loans will be allocated on any payment date:

        o  first, to Net Monthly Excess Cashflow,

        o  second, to the Overcollateralized Amount,

        o  third, to the Class M-3 Notes,

        o  fourth, to the Class M-2 Notes, and

        o  fifth, to the Class M-1 Notes.

     The indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the these notes, under certain loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

     Once Realized Losses have been allocated to the subordinate notes, these Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these classes of notes, after distributions to the holders of the Class A Notes and subordinate notes with lower numerical class designations, but before the equity certificates are entitled to any distributions.

     Any allocation of a Realized Loss to a note will be made by reducing the Note Balance of that note by the amount so allocated on the payment date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Balance of any note be reduced more than once in respect of any particular amount both:

     o allocable to the notes in respect of Realized Losses and

     o payable as principal to the holder of the notes from Net Monthly Excess Cashflow.

P&I ADVANCES

     Subject to the limitations described in the following paragraph, each servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, or funds in the note account that are not included in the Available Payment Amount for the payment date. The amount of each servicer's advance will be equal to the aggregate of all payments of principal and interest, net of the related servicing fee, that were due during the related due period on the mortgage loans serviced by that servicer and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

     P&I Advances are required to be made only to the extent they are deemed by the related servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

     All P&I Advances will be reimbursable to the related servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the related servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related servicer out of any funds in the note account prior to the payments on the notes. In the event that any servicer fails in its obligation to make any required advance, the master servicer will be obligated to make this advance, and in the event that the master servicer fails in its obligation to make this advance, the indenture trustee will be obligated to make the advance, in each case to the extent required in the related servicing agreement.


                                   THE ISSUER


     [Salomon] Trust Series ____-__ is a business trust formed under the laws of the State of Delaware under an owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee for the transactions described in this prospectus supplement. The owner trust agreement constitutes the governing instrument under the laws of the State of Delaware relating to business trusts. After its formation, the issuer will not engage in any activity other than:

         o acquiring and holding the mortgage loans and the proceeds from the mortgage loans,

         o issuing the notes and the equity certificates,

         o making payments on the notes and the equity certificates and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuer will consist of the mortgage loans pledged to secure the notes. The issuer's principal offices are in __________, ________, in care of ________________, as owner trustee.


                                   THE SELLER


     __________________, or the seller, in its capacity as mortgage loan seller, will sell the mortgage loans to the ___________ under a mortgage loan purchase agreement, dated as of _________ __, ____, between the seller and the [SPE].


                                    THE [SPE]


     _______________, the [SPE], a special purpose entity that is an affiliate of the issuer and the seller, will convey the mortgage loans to the depositor under an ownership transfer agreement, dated as of ________ __, ____, between the [SPE] and the depositor.

                                THE OWNER TRUSTEE


     _________________ is the owner trustee under the owner trust agreement. The owner trustee is a _________ banking corporation and its principal offices are located in _____________.

     Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the noteholders under the owner trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of the representations made by the owner trustee in the owner trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the owner trustee under the owner trust agreement.

     The principal compensation to be paid to the owner trustee in respect of its obligations under the owner trust agreement will have been paid by or on behalf of the issuer on or prior to the closing date.


                              THE INDENTURE TRUSTEE

     ____________________, a ____________ banking association, will act as indenture trustee for the notes under the indenture. The indenture trustee's offices for notices under the tndenture are located at ______________________________ and its telephone number is ______________.

     The principal compensation to be paid to the indenture trustee in respect of its obligations under the indenture, or the indenture trustee fee, will be equal to:

         o accrued interest at ________% per annum, or the indenture trustee fee rate, on the Scheduled Principal Balance of each mortgage loan, payable monthly, and

         o any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the related servicer, as provided in the indenture.


     The indenture will provide that the indenture trustee may withdraw funds from the note account:

     o to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and

     o to reimburse the owner trustee for all reasonable out-of pocket expenses incurred or made by the owner trustee for all services rendered by the owner trustee it in the owner trustee's execution of the trust created under the owner trust agreement and in the exercise and performance of any of the owner trustee's powers and duties under the owner trust agreement.

     Under the indenture, the issuer, from the assets of the trust estate, shall indemnify the indenture trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee's duties hereunder. The issuer is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.


                             THE SERVICING AGREEMENT


     The following summary describes the basic terms of the servicing agreements, dated as of __________ __, ____, among the issuer, the indenture trustee, the master servicer and the related servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreements. Whenever particular sections or defined terms of the servicing agreements are referred to, these sections or defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the servicing agreements. Requests should be addressed toSecretary, Salomon Brothers Mortgage Securities VII, Inc., Seven World Trade Center, New York, New York 10048.

THE ORIGINATORS AND SERVICERS


[ORIGINATOR]

     The information set forth in the following paragraphs has been provided by _______________. None of the issuer, the other originators, the depositor, the master servicer, the seller, the _________ SPE, the owner trustee, the indenture trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information. The following table summarizes ____________'s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by __________ from other loan originators.


                                                                                                           SIX-MONTHS
                                                                                                              ENDED
                                                  YEAR ENDED DECEMBER 31,                                   JUNE 30,
                            -----------------------------------------------------------------------------------------
                            1996            1997               1998               1999                        2000
                            -----------------------------------------------------------------------------------------
                                                  (DOLLARS IN THOUSANDS)
                            -----------------------------------------------------------------------------------------
Originations.........

Sales................





     The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family and multifamily) loans serviced by ___________ that were originated or purchased by __________:

                                                          AT DECEMBER 31,                                    AT JUNE 30,
                                          --------------------------------------------------------------------------------
                                               1996            1997             1998            1999            2000
                                          --------------------------------------------------------------------------------
                                                           (Dollars in Thousands)
Total Outstanding Principal
  Balance...............................
Number of Loans.........................
DELINQUENCY
Period of Delinquency:
31-60 Days
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
        of Total Outstanding
        Principal
          Balance.......................
        Delinquency as a Percentage
          of Number of Loans............
61-90 Days
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
91 Days or More
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
Total Delinquencies:
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
FORECLOSURES PENDING(1)
        Principal Balance...............
        Number of Loans.................
        Foreclosures Pending as a
          Percentage of Total
          Outstanding Principal
          Balance.......................
        Foreclosures Pending as
        a Percentage of Number of
        Loans...........................
NET LOAN LOSSES for the
  Period(2).............................
NET LOAN LOSSES as a
  Percentage of Total Outstanding
  Principal Balance.....................

---------------

(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net loan losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by ________ have been conveyed to REMIC trust funds.



[ORIGINATOR]

     The information set forth in the following paragraphs has been provided by ______________. None of the issuer, the other originators, the depositor, the master servicer, the seller, the _________ SPE, the owner trustee, the indenture trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.


[ORIGINATOR]

     The information set forth in the following paragraphs has been provided by ________________ ("____________"). None of the issuer, the other originators, the depositor, the master servicer, the seller, the __________ SPE, the owner trustee, the indenture trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information. Pursuant to the related servicing agreement, ____________ will serve as servicer for the mortgage loans sold indirectly by it to the depositor (in such capacity, with respect to such mortgage loans, the "servicer"). Notwithstanding the foregoing, the master servicer and ___________ have advised the depositor that with respect to a portion of the mortgage loans initially to be serviced by _____________, the servicing thereof is expected to be transferred to the master servicer, whereupon the master servicer will act in the capacity as servicer under the applicable servicing agreement to the extent of such mortgage loans. Such portion of the mortgage loans that is expected to be subject to such servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date.

     The table below sets forth the overall delinquency experience on residential one-to-four-family mortgage loans for non-conforming credits which are currently serviced by ____________. No mortgage loan is considered delinquent for purposes of the table until a payment is 30 days past due on a contractual basis. It should be noted that ______________ commenced its servicing activities for these types of non-conforming mortgage loans in ____ and that its portfolio consists of mortgage loans that were originated during the periods from ____ to ____ in accordance with the underwriting standards it had established or other underwriting guidelines that it determined were substantially similar. The information in the table below is not intended to indicate or predict the expected delinquency experience on past, current or future pools of mortgage loans for which __________ _ is the primary servicer.

                                                 ----------------
                                 NON-CONFORMING MORTGAGE LOAN PORTFOLIO EXPERIENCE



                                                         Year Ended December 31,             Six Months Ended
                                                        -------------------------            ----------------
                                                      1997         1998          1999          June 30, 2000
                                                      ----         ----          ----          -------------
Total principal balance (at period end).........
Average portfolio principal balance(1)..........
DELINQUENCIES (at period end)(2) 30-59 Days:
  Principal balance.............................
  Percent(3)....................................
60-89 Days:
  Principal balance.............................
  Percent(3)....................................
90 Days or More:
  Principal balance.............................
  Percent(3)....................................
Total Delinquencies:
  Principal balance.............................
  Percent(3)....................................
FORECLOSURES
  Principal balance.............................
  Percent(3)....................................
REO (at period end).............................
Net gains/(losses) on liquidated loans..........
Percentage of net gains/(losses) on
  liquidated loans (based on average
  portfolio principal balance)..................


--------------------
(1) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.
(2)   Delinquency information does not include loans in foreclosure or REO.
(3) Percentages are expressed based upon the total outstanding principal balance at the end of the indicated period.
(4)   Annualized.

         It is unlikely that the delinquency experience of the mortgage loans comprising the mortgage pool will correspond to the delinquency experience of the mortgage portfolios set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the indicated mortgage servicing portfolios only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage pool will depend on the results obtained over the life of the mortgage pool. The mortgage servicing portfolios set forth above include mortgage loans that were originated using a variety of different underwriting procedures and standards which may have been more selective. They include mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the mortgage loans comprising the mortgage pool. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by ______________. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation, or servicing fee, to be paid to each servicer in respect of its servicing activities for the notes will be equal to accrued interest at the servicing fee rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. As additional servicing compensation, each servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the indenture trustee, and any escrow accounts in respect of mortgage loans serviced by it.

     When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Each servicer is obligated to pay from its own funds Compensating Interest for any Prepayment Interest Shortfall, but only to the extent of its aggregate servicing fee for the related due period. Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by each servicer in connection with its responsibilities under the related servicing agreement and is entitled to reimbursement therefor as provided in the servicing agreement. See "Description of the Securities--Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the servicers.

SERVICER EVENTS OF DEFAULT

     In addition to those events of default, as defined in the prospectus, pertaining to the servicing of the mortgage loans and described under "Description of the Securities--Events of Default" in the prospectus, upon the occurrence of certain loss triggers with respect to the mortgage loans, the servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the related servicing agreement. If any servicer is removed in connection with an event of default applicable to that servicer under the terms of the related servicing agreement, the master servicer will become the successor servicer of the mortgage loans serviced by the terminated servicer.


                     THE INDENTURE AND OWNER TRUST AGREEMENT


     The following summary describes basic terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the owner trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, these defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the owner trust agreement. Requests should be addressed to the Secretary, 390 Greenwich Street, 4th Floor, New York, New York 10013. Its telephone number is (212) 816-6000.


GENERAL DESCRIPTION OF THE INDENTURE

     The notes will be issued under the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the indenture and the owner trust agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the owner trust agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the indenture trustee, located in _______________.


ASSIGNMENT OF MORTGAGE LOANS

     On or prior to the date the notes are issued, the seller will convey each mortgage loan to the [SPE], who in turn will convey each mortgage loan to the depositor, who in turn will convey each mortgage loan to the issuer.

     At the time of issuance of the notes, the issuer will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut- off dates, without recourse, to the indenture trustee under the indenture as collateral for the notes; provided, however, that the seller will reserve and retain all its right, title and interest in and to principal and interest due on the mortgage loan on or prior to the cut-off date, whether or not received on or prior to the cut-off date, and to prepayments received prior to the cut-off date. The indenture trustee, concurrently with this assignment, will authenticate and deliver the notes at the direction of the issuer in exchange for, among other things, the mortgage loans.

     The indenture will require the issuer to deliver to the indenture trustee or to a custodian with respect to each mortgage loan:

         o the mortgage note endorsed without recourse to the indenture trustee,

         o the original mortgage with evidence of recording indicated on the mortgage and

         o an assignment of the mortgage in recordable form to the indenture trustee. These assignments of mortgage loans are required to be recorded by or on behalf of the seller, at the expense of the seller, in the appropriate offices for real property records.


EVENTS OF DEFAULT

     Notwithstanding the prospectus, an event of default under the indenture with respect to the notes is as follows:

         o the failure of the issuer to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any payment date, in each case to the extent that funds are available on the payment date to make these payments, which continues unremedied for a period of five days;

         o the failure by the issuer on the final maturity date to reduce the Note Balances of any notes then outstanding to zero;

         o a default in the observance or performance of any covenant or agreement of the issuer in the indenture and the continuation of any default of this kind for a period of thirty days after notice to the issuer by the indenture trustee or by the holders of at least 25% of the voting rights of the notes;

         o any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered under the indenture having been incorrect in any material respect as of the time made, and the circumstance in respect of which the representation or warranty being incorrect not having been cured within thirty days after notice is given to the issuer by the indenture trustee or by the holders of at least 25% of the voting rights of the notes; or

         o events of bankruptcy, insolvency, receivership or reorganization of the issuer.

         Notwithstanding, the Prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting Rights may declare the Note Balance of all the Notes to be due and payable immediately. This declaration may be rescinded and annulled by the holders of a majority in aggregate outstanding Voting Rights.

     If, following an Event of Default, the notes have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding this acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration of acceleration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

         o the holders of 100% of the then aggregate outstanding voting rights consent to the sale,

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding notes at the date of the sale or

         o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding voting rights.

     In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     In the event the principal of the notes is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

     No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture unless:

         o the holder previously has given to the indenture trustee written notice of default and the continuance of this default,

         o the holders of notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting that class have made written request upon the indenture trustee to institute a proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity,

         o the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity and

         o no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the Note Balance of that class.

      However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the indenture, unless those holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


VOTING RIGHTS

     At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes, or, after the Class A Notes have been paid in full, the class of subordinate notes then outstanding with the lowest numerical class designation, in proportion to the then outstanding Note Balances of their respective notes.


OPTIONAL REDEMPTION

     The circumstances under which the obligations created by the indenture will terminate in respect of the notes are described in "Description of the Securities--Termination" in the prospectus.

     At its option, the majority holder of the equity certificates may redeem the notes, in whole but not in part, on any payment date on or after the payment date on which the aggregate Note Balance is reduced to less than 20% of the aggregate initial Note Balance. Any redemption of this kind will be paid in cash at a price equal to the sum of:

         o 100% of the aggregate Note Balance then outstanding,

         o the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to the payment date,

         o the aggregate of the Interest Payment Amounts on the notes for the payment date and

         o the aggregate of any Interest Carry Forward Amounts for the payment date.

     Upon any redemption of this kind, the remaining assets in the trust estate shall be released from the lien of the indenture.

     In no event will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. See "Description of the Securities--Termination" in the Prospectus.



                         FEDERAL INCOME TAX CONSEQUENCES


     Prior to the sale of the certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the owner trust agreement, for federal income tax purposes:

         o the notes will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in the issuer or the depositor and

         o the issuer will not be classified as an association taxable as a corporation for federal income tax purposes or a publicly traded partnership as defined in Treasury Regulation Section 1.7704.

     The notes will not be treated as having been issued with original issue discount, as defined in the prospectus. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the prospectus.

     Taxable mortgage pool, or TMP, rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporations. An entity, or a portion of an entity, will be characterized as a TMP if:

         o substantially all of its assets are debt obligations and more than 50% of these debt obligations consist of real estate mortgage loans or interests in real estate mortgage loans,

         o the entity is the obligor under debt obligations with two or more maturities, and

         o payments on the debt obligations referred to in clause (ii) bear a relationship to payments on the debt obligations referred to in clause (i).

     Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cashflow that will support one or more of the entity's issues of debt obligation.

     It is anticipated that the issuer will be characterized as a TMP for federal income tax purposes. In most cases, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation.

     The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or real estate assets under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as interest on obligations secured by mortgages on real property under Section 856(c)(3)(B) of the Code. The notes will also not be treated as qualified mortgages under Section 860G(a)(3)(C) of the Code.

     Prospective investors in the notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the notes.



                             METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the underwriting agreement, dated ________ __, ____, the depositor has agreed to sell, and ________________, as underwriter, has agreed to purchase the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any.

     The notes will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate initial Note Balance of the notes. In connection with the purchase and sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The offered notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the closing date.

     The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET


     There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the outstanding Note Balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of the information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.



                                 LEGAL OPINIONS


     Legal matters relating to the notes will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.



                                     RATINGS


     It is a condition of the issuance of the notes that the Class A Notes be rated "AAA" by _____________ and "AAA" by _______________, that the Class M-1
Notes be rated at least "AA" by ____ and at least "AA" by ____, that the Class M-2 Notes be rated at least "A" by ____ and at least "A" by _____ and that the Class M-3 Notes be rated at least "BBB" by _____.

     The ratings of _____ and _____ assigned to the notes address the likelihood of the receipt by noteholders of all payments to which the noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of these prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.

     The depositor has not requested that any rating agency rate the notes other than as stated in the first paragraph of this section. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated in the first paragraph of this section.

                                LEGAL INVESTMENT


     The Class A Notes and the Class M-1 Notes will constitute mortgage related securities for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the prospectus, and will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in mortgage related securities, provided that the restricting legislation was enacted prior to October 3, 1991. Ten states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute mortgage related securities for purposes of SMMEA.

     The depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.



                              ERISA CONSIDERATIONS


     ERISA and the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and certain separate and general accounts of insurance companies in which these plans or arrangements are invested, all of which are referred to as a Plan, and on persons who are fiduciaries with respect to these Plans. ERISA and the Code prohibit certain transactions involving the assets of a Plan and disqualified persons and parties in interest who have certain specified relationships to the Plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the issuer, the depositor, the seller, the trust estate, the underwriter, any other underwriter, the owner trustee, the indenture trustee, the master servicer, the servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a party in interest or disqualified person with respect to a Plan and, if so, whether this transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the trust estate to be deemed plan assets of the Plan, and any person with certain specified relationships to the trust estate to be deemed a party in interest or disqualified person. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R.
Section 2510.3-101 defining the term plan assets for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under these regulations, when a Plan acquires an equity interest in another entity, such as the trust estate, the underlying assets of that entity may be considered to be plan assets. These regulations provide that the term equity interest means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the notes will be treated as debt obligations without significant equity features for the purposes of the regulations. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the regulations, Plans or persons investing plan assets should carefully consider whether an investment of this kind might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the notes.

                           $___________ (APPROXIMATE)


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                    DEPOSITOR


                ASSET-BACKED FLOATING RATE NOTES, SERIES ____-___


                              PROSPECTUS SUPPLEMENT
                             DATED _______ __, ____



                                 MASTER SERVICER



                                   UNDERWRITER



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ __, ____.

                                     ANNEX I

          GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

     Except in limited circumstances described in this prospectus supplement under "Description of the Notes--Definitive Notes", the globally offered Salomon Brothers Mortgage Securities VII, Inc., Trust Series ____-__, Asset-Backed Floating Rate Notes, Series ____-__, Class A, Class M-1, Class M-2 and Class M-3 Notes will be available only in book-entry form. Investors in the global securities may hold the global securities through any of DTC, Cedel or Euroclear. The global securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice, that is seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear, in such capacity, and as DTC participants.

     Non-U.S. holders of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of CEDE as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC, SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day prior to settlement. Cedel or Euroclear will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date--the trade fails--the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although the result will depend on each Cedel participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedel participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date--the trade fails--receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Cedel or Euroclear for one day, until the purchase side of the trade is reflected in their Cedel or Euroclear accounts, in accordance with the clearing system's customary procedures

     o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel participant or Euroclear participant.


MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by United States Persons, unless

     o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

     o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         o EXEMPTION FOR NON-UNITED STATES PERSONS (FORM W-8). Beneficial holders of Global Securities that are non-United States Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

         o EXEMPTION FOR NON-UNITED STATES PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-United States Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         o EXEMPTION OR REDUCED RATE FOR NON-UNITED STATES PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-United States Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by noteholders or their agent.

         o EXEMPTION FOR UNITED STATES PERSONS (FORM W-9). United States Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Mortgage Pass-Through Certificates                                   [Version 1]
MORTGAGE-BACKED NOTES
(ISSUABLE IN SERIES)

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
Depositor


--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

THE SECURITIES:

Salomon Brothers Mortgage Securities VII, Inc., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

        o     the ownership of trust fund assets, or

        o     debt obligations secured by trust fund assets.


THE TRUST FUND AND ITS ASSETS

The assets of a trust fund will primarily include any combination of :

         o one- to four-family residential first and junior lien mortgage loans, multifamily residential mortgage loans, cooperative apartment loans or manufactured housing conditional sales contracts, installment loan agreements, home equity revolving lines of credit, including partial balances of those lines of credit, or beneficial interests,

         o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities, or

        o     funding agreements secured by any of the above described assets.

         CREDIT ENHANCEMENT

         The assets of the trust fund for a series of securities may also include pool insurance policies, letters of credit, reserve funds or other types of credit support, or any combination thereof, and currency or interest rate exchange agreements and other financial assets, or any combination thereof.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in the related prospectus supplement. All certificates will be distributed by, or sold through underwriters managed by:


                              SALOMON SMITH BARNEY



The date of this Prospectus is                                .

                                                     TABLE OF CONTENTS
RISK FACTORS  ............................................................................................................4

THE TRUST FUNDS..........................................................................................................16
     The Mortgage Loans..................................................................................................16
     Revolving Credit Loans..............................................................................................22
     Agency Securities...................................................................................................26
     Private Mortgage-Backed Securities..................................................................................32
     Funding Agreements..................................................................................................35

USE OF PROCEEDS..........................................................................................................36

YIELD CONSIDERATIONS.....................................................................................................36

MATURITY AND PREPAYMENT
CONSIDERATIONS...........................................................................................................38

THE DEPOSITOR............................................................................................................40

MORTGAGE LOAN PROGRAM....................................................................................................40
     Underwriting Standards..............................................................................................40
     Qualifications of Originators and Mortgage Loan
       Sellers...........................................................................................................42
     Representations by or on Behalf of Mortgage
       Loan Sellers; Repurchases.........................................................................................42

DESCRIPTION OF THE SECURITIES............................................................................................45
     General  ...........................................................................................................45
     Assignment of Trust Fund Assets.....................................................................................48
     Deposits to Certificate Account.....................................................................................52
     Payments on Mortgage Loans..........................................................................................52
     Payments on Agency Securities and Private
       Mortgage-Backed Securities........................................................................................54
     Distributions.......................................................................................................55
     Interest on the Securities..........................................................................................56
     Principal of the Securities.........................................................................................56
     Pre-Funding Account.................................................................................................57
     Allocation of Losses................................................................................................58
     Advances in Respect of Delinquencies................................................................................58
     Reports to Securityholders..........................................................................................59
     Collection and Other Servicing Procedures...........................................................................60
     Sub-Servicing.......................................................................................................61
     Realization Upon Defaulted Mortgage Loans...........................................................................62
     Retained Interest; Servicing or Administration
       Compensation and Payment of Expenses..............................................................................64
     Evidence as to Compliance...........................................................................................65
     Certain Matters Regarding the Master Servicer
       and the Depositor.................................................................................................65
     Events of Default and Rights Upon Events of
       Default...........................................................................................................66
     Amendment...........................................................................................................70
     Termination.........................................................................................................71
     Duties of the Trustee...............................................................................................72
     Description of the Trustee..........................................................................................72

DESCRIPTION OF CREDIT SUPPORT............................................................................................72
     Subordination.......................................................................................................73
     Letter of Credit....................................................................................................74
     Mortgage Pool Insurance Policy......................................................................................76
     Special Hazard Insurance Policy.....................................................................................78
     Bankruptcy Bond.....................................................................................................80
     Financial Guarantee Insurance.......................................................................................80
     Reserve Fund........................................................................................................80
     Overcollateralization...............................................................................................81
     Cross-Support Features..............................................................................................81
     Cash Flow Agreements................................................................................................81

DESCRIPTION OF PRIMARY INSURANCE POLICIES................................................................................81
     Primary Mortgage Insurance Policies.................................................................................81
     Primary Hazard Insurance Policies...................................................................................82
     FHA Insurance.......................................................................................................83
     VA Guarantees.......................................................................................................84

LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................................84
     General  ...........................................................................................................85
     Single-Family Loans and Multifamily Loans...........................................................................85
     Leases and Rents....................................................................................................86
     Cooperative Loans...................................................................................................86
     Contracts...........................................................................................................87
     Foreclosure on Mortgages............................................................................................89
     Foreclosure on Mortgaged Properties Located in
       the Commonwealth of Puerto Rico...................................................................................91
     Foreclosure on Cooperative Shares...................................................................................91
     Repossession with respect to Contracts..............................................................................92
     Notice of Sale; Redemption Rights with respect to
       Manufactured Homes................................................................................................93
     Louisiana Law.......................................................................................................93
     Rights of Redemption with respect to Single-Family
       Properties and Multifamily Properties.............................................................................94
     Notice of Sale; Redemption Rights with respect to
       Manufactured Homes................................................................................................94
     Anti-Deficiency Legislation and Other Limitations on
       Lenders...........................................................................................................94
     Junior Mortgages....................................................................................................96
     Consumer Protection Laws with respect to
       Contracts.........................................................................................................97
     Other Limitations...................................................................................................98
     Enforceability of Provisions........................................................................................98
     Subordinate Financing..............................................................................................100
     Applicability of Usury Laws........................................................................................100
     Alternative Mortgage Instruments...................................................................................101
     Formaldehyde Litigation with respect to Contracts..................................................................102
     Soldiers' and Sailors' Civil Relief Act of 1940....................................................................103
     Environmental Legislation..........................................................................................103
     Forfeitures in Drug and RICO Proceedings...........................................................................104
     Negative Amortization Loans........................................................................................104

FEDERAL INCOME TAX CONSEQUENCES.........................................................................................104
     General  ..........................................................................................................105
     REMICs   ..........................................................................................................106
     Taxation of Owners of REMIC Regular
       Certificates.....................................................................................................107
     Taxation of Owners of REMIC Residual
       Certificates.....................................................................................................112
     Sales of REMIC Certificates........................................................................................118
     Notes    ..........................................................................................................123
     Grantor Trust Funds................................................................................................124
     Characterization of Investments in Grantor Trust


                                        2




       Certificates.....................................................................................................124
     Taxation of Owners of Grantor Trust Strip
       Certificates.....................................................................................................130
     Sales of Grantor Trust Certificates................................................................................132
     Partnership Trust Funds............................................................................................133
     Taxation of Owners of Partnership Certificates.....................................................................134

STATE AND OTHER TAX CONSEQUENCES........................................................................................139

CONSIDERATIONS FOR BENEFIT PLAN
  INVESTORS.............................................................................................................139
     Investors Affected.................................................................................................139
     Fiduciary Standards for ERISA Plans and
       Related Investment Vehicles......................................................................................139
     Prohibited Transaction Issues for ERISA Plans,
       Keogh Plans, IRAs and Related Investment
       Vehicles.........................................................................................................140
     Possible Exemptive Relief..........................................................................................141
     Consultation with Counsel..........................................................................................145
     Government Plans...................................................................................................145
     Representation from Plans Investing in Notes with
       Substantial Equity Features or Certain
       Securities.......................................................................................................146
     Tax Exempt Investors...............................................................................................146
     Required Deemed Representations of
       Investors........................................................................................................147

LEGAL INVESTMENT........................................................................................................147

METHODS OF DISTRIBUTION.................................................................................................148

LEGAL MATTERS...........................................................................................................149

FINANCIAL INFORMATION...................................................................................................149

RATING..................................................................................................................150

AVAILABLE INFORMATION...................................................................................................150

REPORTS TO SECURITYHOLDERS..............................................................................................151

INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE.............................................................................................................151

GLOSSARY................................................................................................................152

                                  RISK FACTORS

     The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the offered securities.

     You should carefully consider, among other things, the following factors in connection with the purchase of the securities offered by this prospectus:

THE SECURITIES WILL HAVE LIMITED LIQUIDITY SO INVESTORS MAY BE UNABLE TO SELL THEIR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR INITIAL OFFERING PRICE

     There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered by this prospectus will not be listed on any securities exchange.

THE SECURITIES WILL BE LIMITED OBLIGATIONS OF THE RELATED TRUST FUND AND NOT OF ANY OTHER PARTY

      The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit support, and will not have any claims against the assets of any other trust fund or recourse to any other party. The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the securities, any mortgage loan or any other trust fund asset will be the repurchase or substitution obligations, if any, of the depositor pursuant to certain limited representations and warranties made with respect to the mortgage loans or other trust fund assets and the master servicer's servicing obligations under the related servicing agreement, including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans.

     Neither the securities nor the underlying mortgage loans or other trust fund assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the master servicer or any of their respective affiliates or by any other person. Although payment of principal and interest on agency securities will be guaranteed as described in this prospectus and in the related prospectus supplement by GNMA, Fannie Mae or Freddie Mac, the securities of any series including agency securities will not be so guaranteed.

CREDIT SUPPORT MAY BE LIMITED; THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON THE TRUST FUND ASSETS WILL RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

     Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See "Description of Credit Support."

THE TYPES OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND RELATED TO YOUR SECURITIES MAY BE ESPECIALLY PRONE TO DEFAULTS WHICH MAY EXPOSE YOUR SECURITIES TO GREATER LOSSES

     The securities will be directly or indirectly backed by mortgage loans, manufactured housing conditional sales contracts and installment loan agreements. The types of mortgage loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

     NEGATIVELY AMORTIZING LOANS. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered by any reserve fund or instrument of credit support in the related trust fund, holders of securities of the series evidencing interests in these mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

     BUYDOWN MORTGAGE LOANS. Buydown mortgage loans are subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

    o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

    o investment earnings on the amount, if any, contributed by the borrower, or

     o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

     Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make larger monthly payments could lead to losses on these mortgage loans, and to the extent not covered by credit support, may adversely affect the yield to maturity on the related securities.

     BALLOON LOANS. Some mortgage loans, particularly those secured by multifamily properties, may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment.

     The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

    o    the value of the related mortgaged property,

    o the level of available mortgage rates at the time of sale or refinancing,

    o    the mortgagor's equity in the related mortgaged property,

    o    prevailing general economic conditions,

    o the availability of credit for loans secured by comparable real properties and,

    o in the case of multifamily properties, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws and rent control laws.

     NON-OWNER-OCCUPIED PROPERTIES. It is anticipated that some or all of the mortgage loans included in any trust fund, particularly mortgage loans secured by multifamily properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of these recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     MULTIFAMILY LOANS. Mortgage loans made on the security of multifamily properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single family properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from the property. If the net operating income of the property is reduced , for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase, the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

     NON-CONFORMING LOANS. Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored agencies such as the Fannie Mae and the Freddie Mac due to credit characteristics that to not satisfy the Fannie Mae and Freddie Mac guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy the Fannie Mae and Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming mortgage loans and non-conforming mortgage loans include:

    o    the applicable loan-to-value ratios,

    o    the credit and income histories of the related mortgagors,

    o    the documentation required for approval of the related mortgage loans,

    o the types of properties securing the mortgage loans, the loan sizes, and

    o the mortgagors' occupancy status with respect to the mortgaged properties.

     As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non- conforming mortgage loans as compared to conforming mortgage loans.

      HIGH LTV LOANS. Mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies are designated by the depositor as high LTV loans. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any losses of this kind, to the extent not covered by credit enhancement, may affect the yield to maturity of the related securities.

     JUNIOR LIEN MORTGAGE LOANS. The trust funds may contain mortgage loans secured by junior liens and the related senior liens may not be included in the trust fund. An overall decline in the residential real estate market could adversely affect the values of the mortgaged properties securing the mortgage loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the mortgaged properties. Since mortgage loans secured by junior liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the mortgaged property and other factors may also have the effect of reducing the value of the mortgaged property from the value at the time the junior lien mortgage loan was originated. As a result, the loan-to-value ratio may exceed the ratio in effect at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses.

     Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

     MANUFACTURED HOMES. Any conditional sales contracts and installment loan agreements with respect to manufactured homes included in a trust fund will be secured by a security interest in a manufactured home.
Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

     PUERTO RICO AND GUAM LOANS. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures generally applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

     Certain of the types of loans which may be included in a trust fund may involve additional uncertainties not present in traditional types of loans. You should carefully consider the prospectus supplement describing the mortgage loans which are to be included in the trust fund related to your security and the risks associated with these mortgage loans.

DECLINING PROPERTY VALUES AND GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY PRESENT A GREATER RISK OF LOSS

     An investment in securities such as the securities which represent, in general, interests in mortgage loans and/or manufactured housing, conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. The depositor cannot assure you that values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular trust fund become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged properties subject to high loan-to-value ratios are at greater risk since these properties initially have less equity than mortgaged properties with low loan-to-value ratios and therefore a decline in property values could dissipate equity more quickly. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially those with high loan-to-value ratios, would cause losses to the trust fund and, to the extent not covered by credit support, would adversely affect your yield to maturity on the securities.

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans underlying a series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

VARYING UNDERWRITING STANDARDS OF UNAFFILIATED MORTGAGE LOAN SELLERS MAY PRESENT A GREATER RISK OF LOSS

     Mortgage loans to be included in a trust fund will have been purchased by the depositor, either directly or indirectly from mortgage loan sellers. The mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the depositor and generally described under "Mortgage Loan Program--Underwriting Standards" as more particularly described in the underwriting criteria included in the related prospectus supplement. Nevertheless, in some cases, particularly those involving unaffiliated mortgage loan sellers, the depositor may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to this effect and will reflect what, if any, re-underwriting of the related mortgage loans was completed by the depositor or any of its affiliates. To the extent the mortgage loans cannot be re-underwritten or the underwriting criteria cannot be verified, the mortgage loans might suffer losses greater than they would had they been directly underwritten by the depositor or an affiliate thereof. Any losses of this kind, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

FORECLOSURE OF MORTGAGE LOANS MAY RESULT IN LIMITATIONS OR DELAYS IN RECOVERY AND LOSSES ALLOCATED TO THE RELATED SECURITIES

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a master servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

MORTGAGED PROPERTIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL RISKS AND THE COST OF ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN WHICH MAY ADVERSELY AFFECT THE LIQUIDITY OR MARKET VALUE OF YOUR SECURITY

     It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

FAILURE OF THE MORTGAGE LOAN SELLER TO REPURCHASE OR REPLACE A MORTGAGE LOAN MAY RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

     Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under "Mortgage Loan Program-Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation". However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

     In instances where a mortgage loan seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their purchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

     All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's purchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period that are not covered by a mortgage loan seller's purchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY OF THE SECURITIES

     Because transfers and pledges of securities registered in the name of a nominee of the DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge DTC registered securities may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain timely payment and--if the limits of applicable insurance coverage is otherwise unavailable--ultimate payment of principal and interest on DTC registered securities may be impaired.

THE YIELD TO MATURITY ON YOUR SECURITIES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

     The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

     o the extent of prepayments on the underlying mortgage loans in the trust fund or, if the trust fund is comprised of underlying securities, on the mortgage loans backing the underlying securities;

     o how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

     o if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

     o the rate and timing of defaults and losses on the assets in the related trust fund;

     o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller and

     o with respect to a trust fund containing revolving credit loans, additional draws on under the related credit line agreements.

     Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on that class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

     The yield to maturity on certain types of classes of securities including Strip Securities, Accrual Securities, securities with an interest rate which fluctuates inversely with an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities.

     To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment.

     See "Yield Considerations" and "Maturity and Prepayment Considerations."

THE EXERCISE OF AN OPTIONAL TERMINATION RIGHT WILL AFFECT THE YIELD TO MATURITY ON THE RELATED SECURITIES

     If so specified in the related prospectus supplement, certain parties will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the party entitled to termination, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold.

     The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

     In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered by this prospectus a price equal to 100% of the principal balance of their securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a "qualified liquidation" under
Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.


     A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

     The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

CONSDIDERATIONS FOR BENEFIT PLAN INVESTORS

     If you are buying the offered securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption "ERISA Considerations." However, due to the complexity of regulations that govern these plans, if you are subject to the ERISA you are urged to consult your own counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND THE SECURITIES BACKED BY THOSE MORTGAGE LOANS

     Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

    o    regulate interest rates and other charges on mortgage loans;

    o    require specific disclosures to borrowers;

    o    require licensing of originators; and

    o regulate generally the origination, servicing and collection process for the mortgage loans.

     Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Homeownership Act have annual percentage rates over 10 percentage points greater than the yield on Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $441. The $441 amount is adjusted annually based on changes in the Consumer Price Index for the prior year. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1,

1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

     In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). These amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

     The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. See "Legal Aspects of Mortgage Loans".

MODIFICATION OF A MORTGAGE LOAN BY THE MASTER SERVICER MAY REDUCE THE YIELD ON THE RELATED SECURITIES

     In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the master servicer, if it determines it is in the best interests of the related securityholders, may permit modifications of the mortgage loan rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the related trust fund may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one or more classes of the related securities. See "Collection and Other Servicing Procedures Employed by the Master Servicer".

ADDITIONAL RISK FACTORS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATED TO A SERIES OF SECURITIES

     The prospectus supplement relating to a series of offered securities will set forth additional risk factors pertaining to the characteristics or behavior of the assets to be included in a particular trust fund and, if applicable, legal aspects of trust fund assets as well as any risk factors pertaining to the investment in a particular class of offered securities.

     Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary in this prospectus.

                                 THE TRUST FUNDS

     The trust fund for each series will be held by the trustee for the benefit of the related securityholder. Each trust fund will consist of:

     o a segregated pool of various types of one- to four-family residential first and junior lien mortgage loans including closed-end home equity loans, one- to four-family first or junior lien home equity revolving lines of credit, multifamily residential mortgage loans, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements, or beneficial interests therein,

     o pass-through or participation certificates issued or guaranteed by the GNMA, Fannie Mae or Freddie Mac, commonly referred to as agency securities,

    o pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities, or

     o funding agreements secured by mortgage loans, agency securities or private mortgage-backed securities or any combination thereof, together with other assets.

THE MORTGAGE LOANS

GENERAL

     The mortgage loans, home equity loans or revolving credit loans included in a trust fund may be secured by any of the following:

    o    first or junior liens on by one- to four-family residential properties

    o rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units

    o shares in a private cooperative housing corporation that give the owner thereof the right to occupy a particular dwelling unit in the Cooperative

    o conditional sales contracts and installment loan agreements with respect to new or used manufactured homes, or beneficial interests therein, or

    o real property acquired upon foreclosure or comparable conversion of the mortgage loans.

     Any of these loan types may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the mortgage note by at least five years.

     In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

     Each mortgage loan will have been originated by a person not affiliated with the depositor. Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased, either directly or indirectly, on or before the date of initial issuance of the related securities, from a prior holder thereof, which prior holder may not be the originator thereof and may be an affiliate of the depositor. See "Mortgage Loan Program--Underwriting Standards".

     All of the mortgage loans or home equity loans will have individual principal balances at origination of not more than $5,000,000, monthly payments due on the first day of each month, original terms to maturity of not more than 40 years and be one of the following types of mortgage loans:

     o fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

     o fully amortizing mortgage loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index

     o ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

     o ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

     o fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

     o fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

    o    revolving credit loans; or

    o another type of mortgage loan described in the related prospectus supplement.

JUNIOR LIEN MORTGAGE LOANS

     If provided in the related prospectus supplement, the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first, to the payment of court costs and fees in connection with the foreclosure, second, to real estate taxes and third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens.

     The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

     Unless otherwise specified in the related prospectus supplement, the following requirements as to the loan-to-value ratio of each junior lien mortgage loan shall apply. The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single- family property, multifamily property or cooperative unit, other than with respect to refinance loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. Refinance loans are mortgage loans made to refinance existing loans. The value of the mortgaged property securing a refinance loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the refinance loan. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related prospectus supplement, with respect to a used manufactured home, the value is the least of the sale price, the appraised value, and the national automobile dealer's association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not produce a combined loan-to-value ratio in excess of 90%, in the case of a mortgage loan secured by an owner-occupied primary residence or 80%, in the case of a mortgage loan secured by a vacation or second home.

     If so provided in the related prospectus supplement certain or all of the single family loans may have loan-to-value ratios in excess of 80% and as high as 125% that are not insured by primary mortgage insurance policies.

OCCUPANCY STATUS OF THE RELATED MORTGAGED PROPERTY

     With respect to each mortgaged property, unless otherwise provided in the related prospectus supplement, the borrower will have represented that the dwelling is either an owner-occupied primary residence or a vacation or second home that is not part of a mandatory rental pool and is suitable for year- round occupancy.

     With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

CONDOMINIUMS

     Unless otherwise specified in the related prospectus supplement, the aggregate principal balance on the cut-off date of mortgage loans secured by condominium units will not exceed 30% of the aggregate principal balance of the mortgage loans in the related mortgage pool. A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, certain representations and warranties as to the condominium project are made by the mortgage loan seller or an affiliate or by such other person acceptable to the depositor having knowledge regarding the subject matter of the representations and warranties. Unless otherwise specified in the related prospectus supplement, the mortgage loan seller, or another party on its behalf, will have made the following representations and warranties. If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 70% of the units have been sold to bona fide purchasers and are occupied as primary residences or vacation or second homes. If a condominium project has been controlled by the unit owners (other than the developer) for less than two years and is not subject to incomplete phasing or add-ons, at least 70% of the units have been sold to bona fide purchasers and at least 60% of the units are occupied as primary residences or vacation or second homes. The foregoing percentages may be modified in the case of a particular project upon proof of demonstrated market acceptance but in no event will any such percentage be reduced below 51%. If a condominium project has been controlled by the unit owners (other than the developer) for at least two years, has all common elements completed and is not subject to phasing or add-ons, the mortgage loan seller, or another party on its behalf, must represent and warrant, unless otherwise specified in the related prospectus supplement, that the marketability of the project has been proven and that at least 90% of the units have been sold to bona fide purchasers. See "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" for a description of certain other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

BUYDOWN MORTGAGE LOANS

     If provided in the related prospectus supplement, certain of the mortgage pools may contain mortgage loans subject to temporary buydown plans, pursuant to which the monthly payments made by the borrower in the early years of the mortgage loan, the buydown period, will be less than the scheduled monthly payments on the mortgage loan. The resulting difference is to be made up from buydown funds equal to an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds.

     Generally, the borrower under each buydown mortgage loan will be qualified at the applicable buydown mortgage rate. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the buydown period. See "Mortgage Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

PRIMARY MORTGAGE INSURANCE

     Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Description of Primary Insurance Policies--Primary Mortgage Insurance Policies".

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT

     Each prospectus supplement will contain information, as of the date of the related prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans, agency securities, private mortgage-backed securities or funding agreements contained in the related trust fund, including:

     o the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the trust fund assets as of the applicable cut-off date, and, with respect to mortgage loans secured by a junior lien, the amount of the related senior liens,

     o the type of property securing the mortgage loans (e.g., one- to four-family houses, multifamily residential dwellings, shares in cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used manufactured homes and vacation and second homes),

     o   the original terms to maturity of the mortgage loans,

     o   the earliest origination date and latest maturity date,

     o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

     o the interest rates or range of interest rates borne by the mortgage loans or mortgage loans underlying the agency securities, private mortgage-backed securities or funding agreements,

     o the geographical distribution of the mortgage loans on a state-by-state basis,

     o the number and aggregate principal balance of buydown mortgage loans, if any,

     o   the weighted average retained interest, if any,

     o with respect to adjustable rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the adjustable rate mortgage loan, and

     o with respect to the high loan-to-value mortgage loans of the type described above, whether the loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

     If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed, together with the related pooling and servicing agreement or trust agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after initial issuance of the series.

     The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements that are included in the mortgage pool. If assets of the trust fund are added or deleted from the trust fund after the date of the accompanying prospectus supplement other than as a result of any draws, the addition or deletion will be noted in the Form 8-K.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any mortgage pool. To the extent that these losses are not covered by credit support, these losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series offered by this prospectus.

ASSIGNMENT OF THE MORTGAGE LOANS

     The depositor will cause the mortgage loans comprising each trust fund to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through other loan servicing institutions pursuant to a pooling and servicing agreement or servicing agreement among the depositor, itself and the trustee, and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Securities". With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans.

     The depositor will make certain representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Securities- Assignment of Trust Fund Assets".

     The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce certain purchase and other obligations of sub-servicers or mortgage loan sellers, or both, as more fully described under "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Sub-Servicing" and "--Assignment of Trust Fund Assets") and, unless otherwise provided in the related prospectus supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described under "Description of the Securities--Advances in respect of Delinquencies". Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided and in the related prospectus supplement.

     The single-family loans will be evidenced by promissory notes, the mortgage notes, secured by first mortgages or first deeds of trust creating a first lien on the single-family properties. The single-family properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-family loans may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement

     The multifamily loans will be evidenced by mortgage notes secured by mortgages creating a first lien on the multifamily properties. The multifamily properties will consist of rental apartments or projects, including apartment buildings owned by cooperative housing cooperatives, containing five or more dwelling units. Multifamily properties may include high-rise, mid-rise and garden apartments. Multifamily loans may be conventional loans or FHA insured loans as specified in the related prospectus supplement.

     The cooperative loans will be evidenced by promissory notes secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

REVOLVING CREDIT LOANS

GENERAL

     The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

     The borrower for each revolving credit loan may draw money in most cases with either checks or credit cards, subject to applicable law, on such revolving credit loan at any time during the period in which a draw may be made under the related credit line agreement, the draw period. Unless specified in the accompanying prospectus supplement, the draw period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the draw period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

     The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the master servicer or servicer or other entity specified in the accompanying prospectus supplement.

     Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

     o the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance,

     o the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

     o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

     Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

     The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion thereof excluded from the pool. If any entity with an interest in a draw or portion thereof excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

     In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary due-on-sale clause.

     As to each revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

    o    a materially adverse change in the borrower's financial circumstances;

    o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

    o    a payment default by the borrower.

     However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

    o    the borrower's failure to make any payment as required;

    o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

    o any fraud or material misrepresentation by a borrower in connection with the loan.

     The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. In most cases, the master servicer or servicer will have an unlimited ability to allow increases provided that the specified conditions are met including a new appraisal or other indication of value is obtained and the new combined LTV ratio is less than or equal to the original combined LTV ratio.

     If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer or servicer will have the option to allow a credit limit increase for any revolving credit loan subject to the limitations described in the related agreement

     The proceeds of the revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

ALLOCATION OF REVOLVING CREDIT LOAN BALANCES

     For any series of securities backed by revolving credit loans, the related trust fund may include either:

     o the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to daws made after the related cut-off date, or

     o a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date.

     The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a revolving credit loan, if any, not included in the trust balance at any time, which will include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, the excluded balance. Typically, the provisions may:

     o provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and

     o provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

     Even where a trust fund initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust fund may not include balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

CONTRACTS

     The contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home. The manufactured homes securing the contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

AGENCY SECURITIES

     The agency securities evidenced by a series of certificates will consist of:

     o mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related prospectus supplement, ultimate payment of principal by the Freddie Mac certificates,

     o guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Fannie Mae certificates,

    o fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the GNMA certificates,

     o stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the principal distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates and, unless otherwise specified in the prospectus supplement, guaranteed to the same extent as the underlying securities,

     o another type of guaranteed pass-through certificate issued or guaranteed by GNMA, Fannie Mae or Freddie Mac and described in the related prospectus supplement or

    o    a combination of such agency securities.

     All GNMA certificates will be backed by the full faith and credit of the United States. No Freddie Mac or Fannie Mae certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

     The agency securities may consist of pass-through securities issued under Freddie Mac's Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the prospectus supplement. The payment characteristics of the mortgage loans underlying the agency securities will be described in the related prospectus supplement.

GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

     GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

GNMA CERTIFICATES

     Each GNMA certificate held in a trust fund, which may be issued under either the GNMA I Program or the GNMA II Program, will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA certificates will consist of FHA Loans and/or VA Loans. Each of these mortgage loans is secured by a one- to four-family residential property. GNMA will approve the issuance of each GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will be required to advance its own funds in order to make timely payments of all amounts due on each GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each GNMA certificate are less than the amounts due on each GNMA certificate.

     The full and timely payment of principal of and interest on each GNMA certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA issuer to the registered holder of the GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the GNMA certificate and liquidation proceeds in the event of a foreclosure or other disposition of any FHA Loans or VA Loans.

     If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA certificate. In the event no payment is made by a GNMA issuer and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of the GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on such GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II certificate, except for pools of mortgage loans secured by manufactured homes.

     Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

     GNMA certificates may be backed by graduated payment mortgage loans or by buydown mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA certificates backed by pools containing buydown mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether the GNMA certificates are backed by graduated payment mortgage loans or buydown mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

     If specified in a prospectus supplement, GNMA certificates may be backed by multifamily mortgage loans having the characteristics specified in such prospectus supplement.

FEDERAL HOME LOAN MORTGAGE CORPORATION

     Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

FREDDIE MAC CERTIFICATES

     Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans, referred to together as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Mortgage loans underlying the Freddie Mac certificates held in a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the Guarantor Program, any such Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

     o   30 days following foreclosure sale,

     o   30 days following payment of the claim by any mortgage insurer, or

     o 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.

     In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass- through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage, required by Freddie Mac. The required yield, which includes a minimum, servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

FANNIE MAE CERTIFICATES

     Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates held in a trust fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option, pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie

Mae certificates, as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

STRIPPED MORTGAGE-BACKED SECURITIES

     Agency securities may consist of one or more stripped mortgage-backed securities, each as described in the related prospectus supplement. Each such agency security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or GNMA, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or GNMA will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security, unless otherwise specified in the related prospectus supplement.

OTHER AGENCY SECURITIES

     If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae or Freddie Mac. The characteristics of any such mortgage pass-through certificates will be described in such prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

GENERAL

     Private mortgage-backed securities may consist of mortgage participations or pass-through certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans.

     Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying mortgage loans will have entered into the private mortgage-backed securities with the trustee under such private mortgage-backed agreement. The private mortgage-backed trustee trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a servicer directly or by one or more subservicers who may be subject to the supervision of the servicer. The servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee.

     The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the prospectus supplement, the private mortgage-backed securities issuer may be an affiliate of the depositor. The obligations of the private mortgage-backed securities issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the private mortgage- backed securities will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the private mortgage backed agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the trustee or the servicer. The private mortgage-backed securities issuer or the private mortgage-backed securities may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

UNDERLYING LOANS

     The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buy-down loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related prospectus supplement:

     o no mortgage loan will have had a loan-to-value ratio at origination in excess of 95% (except in the case of high loan-to-value loans),

     o each single family loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy (except in the case of high loan-to-value loans),

     o each mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years,

     o no mortgage loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related agreement,

     o each mortgage loan, other than a cooperative loan, will be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

     o each mortgage loan, other than a cooperative loan or a contract secured by a manufactured home, will be covered by a title insurance policy.

CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES

     Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the related agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

ADDITIONAL INFORMATION

     The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and certain characteristics of the mortgage loans which comprise the underlying assets for the Private Mortgage-Backed Securities including

    o    the payment features of such mortgage loans,

    o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

    o the servicing fee or range of servicing fees with respect to the mortgage loans and

    o the minimum and maximum stated maturities of the underlying mortgage loans at origination,

    o the maximum original term-to-stated maturity of the private mortgage-backed securities,

    o the weighted average term-to-stated maturity of the private mortgage-backed securities,

    o the pass-through or certificate rate of the private mortgage-backed securities,

    o the weighted average pass-through or certificate rate of the private mortgage-backed securities,

    o the private mortgage-backed securities issuer, servicer, if other than the issuer, and the trustee for such private mortgage-backed securities,

    o certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

    o the term on which the underlying mortgage loans for such private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities and

    o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

FUNDING AGREEMENTS

     If specified in the prospectus supplement for a series, the depositor may enter into a funding agreement with a limited-purpose subsidiary or affiliate of a mortgage loan seller, referred to as a finance company, pursuant to which:

    o the depositor will lend the net proceeds of the sale of the securities to such finance company,

    o the finance company will pledge trust fund assets owned by it to secure the loan from the depositor, and

     o the depositor will assign the funding agreement, as so secured, to the trust fund for a series. No finance company will be authorized to engage in any business activities other than the financing and sale of trust fund asets.

     Pursuant to a funding agreement:

     o the depositor will lend a finance company the proceeds from the sale of a series of securities and such Finance Company will pledge to the depositor as security therefor trust fund assets having an aggregate unpaid principal balance as of any date of determination equal to at least the amount of the loan, and

     o the finance company will agree to repay such loan by causing payments on the trust fund assets to be made to the trustee as assignee of the depositor in such amounts as are necessary, together with payments from the related reserve fund or other funds or accounts, to pay accrued interest on such loan and to amortize the entire principal amount of such loan.

     A finance company is not obligated to provide additional collateral to secure the loan pursuant to a funding agreement subsequent to the issuance of the securities of the series by the trust fund.

     Unless the depositor, the master servicer or other entity designated in the prospectus supplement exercises its option to terminate the trust fund and retire the securities of a series, or a finance company defaults under its funding agreement, such finance company's loan may not be prepaid other than as a result of prepayments on the pledged trust fund assets. If the finance company, nevertheless, were to attempt to prepay its loan, the loan would not be deemed prepaid in full unless the finance company paid the depositor an amount sufficient to enable the depositor to purchase other trust fund assets comparable in yield and maturity to the finance company's trust fund assets pledged under the funding agreement. The trustee then could either:

     o purchase such other trust fund assets and substitute them for the trust fund assets pledged by the finance company, to the extent that such purchase and substitution did not adversely affect the tax treatment of the related series, or

    o deposit the amount of the finance company's prepayment in the certificate account.

     In the event of a default under a funding agreement, the trustee will have recourse to the related finance company for the benefit of the holders of securities, including the right to foreclose upon the trust fund assets securing that funding agreement. The participating finance companies will be limited-purpose finance entities and, therefore, it is unlikely that a defaulting finance company will have any significant assets except those pledged to the trust fund for the series and those that secure other mortgage-backed securities and collateralized mortgage obligations. The trustee has no recourse to assets pledged to secure other securities except to the limited extent that funds generated by such assets exceed the amount required to pay those securities and are released from the lien securing such other securities and returned to a finance company. For that reason, prospective purchasers of securities should make their investment decisions on the basis that the securities of a series have rights solely with respect to the assets transferred to the trust fund for that series of securities.

     In the event of a default under a funding agreement and the sale by the trustee of the trust fund assets securing the obligations of the finance company under the funding agreement, the trustee may distribute principal in an amount equal to the unpaid principal balance of the trust fund assets so liquidated ratably among all classes of securities within the series, or in such other manner as may be specified in the related prospectus supplement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

     Unless otherwise provided in the related prospectus supplement, each monthly interest payment on a trust fund asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof. Interest to be distributed on each distribution date to the holders of the various classes of securities, other than certain classes of strip securities, of each series will be similarly calculated for the applicable period, as one-twelfth of the applicable security interest rate multiplied by the outstanding principal balance thereof, except as provided below with respect to prepayments. In the case of strip securities with no or, in certain cases, a nominal principal balance, such distributions of stripped interest will be in an amount, as to any distribution date, described in the related prospectus supplement.

     The effective yield to securityholders will be lower than the yield otherwise produced by the applicable security interest rate, or, as to a strip security, the distributions of stripped interest thereon, and purchase price, because although interest accrued on each trust fund asset during each month is due and payable on the first day of the following month, unless otherwise provided in the related prospectus supplement, the distribution of interest on the securities fund will not be made until the distribution date occurring in the month following the month of accrual of interest in the case of mortgage loans, and in later months in the case of agency securities, private mortgage-backed securities or funding agreements and in the case of a series of securities having distribution dates occurring at intervals less frequently than monthly.

     Unless otherwise specified in the related prospectus supplement, when a principal prepayment in full is made on a mortgage loan or a mortgage loan underlying a private mortgage-backed security, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. If so provided in the related prospectus supplement, certain of the mortgage loans or the mortgage loans underlying a private mortgage-backed security may contain provisions limiting prepayments hereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise specified in the related prospectus supplement, partial principal prepayments are applied, other than a revolving credit loan, on the first day of the month following receipt, with no resulting reduction in interest payable for the period, other than with respect to a revolving credit loan, in which the partial principal prepayment is made. Unless specified otherwise in the related prospectus supplement, neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying mortgage loans. Full and partial principal prepayments collected during the applicable prepayment period will be available for distribution to securityholders on the related distribution date. Unless otherwise provided in the related prospectus supplement, a prepayment period in respect of any distribution date will commence on the first day of the month in which the preceding distribution date occurs, or, as to the first prepayment period, the day after the cut-off date, and will end on the last day of the month prior to the month in which the related distribution date occurs. See "Maturity and Prepayment Considerations" and "Description of the Securities--General".

         In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities, the call class, will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until such date as the clean-up call becomes exercisable and thereby effect early retirement of the securities of such series. Any such call will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Such termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of such securities, perhaps significantly. The earlier after the closing date that such termination occurs, the greater would be such effect.

         The outstanding principal balances of revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

         For some loans, including revolving credit loans and adjustable rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan.

     The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the trust fund assets in a particular trust fund will vary depending upon the type of mortgage loans underlying or comprising the trust fund assets in such trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the trust fund assets in the related trust fund. Unless otherwise specified in the related prospectus supplement, all of the single-family loans, revolving credit loans, cooperative loans and contracts and all of the mortgage loans underlying the agency securities, private mortgage-backed securities and funding agreements may be prepaid without penalty in full or in part at any time. If so provided in the related prospectus supplement, certain of the mortgage loans may contain provisions prohibiting prepayment for a specified period after the origination date, a lockout period and the date of expiration thereof, a lockout date, prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

     The prepayment experience on the mortgage loans underlying or comprising the trust fund assets in a trust fund will affect the weighted average life of the related series of securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the trust fund assets included in the related trust fund is paid, which payments may be in the form of scheduled amortization or prepayments, for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses. The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the interest rates on the mortgage loans underlying or comprising the trust fund assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

     A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans, as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses and prepayment fees, the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience.

     Unless otherwise provided in the related prospectus supplement, all mortgage loans, mortgage loans underlying private mortgage-backed securities or mortgage loans secured by funding agreements will contain due-on-sale provisions permitting the lender to accelerate the maturity of such mortgage loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The multifamily loans may contain due-on-encumbrance provisions, permitting the lender to accelerate the maturity of the multifamily loan upon further encumbrance by the borrower of the underlying multifamily property. Conventional mortgage loans that underlie Freddie Mac certificates and Fannie Mae certificates may contain, and in certain instances must contain, such due-on-sale provisions. FHA Loans, VA Loans and other mortgage loans underlying GNMA certificates contain no such clause and may be assumed by the purchaser of the mortgaged property. Thus, the rate of prepayments on FHA Loans, VA Loans and other mortgage loans underlying GNMA certificates may be lower than that of conventional mortgage loans bearing comparable interest rates.

     With respect to a series of securities evidencing interests in the trust fund including mortgage loans, unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures" and "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans. See "Description of the Securities--Termination" for a description of the possible early termination of any series of securities. See also "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Assignment of Trust Fund Assets" for a description of the obligation of the mortgage loan sellers, the master servicer and the depositor to repurchase mortgage loans under certain circumstances. In addition, if the applicable agreement for a series of securities provides for a pre- funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" , and the trust fund is unable to acquire such additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of securities of such series.

     There can be no assurance as to the rate of principal payments or draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

     For any series of securities backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

     As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.


                                  THE DEPOSITOR


     Salomon Brothers Mortgage Securities VII, Inc, as depositor, was incorporated in the State of Delaware on January 27, 1987 as an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc and is an affiliate of Salomon Smith Barney Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 390 Greenwich Street, 4th Floor, New York, New York 10013. Its telephone number is (212) 816-6000.

     The depositor does not have, nor is it expected in the future to have, any significant assets.

                              MORTGAGE LOAN PROGRAM

     The mortgage loans will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers. The mortgage loans so acquired by the depositor will have been originated by the Originators in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

     All mortgage loans will have been subject to underwriting standards acceptable to the depositor and applied as described below. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with such underwriting standards.

     Unless otherwise specified in the related prospectus supplement, the underwriting standards are applied by the originators to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Initially, a prospective borrower is required to fill out a detailed application regarding pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a multifamily loan, the borrower is also required to provide certain information regarding the related multifamily property, including a current rent schedule, the type and length of leases and pro forma operating income statements. In addition, the depositor will consider:

    o    the location of the multifamily property,

    o the availability of competitive lease space and rental income of comparable properties in the relevant market area,

    o    the overall economy and demographic features of the geographic area and

    o the mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

     In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes, as described under "The Trust Funds". Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to properties other than multifamily properties, the appraisal is based on the market value of comparable homes, the estimated rental income if considered applicable by the appraiser and the cost of replacing the home.

     With respect to multifamily properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's cash flow, expenses, capitalization and other operational information in determining the property's value.

     The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between these other properties and the property being appraised. The cost approach requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of single family loans and contracts, once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to:

     o meet the borrower's monthly obligations on the proposed mortgage loan, determined on the basis of the monthly payments due in the year of origination, and other expenses related to the home such as property taxes and hazard insurance and

     o meet monthly housing expenses and other financial obligations and monthly living expenses.

     Unless otherwise provided in the related prospectus supplement, the underwriting standards to be applied to the single family loans will be generally similar to the traditional underwriting guidelines used by Fannie Mae and Freddie Mac which are in effect at the time of origination of each single family loan, except that the ratios at origination of the amounts described above to the applicant's stable monthly gross income may exceed in certain cases the then applicable Fannie Mae and Freddie Mac guidelines, but such ratios in general may not exceed 33% and 38%, respectively, of the applicant's stable monthly gross income. Such underwriting standards may be varied in appropriate cases.

     High loan-to-value loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. Such mortgage loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

     In the case of a single family loan or multifamily loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a residential property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the mortgage loans in all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the mortgage loan.

     With respect to any FHA loan the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance". With respect to any VA loan, the mortgage loan seller is required to represent that the VA loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance Policies-VA Guarantee".

     The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

     Certain of the types of loans that may be included in the mortgage pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. In some instances, however, a borrower's income may not be sufficient to make loan payments as such payments increase. Unless otherwise specified in the related prospectus supplement, the multifamily loans will be nonrecourse loans, as to which, in the event of mortgagor default, recourse may only be had against the specific multifamily property pledged to secure that multifamily loan, and not against the mortgagor's assets.

QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

     Unless otherwise specified in the related prospectus supplement, each originator and mortgage loan seller will be required to satisfy the qualifications set forth below. Each originator must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each originator and mortgage loan seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each originator and mortgage loan seller must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the BIF or SAIF of the FDIC. In addition, with respect to FHA Loans or VA Loans, each originator must be approved to originate such mortgage loans by the FHA or VA, as applicable. In addition, each originator and mortgage loan seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the depositor.

REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REPURCHASES

     Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by such mortgage loan seller. Such representations and warranties include, among other things:

     o that any required hazard insurance was effective at the origination of each mortgage loan, and that each such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

    o that, in the case of single-family loans and multifamily loans, either:

              o title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of each mortgage loan and such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or

              o if the mortgaged property securing any mortgage loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to such permissible exceptions set forth therein, the first lien status of the mortgage;

     o that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o that each mortgage constituted a valid first lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair;

     o that there were no delinquent tax or assessment liens against the mortgaged property;

     o        that each mortgage loan was current as to all required payments;
              and

     o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of such mortgage loan seller, the identity of such person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate thereof or such other person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties.

     All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which such mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in such mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty, the mortgage loan seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan as described below. Since the representations and warranties made by or on behalf of such mortgage loan seller do not address events that may occur following the sale of a mortgage loan by such mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale. A mortgage loan seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

     The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of such mortgage loan by the mortgage loan seller to or on behalf of the depositor will be certain limited representations of the depositor and of the master servicer described below under "Description of the Securities--Assignment of Trust Fund Assets". If the master servicer is also a mortgage loan seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

     The master servicer and/or trustee will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of such mortgage loan or the interests therein of the securityholders. If such mortgage loan seller cannot cure such breach within 60 days from the date on which the mortgage loan seller was notified of such breach, then such mortgage loan seller will be obligated to repurchase such mortgage loan from the trustee within 90 days from the date on which the mortgage loan seller was notified of such breach, at the purchase price therefor.

     As to any mortgage loan, unless otherwise specified in the related prospectus supplement, the Purchase Price is equal to the sum of:

     o        the unpaid principal balance thereof,

     o unpaid accrued interest on the stated principal balance at the net interest rate from the date as to which interest was last paid to the end of the calendar month in which the relevant purchase is to occur,

     o any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to such mortgage loan,

     o        any unpaid Retained Interest with respect to such mortgage loan,

     o any realized losses, as described below under "Description of the Securities--Allocation of Losses", incurred with respect to such mortgage loan, and

     o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

     Unless otherwise provided in the related prospectus supplement, a mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of such mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under "Description of the Securities--Assignment of the Mortgage Loans". The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use its best efforts to enforce such obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See "Description of the Securities--General".

     The stated principal balance of any mortgage loan as of any date of determination is equal to the principal balance thereof as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss as defined below thereon has been, or, if it had not been covered by any form of credit support, would have been, allocated to one or more classes of securities on or before the date of determination.

     Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out such obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets".

                          DESCRIPTION OF THE SECURITIES

     The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued pursuant to an agreement called the pooling and servicing agreement, among the depositor, the master servicer if the depositor is not acting as master servicer, and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued pursuant to an indenture between the related issuer and the trustee named in the prospectus supplement. Such trust fund will be created pursuant to a owner trust agreement between the depositor and the owner trustee. The issuer will be the depositor or an owner trust established by it for the purpose of issuing such series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. Each series of securities evidencing interests in a trust fund consisting exclusively of agency securities or private mortgage-backed securities will be issued pursuant to a trust agreement between the depositor and the trustee. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each agreement. The prospectus supplement for a series of securities will describe any provision of the agreement relating to such series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements for each trust fund and the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

GENERAL

     The certificates of each series including any class of certificates not offered by this prospectus will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created pursuant to the related agreement. The notes of each series including any class of notes not offered by this prospectus will be issued in fully registered form only and will represent indebtedness of the trust fund created pursuant to the related agreement. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of the DTC. The interests of beneficial owners of such securities will be represented by such entries on the records of participating members of DTC. Definitive certificates or notes will be available for such securities only under limited circumstances as provided in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, each trust fund will consist of:

     o such trust fund assets, or interests therein, exclusive of the Retained Interest on a trust fund asset retained by the depositor or any previous owner thereof, as from time to time are subject to the related agreement;

    o such assets as from time to time are identified as deposited in the certificate account or any other account maintained for the benefit of the securityholders;

    o         with respect to trust funds that include mortgage loans,

              o property acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received thereon;

              o the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies, as described under "Description of Primary Insurance Policies";

              o the rights of the depositor under the agreement or agreements pursuant to which it acquired the mortgage loans in such trust fund; and

              o the rights of the trustee in any cash advance reserve fund or surety bond as described under "Advances in respect of Delinquencies" and

     o any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support provided with respect to the related series, as described under "Description of Credit Support".

     Subject to any limitations described in the related prospectus supplement, the trust fund will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of securities may consist of either:

     o a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

     o two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which senior securities will be senior in right of payment to one or more of the other classes of subordinate securities to the extent described in the related prospectus supplement; or

    o other types of classes of securities, as described in the related prospectus supplement.

     A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions or interest distributions, with disproportionate, nominal or no principal distributions, strip securities.

     With respect to any series of notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. In addition, a series may include two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, referred to as accrual securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date, as defined, in the manner described in the related prospectus supplement. If so specified in the related prospectus supplement, partial or full protection against certain mortgage loan defaults and losses may be provided to a series of securities or to one or more classes of securities in such series in the form of subordination of one or more other classes of securities in such series or by one or more other types of credit support, such as a letter of credit, reserve fund, insurance policy or a combination thereof. See "Description of Credit Support".

     Each class of securities, other than certain strip securities, will have a stated principal balance and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest thereon based on a fixed, variable or adjustable interest rate, a security interest rate. The security interest rate of each security offered by this prospectus will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See "Interest on the Securities" and "Principal of the Securities" below. The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

     As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made and the terms and conditions applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of certificates in such a series will constitute "regular interests" in the related REMIC as defined in the Code. As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise provided in the related prospectus supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the trust fund or from any securityholder. Unless otherwise provided in the related prospectus supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See "Federal Income Tax Consequences--REMICs-- Prohibited Transactions Tax and Other Taxes".

     As to each series, the securities of each class offered by this prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations, referred to as a rating agency.

ASSIGNMENT OF TRUST FUND ASSETS

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of any series of securities, the depositor will cause the pool of mortgage loans to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest.
The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. The schedule of mortgage loans will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the interest rate on the mortgage loan, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage loans.

     In addition, the depositor will, with respect to each mortgage loan, deliver or cause to be delivered to the trustee, or to the custodian on behalf of the trustee:

     (1) With respect to each single-family loan, the mortgage note endorsed, without recourse, to the order of the trustee or in blank, the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. The depositor will promptly cause the assignment of each related mortgage loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any other prior holder of the mortgage loan.

     (2) With respect to each cooperative loan, the cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee's interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

     (3) With respect to each manufactured housing contract, the original manufactured housing contract endorsed, without recourse, to the order of the trustee and copies of documents and instruments related to the manufactured housing contract and the security interest in the manufactured home securing the manufactured housing contract, together with a blanket assignment to the trustee of all manufactured housing contracts in the related trust fund and the documents and instruments. In order to give notice of the right, title and interest of the securityholders to the manufactured housing contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

     With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either secure a specific obligation for the benefit of a specified person or secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in paragraph (1) above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

     The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage loan from the trustee at the purchase price or substitute for the mortgage loan. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under "The Depositor's Mortgage Loan Purchase Program-Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation", neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the mortgage loan seller defaults on its obligation. The assignment of the mortgage loans to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     With respect to the mortgage loans in a trust fund, the depositor will make representations and warranties as to the types and geographical concentration of the mortgage loans and as to the accuracy in all material respects of identifying information furnished to the trustee in respect of each mortgage loan, e.g., original loan-to-value ratio, principal balance as of the cut-off date, interest rate and maturity. In addition, the depositor will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan was currently more than 90 days delinquent as to payment of principal and interest and no mortgage loan was more than 90 days delinquent more than once during the previous 12 months. Upon a breach of any representation of the depositor that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in the mortgage loan, the depositor will be obligated either to cure the breach in all material respects, repurchase the mortgage loan at the purchase price or substitute for that mortgage loan as described in the paragraph below.

     If the depositor discovers or receives notice of any breach of its representations or warranties with respect to a mortgage loan, the depositor may be permitted under the agreement governing the trust fund to remove the mortgage loan from the trust fund, rather than repurchase the mortgage loan, and substitute in its place one or more mortgage loans, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage loan will, on the date of substitution, comply with the following requirements:

              (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage loan,

              (2) have an interest rate not less than, and not more than 1%
                  greater than, the interest rate of the deleted mortgage loan,

              (3) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan

              (4) have a Lockout Date, if applicable, not earlier than the
                  Lockout Date on the deleted mortgage loan and

              (5) comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

     In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage loan and the outstanding principal balance of the substitute mortgage loan, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the certificate account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one deleted mortgage loan, or more than one mortgage loan is substituted for one or more deleted mortgage loans, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage loans will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

     With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage loan at the purchase price.

The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage loans following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support" in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

     The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

ASSIGNMENT OF AGENCY SECURITIES

     The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each agency security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate, if any, and the maturity date.

ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES

     The depositor will cause private mortgage-backed securities to be registered in the name of the trustee. The trustee or custodian will have possession of any certificated private mortgage-backed securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Funds--Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each pivate mortgage-backed security conveyed to the trustee.

ASSIGNMENT OF FUNDING AGREEMENTS

     The depositor will cause funding agreements to be registered in the name of the trustee. The trustee or custodian will have possession of any funding agreement. Unless otherwise specified in the related prospectus supplement, the trustee will be in possession of or be assignee of record of any underlying assets for funding agreements. See "The Trust Funds--Funding Agreements" in this prospectus. Each funding agreement will be identified in a schedule appearing as an exhibit to the related agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each underlying asset secured by the funding agreements.

DEPOSITS TO CERTIFICATE ACCOUNT

              The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the certificate account. The certificate account must be either:

    o maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series or

     o an account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained.

     The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the certificate account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the certificate account will be paid to the master servicer or the trustee or their designee as additional compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

     Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to certificate accounts or other standards as may be acceptable to the master servicer. The sub- servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage loans received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage loan on the monthly remittance date or dates specified in the related servicing agreement.

PAYMENTS ON MORTGAGE LOANS

     The master servicer will deposit or cause to be deposited in the certificate account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any retained interest:

              (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

              (2) all payments on account of interest on the mortgage loans, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

              (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

              (4) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of Credit";

              (5) any advances made as described below under "Advances by the Master Servicer in respect of Delinquencies on the Trust Funds Assets";

              (6) if applicable, all amounts required to be transferred to the certificate account from a reserve fund, as described below under "Description of Credit Support--Reserve Funds";

              (7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the certificate account as described in the first paragraph below;

              (8) all proceeds of any mortgage loan or property in respect of the mortgage loan purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under "The Depositor's Mortgage Loan Purchase Program-Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations" or "--Assignment of Trust Fund Assets; Review of Files by Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage loan;

              (9) all proceeds of any mortgage loan repurchased as described under "--Termination" below;

              (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies--Primary Hazard Insurance Policies"; and

              (11) any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account.

     With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for certificate accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the certificate account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

     If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the certificate account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the certificate account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the certificate account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

     Any buydown funds, and any investment earnings thereon, deposited in the certificate account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

PAYMENTS ON AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

     The agency securities and private mortgage-backed securities included in a trust fund will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The trustee will deposit or cause to be deposited into the certificate account for each trust fund including agency securities and private mortgage-backed securities as and when received, unless otherwise provided in the related agreement, all distributions received by the trustee with respect to the related agency securities and private mortgage-backed securities, other than payments due on or before the cut-off date and exclusive of any trust administration fee and amounts representing the retained interest, if any.

DISTRIBUTIONS

     Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

     All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each distribution date will equal the sum of the following amounts:

              (1) the total amount of all cash on deposit in the related certificate account as of the corresponding determination date, exclusive of:

                  (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

                  (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

                  (c) all amounts in the certificate account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

              (2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account;

              (3) all advances with respect to the distribution date;

              (4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

              (5) to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

              (6) any other amounts described in the related prospectus
                  supplement.

     The entire available distribution amount will be distributed among the related securities, including any securities not offered by this prospectus, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

INTEREST ON THE SECURITIES

     Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See "Yield Considerations".

PRINCIPAL OF THE SECURITIES

     The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the trust fund assets and other assets included in the related trust fund. The principal balance of each security offered by this prospectus will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

PRE-FUNDING ACCOUNT

     If so specified in the related prospectus supplement, the related agreement may provide for the transfer by the mortgage loan agency security of additional mortgage loans to the related trust fund after the closing date. Such additional mortgage loans will be required to conform to the requirements set forth in the related agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the mortgage loans initially included in the trust fund. As specified in the related prospectus supplement, such transfer may be funded by the establishment of a pre-funding account. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in such account to be released as additional mortgage loans are transferred.
A pre-funding account will be required to be maintained as an eligible account under the related agreement, all amounts therein will be required to be invested in permitted investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional mortgage loans will generally provide that all such transfers must be made within 3 months after the closing date, and that amounts set aside to fund such transfers whether in a pre-funding account or otherwise and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such prospectus supplement.

     The depositor will be required to provide data regarding the additional mortgage loans to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional mortgage loans will be further conditioned upon confirmation by the rating agencies that the addition of such mortgage loans to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of such security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage loans have been satisfied.

ALLOCATION OF LOSSES

     With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit Support--Subordination".

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of securities, the master servicer will advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the available distribution amount for that distribution date unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage loan related to the advance. The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. In most cases, the prospectus supplement for a series will also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the master servicer's funds will be reimbursable only out of related recoveries on the mortgage loans, including amounts received under any form of credit support, respecting which advances were made; provided, however, that any advance will be reimbursable from any amounts in the certificate account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer will replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     Advances in respect of delinquencies will not be made in connection with revolving credit loans, except as otherwise provided in the related prospectus supplement.

     In the case of revolving credit loans, the master servicer or servicer is required to advance funds to cover any draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, draws may be covered first from principal collections on the other loans in the pool.

REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

              (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

              (2) the amount of the distribution to holders of securities of that class allocable to interest;

              (3) the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer and any other customary information as the master servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

              (4) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

              (5) the aggregate stated principal balance of the mortgage loans at the close of business on that distribution date;

              (6) the number and aggregate stated principal balance of mortgage loans (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

              (7) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the stated principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

              (8) the book value of any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the distribution date;

              (9) the aggregate principal balance of each class of securities
                  (including any class of securities not offered by this prospectus) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

             (10) the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

             (11) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

             (12) the amount deposited in the reserve fund, if any, on that distribution date;

             (13) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

             (14) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

             (15) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

             (16) in the case of securities that accrued interest at an adjustable rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable security interest rate applicable to the next succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement; and

             (17) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

     In the case of information furnished under subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support". Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

     In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage loan were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

     In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage loan by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

     In any case in which property securing a mortgage loan, other than an ARM Loan, has been, or is about to be, conveyed by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage loan under any due-on-sale or due-on-encumbrance clause applicable to that mortgage loan. The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on- encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note or manufactured housing contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage loan if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage loan. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. See "Legal Aspects of Mortgage Loans--Enforceability of Provisions".

SUB-SERVICING

     Any master servicer may delegate its servicing obligations in respect of the mortgage loans to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub- servicer will be required to perform the customary functions of a servicer of comparable loans, including:

     o collecting payments from borrowers and remitting the collections to the master servicer,

     o maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

     o filing and settling claims under primary hazard insurance policies, which may be subject to the right of the master servicer to approve in advance any settlement,

     o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage loan,

     o processing assumptions or substitutions where a due-on-sale clause is not exercised,

     o        attempting to cure delinquencies,

     o        supervising foreclosures or repossessions,

     o        inspecting and managing mortgaged properties, if applicable, and

     o        maintaining accounting records relating to the mortgage loans.

     The master servicer will be responsible for filing and settling claims in respect of mortgage loans in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support".

     The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage loans. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

     The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage loans. Each sub-servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See "Description of the Securities--Retained Interest, Servicing or Administration Compensation and Payment of Expenses".

     The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub- servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. As set forth under "-Collection and Other Servicing Procedures Employed by the Master Servicer", all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the certificate account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

     If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage loan can be resold for an amount exceeding the outstanding principal balance of the related mortgage loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support".

     With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares. See "Legal Aspects of Mortgage Loans-Foreclosure on Cooperatives".

RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage loan, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

     The master servicer's, or in the case of a trust fund consisting of agency securities or Private Mortgage- Backed Securities if specified in the related prospectus supplement, the trustee's, primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one- twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and , unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the certificate account or any sub-servicing account may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

     With respect to a series of securities consisting of mortgage loans, in addition to amounts payable to any sub-servicer, the master servicer will pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.

     The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage loans, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the certificate account for advances.

EVIDENCE AS TO COMPLIANCE

     Each servicing agreement with respect to a series of securities, will provide that on or before a specified date in each year, the first date being at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under servicing agreements substantially similar to each other, including the related servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

     Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the related agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each pooling and servicing agreement and each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be the depositor or an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

     Each pooling and servicing agreement and each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the related agreement.

     Each pooling and servicing agreement and each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense is related to any specific mortgage loan or mortgage loans, unless any such loss, liability or expense otherwise reimbursable pursuant to the related agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each pooling and servicing agreement and each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account. Except in the case of a series of senior/subordinate securities, any such obligation of the securityholders will be borne among them on a pro rata basis in proportion to the accrued security interest payable thereto, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.

     Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

POOLING AND SERVICING AGREEMENT

     Events of default under each pooling and servicing agreement will include:

     o any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the Voting rights; and

     o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage loans, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated.

     If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

     o the certificateholder previously has given to the trustee written notice of default,

     o the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

     o        have offered to the trustee reasonable indemnity, and

     o the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

SERVICING AGREEMENT

     A servicing default under the related servicing agreement will include:

     o any failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

     o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

     o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

     o any other servicing default as set forth in the servicing agreement.

     So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

INDENTURE

     An event of default under the indenture will include:

     o a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

     o failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

     o any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

     o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

     If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

     No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

     o the holder previously has given to the trustee written notice of default and the default is continuing,

     o the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (a) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (b) have offered to the trustee reasonable indemnity,

     o the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

     o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of the provider of credit support, if any, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement. Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose; provided, however, that no amendment may

     o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

     o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the above bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

     o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

     However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

     With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, that no amendment may

     o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

     o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point, without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

     o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

TERMINATION

     The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the agreements following the earlier of

     o the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust created by the related agreements continue beyond the date specified in the related prospectus supplement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

     o the sum of (a) 100% of the stated principal balance of each mortgage loan as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage loans acquired for the benefit of securityholders, and

     o the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

     The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

     In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

DUTIES OF THE TRUSTEE

     The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

DESCRIPTION OF THE TRUSTEE

     The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.


                          DESCRIPTION OF CREDIT SUPPORT

     If so provided in the related prospectus supplement, the trust fund for a series of securities may include credit support for that series or for one or more classes of securities comprising the series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the mortgage loans covered thereby or a specified dollar amount:

     o coverage with respect to realized losses incurred on liquidated loans;

     o coverage with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies; and

     o coverage with respect to specific actions that may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction of the interest rate on a mortgage loan, an extension of its maturity or a reduction in the principal balance of the mortgage loan.

     As set forth in the following paragraphs and in the related prospectus supplement, credit support coverage may be provided by subordination of one or more classes to other classes of securities in a series, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund, overcollateralization, cross support, or another method of credit support described in the related prospectus supplement or any combination of the foregoing. The amount and type of any credit support with respect to a series of securities or with respect to one or more classes of securities comprising that series, and the obligors on the credit support, will be set forth in the related prospectus supplement. A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

SUBORDINATION

     With respect to any Senior/Subordinate Series, in the event of any realized losses on mortgage loans not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

     All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

     As set forth under "Description of the Securities--Distributions of Principal of the Securities", the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

     If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "--Reserve Funds" and in the related prospectus supplement.

     With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

     If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

LETTER OF CREDIT

     As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

     The master servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

              (1) For any mortgage loan that became a liquidated loan during the related Prepayment Period, other than mortgage loans as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage loan plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of
(A) the unpaid principal balance of the liquidated loan, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation loan, which shall be paid to the master servicer;

              (2) For each mortgage loan that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage loan plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

              (3) For any mortgage loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage loan has been reduced by the bankruptcy court.

     If the related prospectus supplement so provides, upon payment by the letter of credit bank with respect to a liquidated loan, or a payment of the full amount owing on a mortgage loan as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated loan will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage loans that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

     In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

MORTGAGE POOL INSURANCE POLICY

     As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided.

     The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

     Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

     Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

     o an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

     o premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

     o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

     o the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

     Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and
(b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

     Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

     The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts".

     If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

     Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

SPECIAL HAZARD INSURANCE POLICY

     As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The master servicer will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

     Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from:

     o loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

     o loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

     Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (1) the cost of repair to the property and (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

     The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

     Restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

     The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage loan plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

     A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

     If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

     Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BOND

     As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage loan, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage loan, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts".

FINANCIAL GUARANTEE INSURANCE

     Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

RESERVE FUND

     If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

     Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

OVERCOLLATERALIZATION

     If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on the securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage loans in the related trust fund.

CROSS-SUPPORT FEATURES

     If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include other agreements, such as guarantees, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund assets and on one or more classes of securities. The principal terms of any agreement of this type, and the identity of each obligor, will be described in the prospectus supplement for a series of securities.


                    DESCRIPTION OF PRIMARY INSURANCE POLICIES

     Each mortgage loan will be covered by a primary hazard insurance policy and, if required as described in the paragraphs following, a primary mortgage insurance policy.

PRIMARY MORTGAGE INSURANCE POLICIES

     As set forth under "Description of the Securities--Procedures for Realization Upon Defaulted Mortgage Loans", the master servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in this prospectus and in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

     As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

     o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

     o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

     o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.


PRIMARY HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement and servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all- inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (a) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (b) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(a) the replacement cost of the improvements less physical depreciation and (b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

     Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FHA INSURANCE

     The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture.

     The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

VA GUARANTEES

     The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

     Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

     The master servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of legal aspects of loans secured by residential properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. If there is a concentration of the mortgage loans included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

GENERAL

     All of the mortgage loans, except as described below, are loans to homeowners and all of the Single- Family Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the single- family property or multifamily property, as the case may be, is located. If specified in the prospectus supplement relating to a series of securities, a trust fund may also contain (i) cooperative loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (ii) contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is not prior to the lien for real estate taxes and assessments.

SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

     The single-family loans and multifamily loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a single- family loan or multifamily loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages and deeds of trust which encumber multifamily property often contain an assignment of rents and leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents.

     Even after a foreclosure or the enforcement of an assignment of rents and leases, the potential rent payments from the property may not be sufficient to service the mortgage debt. For instance, the net income that would otherwise be generated from the property may be insufficient to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations inherited by the lender as landlord. In the event of a borrower's default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

COOPERATIVE LOANS

     The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant- stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "Foreclosure on Cooperative Shares" below.

CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The master servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in several states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and re- register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take those steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

FORECLOSURE ON MORTGAGES

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, oppressive or unconscionable conduct warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due- on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan that would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

FORECLOSURE ON COOPERATIVE SHARES

     The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

     Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

     Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While several states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

LOUISIANA LAW

     Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION WITH RESPECT TO SINGLE-FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES

     In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, prior to the filing of the debtor's Chapter 13 petition. Several courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

     The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite several ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than that amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. A strong dissent by some members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification under Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

     Several tax liens arising under the Code, may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

     In addition, the mortgage loans included in a trust fund may also be subject to the Home Ownership and Equity Protection Act of 1994, if the mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires additional disclosures, specifies the timing of the disclosures and limits or prohibits inclusion of specific provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

FOR COOPERATIVE LOANS

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

     The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages".

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. This liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

     Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENFORCEABILITY OF PROVISIONS

     The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

     Exempted from this preemption pursuant to the Garn-St Germain Act are mortgage loans originated other than by federal savings and loan associations and federal savings banks that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982. However, this exception applies only to transfers of property underlying these window period loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying window period loans unless the property underlying such window period loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. mortgage loans originated by such institutions are therefore not deemed to be window period loans.

     With the expiration of the exemption for window period loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the window period, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven window period states, five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due- on-sale clauses with respect to certain categories of window period loans. The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of such mortgage loans which may be outstanding until maturity.

TRANSFER OF MANUFACTURED HOMES

     Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related manufactured housing contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, the master servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, mortgage loans may be prepaid in full or in part without penalty. Generally, multifamily loans may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     The depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing. The manufactured housing contract would be covered if they satisfy conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

     ARM loans and revolving credit loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

     o state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans and revolving credit loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

     o all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM loans and revolving credit loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

     All of the ARM loans and revolving credit loans that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM loans and revolving credit loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any manufactured housing contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related manufactured housing contract and may be unable to collect amounts still due under the manufactured housing contract. The successful assertion of this type of claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss only to the extent that:

     o the mortgage loan seller breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting the claim, and

     o the mortgage loan seller, the depositor or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages.

     Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single-family loan, cooperation loan or enforce rights under a manufactured housing contract during the borrower's period of active duty status, and, sometimes, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage loan that goes into default, there may be delays in payment and losses incurred by the related securityholders.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts.
CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the master servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the master servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion is the opinion of Thacher Proffitt & Wood, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

     The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

     The following discussion addresses securities of four general types:

      o REMIC certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

      o notes representing indebtedness of an owner trust for federal income tax purposes,

      o Grantor Trust Certificates representing interests in a Grantor trust fund as to which no REMIC election will be made,

      o Partnership Certificates representing interests in a Partnership trust fund which is treated as a partnership for federal income tax purposes, and

      o Debt Certificates representing indebtedness of a Partnership trust fund for federal income tax purposes.

     The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

     The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICS

     CLASSIFICATION OF REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates". Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

     The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under
Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     GENERAL. Except as described in "Taxation of Owners of REMIC Residual Certificates--Possible Pass- Through of Miscellaneous Itemized Deductions," REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

     ORIGINAL ISSUE DISCOUNT. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The committee report indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

     The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

     An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of
(1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

     MARKET DISCOUNT. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimisamount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

     (1) on the basis of a constant yield method,

     (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

     (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

     PREMIUM. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

     A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The committee report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC

Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic REMIC Residual Certificates". The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

     Issue premium is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

     (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

     (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have significant value.

     For REMIC Residual Certificateholders, an excess inclusion:

     (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

     (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

     Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is "noneconomic" unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of a transfer of REMIC Residual Certificates being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, a prospective purchaser should consider the possibility that a purported transfer of the REMIC Residual Certificate by that prospective purchaser to another purchaser at a future date may be disregarded in accordance with the rule described in the first sentence of this paragraph, which would result in the retention of tax liability by the purchaser.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

     MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS recently issued regulations which provide that for purposes of this mark-to-market requirement a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to- market requirement to REMIC Residual Certificates.

     POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     o an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

     o the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

     Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

SALES OF REMIC CERTIFICATES

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

      o equal the cost of the REMIC Regular Certificate to the certificateholder,

      o increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

      o reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

     The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be evidences of indebtedness within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

     To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

     o the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

    o the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

      o residual interests in the entity are not held by disqualified organizations and

      o information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

      o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or

      o a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

     For these purposes, a disqualified organization means:

      o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

      o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

     o        any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

      TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

     The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code at a rate of 31% if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

       FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

     Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     NEW WITHHOLDING REGULATIONS. The IRS has issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. These regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding these regulations.

NOTES

     On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

     STATUS AS REAL PROPERTY LOANS. Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     TAXATION OF NOTEHOLDERS. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs --Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

     On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that Grantor Trust Fractional Interest Certificates will represent interests in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and real estate assets within the meaning of
Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The assets constituting certain Grantor trust funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor trust fund that includes buydown mortgage loans.

     GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor trust fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable

Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates-- If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

     MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

     It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments.

TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

     The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--Stripped Bond Rules Apply" above.

     As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

     POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations", but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

     The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

     Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

SALES OF GRANTOR TRUST CERTIFICATES

     Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

     BACKUP WITHHOLDING. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund s taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

     CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES. For federal income tax purposes,

     (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section
7701(a)(19)(C)(v);

     (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on Partnership Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust s proportionate interest in the assets of the Partnership trust fund based on capital accounts; and

     (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

     Treatment of the Partnership trust fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership trust fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership trust fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

     PARTNERSHIP TAXATION. As a partnership, the Partnership trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder s allocated share of income, gains, losses, deductions and credits of the Partnership trust fund. It is anticipated that the Partnership trust fund s income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "-- Grantor trust funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Ruled Do Not Apply--", "-- Market Discount" and "--Premium", and any gain upon collection or disposition of mortgage loans. The Partnership trust fund s deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership trust fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership trust fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership trust fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership trust fund income even if they have not received cash from the Partnership trust fund to pay these taxes.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

     A share of expenses of the Partnership trust fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor trust funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership trust fund.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "-- Grantor trust funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership trust fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

     DISCOUNT AND PREMIUM. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the

Partnership trust fund should not have original issue discount income. However, the purchase price paid by the Partnership trust fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor trust funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" and "Premium." As stated in the previous paragraph, the Partnership trust fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

     If the Partnership trust fund acquires the mortgage loans at a market discount or premium, the Partnership trust fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership trust fund, the old partnership, to a new Partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership trust fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership trust fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

     Any gain on the sale of an Partnership Certificate attributable to the holder s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership trust fund s taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

     The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner s interest, taxable income or losses of the Partnership trust fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership trust fund s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 731 DISTRIBUTIONS. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate exceeds the adjusted basis of the certificateholder s interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder s adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder s interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

     SECTION 754 ELECTION. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership trust fund s assets would not be adjusted to reflect that higher or lower basis unless the Partnership trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership trust fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership trust fund income than would be appropriate based on their own purchase price for Partnership Certificates.

     ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership trust fund and will report each certificateholder s allocable share of items of Partnership trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership trust fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership trust fund. The information referred to above for any calendar year must be furnished to the Partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership trust fund. An adjustment could also result in an audit of a certificateholder s returns and adjustments of items not related to the income and losses of the Partnership trust fund.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership trust fund would be engaged in a trade or business in the United States for these purposes, the Partnership trust fund will withhold as if it were so engaged in order to protect the Partnership trust fund from possible adverse consequences of a failure to withhold. The Partnership trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership trust fund to change its withholding procedures. In determining a holder s withholding status, the Partnership trust fund may rely on IRS Form W-8, IRS Form W-9 or the holder s certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership trust fund s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership trust fund, taking the position that no taxes were due because the Partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     BACKUP WITHHOLDING. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax of 31% if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.



                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

INVESTORS AFFECTED

     A federal law called the Employee Retirement Income Security Act of 1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

     o a pension or other employee benefit plan of employers in the private sector that is regulated under ERISA, referred to as an ERISA plan,

     o an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

     o a pension and other benefit plan for the employees of state and local governments, called a government plan, or

     o an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

     A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

     ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED INVESTMENT VEHICLES

     GENERAL. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

     PURCHASE AND SALE OF SECURITIES. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

     TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of the trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

     Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes.

     To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations, or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

     The United States Department of Labor has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

     CLASS EXEMPTIONS. The United States Department of Labor has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

     CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

     o PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

     o PTCE 86-128, which exempts certain transactions between a plans and certain broker- dealers.

     o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

     o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

     o PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

     CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES AND TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust

     o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

     o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

     ADMINISTRATIVE EXEMPTION FOR OFFERINGS MANAGED BY SALOMON SMITH BARNEY INC. The DOL has also issued an individual exemption, Prohibited Transaction Exemption 91-23 (56 Fed. Reg. 15936, April 19, 1991), to Salomon Smith Barney Inc. (formerly known as Smith Barney Inc.), for specific offerings in which Salomon Smith Barney Inc. or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc. is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. This is called the Underwriters' Exemption. An amendment to the Underwriters' Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997). The Underwriters' Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets. When applicable, the Underwriters' Exemption applies to the initial purchase, holding and subsequent resale of certificates, and certain transactions incidental to the servicing and operation of the assets of such a trust.

     In order for the Underwriters' Exemption to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations; undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship or other credit support arrangements with respect to any of the these obligations; and a pre-funding account.

     CONDITIONS FOR PRE-FUNDING ACCOUNTS. If the trust includes a pre-funding account, the following conditions also apply:

     o The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

     o All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc., called the Exemption Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating Agency or a majority vote of outstanding certificateholders.

     o After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

     o The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

     o Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

     o The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

    o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

     o The prospectus or prospectus supplement must describe the duration of the pre-funding period.

     o The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of securityholders of the trust, including ERISA plans.

     ADDITIONAL CONDITIONS FOR THE UNDERWRITERS' EXEMPTION. If the requirements applicable to the trust and pre-funding account are met, the Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

     o The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

     o The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust.

     o The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of three highest generic rating categories from the Exemption Rating Agencies.

     o The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any underwriter, any insurer or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

     o The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

     o The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     LIMITS ON SCOPE OF THE UNDERWRITERS' EXEMPTION. The Underwriters' Exemption will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

     The Underwriters' Exemption also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters' Exemption generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5% or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:

     o The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust's sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

     o Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust is acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

     o The purchaser's investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

     o Immediately after the acquisition, no more than 25% of the purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority or over the purchaser or renders investment advice to the purchaser for a fee.

     The Underwriters' Exemption provide relief for transactions in connection with the servicing, operation and management of a trust only if:

     o The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

     o The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

     STATUTORY EXEMPTION FOR INSURANCE COMPANY GENERAL ACCOUNTS. In addition to the PTCEs and the Underwriters' Exemption, a temporary statutory exemption may be available if you are investing on behalf of an insurance company general account that includes plan assets. This exemption appears in section 401(c) of ERISA. Pursuant to Section 401(c) of ERISA, the United States Department of Labor issued regulations on January 5, 2000 defining when an insurance company general account will be deemed to include plan assets and, hence, be subject to the ERISA prohibited transaction rules. If you are investing on behalf of an insurance company general account, section 401(c) generally provides an exemption for your purchases and sales of securities, as well as prohibited transactions resulting from transactions incident to the operation of the trust, until July 5, 2001. This will be the case as long as you have not acted to avoid the regulations or committed a breach of fiduciary responsibilities which would also constitute a violation of federal or state criminal law. If you are investing on behalf of an insurance company general account, we cannot assure that the purchase or sale of securities, the continued holding of securities previously purchased, or transactions incidental to the operation of the trust, on or after July 5, 2001 would qualify for further statutory exemptive relief.

CONSULTATION WITH COUNSEL

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

GOVERNMENT PLANS

     Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH SUBSTANTIAL EQUITY FEATURES OR CERTAIN SECURITIES

     Because the exemptive relief afforded by the Underwriters' Exemption or any similar exemption that might be available will not apply to the purchase, sale or holding of certain securities, including but not limited to notes with substantial equity features, subordinate securities, REMIC Residual Certificates, and any securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of these securities to an ERISA Plan, an IRA or a Keogh Plan, to a trustee or other person acting on behalf of any ERISA Plan, IRA or Keogh Plan, or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

     In lieu of an opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to purchase the securities is an "insurance company general account" as defined in PTCE 95-60; (iii) the conditions set forth in PTCE 95-60 have been satisfied; and
(iv) there is no ERISA Plan, IRA or Keogh Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of the ERISA Plan, IRA or Keogh Plan and all other ERISA Plans, IRAs and Keogh Plans maintained by the same employer or any "affiliate" thereof, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account as of the date of the acquisition of the securities, as determined under PTCE 95-60.

     An opinion of counsel or certification will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing the securities on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan or (b) the purchase of the security by or on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

TAX EXEMPT INVESTORS

     An ERISA Plan, an IRA or a Keogh Plan that is exempt from federal income taxation under section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" under section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate and held by such an ERISA Plan, an IRA or a Keogh Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

REQUIRED DEEMED REPRESENTATIONS OF INVESTORS

     Any purchaser of the Certificates will be deemed to have represented that either (a) it is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan or (b) the purchase of any such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the related agreement. A fiduciary of a Plan or any person investing plan assets to purchase securities must make its own determination that the conditions for purchase will be satisfied with respect to such securities.

     THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN SECURITIES, PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.


                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     On December 1, 1998, the Office of Thrift Supervision issued Thrift Bulletin 13a, entitled, "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which is applicable to thrift institutions regulated by the OTS. Thrift Bulletin 13a has an effective date of December 1, 1998. One of the primary purposes of Thrift Bulletin 13a is to require thrift institutions, prior to taking any investment position, to (1) conduct a pre-purchase portfolio sensitivity analysis for any significant transaction involving securities or financial derivatives and (2) conduct a pre-purchase price sensitivity analysis of any complex security or financial derivative. For the purposes of Thrift Bulletin 13a, complex security includes among other things any collateralized mortgage obligation or REMIC security, other than any plain vanilla mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool, that are non-callable and do not have any special features. Accordingly, the offered securities may be viewed as complex securities. The OTS recommends that while a thrift institution should conduct its own in-house pre- acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, Thrift Bulletin 13a recommends that the use of complex securities with high price sensitivity be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. Thrift Bulletin 13a warns that an investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

     Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

     The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Salomon Smith Barney Inc. acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that the securities will be distributed by Salomon Smith Barney acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Salomon Smith Barney acts as agent in the sale of securities, Salomon Smith Barney will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage loans as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Salomon Smith Barney elects to purchase securities as principal, Salomon Smith Barney may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

     The depositor will indemnify Salomon Smith Barney and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Salomon Smith Barney and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Salomon Smith Barney and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the securities.

     The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

     Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.

                              FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made by this prospectus. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     RATING

     It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Any such ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Such ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              AVAILABLE INFORMATION

     The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows:
Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

     This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act of 1933 and to which reference is made.

     Copies of Freddie Mac's most recent offering circular for Freddie Mac certificates, Freddie Mac's most recent information statement and any subsequent information statement, any supplement to any information statement relating to Freddie Mac and any quarterly report made available by Freddie Mac after December 31, 1983 can be obtained by writing or calling the Freddie Mac Investor Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The depositor did not participate in the preparation of Freddie Mac's offering circular, information statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of Fannie Mae's most recent Prospectus for Fannie Mae Certificates are available from Fannie Mae's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202- 752-6547). Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from Fannie Mae's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The depositor did not participate in the preparation of Fannie Mae's prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                           REPORTS TO SECURITYHOLDERS

     The trustee will mail monthly reports concerning each trust fund to all registered holders of securities of the related series.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of securities offered hereby evidencing interest therein. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to its principal executive office at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance, or by telephone at (212) 816-6000. The depositor has determined that its financial statements are not material to the offering of any securities offered by this prospectus.

                                    GLOSSARY

ACCRUAL SECURITIES: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

APPLICABLE FEDERAL RATE: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

ARM LOAN: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

BIF:  Bank Insurance Fund Savings Association Insurance Fund ("SAIF")

CALL CLASS: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under "Description of the Securities--Termination" in this prospectus.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

CHARTER ACT:  Federal National Mortgage Association Charter Act.

CLEAN-UP CALL: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

CLOSING DATE: With respect to any series of securities, the date on which the securities are issued.

CODE:  The Internal Revenue Code of 1986, as amended.

COMMISSION: The Securities and Exchange Commission.

CONTRACT: Any conditional sales contracts and installment loan agreements with respect to manufactured homes.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

CRIME CONTROL ACT:  The Comprehensive Crime Control Act of 1984.

DIDMC: The Depository Institutions Deregulation and Monetary Control Act of
1980.

DOL:  The U.S. Department of Labor.

DOL REGULATIONS: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R.ss.2510. 3-101.

DTC:  Depository Trust Company.

DUE PERIOD: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

EQUITY CERTIFICATES: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

ERISA:  Employment Retirement Income Security Act of 1974, as amended

ERISA PERMITTED INVESTMENTS: The types of investments permitted by the rating agencies named in the Prohibited Transaction Exemption 91-23 issued by the DOL in which funds in a pre-funding account may be invested.

FANNIE MAE:  Federal National Mortgage Association.

FDIC:  Federal Deposit Insurance Corporation.

FHA:  Federal Housing Administration.

FHA LOANS:  Any mortgage loan originated by the FHA.

FREDDIE MAC:  Federal Home Loan Mortgage Corporation.

FREDDIE MAC ACT: Title III of the Emergency Home Finance Act of 1970, as amended.

FTC RULE:  The "Holder in the Due Course" Rule of the Federal Trade Commission.

GARN-ST. GERMAIN ACT: The Garn-St. Germain Depositor Institutions Act of 1982.

GNMA:  Government National Mortgage Association.

GRANTOR TRUST CERTIFICATE: A certificate representing an interest in a Grantor Trust Fund.

GRANTOR TRUST FRACTIONAL CERTIFICATE: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

GRANTOR TRUST STRIP CERTIFICATE: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

GRANTOR TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

HIGH COST LOAN: A mortgage loan subject to the Home Ownership and Equity Protection Act of 1994.

HOMEOWNERSHIP ACT: The Home Ownership and Equity Protection Act of 1994.

HOUSING ACT:  Title II of the National Housing Act of 1934, as amended.

INSURANCE PROCEEDS: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

LIQUIDATED LOAN: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

LIQUIDATION PROCEEDS: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

LOCKOUT DATE: The date of expiration of the Lockout Period with respect to a mortgage loan.

LOCKOUT PERIOD: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

LTV:  loan to value ratio.

MORTGAGE: The mortgage, deed of trust or similar instrument securing a mortgage loan.

MULTIFAMILY LOANS:  Mortgage loans relating to Multifamily Properties.

MULTIFAMILY PROPERTIES: Rental apartments or projects (including apartment buildings owned by cooperative housing corporations) containing five or more dwelling units.

NBRC: The National Bankruptcy Review Commission.

NCUA:  The National Credit Union Administration.

NONRECOVERABLE ADVANCE: An advance made or to be made with respect to a mortgage loan which the master servicer determines is not ultimately recoverable from Related Proceeds.

OID REGULATIONS: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

PARTNERSHIP CERTIFICATE: A certificate representing an interest in a Partnership Trust Fund.

PARTNERSHIP TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

PLANS: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or Individual Retirement Accounts described in Section 408 of the Code.

PREPAYMENT ASSUMPTION: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

PREPAYMENT PERIOD: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption

PURCHASE PRICE: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and
(6) if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

RECORD DATE: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

RELATED PROCEEDS: Recoveries on a mortgage loan related to amounts which the master servicer has previously advanced to the related trust fund.

RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC CERTIFICATES: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC PROVISIONS: Sections 860A through 860G of the Code.

REMIC REGULAR CERTIFICATE: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC RESIDUAL CERTIFICATE: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC REGULATIONS: The REMIC Provisions and the related Treasury regulations.

RETAINED INTEREST: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF:  The Savings Association Insurance Fund.

SCHEDULED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

SENIOR/SUBORDINATE SERIES: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

SINGLE FAMILY PROPERTIES: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimus planned-unit developments.

SMMEA:  Secondary Mortgage Market Enhancement Act of 1984.

SPECIAL HAZARD SUBORDINATION AMOUNT: The amount of any Special Hazard Realized Loss that is allocated to the subordinate securities of a series.

STATED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

STRIP SECURITIES: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

STRIPPED INTEREST: The distributions of interest on a Strip Security with no or a nominal principal balance.

UNITED STATES PERSON: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

VA:  Veterans' Administration.

VA LOANS:  Any mortgage loan originated by the VA.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

          SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

         Our name is Salomon Brothers Mortgage Securities VII, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

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                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

         have its own series designation,

         consist of one or more classes with various payment characteristics,

         evidence beneficial ownership interests in a trust established by us, and be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

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                                THE TRUST ASSETS:

The assets of each of our trusts will include--

         mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

         mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

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         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

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         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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           The date of this prospectus is

                                TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
Important Notice About the Information Presented in This Prospectus.......................................................3

Available Information; Incorporation by Reference.........................................................................3

Summary of Prospectus.....................................................................................................4

Risk Factors.............................................................................................................14

Capitalized Terms Used in this Prospectus................................................................................35

Description of the Trust Assets..........................................................................................36

Yield and Maturity Considerations........................................................................................65

Salomon Brothers Mortgage Securities VII, Inc............................................................................72

Description of the Certificates..........................................................................................72

Description Of The Governing Documents...................................................................................83

Description of Credit Support............................................................................................94

Legal Aspects of Mortgage Loans..........................................................................................96

Federal Income Tax Consequences.........................................................................................110

State and Other Tax Consequences........................................................................................160

ERISA Considerations....................................................................................................160

Legal Investment........................................................................................................164

Use of Proceeds.........................................................................................................166

Method of Distribution..................................................................................................167

Legal Matters...........................................................................................................168

Financial Information...................................................................................................168

Rating..................................................................................................................168

Glossary................................................................................................................169

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 388 Greenwich Street, New York, New York 10013, attention: Secretary, or by telephone at 212-816-6000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE.............................Salomon Brothers Mortgage Securities VII,
                                       Inc. is a Delaware corporation. Our
                                       principal offices are located at 388
                                       Greenwich Street, New York, New York
                                       10013. Our main telephone number is
                                       212-816-6000. We are an indirect,
                                       wholly-owned subsidiary of Salomon Smith
                                       Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. See "Salomon Brothers Mortgage Securities VII, Inc."

THE SECURITIES BEING OFFERED...........The securities that will be offered by this prospectus and the related
                                       prospectus supplements consist of
                                       mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                       Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
     ISSUED WITH OTHER CERTIFICATES....We may not publicly offer all the mortgage pass-through certificates
                                       evidencing interests in one of our
                                       trusts. We may elect to retain some of
                                       those certificates, to place some
                                       privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS................In general, a pooling and servicing agreement or other similar agreement or
                                       collection of agreements will govern,
                                       among other things--

                                       o        the issuance of each series of
                                                offered certificates,

                                       o        the creation of and transfer of
                                                assets to the related trust, and

                                       o        the servicing and administration
                                                of those assets.

                                       The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                       If the trust assets for a series of
                                       offered certificates include mortgage
                                       loans, the parties to the governing
                                       document(s) will also include--

                                       o        a master servicer that will
                                                generally be responsible for
                                                performing customary servicing
                                                duties with respect to those
                                                mortgage loans that are not
                                                defaulted, nonperforming or
                                                otherwise problematic in any
                                                material respect, and

                                       o        a special servicer that will
                                                generally be responsible for
                                                servicing and administering
                                                those mortgage loans that are
                                                defaulted, nonperforming or
                                                otherwise problematic in any
                                                material respect and real estate
                                                assets acquired as part of the
                                                related trust with respect to
                                                defaulted mortgage loans.

                                       The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                       If the trust assets for a series of
                                       offered certificates include
                                       mortgage-backed securities, the parties
                                       to the governing document(s) may also
                                       include a manager that will be
                                       responsible for performing various
                                       administrative duties with respect to
                                       those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                       In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
     MORTGAGE ASSETS...................The trust assets with respect to any series of offered certificates will, in
                                       general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                       o        rental or cooperatively-owned
                                                buildings with multiple dwelling
                                                units;

                                       o        retail properties related to the
                                                sale of consumer goods and other
                                                products, or related to
                                                providing entertainment,
                                                recreational or personal
                                                services, to the general public;

                                       o        office buildings;

                                       o        hospitality properties;

                                       o        casino properties;

                                       o        health care-related facilities;

                                       o        industrial facilities;

                                       o        warehouse facilities,
                                                mini-warehouse facilities and
                                                self-storage facilities;

                                       o        restaurants, taverns and other
                                                establishments involved in the
                                                food and beverage industry;

                                       o        manufactured housing
                                                communities, mobile home parks
                                                and recreational vehicle parks;

                                       o        recreational and resort
                                                properties;

                                       o        arenas and stadiums;

                                       o        churches and other religious
                                                facilities;

                                       o        parking lots and garages;

                                       o        mixed use properties;

                                       o        other income-producing
                                                properties; and

                                       o        unimproved land.

                                       The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                       o        may provide for the accrual of
                                                interest at a mortgage interest
                                                rate that is fixed over its
                                                term, that resets on one or more
                                                specified dates or that
                                                otherwise adjusts from time to
                                                time;

                                       o        may provide for the accrual of
                                                interest at a mortgage interest
                                                rate that may be converted at
                                                the borrower's election from an
                                                adjustable to a fixed interest
                                                rate or from a fixed to an
                                                adjustable interest rate;

                                       o        may provide for no accrual of
                                                interest;

                                       o        may provide for level payments
                                                to stated maturity, for payments
                                                that reset in amount on one or
                                                more specified dates or for
                                                payments that otherwise adjust
                                                from time to time to accommodate
                                                changes in the mortgage interest
                                                rate or to reflect the
                                                occurrence of specified events;

                                       o        may be fully amortizing or,
                                                alternatively, may be partially
                                                amortizing or nonamortizing,
                                                with a substantial payment of
                                                principal due on its stated
                                                maturity date;

                                       o        may permit the negative
                                                amortization or deferral of
                                                accrued interest;

                                       o        may prohibit some or all
                                                voluntary prepayments or require
                                                payment of a premium, fee or
                                                charge in connection with those
                                                prepayments;

                                       o        may permit defeasance and the
                                                release of real property
                                                collateral in connection with
                                                that defeasance;

                                       o        may provide for payments of
                                                principal, interest or both, on
                                                due dates that occur monthly,
                                                bi-monthly, quarterly,
                                                semi-annually, annually or at
                                                some other interval; and/or

                                       o        may have two or more component
                                                parts, each having
                                                characteristics that are
                                                otherwise described in this
                                                prospectus as being attributable
                                                to separate and distinct
                                                mortgage loans.

                                       Most, if not all, of the mortgage loans
                                       underlying a series of offered
                                       certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                       We do not originate mortgage loans.
                                       However, some or all of the mortgage
                                       loans included in one of our trusts may
                                       be originated by our affiliates.

                                       Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                       The trust assets with respect to any
                                       series of offered certificates may also
                                       include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                       o        the security has been registered
                                                under the Securities Act of
                                                1933, as amended, or

                                       o        we would be free to publicly
                                                resell the security without
                                                registration.

                                       See "Description of the Trust
                                       Assets--Mortgage-Backed Securities."

                                       We will describe the specific
                                       characteristics of the mortgage assets
                                       underlying a series of offered
                                       certificates in the related prospectus
                                       supplement.

                                       In general, the total outstanding
                                       principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
     REMOVAL OF MORTGAGE ASSETS........If so specified in the related prospectus supplement, we or another specified
                                       person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                       o        cash that would be applied to
                                                pay down the principal balances
                                                of certificates of that series;
                                                and/or

                                       o        other mortgage loans or
                                                mortgage-backed securities
                                                that--

                                                1.     conform to the
                                                       description of mortgage
                                                       assets in this
                                                       prospectus, and

                                                2.     satisfy the criteria set
                                                       forth in the related
                                                       prospectus supplement.

                                       In addition, if so specified in the
                                       related prospectus supplement, the
                                       related trustee may be authorized or
                                       required, to apply collections on the
                                       mortgage assets underlying a series of
                                       offered certificates to acquire new
                                       mortgage loans or mortgage-backed
                                       securities that--

                                               1.      conform to the
                                                       description of mortgage
                                                       assets in this
                                                       prospectus, and

                                               2.      satisfy the criteria set
                                                       forth in the related
                                                       prospectus supplement.

                                       No replacement of mortgage assets or
                                       acquisition of new mortgage assets will
                                       be permitted if it would result in a
                                       qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF
     THE OFFERED CERTIFICATES..........An offered certificate may entitle the holder to receive:

                                       o        a stated principal amount;

                                       o        interest on a principal balance
                                                or notional amount, at a fixed,
                                                variable or adjustable
                                                pass-through rate;

                                       o        specified, fixed or variable
                                                portions of the interest,
                                                principal or other amounts
                                                received on the related mortgage
                                                assets;

                                       o        payments of principal, with
                                                disproportionate, nominal or no
                                                payments of interest;

                                       o        payments of interest, with
                                                disproportionate, nominal or no
                                                payments of principal;

                                       o        payments of interest or
                                                principal that commence only as
                                                of a specified date or only
                                                after the occurrence of
                                                specified events, such as the
                                                payment in full of the interest
                                                and principal outstanding on one
                                                or more other classes of
                                                certificates of the same series;

                                        o       payments of principal to be
                                                made, from time to time or for
                                                designated periods, at a rate
                                                that is--

                                                1.     faster and, in some
                                                       cases, substantially
                                                       faster, or

                                                2.     slower and, in some
                                                       cases, substantially
                                                       slower,

                                                than the rate at which payments
                                                or other collections of
                                                principal are received on the
                                                related mortgage assets;

                                       o        payments of principal to be
                                                made, subject to available
                                                funds, based on a specified
                                                principal payment schedule or
                                                other methodology; or

                                        o       payments of all or part of the
                                                prepayment or repayment
                                                premiums, fees and charges,
                                                equity participations payments
                                                or other similar items received
                                                on the related mortgage assets.

                                                 Any class of offered
                                                 certificates may be senior or
                                                 subordinate to one or more
                                                 other classes of certificates
                                                 of the same series, including a
                                                 non-offered class of
                                                 certificates of that series,
                                                 for purposes of some or all
                                                 payments and/or allocations of
                                                 losses.

                                                 A class of offered certificates
                                                 may have two or more component
                                                 parts, each having
                                                 characteristics that are
                                                 otherwise described in this
                                                 prospectus as being
                                                 attributable to separate and
                                                 distinct classes.

                                                 We will describe the specific
                                                 characteristics of each class
                                                 of offered certificates in the
                                                 related prospectus supplement.
                                                 See "Description of the
                                                 Certificates."

CREDIT SUPPORT AND REINVESTMENT,
     INTEREST RATE AND CURRENCY
     RELATED PROTECTION FOR
     THE OFFERED CERTIFICATES..........Some classes of offered certificates may be protected in full or in part against
                                       defaults and losses, or select types of
                                       defaults and losses, on the related
                                       mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                       The trust assets with respect to any
                                       series of offered certificates may also
                                       include any of the following agreements:

                                       o        guaranteed investment contracts
                                                in accordance with which moneys
                                                held in the funds and accounts
                                                established with respect to
                                                those offered certificates will
                                                be invested at a specified rate;

                                       o        interest rate exchange
                                                agreements, interest rate cap or
                                                floor agreements, or other
                                                agreements and arrangements
                                                designed to reduce the effects
                                                of interest rate fluctuations on
                                                the related mortgage assets or
                                                on one or more classes of those
                                                offered certificates; or

                                       o        currency exchange agreements or
                                                other agreements and
                                                arrangements designed to reduce
                                                the effects of currency exchange
                                                rate fluctuations with respect
                                                to the related mortgage assets
                                                and one or more classes of those
                                                offered certificates.

                                       We will describe the types of
                                       reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                       See "Risk Factors," "Description of the
                                       Trust Assets" and "Description of Credit
                                       Support."

ADVANCES WITH RESPECT
     TO THE MORTGAGE ASSETS............If the trust assets for a series of offered certificates include mortgage
                                       loans, then, as and to the extent
                                       described in the related prospectus
                                       supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                       o        delinquent scheduled payments of
                                                principal and/or interest, other
                                                than balloon payments,

                                       o        property protection expenses,

                                       o        other servicing expenses, or

                                       o        any other items specified in the
                                                related prospectus supplement.

                                       Any party making advances will be
                                       entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the
                                       Certificates--Advances."

                                       If the trust assets for a series of
                                       offered certificates include
                                       mortgage-backed securities, we will
                                       describe in the related prospectus
                                       supplement any comparable advancing
                                       obligations with respect to those
                                       mortgage-backed securities or the
                                       underlying mortgage loans.

OPTIONAL TERMINATION...................We will describe in the related prospectus supplement any circumstances
                                       in which a specified party is permitted
                                       or obligated to purchase or sell any of
                                       the mortgage assets underlying a series
                                       of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                       o        all the mortgage assets in any
                                                particular trust, thereby
                                                resulting in a termination of
                                                the trust, or

                                       o        that portion of the mortgage
                                                assets in any particular trust
                                                as is necessary or sufficient to
                                                retire one or more classes of
                                                offered certificates of the
                                                related series.

                                       See "Description of the
                                       Certificates--Termination."

FEDERAL INCOME
   TAX CONSEQUENCES....................Any class of offered certificates will constitute or evidence ownership of:

                                       o        regular interests or residual
                                                interests in a real estate
                                                mortgage investment conduit
                                                under Sections 860A through 860G
                                                of the Internal Revenue Code of
                                                1986; or

                                       o        regular interests in a financial
                                                asset securitization investment
                                                trust within the meaning of
                                                Section 860L(a) of the Internal
                                                Revenue Code of 1986; or

                                       o        interests in a grantor trust
                                                under Subpart E of Part I of
                                                Subchapter J of the Internal
                                                Revenue Code of 1986.

                                       See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS...................If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT.......................If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

         The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

         The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

          o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

          o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

          o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

          o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

         THE AMOUNT OF CREDIT SUPPORT WILL BE LIMITED. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         CREDIT SUPPORT MAY NOT COVER ALL TYPES OF LOSSES. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         DISPROPORTIONATE BENEFITS MAY BE GIVEN TO SOME CLASSES AND SERIES TO THE DETRIMENT OF OTHERS. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

         THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

        o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

        o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

         o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a PRO RATA share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

        o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

        o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.

Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

         DELINQUENCIES, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS MAY AFFECT THE AMOUNT AND TIMING OF PAYMENTS ON YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE DELINQUENCIES AND DEFAULTS, AND THE SEVERITY OF THOSE LOSSES, ARE HIGHLY UNPREDICTABLE. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" below.

         THERE IS AN INCREASED RISK OF DEFAULT ASSOCIATED WITH BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

         o the fair market value and condition of the underlying real property;

         o        the level of interest rates;

         o        the borrower's equity in the underlying real property;

         o        the borrower's financial condition;

         o        the operating history of the underlying real property;

         o        changes in zoning and tax laws;

         o        changes in competition in the relevant area;

         o        changes in rental rates in the relevant area;

         o        changes in governmental regulation and fiscal policy;

         o        prevailing general and regional economic conditions;

         o        the state of the fixed income and mortgage markets; and

         o the availability of credit for multifamily rental or commercial properties.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

         MOST OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

         o the sufficiency of the net operating income of the applicable real property;

         o the market value of the applicable real property at or prior to maturity; and

         o the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

         o        the age, design and construction quality of the property;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o the characteristics of the neighborhood where the property is located;

         o        the proximity and attractiveness of competing properties;

         o        the existence and construction of competing properties;

         o        the adequacy of the property's management and maintenance;

         o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

         o        demographic factors;

         o        customer tastes and preferences;

         o        retroactive changes in building codes; and

         o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

         o an increase in interest rates, real estate taxes and other operating expenses;

         o an increase in the capital expenditures needed to maintain the property or make improvements;

         o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         o        an increase in vacancy rates;

         o        a decline in rental rates as leases are renewed or replaced;
                  and

         o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

         o        the length of tenant leases;

         o        the creditworthiness of tenants;

         o        the rental rates at which leases are renewed or replaced;

         o the percentage of total property expenses in relation to revenue;

         o the ratio of fixed operating expenses to those that vary with revenues; and

         o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

         o to pay for maintenance and other operating expenses associated with the property;

         o to fund repairs, replacements and capital improvements at the property; and

         o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

         o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

         o        an increase in tenant payment defaults;

         o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         o an increase in the capital expenditures needed to maintain the property or to make improvements; and

         o a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

         o        the business operated by the tenants;

         o        the creditworthiness of the tenants; and

         o        the number of tenants.

         DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

         o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

         o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

         o        changes in interest rates;

         o        the availability of refinancing sources;

         o changes in governmental regulations, licensing or fiscal policy;

         o        changes in zoning or tax laws; and

         o        potential environmental or other legal liabilities.

         PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

         o        responding to changes in the local market;

         o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

         o        operating the property and providing building services;

         o        managing operating expenses; and

         o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         o        maintain or improve occupancy rates, business and cash flow,

         o        reduce operating and repair costs, and

         o        preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         MAINTAINING A PROPERTY IN GOOD CONDITION IS EXPENSIVE. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         o        rental rates;

         o        location;

         o        type of business or services and amenities offered; and

         o        nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         o        offers lower rents;

         o        has lower operating costs;

         o        offers a more favorable location; or

         o        offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

         o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

         o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

         o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

         o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

         o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

         o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that may Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

         o        the operation of all of the related real properties, and

         o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

         o any adverse economic developments that occur in the locale, state or region where the properties are located;

         o changes in the real estate market where the properties are located;

         o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

         Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may:

         o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o        reduce monthly payments due under a mortgage loan;

         o        change the rate of interest due on a mortgage loan; or

         o        otherwise alter a mortgage loan's repayment schedule.

         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

         o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

         o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

         There can be no assurance--

         o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         o that the results of the environmental testing were accurately evaluated in all cases;

         o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         o tenants at the property, such as gasoline stations or dry cleaners, or

         o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         o agents or employees of the lender are deemed to have participated in the management of the borrower, or

         o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         o any condition on the property that causes exposure to lead-based paint, and

         o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

         CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         o        the bankrupt party--

                  1.       was insolvent at the time of granting the lien,

                  2.       was rendered insolvent by the granting of the lien,

                  3.       was left with inadequate capital, or

                  4.       was not able to pay its debts as they matured; and

         o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         o        the related real property, or

         o        a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         o        the default is deemed to be immaterial,

         o the exercise of those remedies would be inequitable or unjust, or

         o the circumstances would render the acceleration unconscionable.

         ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

         o        war,

         o        revolution,

         o        governmental actions,

         o        floods and other water-related causes,

         o earth movement, including earthquakes, landslides and mudflows,

         o        wet or dry rot,

         o        vermin, and

         o        domestic animals.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground base does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         o breach of contract involving a tenant, a supplier or other party;

         o        negligence resulting in a personal injury, or

         o        responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

         INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit for federal income tax purposes, you will have to report on your income tax return as ordinary income your PRO RATA share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the

REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

         SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

         o        generally will not be reduced by losses from other activities,

         o for a tax-exempt holder, will be treated as unrelated business taxable income, and

         o for a foreign holder, will not qualify for any exemption from withholding tax.

         SOME ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated PRO RATA to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

         o        individuals,

         o        estates,

         o        trusts beneficially owned by any individual or estate, and

         o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

o you may have only limited access to information regarding your offered certificates;

o you may suffer delays in the receipt of payments on your offered certificates; and

o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.


                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         o        various types of multifamily and/or commercial mortgage loans;

         o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         o a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         o rental or cooperatively-owned buildings with multiple dwelling units;

         o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         o        office properties;

         o hospitality properties, such as hotels, motels and other lodging facilities;

         o        casino properties;

         o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         o industrial properties; o warehouse facilities, mini-warehouse facilities and self-storage facilities;

         o restaurants, taverns and other establishments involved in the food and beverage industry;

         o manufactured housing communities, mobile home parks and recreational vehicle parks;

         o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

         o        arenas and stadiums;

         o        churches and other religious facilities;

         o        parking lots and garages;

         o        mixed use properties;

         o        other income-producing properties; and

         o        unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

         o a fee interest or estate, which consists of ownership of the property for an indefinite period,

         o an estate for years, which consists of ownership of the property for a specified period of years,

         o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

         o shares in a cooperative corporation which owns the property, or

         o        any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

         o FIRST, to the payment of court costs and fees in connection with the foreclosure,

         o        SECOND, to the payment of real estate taxes, and

         o THIRD, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         o        the period of the delinquency,

         o        any forbearance arrangement then in effect,

         o        the condition of the related real property, and

         o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         A DISCUSSION OF THE VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES THAT MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include:

         o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         o        the types of services offered at the property;

         o        the location of the property;

         o the characteristics of the surrounding neighborhood, which may change over time;

         o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         o the ability of management to provide adequate maintenance and insurance;

         o        the property's reputation;

         o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         o        the ability of management to respond to competition;

         o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         o the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         o        require written leases;

         o        require good cause for eviction;

         o        require disclosure of fees;

         o        prohibit unreasonable rules;

         o        prohibit retaliatory evictions;

         o        prohibit restrictions on a resident's choice of unit vendors;

         o        limit the bases on which a landlord may increase rent; or

         o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         o        fixed percentages,

         o        percentages of increases in the consumer price index,

         o        increases set or approved by a governmental agency, or

         o        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.

An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by--

         o the related borrower's interest in multiple units in a residential condominium project, and

         o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

         o        mortgage loan payments,

         o        real property taxes,

         o        maintenance expenses, and

         o        other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         o        maintenance payments from the tenant/shareholders, and

         o any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

         o        shopping centers,

         o        factory outlet centers,

         o        malls,

         o        automotive sales and service centers,

         o        consumer oriented businesses,

         o        department stores,

         o        grocery stores,

         o        convenience stores,

         o        specialty shops,

         o        gas stations,

         o        movie theaters,

         o        fitness centers,

         o        bowling alleys,

         o        salons, and

         o        dry cleaners

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

         o        to lower rents;

         o to grant a potential tenant a free rent or reduced rent period;

         o        to improve the condition of the property generally; or

         o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

         o        competition from other retail properties;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o        perceptions regarding the safety of the surrounding area;

         o        demographics of the surrounding area;

         o the strength and stability of the local, regional and national economies;

         o        traffic patterns and access to major thoroughfares;

         o        the visibility of the property;

         o        availability of parking;

         o the particular mixture of the goods and services offered at the property;

         o        customer tastes, preferences and spending patterns; and

         o        the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an anchored retail property, including:

         o        an anchor tenant's failure to renew its lease;

         o        termination of an anchor tenant's lease;

         o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         o        a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         o        factory outlet centers;

         o        discount shopping centers and clubs;

         o        catalogue retailers;

         o        television shopping networks and programs;

         o        internet web sites; and

         o        telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         OFFICE PROPERTIES. Factors affecting the value and operation of an office property include:

         o the number and quality of the tenants, particularly significant tenants, at the property;

         o the physical attributes of the building in relation to competing buildings;

         o the location of the property with respect to the central business district or population centers;

         o demographic trends within the metropolitan area to move away from or towards the central business district;

         o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         o        the quality and philosophy of building management;

         o        access to mass transportation; and

         o        changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

         o        rental rates;

         o the building's age, condition and design, including floor sizes and layout; o access to public transportation and availability of parking; and

         o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

         o        the cost and quality of labor;

         o        tax incentives; and

         o quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including:

         o        full service hotels;

         o        resort hotels with many amenities;

         o        limited service hotels;

         o hotels and motels associated with national or regional franchise chains;

         o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         o        other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

         o the location of the property and its proximity to major population centers or attractions;

         o        the seasonal nature of business at the property;

         o the level of room rates relative to those charged by competitors;

         o        quality and perception of the franchise affiliation;

         o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         o the existence or construction of competing hospitality properties;

         o        nature and quality of the services and facilities;

         o        financial strength and capabilities of the owner and operator;

         o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         o increases in operating costs, which may not be offset by increased room rates;

         o the property's dependence on business and commercial travelers and tourism; and

         o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

         o the continued existence and financial strength of the franchisor;

         o        the public perception of the franchise service mark; and

         o        the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         CASINO PROPERTIES. Factors affecting the economic performance of a casino property include:

         o location, including proximity to or easy access from major population centers;

         o        appearance;

         o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         o        the existence or construction of competing casinos;

         o        dependence on tourism; and

         o        local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by--

         o providing alternate forms of entertainment, such as performers and sporting events, and

         o        offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         HEALTH CARE-RELATED PROPERTIES.  Health-care related properties include

         o        hospitals;

         o        skilled nursing facilities;

         o        nursing homes;

         o        congregate care facilities; and

         o in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

         o        statutory and regulatory changes;

         o        retroactive rate adjustments;

         o        administrative rulings;

         o        policy interpretations;

         o        delays by fiscal intermediaries; and

         o        government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

         o        federal and state licensing requirements;

         o        facility inspections;

         o        rate setting;

         o        reimbursement policies; and

         o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on:

         o location of the property, the desirability of which in a particular instance may depend on--

                  1.       availability of labor services,

                  2.       proximity to supply sources and customers, and

                  3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

         o building design of the property, the desirability of which in a particular instance may depend on--

                  1.       ceiling heights,

                  2.       column spacing,

                  3.       number and depth of loading bays,

                  4.       divisibility,

                  5.       floor loading capacities,

                  6.       truck turning radius,

                  7.       overall functionality, and

                  8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on--

         o        building design;

         o        location and visibility;

         o        tenant privacy;

         o        efficient access to the property;

         o proximity to potential users, including apartment complexes or commercial users;

         o        services provided at the property, such as security;

         o        age and appearance of the improvements; and

         o        quality of management.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

         o competition from facilities having businesses similar to a particular restaurant or tavern;

         o perceptions by prospective customers of safety, convenience, services and attractiveness;

         o the cost, quality and availability of food and beverage products;

         o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

         o        changes in demographics, consumer habits and traffic patterns;

         o        the ability to provide or contract for capable management; and

         o retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         o        segment,

         o        product,

         o        price,

         o        value,

         o        quality,

         o        service,

         o        convenience,

         o        location, and

         o        the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         o        lower operating costs,

         o        more favorable locations,

         o        more effective marketing,

         o        more efficient operations, or

         o        better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

         o actions and omissions of any franchisor, including management practices that--

                  1.       adversely affect the nature of the business, or

                  2. require renovation, refurbishment, expansion or other expenditures;

         o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         o the number of comparable competing properties in the local market;

         o        the age, appearance and reputation of the property;

         o        the quality of management; and

         o        the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         o        multifamily rental properties,

         o        cooperatively-owned apartment buildings,

         o        condominium complexes, and

         o        single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

         o        fixed percentages,

         o        percentages of increases in the consumer price index,

         o        increases set or approved by a governmental agency, or

         o        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         o        the location and appearance of the property;

         o        the appeal of the recreational activities offered;

         o the existence or construction of competing properties, whether are not they offer the same activities;

         o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         o        geographic location and dependence on tourism;

         o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         o        sensitivity to weather and climate changes; and

         o        local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         o        sporting events;

         o        musical events;

         o        theatrical events;

         o        animal shows; and/or

         o        circuses.

         The ability to attract patrons is dependent on, among others, the following factors:

         o        the appeal of the particular event;

         o        the cost of admission;

         o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         o perceptions by prospective patrons of the safety of the surrounding area; and

         o the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         o        the number of rentable parking spaces and rates charged;

         o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

         o        the amount of alternative parking spaces in the area;

         o        the availability of mass transit; and

         o the perceptions of the safety, convenience and services of the lot or garage.

         UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

         o        its location,

         o        its size,

         o        the surrounding neighborhood, and

         o        local zoning laws.

         DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         o        the successful operation of the property, and

         o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make--

         o        the loan payments on the related mortgage loan,

         o        cover operating expenses, and

         o        fund capital improvements at any given time.

         Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         o        some health care-related facilities,

         o        hotels and motels,

         o        recreational vehicle parks, and

         o        mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         o        warehouses,

         o        retail stores,

         o        office buildings, and

         o        industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         o        increases in energy costs and labor costs;

         o        increases in interest rates and real estate tax rates; and

         o changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

         o the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

         o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

         o the income capitalization method, which takes into account the property's projected net cash flow; or

         o a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example,

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value; and

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance."

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features:

         o an original term to maturity of not more than approximately 40 years; and

scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that:

         o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

         o        provide for no accrual of interest;

         o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         o permit the negative amortization or deferral of accrued interest;

         o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         o the type or types of property that provide security for repayment of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         o more general information in the related prospectus supplement, and

         o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include:

         o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

         o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         o will have been registered under the Securities Act of 1933, as amended, or

         o will be exempt from the registration requirements of that Act, or

         o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

         o may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

         o the initial and outstanding principal amount(s) and type of the securities;

         o the original and remaining term(s) to stated maturity of the securities;

         o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         o        the payment characteristics of the securities;

         o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         o        a description of the related credit support, if any;

         o        the type of mortgage loans underlying the securities;

         o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         o the terms and conditions for substituting mortgage loans backing the securities; and

         o the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

         o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         o        other mortgage loans or mortgage-backed securities that--

                  1. conform to the description of mortgage assets in this prospectus, and

                  2. satisfy the criteria set forth in the related prospectus supplement.

         In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

         o conform to the description of mortgage assets in this prospectus, and

         o satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         GENERAL. The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

         o the subordination or one or more other classes of certificates of the same series;

         o        a letter of credit;

         o        a surety bond;

         o        an insurance policy;

         o        a guarantee;

         o        a credit derivative; and/or

         o        a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

         o        interest rate exchange agreements;

         o        interest rate cap agreements;

         o        interest rate floor agreements;

         o        currency exchange agreements; or

         o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.


                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

         o        the price you paid for your offered certificates,

         o        the pass-through rate on your offered certificates,

         o the amount and timing of payments on your offered certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

         o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         o        the dates on which any balloon payments are due; and

the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

         o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         o be based on the principal balances of some or all of the mortgage assets in the related trust, or

         o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

         o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

         o        the availability of mortgage credit;

         o the relative economic vitality of the area in which the related real properties are located;

         o        the quality of management of the related real properties;

         o        the servicing of the mortgage loans;

         o        possible changes in tax laws; and

         o        other opportunities for investment.

In general, those factors that increase--

         o the attractiveness of selling or refinancing a commercial or multifamily property, or

         o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         o        prepayment lock-out periods, and

         o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

         o to convert to a fixed rate loan and thereby lock in that rate, or

         o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         o        realize its equity in the property,

         o        meet cash flow needs or

         o        make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

         o        the relative importance of those factors

         o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

         o        the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         o        scheduled amortization or

         o        prepayments, including--

                  1.       voluntary prepayments by borrowers, and

                  2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         o the projected weighted average life of each class of those offered certificates with principal balances, and

         o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         o        to refinance the loan, or

         o        to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

         o        the bankruptcy of the borrower, or

         o adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

         o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

         o the number of foreclosures with respect to the underlying mortgage loans; and

         o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

         o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         o the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

         We were incorporated in Delaware on January 27, 1987. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

         We are an indirect, wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013. Our telephone number is 212-816-6000.

         We do not have, and do not expect in the future to have, any significant assets.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         o        have the same series designation;

         o        were issued under the same governing documents; and

         o        represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         o        have the same class designation; and

         o        have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

         o a stated principal amount, which will be represented by its principal balance;

         o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         o payments of principal, with disproportionate, nominal or no payments of interest;

         o payments of interest, with disproportionate, nominal or no payments of principal;

         o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                  1.       faster and, in some cases, substantially faster, or

                  2.       slower and, in some cases, substantially slower,

                  than the rate at which payments or other collections of principal are received on the related mortgage assets;

         o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

         o        the periodic payment date for that series, and

         o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated PRO RATA among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

         o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

         o        a 360-day year consisting of 12 30-day months,

         o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

         o the actual number of days elapsed during each relevant period in a normal calendar year, or

         o any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

         o based on the principal balances of some or all of the related mortgage assets; or

         o equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

         o payments of principal actually made to the holders of that class, and

         o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

         o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

         o        by establishing a priority of payments among those classes.

         See "Description of Credit Support."

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         o delinquent payments of principal and/or interest, other than balloon payments,

         o        property protection expenses,

         o        other servicing expenses, or

         o any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

         o any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

         o at any other times and from any other sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         o the payments made on that payment date with respect to the applicable class of offered certificates, and

         o        the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         o        that calendar year, or

         o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         o with respect to those amendments to the governing documents described under "Description of the Governing
                  Documents--Amendment", or

         o as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following:

         o the final payment or other liquidation of the last mortgage asset in that trust; and

         o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

         GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, EUROCLEAR AND CLEARSTREAM.  DTC is:

         o a limited-purpose trust company organized under the New York Banking Law,

         o        a "banking corporation" within the meaning of the New York
                  Banking Law,

         o        a member of the Federal Reserve System,

         o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

         o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream was incorporated in 1970 as "Cedel S.A.," a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 100,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 35 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

         o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

         o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Salomon Brothers Mortgage Securities VII, Inc."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

         1.       in the case of a mortgage loan--

         2. the address of the related real property and the type of that property,

         3. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

         4.       the remaining term to maturity,

         5.       the remaining amortization term, and

         6.       the outstanding principal balance; and

         7. in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

         o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

         o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

         o        in the case of a mortgage loan--

                  1. the enforceability of the related mortgage note and mortgage,

                  2. the existence of title insurance insuring the lien priority of the related mortgage, and

                  3.       the payment status of the mortgage loan.

         We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that:

         o those procedures are consistent with the terms of the related Governing Document; and

         o they do not impair recovery under any instrument of credit support included in the related trust.

         Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default charge in connection with collecting a late payment on any defaulted mortgage loan.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         o        ensuring that the related properties are properly insured;

         o        attempting to collect delinquent payments;

         o        supervising foreclosures;

         o        negotiating modifications;

         o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         o protecting the interests of certificateholders with respect to senior lienholders;

         o conducting inspections of the related real properties on a periodic or other basis;

         o collecting and evaluating financial statements for the related real properties;

         o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         o maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

         o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         o mortgage loans as to which there is a material non-monetary default;

         o        mortgage loans as to which the related borrower has--

                  1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                  2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

         o real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

         o        make the initial determination of appropriate action,

         o        evaluate the success of corrective action,

         o        develop additional initiatives,

         o        institute foreclosure proceedings and actually foreclose, or

         o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         o        performing property inspections and collecting, and

         o        evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         o        continuing to receive payments on the mortgage loan,

         o        making calculations with respect to the mortgage loan, and

         o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         o that mortgage-backed security will be registered in the name of the related trustee or its designee;

         o the related trustee will receive payments on that mortgage-backed security; and

         o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

         o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

         o        reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

         o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

         o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

         o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

         o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         o        either--

                  1. that party is specifically required to bear the expense of the action, or

                  2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

         o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

         o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

         1.       to cure any ambiguity;

         2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in the related prospectus supplement;

         3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         6. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under the Governing Document;

         7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

         8. to otherwise modify or delete existing provisions of the Governing Document.

         However, no amendment of the Governing Document for any series of offered certificates, covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

         o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

         o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

         o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

         Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

         o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

         o the subordination of one or more other classes of certificates of the same series;

         o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         o        the establishment of one or more reserve funds; or

         o        any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         o        the nature and amount of coverage under that credit support;

         o any conditions to payment not otherwise described in this prospectus;

         o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         o        the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTER OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVE

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated.

Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         o        the terms of the mortgage,

         o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         o        the knowledge of the parties to the mortgage, and

         o in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         o a mortgagor, who is the owner of the encumbered interest in the real property, and

         o        a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         o        the trustor, who is the equivalent of a mortgagor,

         o        the trustee to whom the real property is conveyed, and

         o the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

         o        the express provisions of the related instrument,

         o        the law of the state in which the real property is located,

         o        various federal laws, and

         o in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         o        without a hearing or the lender's consent, or

         o unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

         o        judicial foreclosure, involving court proceedings, and

         o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         o all parties having a subordinate interest of record in the real property, and

         o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

         o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o        require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

                  1. a failure to adequately maintain the mortgaged property, or

                  2. an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         o        upheld the reasonableness of the notice provisions, or

         o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         o        record a notice of default and notice of sale, and

         o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

         o        to enable the lender to realize upon its security, and

         o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

         o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

         o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

         o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the

U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o        extend or shorten the term to maturity of the loan;

         o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         o        past due rent,

         o        accelerated rent,

         o        damages, or

         o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

         o assume the lease and either retain it or assign it to a third party, or

         o        reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

         o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

         o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

         o assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         o impose liability for releases of or exposure to asbestos-containing materials, and

         o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         o FIRST, to the payment of court costs and fees in connection with the foreclosure;

         o        SECOND, to real estate taxes;

         o THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         o LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

         o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

         o        banks,

         o        insurance companies, and

         o        foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o given with respect to events that have occurred at the time the advice is rendered, and

         o is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

         o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of
                  Section 860L(a) of the Internal Revenue Code; and

         o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

         We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

         GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

         o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

         o        those offered certificates will represent--

                  1.       regular interests in the REMIC, or

                  2.       residual interests in the REMIC.

         Any and all offered certificates representing interests in a REMIC will be either--

         o REMIC regular certificates, representing regular interests in the REMIC, or

         o REMIC residual certificates, representing residual interests in the REMIC.

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, offered certificates that are REMIC regular certificates will be:

         o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

         o        "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans--

         o collections on mortgage loans held pending payment on the related offered certificates, and

         o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

         It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         TIERED REMIC STRUCTURES. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

         o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

         o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

         o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

         GENERAL. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         ORIGINAL ISSUE DISCOUNT. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

         o        a single fixed rate,

         o        a "qualified floating rate,"

         o        an "objective rate,"

         o a combination of a single fixed rate and one or more "qualified floating rates,"

         o a combination of a single fixed rate and one "qualified inverse floating rate," or

         o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a

REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

         o        a fraction--

                  1. the numerator of which is the amount of the payment, and

                  2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o the total amount of the DE MINIMIS original issue discount, and

         o        a fraction--

                  1. the numerator of which is the amount of the principal payment, and

                  2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         o        the sum of:

                  1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

                  2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

         o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

         The adjusted issue price of a REMIC regular certificate is:

         o        the issue price of the certificate, increased by

         o the total amount of original issue discount previously accrued on the certificate, reduced by

         o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

         o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

         o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

         o        on the basis of a constant yield method,

         o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

         o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         o        the purchase price paid for your offered certificate, and

         o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         REALIZED LOSSES. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

         o        the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

         o        unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

         o        excess inclusions,

         o        residual interests without significant value, and

         o        noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--`Residual Interests' in a `Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

         TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal:

         o the income from the mortgage loans and other assets of the REMIC; plus

         o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

                  1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

                  2. amortization of any premium on the mortgage loans held by the REMIC,

                  3. bad debt losses with respect to the mortgage loans held by the REMIC, and

                  4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the DE MINIMIS rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND PAYMENTS. The adjusted basis of a REMIC residual certificate will be equal to:

         o        the amount paid for that REMIC residual certificate,

         o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

         o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any payment on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a payment on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

         o        through payments,

         o        through the deduction of any net losses of the REMIC, or

         o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

         o the daily portions of REMIC taxable income allocable to that certificate, over

         o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

         o        the issue price of the certificate, increased by

         o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

         o any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax:

         o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

         o        regulated investment companies,

         o        common trusts, and

         o        some cooperatives.

         The Treasury regulations, however, currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

         o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

         o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

         o from the prospective transferee, providing representations as to its financial condition, and

         o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

         o the present value of any consideration given to the transferee to acquire the interest,

         o the present value of the expected future distributions on the interest, and

         o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

         It is not clear when those regulations would be effective. Although the text of the proposed regulations states that they would be effective on February 4, 2000, the preamble to the proposed regulations says that these regulations will apply to transfers of REMIC residual interests made after the date the final regulations are published in the Federal Register. The Treasury Department is anticipated to issue clarification with regard to these conflicting statements regarding the effective date of the proposed regulations shortly.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

         See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         MARK-TO-MARKET RULES. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO INVESTORS THAT ARE FOREIGN PERSONS. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

         If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

          o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

          o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

          If the non-U.S. Person transfers the REMIC residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

         o        an individual,

         o        an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

         then--

         o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

         o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

         o 3% of the excess of the individual's adjusted gross income over the specified amount, or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         o        an individual,

         o        an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

         o        an individual,

         o        an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

         o the cost of the certificate to that certificateholder, increased by

         o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         o payments on the certificate received by that certificateholder and by that amortized premium.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o        entitle the holder to a specified principal amount,

         o        pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

         o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

         o the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

         o        reacquires that same REMIC residual certificate,

         o        acquires any other residual interest in a REMIC, or

         o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

         o        the disposition of a non-defaulted mortgage loan,

         o the receipt of income from a source other than a mortgage loan or other permitted investments,

         o        the receipt of compensation for services, or

         o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o        the person has sufficient assets to do so, and

         o the tax arises out of a breach of that person's obligations under the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO PARTICULAR ORGANIZATIONS. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

         o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         o the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         o        events that have occurred up to the time of the transfer,

         o        the prepayment assumption, and

         o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

         o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

         o the highest marginal federal income tax rate imposed on corporations.

         A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

         o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

         For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o the residual interests in the entity are not held by Disqualified Organizations, and

         o the information necessary for the application of the tax described in this prospectus will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         The Clinton Administration recently proposed in its budget amendments to the REMIC provisions designed to ensure that income taxes imposed on the holder of a REMIC residual interest are paid when due. Those provisions would impose secondary liability on the REMIC itself for any tax required to be paid with respect to the income allocated to a REMIC residual interest if the holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for REMICs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

         TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

         As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         o        income,

         o        deductions

         o        gains,

         o        losses, and

         o        classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         o        corporations,

         o        trusts,

         o        securities dealers, and

         o        various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

         o 30 days after the end of the quarter for which the information was requested, or

         o        two weeks after the receipt of the request.

         The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to REMIC residual certificates, including--

         o        income,

         o        excess inclusions,

         o        investment expenses, and

         o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of these payments:

         o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

         o        otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

         o        a foreign person, and

         o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name and address of the certificateholder.

         On October 6, 1997, the Treasury Department issued new regulations that modify the withholding, backup withholding and information reporting rules described above. These regulations, as modified by Treasury Decision 8856, will generally be effective for investments made after December 31, 2000, subject to applicable transition rules. Prospective investors are urged to consult their own tax advisors regarding these regulations.

         For these purposes, a foreign person is anyone other than a U.S.
Person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         o        owns 10% or more of one or more underlying mortgagors, or

         o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

         o        foreign persons, or

         o United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.

FASITS

         GENERAL. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

         o        the making of an appropriate election, and

         o        compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

         o        the relevant assets will qualify as a FASIT,

         o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

         o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

         Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

         On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

         CHARACTERIZATION OF INVESTMENTS IN FASIT REGULAR CERTIFICATES. FASIT regular certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

         QUALIFICATION AS A FASIT.

         GENERAL. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

         Permitted assets for a FASIT include--

         o        cash or cash equivalents,

         o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

         o        hedges and contracts to acquire hedges,

         o        foreclosure property, and

         o        regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

         Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

         The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

         PERMITTED ASSETS. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

         o        REMIC regular interests,

         o        regular interests of other FASITs,

         o        inflation indexed debt instruments,

         o        credit card receivables, and

         o        some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

         o        debt of the owner of the FASIT ownership interest,

         o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

         o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

         Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

         o        fluctuations in market interest rates;

         o        fluctuations in currency exchange rates;

         o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

         o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

         The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

         Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

         PERMITTED INTERESTS. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

         o        a single class of ownership interest, or

         o        one or more classes of regular interests.

         An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

         1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

         2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

         3.       has a stated maturity of not longer than 30 years,

         4. has an issue price not greater than 125% of its stated principal amount, and

         5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

         A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

         o        the absence of defaults or delinquencies on permitted assets,

         o        lower than reasonably expected returns on permitted assets,

         o        unanticipated expenses incurred by the FASIT, or

         o        prepayment interest shortfalls.

         CESSATION OF FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

         Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

         Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

         TAXATION OF FASIT REGULAR CERTIFICATES. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

         o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

         o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

         You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

         Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC regular certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

         HIGH YIELD INTERESTS; ANTI-AVOIDANCE EXCISE TAXES ON TIERED ARRANGEMENTS. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

         High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

         To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

         o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

         o        issues a debt or equity interest that is--

                  1.       supported by that FASIT regular interest, and

                  2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

         PROHIBITED TRANSACTIONS AND OTHER TAXES. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

         o        the receipt of income from other than permitted assets;

         o        the receipt of compensation for services;

         o the receipt of any income derived from a loan originated by the FASIT; or

         o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

                  1. foreclosure, default, or imminent default of a qualified mortgage,

                  2.       bankruptcy or insolvency of the FASIT,

                  3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

                  4.       the retirement of a class of FASIT regular interests.

         The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

         o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

         o if the FASIT acquires the loan more than one year after the loan was issued,

         o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

         o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

         o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

         The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

         The Clinton Administration recently proposed in its budget amendments to the FASIT provisions designed to ensure that income taxes imposed on the holder of a FASIT ownership interest are paid when due. These provisions would impose secondary liability on the FASIT itself for any tax required to be paid with respect to the income allocated to the FASIT ownership interest if that holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for FASITs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

         TAXATION OF FOREIGN INVESTORS. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

         o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

         o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

         o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

         If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

         High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

         BACKUP WITHHOLDING. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

         REPORTING REQUIREMENTS. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

         CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

         A grantor trust certificate may be classified as either of the following types of certificate:

         o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

         o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

                  1. interest paid on the mortgage loans constituting the related grantor trust, minus

                  2.       the sum of:

                           o        normal administration fees, and

                           o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

         A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

         o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3) of the Internal Revenue Code;

         o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

         o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

         o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

         The grantor trust strip certificates will be:

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3)(A) of the Internal Revenue Code, and

         o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally:

         o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of:

         o 3% of the excess of the individual's adjusted gross income over that amount, and

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

         o a class of grantor trust strip certificates is issued as part of the same series, or

         o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

         o        a master servicer,

         o        a special servicer,

         o        any sub-servicer, or

         o        their respective affiliates.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

         o the treatment of some stripped bonds as market discount bonds, and

         o        DE MINIMIS market discount.

         See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

         o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trust Funds--Sales of Grantor Trust Certificates," and

         o the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

         o there is no original issue discount or only a DE MINIMIS amount of original issue discount, or

         o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         o        0.25% of the stated redemption price, and

         o        the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trust Funds--

Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between:

         o        the stated redemption price of the mortgage loans, and

         o        their issue price.

         For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted in 1997, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

         o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

         o        the issue price of the mortgage loan, increased by

         o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

         Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

         o        on the basis of a constant yield method,

         o in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

         o in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

         Under legislation enacted in 1997, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

         o be allocated among the payments of stated redemption price on the mortgage loan, and

         o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--Market Discount" above.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

         o the price paid for that grantor trust strip certificate by you, and

         o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

         o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

         See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

         o conditions at the time of the first sale of the grantor trust strip certificate or,

         o with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans".

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

         o the prepayment assumption we will disclose in the related prospectus supplement, and o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

         o the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

         o the amount realized on the sale or exchange of a grantor trust certificate, and

         o        its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal:

         o        its cost, increased by

         o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o        entitle the holder to a specified principal amount,

         o        pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         o the amount of servicing compensation received by a master servicer or special servicer, and

         o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

         o        a custodian of a person's account,

         o        a nominee, and

         o        a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

         o        ERISA Plans, and

         o        persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in Section 503 of that Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

         o        investment prudence and diversification, and

         o compliance with the investing ERISA Plan's governing the documents.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

         The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

         o        sales, exchanges or leases of property;

         o        loans or other extensions of credit; and

         o        the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1. those with discretionary authority or control over the assets of the entity,

         2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing ERISA Plan is any person who--

         o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

         o provides investment advice with respect to the assets of that ERISA Plan for a fee.

         If the mortgage and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         o        deemed to be a fiduciary with respect to the investing ERISA
                  Plan, and

         o        subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

         The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae and Fannie Mae, but do not include certificates issued or guaranteed by Farmer Mac. Accordingly, even if these types of mortgaged-backed securities, other than the Farmer Mac certificates, were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates, Farmer Mac certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

         If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

         If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

         o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

         o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

         o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

         o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

         It is expected that Salomon Smith Barney Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-23 to a predecessor in interest to Salomon Smith Barney Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-23, as amended, including by PTE 97-34, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, various transactions relating to, among other things--

         o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

         o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Salomon Smith Barney Inc. or any person affiliated with Salomon Smith Barney Inc., such as particular classes of the offered certificates.

         The related prospectus supplement will state whether PTE 91-23 is or may be available with respect to any offered certificates underwritten by Salomon Smith Barney Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

         Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under
Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

                  If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

                  o consider your general fiduciary obligations under ERISA, and

                  o        consult with your legal counsel as to--

                           1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to investment, and

                           2.       the availability of any prohibited
                                    transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

         An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.


                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

         o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

         o whose authorized investments are subject to state regulations, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

         o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

         o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss. 1.5, some Type IV securities, which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o        if applicable, SMMEA has been overridden in your State.


                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2. by placements by us with institutional investors through dealers; and

         3.       by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o the obligations of the underwriters will be subject to various conditions precedent,

         o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

         o        Sidley & Austin; or

         o        Thacher, Proffitt & Wood.


                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     Rating

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         o        whether the price paid for those certificates is fair;

         o whether those certificates are a suitable investment for any particular investor;

         o the tax attributes of those certificates or of the related trust;

         o the yield to maturity or, if they have principal balances, the average life of those certificates;

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "DISQUALIFIED ORGANIZATION" means:

         o        the United States,

         o        any State or political subdivision of the United States,

         o        any foreign government,

         o        any international organization,

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

         o        any organization, other than a cooperative described in
                  Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

         o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

         "ECS" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

         "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.

         "EUROCLEAR OPERATOR" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

         "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "FANNIE MAE" means the Federal National Mortgage Association.
          ----------

         "FARMER MAC" means the Federal Agricultural Mortgage Corporation.
          ----------

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "FREDDIE MAC" means the Federal Home Loan Mortgage Association.

         "GINNIE MAE" means the Government National Mortgage Association.

         "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "IRS" means the Internal Revenue Service.

         "LENDER LIABILITY ACT" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

         "PASS-THROUGH ENTITY" means any:

         o        regulated investment company,

         o        real estate investment trust,

         o        trust,

         o        partnership, or

         o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code of 1986.

         "RELIEF ACT" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

         "SEC" means the Securities and Exchange Commission.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. Person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o        a trust as to which--

                  1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                  2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         SEC Registration Fee.......................          $528,000.00
         Printing and Engraving Fees................            20,000.00*
         Legal Fees and Expenses....................           150,000.00*
         Accounting Fees and Expenses...............            50,000.00*
         Trustee Fees and Expenses..................            20,000.00*
         Rating Agency Fees.........................            75,000.00*
         Miscellaneous..............................            15,000.00*
              Total.................................          $858,000.00
                                                              ===========
         ---------
         * Based on the offering of a single series of Securities.

Item 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Securities Act of 1933.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in con nection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The By-Laws of the Depositor provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of Delaware, the Depositor (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threat ened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

         The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement, Trust Agreement, Servicing Agreement, Indenture or Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Item 16.          EXHIBITS.

         1.1 Form of Underwriting Agreement is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

         3.1 Certificate of Incorporation of the Registrant is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

         3.2 By-laws of the Registrant are incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

         4.1 Form of Pooling and Servicing Agreement, for a series consisting of Senior and Subordinate Certificates is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

         4.2 Form of Pooling and Servicing Agreement, for a series consisting of a single class of Certificates is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

         4.3 Form of Trust Agreement, for a resecuritization of Mortgage Pass-Through Certificates is incorporated by reference from Registration Statement on Form S-3 (File No. 333-14225).

         4.4 Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No. 333- 44593).

         4.5 Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No. 333- 44593).

         4.6 Form of Indenture, for a series consisting of Mortgage-Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No. 333-44593).

         5.1 Opinion of Thacher Proffitt & Wood (included as part of original filing on June 29, 2000).

         5.2 Opinion of Sidley & Austin (included as part of original filing on June 29, 2000).

         8.1 Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.1) (included as part of original filing on June 29, 2000).

         8.2 Opinion of Sidley & Austin with respect to certain tax matters (included as part of original filing on June 29, 2000).

         23.1 Consent of Thacher Proffitt & Wood (included as part of Exhibits 5.1 and 8.1) (included as part of original filing on June 29, 2000).

         23.2 Consent of Sidley & Austin (included as part of Exhibits 5.2 and 8.2) (included as part of original filing on June 29,
                  2000).

         24.1     Power of Attorney (File No. 333-84249).

Item 17.          UNDERTAKINGS.

A.       UNDERTAKING PURSUANT TO RULE 415.

         The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. UNDERTAKING IN CONNECTION WITH INCORPORATION BY REFERENCE OF CERTAIN FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       UNDERTAKING IN RESPECT OF INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Salomon Brothers Mortgage Securities VII, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of October, 2000.

                                        SALOMON BROTHERS MORTGAGE
                                        SECURITIES VII, INC.


                                        By:    /s/ Susan Mills
                                               ------------------------
                                        Name:  Susan Mills
                                        Title: Assistant Vice President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated.



Signature                                        Capacity                                    Date
---------                                        --------                                    ----

/s/Susan Mills        *                  Director and President                              October 12,
------------------------                 (Principal Executive Officer)                       2000
Mark Tsesarsky



/s/Mark Kleinman                         Treasurer (Principal Financial                      October 12,
-----------------------                  Officer)                                            2000
Mark Kleinman



/s/Charlie Milone                        Assistant Vice President                            October 12,
-----------------------                  (Principal Accounting Officer)                      2000
Charlie Milone



/s/Susan Mills         *                 Director and                                        October 12,
------------------------                 Vice President                                      2000
Jeffrey A. Perlowitz



Marcy Engel                              Director                                            October 12,
--------------------------                                                                   2000
Marcy Engel



* By: /s/Susan Mills
      ----------------------
      Susan Mills
      Attorney-in-fact

                                                           EXHIBIT INDEX
                                                           -------------

Exhibit
Number
------
1.1                   Form of Underwriting Agreement is incorporated by reference from Registration
                      Statement on Form S-3 (File No. 33-78332).

3.1                   Certificate of Incorporation of the Registrant is incorporated by reference from
                      Registration Statement on Form S-3 (File No. 33-78332).

3.2                   By-laws of the Registrant are incorporated by reference from Registration
                      Statement on Form S-3 (File No. 33-78332).

4.1                   Form of Pooling and Servicing Agreement, for a series consisting of Senior and
                      Subordinate Certificates is incorporated by reference from Registration Statement on Form S-3 (File No. 33-78332).

4.2                   Form of Pooling and Servicing Agreement, for a series consisting of a single class of Certificates is incorporated by reference from Registration Statement on Form
                      S-3 (File No. 33-78332).

4.3                   Form of Trust Agreement, for a resecuritization of Mortgage Pass-Through
                      Certificates is incorporated by reference from Registration Statement on Form S-3
                      (File No. 333-14225).

4.4                   Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No.
                      333-44593).

4.5                   Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No.
                      333-44593).

4.6                   Form of Indenture, for a series consisting of Mortgage-Backed Notes is incorporated by reference from Registration Statement on Form S-3 (File No.
                      333-44593).

5.1                   Opinion of Thacher Proffitt & Wood (included as part of original filing on June
                      29, 2000).

5.2                   Opinion of Sidley & Austin (included as part of original filing on June 29, 2000).

8.1 Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.1) (included as part of original filing on June 29, 2000).

                                     II - 9





8.2                   Opinion of Sidley & Austin with respect to certain tax matters (included as part of original filing on June 29, 2000).

23.1                  Consent of Thacher Proffitt & Wood (included as part of Exhibits 5.1 and
                      8.1)(included as part of original filing on June 29, 2000).

23.2                  Consent of Sidley & Austin (included as part of Exhibits 5.2 and 8.2) (included as part of original filing on June 29, 2000).

24.1                  Power of Attorney (File No. 333-84249).

                                     II - 10